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
                                                                          Registration No. 33-64925
                                          SECURITIES AND EXCHANGE COMMISSION
                                                   WASHINGTON, D.C. 20549
                                               PRE-EFFECTIVE AMENDMENT NO. 1
                                                              to
                                                           FORM S-4
                                                   REGISTRATION STATEMENT
                                                             Under
                                                THE SECURITIES ACT OF 1933
                                                  MYLAN LABORATORIES INC.
                                 (Exact name of registrant as specified in its charter)

             Pennsylvania                                  2834                               25-1211621
         (State or jurisdiction of     (Primary Standard Industrial     (I.R.S. Employer
     incorporation or organization)     Classification Code Number)     Identification No.)

                                          130 Seventh Street, 1030 Century Building
                                                   Pittsburgh, Pennsylvania 15222
                                                          412-232-0100
                                    (Address, including zip code and telephone number,
                          including area code, of registrant's principal executive offices)

                                                                Mr. Milan Puskar
                                                           Mylan Laboratories Inc.
                                          130 Seventh Street, 1030 Century Building
                                                 Pittsburgh, Pennsylvania 15222
                                                                  412-232-0100
(Name, address, including zip code and telephone number, including area code, of agent for service)

Copies to:
     John R. Previs, Esquire                             Keith R. Abrams, Esquire
     Buchanan Ingersoll                                         Rivkin, Radler & Kremer
     Professional Corporation                            30 North LaSalle Street
     One Oxford Centre                                          Chicago, Illinois 60602-2507
     301 Grant Street, 20th Floor
     Pittsburgh, PA 15219-1410

     Approximate date of commencement of the proposed sale of the securities to the public:
As soon as practicable after this Registration Statement becomes effective and all other conditions to the merger of MLI Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Mylan Laboratories Inc., with and into TC Manufacturing Co.,
Inc. pursuant to the Merger Agreement described in the enclosed Proxy Statement/Prospectus have been satisfied or waived.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following
box. /   /
_____________________________________

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission acting pursuant to said Section 8(a) may determine.

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PRELIMINARY COPY
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
                                                 MYLAN LABORATORIES INC.
                                                           AND
                                                TC MANUFACTURING CO., INC.
                                                  a Delaware Corporation
                                                     _________________
                                       TC MANUFACTURING CO., INC. PROXY STATEMENT
                                          MYLAN LABORATORIES INC. PROSPECTUS
                                                    ______________

          This Proxy Statement/Prospectus is being furnished to holders of Common Stock, par value $1.00 per share ("TC Common Stock") and the 8% Cumulative Preferred Stock, par value
$100 per share ("TC Preferred Stock" and, collectively with the TC Common Stock, the "TC
Stock") of TC Manufacturing Co., Inc., a Delaware corporation ("TC"), in connection with the
Special Meeting of TC Stockholders (the "Special Meeting") to be held on __________
____, 1996, at _____________, commencing at ___________ a.m., local time, and at any adjournment or postponement thereof.  This Proxy Statement/Prospectus is also being used in the solicitation of proxies by the Board of Directors of TC from certain minority holders of TC
Common Stock and TC Preferred Stock who have not previously delivered irrevocable proxies to certain persons to vote in favor of the proposed merger (the "Merger") of MLI Acquisition Corp.
("MLI"), a Delaware corporation and wholly owned subsidiary of Mylan Laboratories Inc., with and into TC.
          This Proxy Statement/Prospectus constitutes a prospectus of Mylan Laboratories Inc., a
Pennsylvania corporation ("Mylan" or the "Registrant") with respect to up to 2,450,000 shares of Common Stock, par value $.50 per share of Mylan ("Mylan Common Stock") to be issued in the Merger in exchange for outstanding shares of TC Common Stock and TC Preferred
Stock. All information contained in this Proxy Statement/Prospectus relating to Mylan and to the transactions described herein has been supplied by Mylan, and all financial and other information relating to the business and stock ownership of TC has been supplied by TC.

THE SECURITIES TO BE ISSUED PURSUANT TO THIS PROXY STATEMENT/PROSPECTUS HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR BY ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROXY STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
           _______________________

This Proxy Statement/Prospectus is first being mailed to TC stockholders and, with respect to the solicitation of minority TC stockholders, the accompanying forms of proxies are first being mailed on or about _________ ____, 1996.

The date of this Proxy Statement/Prospectus is _______________, 1996.

(Inside Front Cover)
No persons have been authorized to give any information or to make any representation other than those contained in this Proxy Statement/Prospectus in connection with the solicitation of proxies or the offering of securities made hereby and, if given or made, such information or representation must not be relied upon as having been authorized by Mylan, TC or any other person.  This Proxy Statement/Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, or the solicitation of a proxy, in any jurisdiction to or from any person to whom it is not lawful to make any such offer or solicitation in such jurisdiction.
Neither the delivery of this Proxy Statement/Prospectus nor any distribution of securities made hereunder shall, under any circumstances, create an implication that there has been no change in the affairs of Mylan or TC since the date hereof or that the information herein is correct as of any time subsequent to its date.

                         AVAILABLE INFORMATION

Mylan is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission").  The
reports, proxy statements and other information filed by Mylan with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth
Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices at 7 World
Trade Center, Suite 1300, New York, New York 10048, and 500 West Madison Street, Room
1400, Chicago, Illinois 60661.  Copies of such material also can be obtained from the Public
Reference Section of the Commission, Washington, D.C. 20549 at prescribed rates.  Material filed by Mylan can also be inspected at the offices of the New York Stock Exchange, Inc. (the
"NYSE"), 20 Broad Street, New York, New York, on which the Mylan Common Stock is listed.

Mylan has filed with the Commission a Registration Statement on Form S-4 (together with any amendments thereto, the "Registration Statement") under the Securities Act of 1933, as amended
(the "Securities Act") with respect to the securities to be issued pursuant to the Merger
Agreement.  This Proxy Statement/Prospectus does not contain all the information set forth in the
Registration Statement.  Such additional information may be obtained from the Commission's principal office in Washington, D.C.

THIS PROXY STATEMENT/PROSPECTUS INCORPORATES DOCUMENTS BY
REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH.
SUCH DOCUMENTS (OTHER THAN EXHIBITS TO SUCH DOCUMENTS UNLESS SUCH
EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE) ARE AVAILABLE
TO ANY PERSON, INCLUDING ANY BENEFICIAL OWNER TO WHOM THIS PROXY
STATEMENT/PROSPECTUS IS DELIVERED, ON WRITTEN OR ORAL REQUEST,
WITHOUT CHARGE, IN THE CASE OF DOCUMENTS RELATING TO MYLAN,
DIRECTED TO MYLAN LABORATORIES INC., 130 SEVENTH STREET, 1030 CENTURY
BUILDING, PITTSBURGH, PENNSYLVANIA 15222 (TELEPHONE NUMBER (412)
232-0100), ATTENTION:  PATRICIA SUNSERI, VICE PRESIDENT-INVESTOR AND
PUBLIC RELATIONS.  IN ORDER TO ENSURE TIMELY DELIVERY OF THE
DOCUMENTS, ANY REQUESTS SHOULD BE MADE BY [5 BUSINESS DAYS PRIOR TO
MEETING DATE] ________ 1996.
                                 -2-

AVAILABLE INFORMATION                                                 2

SUMMARY                                                               3

COMPARATIVE PER SHARE DATA                                           11

COMPARATIVE PER SHARE MARKET
        AND DIVIDEND INFORMATION                                     12
    Information with Respect to Mylan Common Stock                   12
    Information With Respect to TC Stock                             13

THE MEETING                                                          13
    General                                                          13
    Matters to be Considered at the Meeting                          13
    Voting at the Meeting; Record Date                               14
    Proxies                                                          14

THE MERGER                                                           15
    Background of the Merger                                         15
    TC's Reasons for the Merger; Recommendation of
          TC's Board of Directors                                    16
    Mylan's Reasons for the Merger                                   17
    Certain Federal Income Tax Consequences                          17
    Regulatory Compliance                                            19
    Federal Securities Law Consequences                              20
    Stock Exchange Listing                                           20
    Appraisal Rights                                                 20
    Accounting Treatment                                             22

THE MERGER AGREEMENT                                                 22
    The Merger                                                       22
    Adjustment of Common Stock Exchange Ratio;
        Certain Holdbacks Applicable to Holders of
        TC Common Stock; and Distributions                           23
    Representations and Warranties                                   26
    Certain Covenants of TC                                          26
    Certain Covenants of Mylan                                       27
    No Solicitation of Transactions                                  27
    Indemnification                                                  28
    Conditions to Each Party's Obligations                           28
    Abandonment and Termination                                      29
    Expenses                                                         29
    Amendment and Waiver                                             30

BUSINESS OF TC                                                       30
    Background                                                       30
    Coating Business                                                 30
    Packaging Business                                               31
    Pharmaceutical Business                                          31
    Legal Proceedings                                                35

TC'S MANAGEMENT DISCUSSION AND ANALYSIS OF RESULTS OF OPERATIONS
AND FINANCIAL CONDITION                                              35
         Overview                                                    35
         Results Of Operations                                       36
         Capital Resources And Liquidity                             37
         Other Items                                                 38

SECURITY OWNERSHIP OF MANAGEMENT OF
      TC  AND CERTAIN OTHER PERSONS                                  38

CERTAIN RELATED TRANSACTIONS AND
     RELATIONSHIPS OF TC AND MYLAN                                   40
         Reorganization                                              40
         Irrevocable Proxies                                         44
         Letter of Transmittal                                       44
         Non-Competition Agreements                                  45
         Supplier Relations                                          45
         TC Legal Counsel                                            45

COMPARISON OF SHAREHOLDER RIGHTS                                     45
         Shareholder Rights Generally                                46
         Shareholder Voting Rights                                   46
         Shareholder Appraisal Rights                                47
         Rights With Respect to Shares                               48
         Rights and Powers of Directors                              48
         Director and Officer Liability and Indemnification          49

DESCRIPTION OF MYLAN CAPITAL STOCK                                   49
         Mylan Common Stock                                          49
         Mylan Preferred Stock                                       50
         Special Considerations                                      50

INCORPORATION OF CERTAIN DOCUMENTS
     BY REFERENCE                                                    50

LEGAL MATTERS                                                        51

EXPERTS                                                              52

INDEX TO FINANCIAL STATEMENTS                                        F-1

ANNEX A  OPINION OF FAGEL & HABER                                    A-1

ANNEX B  SECTION 262 OF THE DGCL                                     B-1

ANNEX C  AGREEMENT AND PLAN OF MERGER                                C-1

ANNEX D  TERMS FOR APPRAISAL
    RIGHTS TRUST AGREEMENT                                           D-1

PART II  INFORMATION NOT
    REQUIRED IN PROSPECTUS                                          II-1

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
SUMMARY
The following is a summary of certain information contained elsewhere in this Proxy
Statement/Prospectus.  Reference is made to, and this summary is qualified in its entirety by, the more detailed information contained, or incorporated by reference, in this Proxy
Statement/Prospectus and the Annexes hereto.  Unless otherwise defined herein, capitalized terms used in this summary have the respective meanings ascribed to them elsewhere in this
Proxy Statement/Prospectus.  Stockholders are urged to read this Proxy Statement/Prospectus and the Annexes hereto in their entirety.  All information contained herein gives effect to the
Reorganization of TC, effective immediately prior to consummation of the Merger.

The Companies


Mylan
--------------
Mylan is engaged in manufacturing a variety of pharmaceutical products in finished tablet, capsule and powder dosage forms for resale by others under either Mylan's label or their own label.  The principal executive offices of Mylan are located at 130 Seventh Street, 1030 Century
Building, Pittsburgh, Pennsylvania 15222, and the telephone number is (412) 232-0100.

TC
-------------
TC, through its principal direct and indirect wholly owned subsidiaries UDL Laboratories, Inc., an Illinois corporation ("UDL-Illinois") and UDL Laboratories, Inc., a Florida corporation
("UDL-Florida", together with UDL-Illinois sometimes referred to as "UDL" and together with
TC's other subsidiaries sometimes referred to as the "Subsidiaries") is engaged in the marketing, packaging, manufacture and/or development of generic pharmaceutical products, primarily in solid and liquid oral form, but also in injectable, topical and suppository form, each sold primarily in unit dose configuration to the institutional healthcare market (the "Pharmaceutical
Business").  TC is also engaged through two unincorporated divisions, the Tapecoat Division and the Pak-Sher Division, in the "Coating Business" and "Packaging Business", respectively.
Immediately prior to the Merger, TC will divest itself of all the assets and liabilities of the
Coating Business and the Packaging Business through a reorganization in the form of a split-off
(the "Reorganization").  See "Business of TC - Background and Subsidiaries" and "Certain
Relationships and Related Transactions."  The principal executive offices of TC are located at
1527 Lyons Street, Evanston, Illinois 60201, and the telephone number is (847) 869-2320.

The Meeting


Time, Date and Place
---------------------
The Special Meeting will be held on ______________  _____, 1996, at the law offices of Rivkin,
Radler & Kremer, 30 North LaSalle Street, Chicago, Illinois 60602, commencing at 10:00 a.m., local time.

Record Date: Shares Entitled to Vote
------------------------------------
Holders of record of shares of TC Common Stock and TC Preferred Stock at the close of business on December 26, 1995 are entitled to notice of and to vote at the Special Meeting.  At such date, there were 5,350,292 shares of TC Common Stock outstanding and 4,243 shares of TC
Preferred Stock outstanding, each of which are entitled to one vote on each matter to be acted upon or which may properly come before the Special Meeting.  With respect to approval of the
Merger Agreement, TC Preferred Stock is entitled to a separate class vote.

Purpose of the Meeting
----------------------
The purpose of the Special Meeting is to consider and vote upon (i) a proposal to approve the
Merger Agreement and (ii) such other matters as may properly be brought before the Special
Meeting.

Vote Required
---------------
The approval by TC stockholders of the Merger Agreement will require (i) the affirmative vote of the holders of a majority of the outstanding shares of TC Common Stock and (ii) the affirmative vote of the holders of a majority of the outstanding shares of TC Preferred Stock, voting separately as a class, entitled to vote thereon. As an inducement to Mylan to enter into the
Merger Agreement, the holders of a majority of the outstanding shares of TC Common Stock and
TC Preferred Stock executed irrevocable proxies in favor of Mylan representatives. See "Certain
Related Transactions and Relationships of TC and Mylan - Irrevocable Proxies."

The Merger


Effect of the Merger
----------------------
Upon consummation of the Merger, pursuant to the Merger Agreement, (i) MLI will be merged with and into TC, and TC will be the surviving corporation and will become a wholly owned subsidiary of Mylan; and (ii) each issued and outstanding share of TC Common Stock (other than shares as to which appraisal rights have been perfected, all of which will be canceled) will be converted into shares of Mylan Common Stock and (iii) each issued and outstanding share of TC
Preferred Stock (other than shares as to which appraisal rights have been perfected, all of which will be canceled) will be converted into shares of Mylan Common Stock. The exchange ratio for the Preferred Stock is equal to 5.02765 shares of Mylan Common Stock for each share of TC
Preferred Stock.  The ultimate number of shares of Mylan Common Stock received by TC
Common Stockholders as a result of the Merger is based upon a distribution ratio of .42589063 shares of Mylan Common Stock for each share of TC Common Stock, but subject to a post-closing adjustment based upon certain balance sheet items of TC (parent company only) on the Effective Time.  Therefore, holders of TC Common Stock will receive an initial distribution and, may, depending upon the post-closing adjustment, receive an additional final distribution.
The initial distribution ratio is .40464109 shares of Mylan Common Stock for each share of TC
Common Stock. This initial distribution ratio may increase slightly if the holders of options to purchase TC Common Stock fail to exercise their options and may decrease slightly to the extent that holders of TC Common Stock exercise appraisal rights. See "The Merger Agreement -
Adjustment of Common Stock Exchange Ratio; Certain Holdbacks Applicable to Holders of TC
Common Stock; and Distributions."  Fractional shares of Mylan Common Stock will not be issuable in connection with the Merger.  Holders of TC Preferred Stock and TC Common Stock
otherwise entitled to a fractional share will be paid the value of such fraction in cash determined as described herein under "The Merger Agreement - The Merger."

TC's Reasons for the Merger
---------------------------
The Board of Directors of TC believes that the terms of the Merger are fair to, and in the best interests of, TC and its stockholders.  TC's Board of Directors believes that combining the pharmaceutical operations of TC and Mylan will improve the position of
UDL-Illinois and UDL-Florida in the dynamic healthcare marketplace by affording a secure source for a broad line of generic pharmaceutical products and access to Mylan's substantial capital and manufacturing resources and research and development capabilities. For a discussion of the factors considered by TC's Board of Directors in reaching its decision, see "The Merger - TC's Reasons for the Merger; Recommendation of TC's Board of Directors."

Recommendation of TC's Board of Directors
-----------------------------------------
All directors of TC participated in the meeting at which the Merger Agreement was considered, and they unanimously approved the Merger Agreement and recommended a vote in favor of its approval by the stockholders of TC. For a discussion of the factors considered by TC's Board of
Directors in reaching its decision, see "The Merger - TC's Reasons for the Merger;
Recommendation of TC's Board of Directors."

Security Ownership of Certain Persons; Irrevocable Proxies
-----------------------------------------------------------
Each of the directors of TC has advised that he intends to vote or direct the vote of all the outstanding shares of TC Common Stock and TC Preferred Stock over which he has voting control in favor of approval of the Merger Agreement.  Beneficial owners of approximately 73%
of the outstanding shares of TC Preferred Stock and 77% of the outstanding shares of TC
Common Stock (including directors and executive officers who hold approximately 52% of the outstanding shares of TC Common Stock) have appointed Roderick P. Jackson and David M.
Satter, representatives of Mylan, as irrevocable proxies to vote their shares regarding the Merger.
Such proxies intend to vote in favor of approval of the Merger Agreement.  See "Certain Related
Transactions and Relationships of TC and Mylan - The Irrevocable Proxies."

Effective Time of Merger
-------------------------
It is expected that the Merger will become effective as promptly as practicable after the requisite stockholder approval has been obtained and all other conditions to the Merger have been satisfied or waived.  See "The Merger Agreement - The Merger."

Conditions to the Merger; Termination of the Merger Agreement
---------------------------------------------------------------
The obligations of Mylan and TC to consummate the Merger are subject to the satisfaction of certain conditions, including (i) no event has occurred which has had a material adverse effect on, and there has been no material adverse change in, the business, assets, financial condition or results of operation (see "The Merger Agreement - The Merger"); (ii) receipt of approval for listing on the NYSE, subject to official notice of issuance, of the Mylan Common Stock to be issued in connection with the Merger; (iii) the absence of any injunction prohibiting consummation of the Merger; (iv) the consummation of the Reorganization, including the transfer of all of the assets of the Coating Business and the Packaging Business to TC
Manufacturing Co., Inc. an Illinois corporation ("Newco"), the assumption by Newco of all the liabilities related to such assets, and the distribution of the stock of Newco to certain holders of
TC Common Stock and certain related transactions; (v) termination of the Agreement among TC and certain holders of TC Common Stock, dated March 1, 1962, as amended; (vi) termination of the Agreement Among

Stockholders among UDL-Illinois and its stockholders, dated February
19, 1982; (vii) the acquisition of the minority interest in UDL-Illinois held by Michael K.
Reicher; (viii) the exercise or cancellation of all outstanding options for TC Common Stock; (ix)
the execution and delivery of that certain Indemnification Agreement by and between TC and
Newco; and (x) delivery of opinions of counsel for TC and Mylan.  See "The Merger Agreement
- Conditions to Each Party's Obligations" and "Certain Related Transactions and Relationships of
TC and Mylan."

The consummation of the Merger is subject to certain regulatory matters, including expiration of the relevant waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as
amended (the "HSR Act").  The statutory waiting period expired on December 20, 1995.
Consummation of the Merger is conditioned upon the receipt of all other required governmental authorizations, consents, orders and approvals.  Mylan and TC intend to pursue vigorously all required regulatory approvals.  However, there can be no assurance regarding the timing of such approvals or that such approvals will, in fact, be obtained.  See "The Merger - Regulatory
Compliance."

The Merger Agreement is subject to termination upon the failure of the satisfaction of the conditions precedent to the Merger, by mutual agreement of TC, MLI and Mylan, if the consummation of the Merger would violate any injunction, restraining order or decree of any court of competent jurisdiction or at the option of either Mylan or TC if the Merger is not consummated on or before February 28, 1996.  See "The Merger Agreement - Termination."

Appraisal Rights
----------------------
Holders of TC Common Stock and TC Preferred Stock who comply with the requirements of
Section 262 of the Delaware General Corporation Law ("DGCL") will be entitled to appraisal rights in connection with the Merger.  See "The Merger - Appraisal Rights."  Any holder of TC
Stock who desires to exercise his/her appraisal rights should carefully review the requirements of
Section 262 of the DGCL attached hereto as Annex A and is urged to consult with his/her legal advisor before exercising or attempting to exercise such rights.

Certain Federal Income Tax Consequences
-----------------------------------------------------
    An opinion of special tax counsel to TC has been obtained to the effect that more likely than not, the Merger is a tax-free reorganization within the meaning of Section 368(a)(1)(B) of the
Internal Revenue Code of 1986, as amended (the "Code") so that no gain or loss would be recognized by holders of TC Stock by virtue of the Merger, except in respect of cash received in lieu of fractional shares or upon perfection of appraisal rights. A request for a favorable private letter ruling as to the tax-freenature of the Merger and the Reorganization has been submitted to the Internal Revenue Service.  However, as of this date, no ruling of the Internal Revenue Service has been obtained to this effect, and no assurance can be given that the Merger will constitute a tax-free reorganization.  In order to obtain their shares of Mylan Common Stock, stockholders of TC will be required to release Mylan and TC from claims which may arise with respect to the tax consequences of the Merger and/or the Reorganization under federal, state or local income tax laws.  TC is informing its stockholders about certain matters concerning its
Reorganization, including federal income tax consequences, in a separate document which it is delivering to its stockholders including the determination by special tax counsel that it is unable to opine whether the Reorganization is tax-free to TC and its stockholders.
See "The Merger - Certain Federal Tax Consequences."

Reorganization

Reorganization
-------------------------
Effective immediately prior to the Closing of the Merger, TC, through a reorganization in the form of a split-off, will divest itself of its two unincorporated divisions, the Tapecoat Company, engaging in the Coating Business, and the Pak-Sher Company, engaging in the Packaging
Business.  TC will establish a new subsidiary, Newco, and will transfer all of the assets related to the Coating Business and the Packaging Business to Newco.  Newco will assume all of the liabilities related to such assets and Newco will issue its capital stock to TC.  TC will then distribute Newco's stock to holders of TC Common Stock who are not employed by a member of the Pharmaceutical Group immediately prior to the Merger. Holders of TC Common
Stock who are employed by a member of the Pharmaceutical Group will receive additional shares of TC Common Stock and all of the shares of TC Common Stock held by such holders will be converted into shares of Mylan Common Stock in the Merger. Each holder of TC
Common Stock, receiving shares of Newco's stock will receive one share of Newco voting common stock and one share of Newco non-voting common stock for each share of TC Common
Stock held by such holder.  Each holder of TC Common Stock receiving additional shares of TC
Common Stock will receive the number of additional shares of TC Common Stock as reflects a value equivalent to the proportionate interest of such holder in the combined value of the Coating
Business and the Packaging Business (as determined by independent appraisal).  See "Certain
Related Transactions and Relationships of TC and Mylan -  Reorganization."

Certain Other Transactions



Indemnification
----------------
As part of the Reorganization, Newco has agreed to indemnify TC for certain liabilities with respect to the conduct of the Coating Business and the Packaging Business, which will be divested by TC in the Reorganization, including liabilities which may arise with respect to taxes and violations of environmental laws.  Likewise, TC has agreed to indemnify Newco with respect to the same types of liabilities with respect to the conduct of the Pharmaceutical Business principally conducted through UDL-Illinois and UDL-Florida and two wholly-owned special purpose subsidiaries (collectively, the "Pharmaceutical Group").  See "Certain Related
Transactions and Relationships of TC and Mylan - Reorganization."

Certain Other Agreements
-------------------------
As a part of the Reorganization and Merger, TC and certain TC stockholders are or are to be parties to agreements, which provide for (i) the purchase by TC of the minority interest in UDL-Illinois from Michael K. Reicher, President of UDL, for $2,850,000; and (ii) a prohibition on the sale of Mylan Common Stock received in the Merger by stockholders of TC for a period of three (3) years from the effective time of the Merger.  See "Certain Related Transactions and
Relationships of TC and Mylan."

Comparison of Shareholder Rights
----------------------------------
See "Comparison of Shareholder Rights" for a summary of the material differences between the rights of holders of Mylan Common Stock and TC Common Stock and TC Preferred Stock.

Summary Historical and Pro Forma Financial Information

Mylan Summary Historical Financial Information

The summary financial information of Mylan set forth below has been derived from, and should be read in conjunction with, the audited financial statements and other financial information contained in Form 10-K for the fiscal year ended March 31, 1995 which is incorporated by reference in this Proxy Statement/Prospectus, and the unaudited financial statements contained in
Mylan's Quarterly Report on Form 10-Q for the quarter ended

September 30, 1995 ("Mylan's Second Quarter 10-Q"), which is incorporated by reference in this
Proxy Statement/Prospectus.

                                                Mylan Laboratories Inc. and Subsidiaries
                                            (Amounts in thousands, except per share data)

                                                   Six Months
                                                      Ended                                 Year Ended March  31,
                                                     Sept. 30,
                                             ----------------------   ----------------------------------------------------------
                                               1995         1994        1995        1994         1993         1992        1991

Statement of Earnings Data:
  Net Sales                                  $206,907     $181,159     $396,120   $251,773     $211,964    $131,936    $104,524

  Earnings from Continuing
           Operations                          62,643       55,788      120,869     73,067       70,621      40,114      32,952
    Per Common Share:
     Earnings from Continuing
     Operations                                   .53         .47          1.02        .62         .61          .35         .29
     Dividends                                    .07         .06           .19        .10         .08          .07         .07
Declared
  Shares Used in
  Computation                                 119,294     118,867       118,964    118,424      115,652     114,726     114,552


                                                    Sept. 30,                          Year Ended March 31,
                                            ----------------------  -------------------------------------------------------------
                                               1995        1994          1995        1994         1993        1992         1991

Balance Sheet Data:
  Working Capital                            $298,754    $232,021      $275,032   $191,647     $154,000    $102,105   $  81,571
  Total Assets                                586,417     475,999       546,201    403,325      351,105     226,720     186,955

  Long-Term Obligations                         8,581       5,223         7,122      4,609        5,125       3,600       3,398
            (includes long-term
            debt and post-retirement
            compensation)
  Shareholders' Equity                        538,154     429,419       482,728    379,969      295,972     203,452     167,531

  Book Value Per Share                           4.51        3.61          4.06       3.21         2.56         1.77       1.46

The above financial data gives retroactive effect to the three-for-two stock split effective
August 15, 1995.

The Company's current quarterly dividend program totals $.16 per share per year.

For the year ended March 31, 1995 the Company declared a special one-time dividend of $.067 per share.

TC Summary Historical and Pro Forma Financial Information

The summary financial information of TC set forth below has been derived from, and should be read in conjunction with, the audited financial statements and other financial information appearing elsewhere in this Proxy
Statement/Prospectus.

TC Manufacturing Co., Inc. and Subsidiaries
(Amounts in thousands, except per share data)

                                                           Year Ended October 31,

---------------------------------------------------------------------------------------------------------
                                                   1995      1994      1993     1992       1991
----------------------------------------------------------------------------------------------------------
Statement of Earnings Data:
     Net Sales                                   $90,879   $78,780   $79,617   $69,920    $61,412
     Net Income (Loss)                             3,453      (120)    4,358     3,946      1,199
     Per Common Share:
          Net Income (Loss)                         0.64     (0.03)     0.82      0.75       0.22
          Dividends Declared on
          Common Stock                              0.03      0.02      0.06      0.03       0.04
     Shares Used in Computation                    5,362     5,325     5,299     5,258      5,324



                                                      October 31,
-------------------------------------------------------------------------------------------------------
                                                  1995         1994      1993       1992      1991
---------------------------------------------------------------------------------------------------------
Balance Sheet Data:
     Working Capital                             $20,422     $18,785   $22,385    $21,157   $19,194
     Total Assets                                 52,372      49,109    51,042     45,005    39,679
     Long-Term Obligations
      (includes long-term debt and
      preferred stock)                             6,924       8,324    10,974     11,682    12,821
     Common Shareholders' Equity                  28,397      25,010    25,163     21,076    17,339
     Book Value Per Common Share                    5.32        4.71      4.78       4.04      3.35


The above financial data has been restated to reflect a stock dividend declared in February 1991 and a stock split effected in the form of a stock dividend in October 1994.

     The summary pro forma financial information set forth below
(i) gives effect to the reorganization of TC, effective immediately prior to the consummation of the Merger and
(ii) should be read in conjunction with the pro forma financial information beginning on page F-2 hereof and the historical financial statements of TC, including the notes thereto, provided elsewhere in this Proxy/Prospectus. The pro forma financial information included herein does not purport to represent what the financial position or results of operations actually would have been if the reorganization of TC in fact had occurred on such dates or at the beginning of the period indicated or to project the financial position or results of operations as of any future date or any future period.

                                         TC Pro Forma (1)
                                    Six Months      Year Ended
                                       Ended      March 31, 1995
                                   September 30,
                                       1995

Statement of Earnings Data:
  Net Sales                           $31,284         $47,301
  Net Earnings (Loss)                  $1,943        ($1,170)
  Per Common Share:
     Net Earnings (Loss)                $0.35         ($0.22)
     Dividends Declared on Common       $0.02           $0.03
Stock
  Shares Used In Computation            5,405           5,405

                                   September 30,  March 31, 1995
                                       1995
Balance Sheet Data:
  Working Capital                      $7,408             N/C
  Total Assets                        $32,283             N/C
  Long-Term Obligations
(Includes long-term debt and
preferred stock)                       $6,924             N/C
  Common Shareholder's Equity         $10,201             N/C
  Book Value Per Common Share           $1.97             N/C

(1) The TC pro forma information is provided to reflect the impact of the Reorganization contemplated by TC prior to the acquisition by Mylan. Refer to the pro forma financial information of F-4, F-6 and F-8 for further details.

Summary Pro Forma Financial Information

          The summary pro forma financial information set forth below (i) presents the combination of Mylan and TC, and (ii) should be read in conjunction with the pro forma financial information beginning on page F-1 hereof and the audited financial statements contained in Mylan's Form
10-K for the fiscal year ended March 31, 1995 and in TC's financial statements including the notes thereto provided elsewhere in this Proxy Statement/Prospectus and the unaudited financial statements contained in Mylan's Second Quarter 10-Q.  The pro forma information with respect to TC excludes any financial information relating to the Coating Business and the Packaging
Business. Such summary pro forma financial information does not purport to represent what the financial position or results of operations actually would have been had the Merger in fact occurred on such dates or at the dates indicated or to project the consolidated financial position or results of operations for any future date or period.

                                 Pro Forma Financial Information
                          (Amounts in thousands, except per share data)


                                       Six Months Ended     Year Ended
                                        Sept. 30, 1995    March 31, 1995(1)
                                     -------------------  -----------------
Statement of Earnings Data:
     Net Sales                            $235,523            $437,383
     Earnings from Continuing
          Operations                        62,696             115,685
     Per Common Share:
          Earnings from Continuing
          Operations                           .52                 .95
          Dividends Declared                   .07                 .19
     Shares Used in Computation            121,682             121,352



                                       Sept. 30, 1995
                                     --------------------
Balance Sheet Data:
     Working Capital                      $299,742
     Total Assets                          652,125
     Long-Term Obligations
          (includes long-term debt and
          post-retirement
          compensation )                     8,581
     Shareholders' Equity                  585,654
     Book Value Per Share                     4.81






(1) The pro-forma information gives retroactive effect to the three-for-two stock split effective August 15, 1995.

                           -10-



COMPARATIVE PER SHARE DATA

Set forth below are earnings from continuing operations, cash dividends declared and book value per common share data of Mylan and TC on an historical basis, for Mylan and TC on a pro forma combined basis under the purchase method of accounting and on a per share equivalent pro forma basis per share of TC Common Stock.  The information set forth below should be read in conjunction with the respective audited and unaudited financial statements of Mylan incorporated by reference in this Proxy Statement/Prospectus and of TC included in this Proxy
Statement/Prospectus.

------------------------------------------------------------------------------
                                     Six Months Ended      Year Ended
                                    September 30, 1995   March 31, 1995(1)
-------------------------------------------------------------------------------
Mylan Historical:
     Earnings from Continuing
          Operations                        $   .53           $ 1.02
          Dividends Declared                $   .07           $  .19
          Book Value (7)                    $  4.51           $ 4.06
          Shares Used in Computation    119,294,000      118,964,000

Mylan Pro Forma (2):
     Earnings from Continuing
          Operations                        $   .52           $  .95
     Dividends Declared                     $   .07           $  .19
     Book Value(7)                          $  4.81             N/C
     Shares Used in Computation         121,682,000      121,352,000


--------------------------------------------------------------------------------
                                             Year Ended        Year Ended
                                          October 31, 1995   October 31, 1994
--------------------------------------------------------------------------------
TC Historical:
     Net Income (Loss)                      $   .64            $  (.03)
     Dividends Declared on Common Stock     $   .03            $    .02
     Book Value Per Common Share (5)        $  5.32            $   4.71
     Shares Used in Computation           5,362,000           5,325,000

---------------------------------------------------------------------------------
                                       Six Months Ended        Year Ended
                                      September 30, 1995     March 31, 1995
---------------------------------------------------------------------------------
TC Pro Forma (3):
     Net Earnings (Loss)                     $ 0.35               (0.22)
     Dividends Declared on Common Stock (4)  $ 0.02                0.03
     Book Value per Common Share             $ 1.97                 N/C
     Shares used in computation           5,405,000           5,405,000
-------------------------------------------------------------------------------
                                       Six Months Ended         Year Ended
                                      September 30, 1995      March 31, 1995
-------------------------------------------------------------------------------
TC Equivalent Pro Forma (5)(6):
     Earnings from Continuing Operations    $   .22             $   .40
     Dividends Declared                     $   .03             $   .08
     Book Value(7)                          $  2.05                N/C
     Shares Used in Computation (8)     285,712,000         284,937,000

----------------------------------------------------
(1) The Mylan historical and pro forma information gives retroactive effect to the three-for-two stock split effective August 15, 1995.

(2) The pro forma information was calculated by combining the historical amounts from Mylan and TC divided by the sum of Mylan's historical share information and 2,388,135 additional shares of Mylan Common Stock (the number of shares that is estimated to be issued pursuant to the Merger Agreement). Pro forma book value per share is presented for interim periods only.

(3) The TC pro forma information is provided to reflect the impact of the Reorganization contemplated by TC prior to the acquisition by Mylan. Refer to the pro forma financial information on F-4, F-6, and F-8 for further details.

(4) Reflects the actual dividends declared by TC for the periods presented as summarized in "
Information With Respect to TC Stock."

(5) Represents the pro forma information (as calculated in note 2) adjusted to reflect the value of one share of TC Common Stock.

(6) TC equivalent pro forma data excludes the impact of the Coating Business and the Packaging
Businesss.

(7) Calculated using common shares outstanding at period end.

(8) TC equivalent pro forma shares represent the Mylan pro forma shares divided by the conversion ratio of 0.42589063 shares.
                              -11-

                    COMPARATIVE PER SHARE MARKET AND DIVIDEND INFORMATION

Information with Respect to Mylan Common Stock

                   Mylan Common Stock is listed on the NYSE.

The table below sets forth, for the calendar quarters indicated, the reported high and low sales prices of Mylan Common Stock as reported on the NYSE Composite Index based on published financial sources, and the dividends declared on such stock, retroactively adjusted for a three-for-two stock split effective August 15, 1995.

                                    Mylan Common Stock
                          ------------------------------------------

                                   High       Low      Dividends
                                 -------   --------   -----------
Quarter Ended:
      June 30, 1993               20 1/2     15 3/4     .02
      September 30, 1993          20 1/4     13 1/8     .027
      December 31, 1993           22 1/8     15 5/8     .027
      March 31, 1994              16 3/4     10 5/8     .027

      June 30, 1994               15 3/8     10 3/8     .027
      September 30, 1994          18 1/4     13 5/8     .033
      December 31, 1994           19 7/8     16 3/8     .10
      March 31, 1995              22 1/2     16 1/2     .033

      June 30, 1995               21 5/8     18 3/8     .033
      September 30, 1995          24         19 5/8     .04
      December 31, 1995
      January 1, 1996 to
      January ___, 1996



On October 9, 1995, the last full trading day prior to the execution and delivery of the Merger
Agreement and the public announcement thereof, the closing price of Mylan Common Stock was
$18 5/8 per share on the NYSE Composite Index.

On __________, 1996, [the most recent practicable date prior to the printing of this Proxy
Statement/Prospectus], the closing price of Mylan Common Stock was __________ per share on the NYSE Composite Index.

Because the market price of Mylan Common Stock may fluctuate, the market value of the shares of Mylan Common Stock that holders of TC Common Stock will receive in the Merger may increase or decrease prior to the Merger.  See "The Merger Agreement -- The Merger."  TC
stockholders are urged to obtain a current market quotation for Mylan Common Stock.

                                  -12-

Information With Respect to TC Stock

Neither TC Common Stock nor TC Preferred Stock is listed for trading on an exchange or included for trading over-the-counter on a market.  Therefore, no information is available on market prices for such stock.  The following table sets forth, for the fiscal year indicated, the dividends declared on TC Common Stock and TC Preferred Stock.

                              TC Common Stock
                                 Dividends*
                              ----------------

Quarter Ended:
     January 31, 1993              $.0175
     April 30, 1993                 .0075
     July 31, 1993                  .0075
     October 31, 1993               .025

     January 31, 1994                   0
     April 30, 1994                 .0075
     July 31, 1994                  .0075
     October 31, 1994               .0075

     January 31, 1995               .0075
     April 30, 1995                 .0075
     July 31, 1995                  .015
     October 31, 1995                   0


_________________________
*    Retroactively adjusted to reflect a stock split effected in the form of a stock dividend in
October 1994.

Cumulative dividends in the amount of $8.00 per share of TC Preferred Stock outstanding are payable on July 15 and are paid on June 15 of each year.

Covenants in certain credit agreements may impose restrictions on TC's payment of dividends.
See "TC's Management's Discussion and Analysis of Results of Operations and Financial
Condition - Capital Resources and Liquidity."


                                           THE MEETING

General

This Proxy Statement/Prospectus is being furnished to holders of TC Stock in connection with the solicitation of proxies for use at the Special Meeting to be held on ______ ___, 1996 at the law offices of Rivkin Radler & Kremer, 30 North LaSalle Street, Chicago, Illinois 60602,
commencing at 10:00 a.m., local time, and at any adjournment or postponement thereof. This
Proxy Statement/Prospectus is also being used in the solicitation of proxies by the TC Board of
Directors for use at the Special Meeting from the stockholders of TC who did not execute irrevocable proxies in connection with the execution of the Merger Agreement.

This Proxy Statement/Prospectus is first being mailed to stockholders of TC and, with respect to the solicitation of proxies from those stockholders of TC who did not execute irrevocable proxies in connection with the execution of the Merger Agreement, the accompanying forms of proxies are first being mailed on or about ________ ___, 1996.

Matters to be Considered at the Meeting

At the Special Meeting, holders of TC Stock will consider and vote upon (i) a proposal to approve the Merger Agreement; and (ii) such other matters as may properly be brought before the Special Meeting.

Board of Directors Recommendation.  All the directors of TC participated in the meeting at which the Merger Agreement was considered and have unanimously approved the Merger
Agreement and recommended a vote FOR approval of the Merger Agreement by the stockholders of TC.

                                     -13-

Voting at the Meeting; Record Date

The TC Board of Directors has fixed December 26, 1995 as the record date for the determination of the TC stockholders entitled to notice of and to vote at the Special Meeting.  Accordingly, only holders of record of shares of TC Common Stock and TC Preferred Stock on the record date will be entitled to notice of and to vote at the Special Meeting.  As of December 26, 1995, there were 5,350,292 shares of TC Common Stock outstanding, entitled to vote and held by fifty-eight holders of record and 4,243 shares of TC Preferred Stock outstanding, voting separately as a class, entitled to vote and held by eight holders of record.  Each holder of record of shares of TC
Common Stock and TC Preferred Stock on the record date is entitled to cast one vote per share on each proposal properly submitted for the vote of the TC stockholders, either in person or by properly executed proxy, at the Special Meeting.  The presence, in person or by properly executed proxy, of the holders of a majority of the outstanding shares of TC Common Stock and a majority of the outstanding shares of TC Preferred Stock, voting separately as a class, entitled to vote is necessary to constitute a quorum at the Special Meeting.

The approval by TC stockholders of the Merger Agreement will require (i) the affirmative vote of the holders of a majority of the outstanding shares of TC Common Stock entitled to vote thereon; and (ii) the affirmative vote of the holders of a majority of the outstanding shares of TC
Preferred Stock, voting separately, entitled to vote thereon.  A failure to vote or an abstention or a broker non-vote will have the same legal effect as a vote by a TC stockholder against the approval of the Merger Agreement.

Each of the directors has advised TC that he intends to vote or direct the vote of all shares of TC
Common Stock and TC Preferred Stock over which he has voting control FOR approval of the
Merger Agreement. Beneficial owners of approximately 74% of the outstanding shares of
Common Stock and 64% of the outstanding shares of Preferred Stock (including directors and executive officers who beneficially own approximately 52% of the TC Common Stock) have appointed Roderick P. Jackson and David M. Satter, representatives of Mylan, as irrevocable proxies to vote their shares in favor of the Merger.  See "Certain Related Transactions and
Relationships of TC and Mylan - The Irrevocable Proxies."

As of ________, 1996, Mylan and its subsidiaries owned no outstanding shares of TC Common
Stock or TC Preferred Stock.

Proxies

This Proxy Statement/Prospectus is being furnished to TC stockholders in connection with the
Special Meeting. In addition, it is being used in the solicitation of proxies (individually, a
"Solicited Proxy" and collectively, the "Solicited Proxies") from the stockholders of TC who did not execute irrevocable proxies in connection with the execution of the Merger Agreement (see
"Certain Related Transactions and Relationships of TC and Mylan - The Irrevocable Proxies")
for use at the Special Meeting.

TC stockholders who executed irrevocable proxies in connection with the execution of the
Merger Agreement are not being solicited for a new proxy and should not execute a Solicited
Proxy. Any Solicited Proxy executed by such persons will be void and of no effect.

All shares of TC Common Stock and TC Preferred Stock that are entitled to vote and are represented at the Special Meeting by properly executed Solicited Proxies received prior to or at the Special Meeting, and not revoked will be voted at the Special Meeting in accordance with the instructions indicated on such Solicited Proxies.  If no instructions are indicated, such
Solicited Proxies will be voted FOR approval of the Merger Agreement.

If any other matters are properly presented at the Special Meeting for consideration, including consideration of a motion to adjourn the Special Meeting to another time and/or place (including for the purpose of soliciting additional Solicited Proxies), unless otherwise indicated on such
Solicited Proxies, the person named in the enclosed forms of Solicited Proxies and acting thereunder will have discretion to vote on such matters in accordance with his best judgment.

Any Solicited Proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted.  Solicited Proxies may be revoked by (i) filing with the Secretary of
TC, at or before the taking of the vote at the Special Meeting, a written notice of revocation bearing a later date than the Solicited Proxy; (ii) duly executing a later-dated proxy relating to the same shares and delivering it to the Secretary of TC, before the taking of the vote at the Special
Meeting; or (iii) attending the Special Meeting and voting in person (although

                                 -14-

attendance at the Special Meeting will not in and of itself constitute a revocation of the Solicited
Proxy). Any written notice of revocation or subsequent proxy should be sent so as to be delivered to Herbert L. Stern, Jr., Secretary, TC Manufacturing Co., Inc., in care of Rivkin, Radler & Kremer,
30 North LaSalle Street, Chicago, Illinois 60602-2507 or hand delivered to the Secretary of TC, at or before the taking of the vote at the Special Meeting.

All expenses of this solicitation, including the cost of preparing and mailing this Proxy
Statement/Prospectus, will be borne equally by Mylan and TC, except as provided in the Merger
Agreement.  See "The Merger Agreement - Expenses."  In addition to solicitation by use of the mails, Solicited Proxies may be solicited by directors, officers and employees of TC in person or by telephone, telegram or other means of communication.  Such directors, officers and employees will not be additionally compensated, but may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation.  Following the original mailing of the Solicited Proxies and other soliciting materials, TC will request brokers, custodians, nominees and other record holders to forward copies of the Solicited Proxy and other soliciting materials to persons for whom they hold shares of TC Common Stock or TC Preferred Stock and to request authority for the exercise of proxies.  Mylan and TC will reimburse such custodians, nominees and fiduciaries for reasonable expenses incurred in connection herewith.

                        TC STOCKHOLDERS SHOULD NOT SEND ANY STOCK
                              CERTIFICATES WITH THEIR PROXY CARDS.

                                          THE MERGER

Background of the Merger

For its fiscal years ending March 31, 1995, March 31, 1994 and March 31, 1993, Mylan had
sales to UDL-Illinois of $6,038,000, $2,750,000 and $2,061,000, respectively.

During the period of May through December 1993, TC and Mylan conducted preliminary discussions relating to a possible business combination between them.  These discussions were based upon an ongoing business relationship between TC and Mylan in which Mylan acts as a supplier of a significant portion of the generic pharmaceutical products which UDL-Illinois provides to its customers.  Although such preliminary discussions did not result in any transaction, the customer-supplier relationship between TC and Mylan was continued.

In December 1994, the Board of Directors of TC discussed the possibility of initiating a new round of discussions with Mylan and authorized certain officers of TC to communicate with
Mylan in that regard.  Initial discussions between TC and Mylan commenced in January 1995 and led to the execution of a confidentiality agreement in April 1995 following a meeting among representatives of both corporations at Mylan's executive offices.

Since that date, TC and Mylan and their respective advisors have participated in structuring the proposed Reorganization and Merger, conducting due diligence investigations and preparing the transaction documents to evidence the Reorganization and the Merger.

Negotiation on the proposed structure of the transaction and the definitive Merger Agreement and due diligence continued through the week of October 9, 1995.

On October 9, 1995, the Board of Directors of TC approved TC's execution and delivery of the
Merger Agreement.  Members of management of TC and of Mylan, along with their respective legal counsel, continued to negotiate the terms of the proposed merger through October 10, 1995.
On October 10, 1995, management of Mylan approved the Merger Agreement.  Because the
Board of Directors of Mylan previously had authorized its management to negotiate a merger agreement and, if negotiated, to enter into a merger agreement,  the Merger Agreement was executed by the parties and various stockholders of TC executed and delivered irrevocable proxies in favor of Mylan.  See "Certain Related Transactions and Relationships of TC and
Mylan - The Irrevocable Proxies."

                             -15-

              TC's Reasons for the Merger; Recommendation of TC's Board of Directors

The Board of Directors of TC believes that the terms of the Merger are fair to and in the best interests of TC and its stockholders.  Accordingly, the Board of Directors of TC has unanimously approved the Merger Agreement and recommended its approval by TC stockholders.

The Board of Directors of TC, after careful study and evaluation of financial and market factors, believes that the consummation of the Merger will improve UDL's position in the dynamic healthcare marketplace.

Since 1993, the Board of Directors of TC increasingly has been concerned over UDL's ability to secure quality and reliable sources for the generic pharmaceutical products required in UDL's business.  As primarily a marketer of products manufactured by others, UDL is dependent on outside manufacturers for the procurement of most of the products marketed by it.

In 1993 and early 1994, TC's Board of Directors saw the solution to UDL's source dependency problems as primarily one of capital.  The Board believed that if UDL could complete a public offering of its securities and thus obtain the requisite capital, it could, over time, by expanding its manufacturing facilities and in-house research and development capabilities, position itself to manufacture a number of generic products which it otherwise would have had to purchase from others.  UDL also hoped to invest its enhanced capital resources in product development opportunities through joint ventures with other pharmaceutical companies.  It was thought that as the number of products manufactured in-house by UDL or secured through joint venture investments increased, UDL's source dependency on unaffiliated outside manufacturers would diminish.

UDL, however, never successfully completed the contemplated public offering due to several circumstances.

First, TC's Board of Directors questioned whether the amount of capital to be raised through the public offering would be sufficient for UDL to develop new products as rapidly as previously believed.  Second, TC's Board of Directors questioned whether, in light of increasing competition, UDL would be afforded the same opportunities as it had previously enjoyed to be among the first to introduce, in unit dose configuration to the institutional marketplace, newly developed generic equivalents of recently off-patent pharmaceuticals.  Without these opportunities, UDL would have difficulty attaining its forecasted earnings.

Third, while reflecting on these concerns but proceeding with its preparations for the public offering, TC's Board of Directors in August 1993 received from Mylan an indication of interest in a business combination with TC.  The Board of Directors saw that such a combination could enable UDL to accomplish its objective of gaining access to a secure source for a broad line of generic pharmaceutical products and to substantial capital and manufacturing resources and research and development capabilities.  The Board, therefore, decided to defer completion of the public offering pending further discussions with Mylan.

By mid-December 1993, these discussions ended when the parties failed to reach agreement.  By this time, the Board had concluded that the public markets might not be the best source for capital required by TC's pharmaceutical operations.  TC therefore retained an investment banking firm as its financial advisor with a mandate to determine whether alternative sources of capital could be found.

In the midst of this process, a downturn occurred in stock prices within the generic pharmaceuticals sector of the public securities market and the public offering alternative became no longer a viable option.

At about the same time, a wave of mergers and consolidations within the generic pharmaceutical industry struck.  Apprehension over the dwindling number of potential suppliers led TC's Board of Directors to conclude that capital alone could not cure UDL's source dependency because
UDL no longer had time to develop a broad line of products to manufacture in-house.  UDL would have to immediately secure one or more long-term supply relationships offering ongoing access to (i) a broad line of existing and potential products; (ii) extensive manufacturing capabilities; and (iii) expanded research and development.  The Board concluded that UDL could only achieve this objective through affiliation with a major existing pharmaceutical company.

In now focusing strictly on the immediate need to alleviate UDL's source dependency, TC's
Board of Directors reviewed UDL's existing and potential supply relationships for prospective merger partners.  Over the course of the next eighteen months, a number potential merger candidates, including Mylan, were

                                     -16-

identified and indications of interest solicited.  Extensive negotiations with several of the potential merger candidates ensued, culminating in the agreement to combine the Pharmaceutical
Business with the pharmaceutical operations of Mylan.

Mylan is currently the largest supplier to the Pharmaceutical Business in terms of number of products (28 of 177 total products carried by UDL) and dollar volume of purchases.
Furthermore, there are 22 additional products which UDL currently purchases from sources other than Mylan but which can be procured from Mylan and with respect to which a merger with
Mylan would provide source security.

Furthermore, TC's Board of Directors believes that the merger with Mylan will alleviate the constraints on UDL caused by TC's limited capital, manufacturing resources and know-how, and research and development capabilities.

BASED ON THE FOREGOING, THE BOARD OF DIRECTORS OF TC BELIEVES THAT
THE TERMS OF THE MERGER AGREEMENT ARE IN THE BEST INTERESTS OF TC
AND ITS STOCKHOLDERS AND UNANIMOUSLY RECOMMENDS THAT TC
STOCKHOLDERS VOTE IN FAVOR OF THE PROPOSAL TO APPROVE THE MERGER
AGREEMENT.

Mylan's Reasons for the Merger

Mylan believes that the Merger is a logical step in its long-range plan to became a fully integrated pharmaceutical company by adding a more complete line of both solid and liquid unit dose generic pharmaceutical products in custom packaging for the retail, institutional and managed care markets in addition to Mylan's other generic products.  Among the factors considered by Mylan in deciding to approve and execute the Merger Agreement were the compatibility of the business philosophies of the two companies, TC's distribution system and integration into the unit dose market and the ability to consummate the Merger through, primarily, the issuance of Mylan Common Stock.

Certain Federal Income Tax Consequences

          Introduction

          The following is a summary of the opinion of special tax counsel to TC relating to certain federal income tax considerations generally applicable to TC and the TC stockholders resulting from the Reorganization and the Merger. The opinion is based upon the current provisions of the Internal Revenue Code, applicable Treasury Regulations, judicial authority and administrative rulings and practice. A favorable ruling from the Internal Revenue Service has been requested on many of the issues discussed in this section. There can be no assurance that the IRS will issue a ruling prior to the effective date of the Reorganization or the Merger, or that the IRS will agree on any of the conclusions summarized in this section. Legislative, judicial, or administrative changes or interpretations since the date of the opinion of special tax counsel may alter or modify the statements and conclusions in that opinion and summarized in this section. Any changes or interpretations may or may not be retroactive and could affect the tax consequences to the TC stockholders.

          The following summary is for general information only, and the tax treatment described may not be applicable to certain
TC stockholders, depending upon their particular situations.
Certain TC stockholders (including tax exempt organizations, financial institutions, or broker-dealers, foreign corporations and persons) or TC stockholders who are not citizens or residents of the United States may be subject to special rules not discussed below. Each TC stockholder should consult his/her own tax advisor as to the particular consequences to him/her of the Reorganization and Merger, including the applicability and effect of any state, local, foreign or other tax laws, as well as recent changes in applicable federal tax laws and any proposed legislation.

          The Merger

          In the opinion of special tax counsel, it is more likely than not that the result of the Merger for federal income tax purposes will be as follows: (i) no gain or loss will be recognized by the TC stockholders upon receipt of solely Mylan
Common Stock in exchange for their shares of TC Common Stock;
(ii) each TC stockholder's basis in the Mylan Common Stock received will be the same as his basis in the TC Common Stock exchanged; (iii) the holding period of the Mylan Common Stock will include the holding period of the TC Common Stock immediately before the exchange, provided that the TC Common
Stock surrendered was held as a capital

                               -17-

asset on the date of the exchange; and (iv) the payment of cash to the holders of TC Common Stock in lieu of fractional shares of Mylan Common Stock will be treated as capital gain proceeds.

          If the opinion of special tax counsel is not sustained and the Merger fails to meet the requirements of a tax-free reorganization, then each TC stockholder will be required to recognize gross taxable proceeds equal to the fair market value of the Mylan Common Stock received in the Merger (estimated to equal approximately $8.40 for each TC share). If the TC stock held by a TC stockholder is a capital asset, the TC stockholder would subtract his or her tax basis in the TC stock in determining taxable capital gain or loss. The tax basis of the Mylan stock received by each TC stockholder would be the fair market value of the Mylan stock received. The holding period of the Mylan stock received would begin on the day following the effective date of the Merger.

          The Reorganization

          Special tax counsel is unable to give an opinion as to whether the Reorganization would result in tax-free treatment to the TC stockholders and TC. This inability to provide a tax opinion is based upon the application of the standards required for issuance of tax opinions to the present state of regulatory and judicial authority applicable to transactions similar to the Reorganization which is structured in the form of a tax-free split-off. The following provisions of this section summarize the effect on TC and the TC stockholders if the Reorganization is treated as a tax-free reorganization and if it is not.

          Tax-Free Reorganization

          If the Reorganization is entitled to tax-free treatment, special tax counsel expects the Reorganization will have the following effect on TC: (i) no gain or loss will be recognized by either TC or Newco upon transfer of the assets by TC to Newco solely in exchange for stock of Newco and the assumption of liabilities by Newco; (ii) the basis of the assets transferred to Newco will be the same as the basis of those assets in the hands of TC; (iii) the holding period for those assets will include the period the assets were held by TC; (iv) no gain or loss will be recognized by TC upon distribution of all its Newco stock to the holders of TC Common Stock who are not employed in the Pharmaceutical Business.

          Under the terms of the Reorganization, the TC stockholders who are employed in the Pharmaceutical Business will receive additional shares of TC Common Stock. The TC stockholders who are not employed in the Pharmaceutical Business will receive shares of Newco stock.

          If the Reorganization is found to be entitled to tax-free treatment, special tax counsel expects, the effect of the Reorganization on the TC stockholders will be as follows: (i) no gain or loss will be recognized upon receipt of the Newco or additional TC stock; (ii) the aggregate basis of the Newco or additional TC stock and TC stock after the distribution in the hands of each of these holders of TC Common Stock will be the same as the basis of the TC Common Stock immediately before the distribution, allocated among all of the shares held after the distribution in proportion to the fair market value of each of those shares on the date of distribution; and (iii) the holding period of the Newco (or additional TC) stock received will include the holding period of the TC Common Stock with respect to which the distribution is made, provided that the TC Common Stock is held as a capital asset by those stockholders on the date of distribution.
                                      -18-


          Taxable Reorganization

          If the Reorganization is found NOT to be entitled to tax-free treatment, special tax counsel expects the effect on TC and the TC stockholders will be as follows: (i) TC will recognize taxable income on the transfer of the assets to Newco in exchange for Newco Common Stock and the assumption of liabilities by Newco resulting in federal income tax liability to TC of approximately
$2,000,000; (ii) no gain or loss will be recognized by Newco upon the receipt of the assets in exchange for Newco stock and the assumption of liabilities by Newco; (iii) Newco's basis in the assets transferred to it by TC will equal the sum of the tax basis of the assets transferred in the hands of TC plus the amount of gain recognized by TC in the transaction; (iv) Newco's holding period for the assets transferred to it will begin the day following the acquisition of the assets; (v) the TC stockholders will recognize taxable dividend income on the distribution of the Newco stock or TC stock that they receive in an amount equal to the fair market value of the stock received as of the date of the Reorganization
(estimated to be approximately $4.00 per TC share held prior to the split-off); (vi) the tax basis of the stock distributed to the TC stockholders will be equal to its fair market value on the date of the distributions to those stockholders; and (vii) the holding period for the stock distributed to the TC stockholders will begin on the day following the date of the Reorganization.

          THE FOREGOING FEDERAL INCOME TAX DISCUSSION IS INCLUDED
FOR GENERAL INFORMATION ONLY.  THE TAX CONSEQUENCES OF THE
REORGANIZATION AND THE MERGER MAY VARY DEPENDING UPON, AMONG
OTHER THINGS, THE PARTICULAR CIRCUMSTANCES OF THE TC STOCKHOLDER.
EACH TC STOCKHOLDER IS URGED TO CONSULT HIS OR HER OWN TAX
ADVISOR TO DETERMINE THE PARTICULAR TAX CONSEQUENCES TO HIM OR
HER (INCLUDING THE APPLICABILITY AND EFFECT OF THE CONSTRUCTIVE
OWNERSHIP RULES AND FOREIGN, STATE, AND LOCAL TAX LAWS) ON THE
DISPOSITION OF SHARES PURSUANT TO THE REORGANIZATION AND THE
MERGER.

Release of Tax Claims

Each holder of TC Preferred Stock and TC Common Stock, as a condition of receiving shares of
Mylan Common Stock, must release Mylan and TC and their respective officers, directors and affiliates, from any claims that such holder may have as a result of the Reorganization and the
Merger being subject to any federal, state or local taxes, except for corporate taxes assessed against TC and imposed upon any such holder on account of transferee liability, if any, resulting from the distribution by TC to such holder of the shares  of capital stock of Newco in the
Reorganization.  See also "Certain Related Transactions and Relationships of TC and Mylan."

See also "Certain Related Transactions and Relationships of TC and Mylan - Reorganization and
Letter of Transmittal."

Regulatory Compliance

Under the HSR Act and the rules promulgated thereunder by the Federal Trade Commission (the
"FTC"), the Merger may not be consummated until notifications have been given and certain information has been furnished to the FTC and the Antitrust Division of the Department of
Justice (the "Antitrust Division") and specified waiting period requirements have been satisfied.
Mylan and TC each filed notification and report forms under the HSR Act with the FTC and the
Antitrust Division on November 20, 1995.  The statutory waiting period under the HSR Act expired on December 20, 1995.  At any time before or after consummation of the Merger, the
Antitrust Division or the FTC could take such action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the consummation of the
Merger or seeking divestiture of substantial assets of Mylan or TC.  At any time before or after the Effective Time, and notwithstanding that the HSR Act waiting period has expired, any state could take such action under the antitrust laws as it deems necessary or desirable in the public interest.  Such action could include seeking to enjoin the consummation of the Merger or seeking divestiture of TC or businesses of Mylan or TC.  Private parties may also seek to take legal action under the antitrust laws under certain circumstances.

Based on information available to them, Mylan and TC believe that the Merger can be effected in compliance with federal and state antitrust laws.  However, there can be no assurance that a challenge to the consummation of the Merger on antitrust grounds will not be made or that, if such a challenge were made, Mylan and TC would prevail or would not be required to accept certain conditions, possibly including certain divestitures in order to consummate the Merger.

                                        -19-

Consummation of the Merger is conditioned upon the receipt of all material governmental authorizations, consents, orders and approvals, subject to waiver of such conditions, in accordance with the terms of the Merger Agreement.  Mylan and TC intend to pursue vigorously all required regulatory approvals.  However, there can be no assurance regarding the timing of such approvals or that such approvals will, in fact, be obtained.

Federal Securities Law Consequences

Except as provided in the Continuity of Interest Agreement (See "Certain Relationships and
Related Transactions of TC - Reorganization"), all shares of Mylan Common Stock received by holders of TC Common Stock or TC Preferred Stock in the Merger will be freely transferable, except that shares of Mylan Common Stock received by persons who are deemed to be affiliates of TC prior to the Merger may be resold by them only in transactions permitted by the resale provisions of Rule 145 promulgated under the Securities Act (or Rule 144 in the case of such persons who become affiliates of Mylan) or as otherwise permitted under the Securities Act.
Persons who may be deemed to be affiliates of TC or Mylan generally include individuals or entities that control, are controlled by, or are under common control with, such party and may include certain officers and directors of such party as well as principal shareholders of such party.  The rights of "affiliates" of TC to receive their shares of Mylan Common Stock in the
Merger are conditioned upon the execution by each of such affiliates of a written agreement to the effect that such person will not offer or sell or otherwise dispose of any of the shares of
Mylan Common Stock issued to such person in or pursuant to the Merger in violation of the
Securities Act or the rules and regulations promulgated by the Commission thereunder and their shares will bear a restrictive legend to such effect.

Stock Exchange Listing

Mylan has filed an application to effect listing of the Mylan Common Stock to be delivered in accordance with the Merger Agreement on the NYSE upon notice of issuance.

Appraisal Rights

Holders of TC Common Stock and TC Preferred Stock are entitled to appraisal rights under
Section 262 of the DGCL, which are reprinted in their entirety as Annex A to this Proxy
Statement/Prospectus.

The following discussion is not a complete statement of the law relating to appraisal rights and is qualified in its entirety by reference to Annex B.  This discussion and Annex B should be reviewed carefully by any holder of TC Stock who wishes to exercise statutory appraisal rights or who wishes to preserve the right to do so, because failure to comply with the procedures set forth herein or therein will result in the loss of appraisal rights.

Record holders of TC Stock are entitled to appraisal rights under Section 262 of the DGCL
("Section 262").  A person having a beneficial interest in shares of TC Common Stock or TC
Preferred Stock held of record in the name of another person, such as a broker or nominee, must act promptly to cause the record holder to follow the steps summarized below properly and in a timely manner to perfect the appraisal rights provided under Section 262.

Under Section 262, where a merger is to be submitted for approval at a meeting of stockholders, as in the case of the Special Meeting, not less than 20 days prior to the meeting, a constituent corporation must notify each of the holders of its stock for which appraisal rights are available that such appraisal rights are available and include in each such notice a copy of Section 262.
THIS PROXY STATEMENT/PROSPECTUS SHALL CONSTITUTE SUCH NOTICE TO
THE RECORD HOLDERS OF TC COMMON STOCK OR TC PREFERRED STOCK.  ANY
SUCH STOCKHOLDER WHO WISHES TO EXERCISE SUCH APPRAISAL RIGHTS
SHOULD REVIEW THE FOLLOWING DISCUSSION AND ANNEX A CAREFULLY,
BECAUSE FAILURE TO TIMELY AND PROPERLY COMPLY WITH THE PROCEDURES
SPECIFIED WILL RESULT IN THE LOSS OF APPRAISAL RIGHTS UNDER THE DGCL.

Under the DGCL, record holders of TC Common Stock or TC Preferred Stock who follow the procedures set forth in Section 262 will be entitled to have their shares of TC Common Stock or
TC Preferred Stock appraised by the Delaware Court of Chancery and to receive payment of the
"fair value" of such shares as described below.  Such holders are, in such circumstances, entitled to appraisal rights because they hold stock of a constituent corporation to the Merger and such
TC Stock is not listed on a national securities exchange or designated as a national market system security or NASDAQ, nor held of record by more than 2,000 holders.

                                    -20-

A holder of shares of TC Common Stock or TC Preferred Stock wishing to exercise his or her appraisal rights must deliver to the Secretary of TC, before the vote on the Merger Agreement at the Special Meeting, a written demand for appraisal of his or her shares of TC Common Stock or
TC Preferred Stock, respectively.  Neither a proxy indicating a vote against nor a vote against the
Merger shall constitute such a demand.  Such written demand must reasonably inform TC of the identity of the holder and that such holder intends thereby to demand appraisal of the holder's shares.  All written demands for appraisal of TC Common Stock or TC Preferred Stock should be sent or delivered to Herbert L. Stern, Jr., Secretary, TC Manufacturing Co., Inc. in care of
Rivkin, Radler & Kremer, 30 North LaSalle Street, Chicago, Illinois 60602-2507.  A holder of shares of TC Common Stock or TC Preferred Stock who desires to exercise his or her appraisal rights must not vote his shares in favor of the Merger Agreement either in person or by proxy.
Neither an abstention from voting with respect to, nor failure to vote in person or by proxy against, approval of the Merger Agreement constitutes a waiver of the rights of stockholders exercising appraisal rights.  However, a signed Solicited Proxy that is returned without any instruction as to how the Solicited Proxy should be voted will be voted in favor of the approval of the Merger Agreement and will be deemed a waiver of the rights of a stockholder exercising appraisal rights.  In addition, a holder of shares of TC Common Stock or TC Preferred Stock wishing to exercise his or her appraisal rights must hold such shares of record on the date the written demand for appraisal is made and must hold such shares continuously through the
Effective Time.  Stockholders who hold their shares of TC Common Stock or TC Preferred
Stock in brokerage accounts or other nominee forms and who wish to exercise appraisal rights must take all necessary steps in order that a demand for appraisal is made by the record holder of such shares and are urged to consult with their brokers or such other appropriate person to determine the appropriate procedures for the making of a demand for appraisal by the record holder.

Within ten days after the Effective Time, the Surviving Corporation must send a notice as to the effectiveness of the Merger to each person who has satisfied the appropriate provisions of
Section 262 and who is entitled to appraisal rights under Section 262.  Within 120 days after the
Effective Time, any holder of record of shares of TC Common Stock or TC Preferred Stock who has complied with the requirements for exercise of appraisal rights will be entitled, upon written request, to receive from the Surviving Corporation a statement setting forth (i) the aggregate number of shares of TC Common Stock or TC Preferred Stock not voted in favor of the Merger
Agreement and with respect to which demands for appraisal have been received and (ii) the aggregate number of holders of such shares.  Any such statement must be mailed within ten days after a written request therefor has been received by the Surviving Corporation.

Within 120 days after the Effective Time, but not thereafter, the Surviving Corporation or any holder of shares of TC Common Stock or TC Preferred Stock who has complied with the foregoing procedures and who is entitled to appraisal rights under Section 262 may file a petition in the Delaware Court of Chancery demanding a determination of the "fair value" of such shares.
The Surviving Corporation is not under any obligation to file a petition with respect to the appraisal of the "fair value" of the shares of TC Common Stock or TC Preferred Stock and neither Mylan nor TC presently intends that the Surviving Corporation file such a petition.
Accordingly, it is the obligation of the stockholders to initiate all necessary action to perfect their appraisal rights within the time prescribed in Section 262.  A holder of shares of TC Common
Stock or TC Preferred Stock will fail to perfect, or effectively lose, his or her right to appraisal if no petition for appraisal of shares of TC Common Stock or TC Preferred Stock is filed within
120 days after the Effective Time.

If a petition for an appraisal is timely filed, after a hearing on such petition, the Delaware Court of Chancery will determine the holders of shares of TC Common Stock or TC Preferred Stock entitled to appraisal rights and will appraise the "fair value" of the shares of TC Common Stock or TC Preferred Stock, exclusive of any element of value arising from the accomplishment or expectation of the Merger.  Holders considering seeking appraisal should be aware that the "fair value" of their shares of TC Common Stock or TC Preferred Stock as determined under Section
262 could be more than, the same as, or less than the value of the Mylan Common Stock they would receive if they did not seek appraisal.  The Delaware Supreme Court has stated that "proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court" should be considered in the appraisal proceedings.
In addition, Delaware courts have decided that the statutory appraisal remedy, depending on factual circumstances, may or may not be the exclusive remedy for a stockholder exercising appraisal rights.

The Delaware Court of Chancery will determine the amount of interest, if any, to be paid upon the amounts to be received by persons whose shares of TC Common Stock have been appraised.
The costs of the action may be determined by such court and taxed upon the parties as the court deems equitable.  The Delaware Court of Chancery may also order that all or a portion of the expenses incurred by any holder of shares of TC Common Stock or TC Preferred Stock in connection with an appraisal, including, without limitation, reasonable attorneys' fees and

                                                     -21-

the fees and expenses of experts utilized in the appraisal proceeding, be charged pro rata against the value of all of the shares of TC Common Stock or TC Preferred Stock entitled to appraisal.

If any holder of shares of TC Common Stock or TC Preferred Stock who demands appraisal of his or her shares under Section 262 fails to perfect, or effectively withdraws or loses, his or her right to appraisal, as provided in the DGCL, the shares of TC Common Stock or TC Preferred
Stock of such stockholder will not be deemed to qualify for payment of appraisal rights in accordance with Section 8.9 of the Merger Agreement.  A holder may withdraw his or her demand for appraisal by delivering to the Surviving Corporation a written withdrawal of his or her demand for appraisal and acceptance of the Merger, except that any such attempt to withdraw made more than 60 days after the Effective Time will require the written approval of the
Surviving Corporation.  Failure to follow the steps required by Section 262 of the DGCL for perfecting appraisal rights may result in the loss of such rights.

Any holder of shares of TC Common Stock or TC Preferred Stock who has duly demanded an appraisal in compliance with Section 262 will not, after the Effective Time, be entitled to vote the shares of TC Common Stock or TC Preferred Stock subject to such demand for any purpose or be entitled to the payment of dividends or other distributions on those shares (except dividends or other distributions payable to holders of record of shares of TC Common Stock or TC
Preferred Stock as of a date prior to the Effective Time).

Accounting Treatment

The Merger will be accounted for by Mylan under the purchase method of accounting.  Under this method the assets (both tangible and intangible) and liabilities of TC at the Effective Time will be recorded by Mylan for financial reporting purposes at their market values as of the
Effective Time, and any excess of the consideration paid over the net market values of the assets acquired will be recorded and amortized as goodwill.

THE MERGER AGREEMENT

The following is a brief summary of certain provisions of the Merger Agreement, a copy of which is attached as Annex C to this Proxy Statement/Prospectus and is incorporated herein by reference.

The Merger

The Merger Agreement provides that, following the approval of the Merger Agreement by the stockholders of TC and the satisfaction or waiver of the other conditions to the Merger, MLI will be merged with and into TC, with TC continuing as the surviving corporation (the "Surviving
Corporation").

If the Merger Agreement is approved by the stockholders of TC and the other conditions to the
Merger are satisfied or waived, the Merger will become effective immediately upon the filing of a duly executed Certificate of Merger by TC and MLI (the "Constituent Corporations") with, and the issuance of a Certificate of Merger by, the Secretary of State of the State of Delaware.

Upon consummation of the Merger, pursuant to the Merger Agreement (i) the issued and outstanding shares of TC Common Stock (other than shares as to which appraisal rights have been perfected, all of which will be canceled), will be converted into shares of Mylan Common
Stock at a ratio equal to .42589063 ("Common Stock Exchange Ratio") shares of Mylan
Common Stock for each share of TC Common Stock, assuming the exercise prior to the
Effective Time of all of the 207,008 stock options for TC Common Stock outstanding as of
December 26, 1995and subject to adjustment depending upon certain balance sheet items of TC
(parent company only) at the close of business on the Effective Time (see "Adjustment to
Common Stock Exchange Ratio; Certain Holdbacks Applicable to Holders of TC Common
Stock and Distributions"); and (ii) the issued and outstanding shares of TC Preferred Stock (other than shares as to which appraisal rights have been perfected, all of which will be canceled) will be converted into shares of Mylan Common Stock at a ratio equal to 5.02765 ("Preferred
Exchange Ratio") shares of Mylan Common Stock for each share of TC Preferred Stock.  Based upon the capitalization of TC and Mylan as of September 30, 1995, the Common Stock
Exchange Ratio and the Preferred Stock Exchange Ratio, the stockholders of TC immediately prior to the consummation of the Merger will own less than 2.0 percent of the outstanding shares of Mylan Common Stock immediately following consummation of the Merger.

                                                    -22-

Adjustment of Common Stock Exchange Ratio; Certain Holdbacks Applicable to Holders of TC
Common Stock; and Distributions

The number of shares of Mylan Common Stock to which the holders of TC Common Stock are entitled will be finally determined based upon the Adjusted Exchange Ratio. The "Adjusted
Exchange Ratio" is the Common Stock Exchange Ratio adjusted for certain balance sheet items of TC (parent company only) as of the close of business on the date the Merger is consummated.
The Adjusted Exchange Ratio may be greater or less than the Common Stock Exchange Ratio.
Because the Adjusted Exchange Ratio will not be known at the closing, the initial distribution of shares of Mylan Common Stock to holders of TC Common Stock will be subject to a holdback which would be used to satisfy any reduction in the number of shares of Mylan Common Stock to which holders of TC Common Stock are entitled in the event that the Adjusted Exchange
Ratio is less than the Common Stock Exchange Ratio.

The initial distributions to holders of TC Common Stock will also be subject to a holdback with respect to any shares of TC Common Stock or TC Preferred Stock for which stockholders of TC exercise appraisal rights.

Upon the final determination of the Adjusted Exchange Ratio and any appraisal rights proceedings:  (i) if holders of TC Common Stock are entitled to receive more shares of Mylan
Common Stock than initially distributed, the Exchange Agent and/or the trustee of the trust for stockholders exercising appraisal rights will distribute such additional shares to holders of TC
Common Stock as described below; and (ii) if holders of TC Common Stock are not entitled to receive more shares of Mylan Common Stock than initially distributed, the shares of Mylan
Common Stock held back and in the possession of the Exchange Agent will be returned to
Mylan.

Adjustment to Common Stock Exchange Ratio and Holdback

After the Effective Time and upon surrender of the certificates representing shares of TC
Common Stock, each holder of TC Common Stock will receive in exchange, a whole number of shares of Mylan Common Stock based upon 95% of the Common Stock Exchange Ratio assuming no appraisal rights are exercised.  See "The Merger Agreement - Appraisal Rights
Holdback and Distributions."  The remaining shares of Mylan Common Stock will be held pending the definitive determination of the Adjusted Exchange Ratio.  Upon the issuance of such determination, each holder of TC Common Stock will receive the balance of any shares of Mylan
Common Stock or cash in lieu of fractional shares to which he/she is entitled, if any, under the
Merger Agreement.

Following the Effective Time, the Stockholders Representative (See "Certain Related
Transactions and Relationships of TC and Mylan - Reorganization") and a representative of
Mylan (the "Mylan Representative") will jointly review the books and records of TC in order to determine definitively, as of the Effective Time but after giving effect to the Reorganization, the amount of assets and liabilities reflected on the books and records of TC on a stand-alone basis
(that is, without consolidating any of the assets or liabilities of any subsidiary of TC).  The number of shares of Mylan Common Stock to be delivered to former holders of TC Common
Stock in exchange for their shares of TC Common Stock will then be adjusted upward to reflect the amount of any excess of assets over liabilities or downward to reflect the amount of any excess of liabilities over assets as determined in accordance with the calculations described below.

On or before the 15th day after the Effective Time, the Stockholders Representative and a
representative of Mylan shall jointly prepare and certify to the former holders of TC Common
Stock and Mylan the following items, in each case, as of the close of business on the date the
Merger is consummated, after giving effect to all of the transactions contemplated by the
Reorganization and the Merger Agreement (the "Joint Certification"):

(A)  the amount of cash on hand or in bank accounts of TC (the "TC Cash");

(B)  all other assets which would appear on a balance sheet of TC (parent company only)
prepared in accordance with generally accepted accounting principles applied on a consistent basis (the "Other Assets");

(C)  the amount of the indebtedness owed to TC by UDL-Illinois and TC's two special purpose subsidiaries, whether on account or evidenced by one or more promissory notes (the
"Intercompany Indebtedness");

                                         -23-

(D)  the amount necessary to pay in full the 10 1/2% Senior Promissory Notes of TC due July
31, 2001 held by Metropolitan Life Insurance Company, including, without limitation, principal, accrued but unpaid interest and any yield maintenance or prepayment penalty (the "Senior Note
Indebtedness");

(E)  the amount necessary to pay in full the line of credit granted to TC by LaSalle National
Bank, including, without limitation, principal, accrued but unpaid interest and any yield maintenance or prepayment penalty (the "Line of Credit Indebtedness");

(F)  the amount necessary to pay in full any outstanding obligations of the Company in favor
Michael K. Reicher in connection with its acquisition of the shares of common stock of
UDL-Illinois held by Mr. Reicher (the "Reicher Indebtedness");

(G)  all other liabilities which appear on a balance sheet of TC (parent company only)
prepared in accordance with generally accepted accounting principles applied on a consistent basis including, without limitation, any liabilities under the group health insurance plans of TC which are not covered by insurance and any costs or expenses associated with the transactions contemplated by the Reorganization or the Merger Agreement which have not been paid by TC
(the "Other Liabilities");

(H)  the amount equal to (1) the sum of the TC Cash, the Other Assets and the Intercompany
Indebtedness minus (2) the sum of the Senior Note Indebtedness, the Line of Credit
Indebtedness, the Reicher Indebtedness and the Other Liabilities, which may be a positive or negative amount (the "Net Adjustment Amount");

(I)  the sum of the shares of Mylan Common Stock to be delivered to holders of TC Common
Stock pursuant to the Merger Agreement valued at $19.89 per share plus the Net Adjustment
Amount (if a positive amount) or minus the Net Adjustment Amount (if a negative amount) (the
"Adjusted Company Common Stock Consideration");

(J)  the Adjusted Company Common Stock Consideration divided by $19.89, which quotient is then divided by the number of outstanding shares of TC Common Stock at the Effective Time
(the "Adjusted Exchange Ratio"); and

(K)  the number of shares of Mylan Common Stock calculated at the Adjusted Exchange Ratio for each of the outstanding shares of TC Common Stock (the "Adjusted Shares of Mylan
Company Shares").

Following delivery of the Joint Certification (i) Mylan shall deliver to the Exchange Agent within 2 business days after receipt of the Joint Certification shares of Mylan Common Stock equal to the excess, if any, of (A) the number of Adjusted Shares of Mylan Common Stock over
(B) the number of whole shares of Mylan Common Stock previously delivered to the Exchange
Agent by Mylan together with dividends, if any, related to the shares of Common Stock so delivered; or (ii) the Exchange Agent shall deliver to Mylan within 2 business days after receipt of the Joint Certification shares of Mylan Common Stock equal to the excess, if any, of (A) the number of whole shares of Mylan Common Stock previously delivered to the Exchange Agent by Mylan over (B) the number of Adjusted Shares of Parent Common Stock and, in such event,
Mylan shall have no further obligation to deliver shares of Mylan Common Stock to holders of
TC Common Stock.

In the event of any controversy or dispute between the Stockholders Representative and the
Mylan Representative arising out of or relating to the preparation of the Joint Certification, either the Stockholders Representative or the Mylan Representative may give notice to the other of its desire to engage Arthur Andersen LLP or, if unavailable, another "big six" accounting firm mutually acceptable to the Stockholders Representative and the Mylan Representative (the
"Independent Accountant") to resolve the controversy or dispute within 15 days after such engagement.  The Independent Accountant's determination shall be final and binding, and the
Stockholders Representative and the Mylan Representative shall deliver the Joint Certification based upon the decision of the Independent Accountant.  The fees and disbursements of the
Independent Accountant shall be borne by Mylan as reorganization expenses incident to the
Merger.

                                   -24-

Appraisal Rights Holdback

TC and Mylan have agreed to certain procedures to be followed in the case of stockholders of TC who exercise their rights to have the fair market value of their shares appraised under Section
262 of the DGCL.

Because the amounts due holders of TC Common Stock who exercise appraisal rights under the
DGCL (the "Dissenting Stockholders") will not be ascertainable at the Effective Time, the precise number of required shares of Mylan Common Stock to be delivered in the Merger cannot be determined and delivered to existing holders of TC Common Stock who do not exercise their appraisal rights (the "Participating Stockholders").  In view of the foregoing, if any TC stockholders elect to exercise their appraisal rights from the adoption of the Merger Agreement and such stockholders shall have perfected their appraisal rights in accordance with Section 262 of the DGCL and shall not have their shares of TC redeemed as of the Effective Time, TC and
Mylan will create an agreement of trust (the "Trust Agreement") which will govern the procedures by which shares of Mylan Common Stock issued to the Participating Stockholders shall be deposited with a trustee and held pending (i) settlement of the Dissenting Stockholders rights with respect to their TC stockholdings; or (ii) a formal determination of the value due to each of the Dissenting Stockholders pursuant to Section 262 of the DGCL (the "Dissenter's
Allocation").  The basic terms to be included in the Trust Agreement are set forth in a letter agreement between TC and Mylan which is attached as Annex D to this Proxy
Statement/Prospectus.


Distributions

Promptly after the Effective Time, transmittal forms will be mailed to each holder of record of
TC Common Stock and TC Preferred Stock to be used in forwarding his/her certificates evidencing such shares for surrender.  After receipt of such transmittal form, each holder of certificates formerly representing TC Common Stock or TC Preferred Stock should surrender such certificate to the Exchange Agent. Such transmittal forms will be accompanied by instructions specifying other details of the exchange.

In the case of holders of TC Common Stock, each such holder will receive an initial whole number of shares of Mylan Common Stock equal to (i) the number of shares such holder holds multiplied by the Common Stock Exchange Ratio less (ii) the number of shares of Mylan
Common Stock subject to the holdback provisions described above.  Assuming all outstanding options to purchase TC Common Stock are exercised and that no holder of TC Common Stock exercises appraisal rights, the initial distribution ratio will be .40464109 shares of Mylan
Common Stock for each share of TC Common Stock. This initial distribution ratio may increase slightly if the holders of options to purchase TC Common Stock fail to exercise their options and may decrease slightly to the extent that holders of TC Common Stock exercise appraisal rights. See "Appraisal Rights Holdback."  Following final determination of the
Adjusted Exchange Ratio and any appraisal rights proceedings, the holders of TC Common
Stock may be entitled to receive an additional amount of shares of Mylan Common Stock.

In the case of holders of TC Preferred Stock, each such holder will receive in exchange therefor a certificate evidencing the whole number of shares of Mylan Common Stock to which he or she is entitled and a check representing any cash that may be payable in lieu of a fractional share of
Mylan Common Stock, as hereafter described.

If any holder of shares of TC Preferred Stock would be entitled to receive a number of shares of
Mylan Common Stock that includes a fraction, or if any holder of shares of TC Common Stock upon final determination of the Adjusted Exchange Ratio and any appraisal rights proceedings is entitled to receive additional shares of Mylan Common Stock that includes a fraction, then, in lieu of a fractional share, such holder will be entitled to receive cash.  Such cash will be derived from the sale by the Exchange Agent (as defined below) (i) on behalf of stockholders of TC
Common Stock otherwise entitled to fractional shares of shares of Mylan Common Stock equal to the total of such fractional interests multiplied by a fraction, the numerator of which is the amount of the fractional share interest to which such holder of TC Common Stock is entitled and the denominator of which is the aggregate amount of fractional share interests to which all holders of TC Common Stock are entitled; and (ii) on behalf of stockholders of TC Preferred
Stock otherwise entitled to fractional shares of shares of Mylan Common Stock equal to the total of such fractional interests multiplied by a fraction, the numerator of which is the amount of the fractional share interest to which such holder of TC Preferred Stock is entitled and the denominator of which is the aggregate amount of fractional share interests to which all holders of
TC Preferred Stock are entitled.  American Stock Transfer Co. or a bank or trust company selected by Mylan will act as exchange agent (the "Exchange Agent") and, at the appropriate times, will sell shares of Mylan Common Stock representing the aggregate of the fractional shares at the prevailing prices on the NYSE and make the proceeds available to stockholders entitled

                                     -25-

thereto.  TC STOCKHOLDERS SHOULD NOT SEND IN THEIR CERTIFICATES
UNTIL THEY RECEIVE A TRANSMITTAL FORM.  See "Certain Related Transactions and
Relationships of TC and Mylan."

After the Effective Time, each certificate evidencing TC Common Stock or TC Preferred Stock, until so surrendered and exchanged, will be deemed, for all purposes, to evidence only the right to receive the number of shares of Mylan Common Stock which the holder of such unexchanged certificate is entitled to receive in the Merger and the right to receive any cash payment in lieu of a fractional share of Mylan Common Stock.  The holder of any such unexchanged certificate evidencing TC Common Stock or TC Preferred Stock will not receive any dividends or other distributions payable by Mylan until the certificate is surrendered.  Subject to applicable laws, such dividends and distributions, together with any cash payment in lieu of a fractional share of
Mylan Common Stock, will be paid, without interest.

Representations and Warranties

The Merger Agreement contains various customary representations and warranties relating to, among other things (i) each of Mylan's, TC's, MLI's and TC's subsidiaries' organization and similar corporate matters; (ii) each of Mylan's, TC's, MLI's and TC's subsidiaries' capital structure and the ownership of MLI by Mylan and TC's subsidiaries by TC; (iii) each of Mylan's,
TC's and TC's subsidiaries' financial statements; (iv) each of Mylan's, MLI's and TC's authorization of the Merger Agreement and related matters; (v) each of Mylan's, MLI's or TC's absence of conflicts under charters or bylaws, receipt of required consents or approvals, and absence of violations of any instruments or law; (vi) documents filed by Mylan with the
Commission and the accuracy of information contained therein; (vii) absence of certain material adverse events, changes or effects; (viii) in the case of TC, retirement and other employee plans and matters relating to the Employee Retirement Income Security Act of 1974, as amended; (ix)
certain Food and Drug Administration matters; (x) litigation; (xi) compliance with law; (xii) in the case of TC, the stockholder vote required; (xiii) in the case of TC, the status of certain intercompany transactions between TC and TC's subsidiaries; (xiv) the absence of any broker;
(xv) in the case of Mylan, the due authorization and non-accessibility of the Mylan Common
Stock to be issued in the Merger; and (xvi) in the case of MLI, its interim operations.

Certain Covenants of TC

TC has agreed that, except as otherwise expressly provided in the Merger Agreement, during the period from the date of the Merger Agreement until the Effective Time, it, and in certain instances its subsidiaries, will (i) use their commercially reasonable efforts to defend any lawsuits, obtain all necessary consents, and make all filings to effect the transactions contemplated by the Merger Agreement; (ii) maintain their respective properties; (iii) provide information to Mylan; (iv) except for the Reorganization, not engage in transactions out of the ordinary course of business and use their best efforts to preserve their respective businesses and employees; (v) not (A) make any changes in their authorized capital stock, (B) issue any stock options, warrants or other rights, (C) declare any stock dividend or effect a recapitalization, (D)
issue any capital stock except pursuant to existing stock options, (E) purchase or redeem any capital stock or (F) declare or pay any dividends other than cash dividends on the TC Stock consistent with past practice; (vi) not solicit or negotiate other proposals; (vii) not create or incur any indebtedness other than current liabilities in the ordinary course of business and increases in lines of credit to fund operations or the Reorganization or intercompany indebtedness in the ordinary course of business; (viii) not (A) pay any bonus or severance not required under an existing agreement or benefit plan, (B) create any new employee benefit plan or modify any existing plan or (C) enter into any new employee agreement or modify any existing employee agreement; (ix) not enter into, terminate or modify any material agreement without Mylan's consent; (x) continue to file all tax returns and make payments pursuant thereto; (xi) amend disclosure schedules as necessary; (xii) notify Mylan of (A) a notice or event of default when a material agreement, (B) notice by a third party alleging consent to the Merger is required, (C)
notice by a regulatory authority or exchange, (D) material change in the business, or (E)
commenced or threatened claim or action which would have required disclosure; (xiii) take all steps to hold a Stockholder meeting to vote upon the Merger and to recommend such Merger to the stockholders; (xiv) provide updated financial statements; (xv) not amend the Reorganization documents without Mylan's consent; (xvi) deliver to Mylan the final form of an information statement relating to the Reorganization two business days prior to its distribution; (xvii) not enter into transactions, other than the Reorganization, with Newco; and (xviii) permit Mylan to participate in the establishment of TC's cash management system, bank accounts, lock boxes and other investments as part of the Reorganization.  Both TC and Mylan also agree to cooperate in filing the Registration Statement of which this Proxy Statement/Prospectus is a part, to use commercially reasonable efforts to procure its effectiveness and to seek each other's consent to issuance of a press release regarding the Merger.

                                   -26-

Certain Covenants of Mylan

Mylan has agreed that, during the period from the date of the Merger Agreement until the
Effective Time, it will:  (i) use commercially reasonable efforts to defend any lawsuits, obtain all necessary consents, make all filings and file the Registration Statement of which the Proxy
Statement/Prospectus is a part to effect the transactions contemplated by the Merger Agreement;
(ii) maintain its properties; (iii) provide information to TC; and (iv) use commercially reasonable efforts to list the Mylan Common Stock on the NYSE; (v) file periodic reports with the SEC; (vi)
vote the Irrevocable Proxies in favor of the Merger; (vii) deliver the final form of the
Registration Statement of which this Proxy Statement/Prospectus is a part two business days prior to its effectiveness; and (viii) conduct its business in the ordinary course.  Both TC and
Mylan also agree to cooperate in filing the Registration Statement of which this Proxy
Statement/Prospectus is a part, to use commercially reasonable efforts to procure its effectiveness and to seek each other's consent to issuance of a press release regarding the Merger.

MLI has agreed that, during the period from the date of the Merger Agreement until the Effective
Time, it will (i) not engage in any business except as related to the Merger Agreement; (ii)
provide information to TC; and (iii) use commercially reasonable efforts to obtain all necessary consents, make all filings and give all notices to effect the transactions contemplated by the
Merger Agreement.

Mylan has agreed that until the third anniversary of the Effective Time:  (i) Mylan will not dispose of any capital stock of the Surviving Corporation by sale, exchange or transfer, distribution to shareholders or otherwise (including, without limitation, transfers to any subsidiary of Mylan); (ii) Mylan will not cause or permit the Surviving Corporation or any member of the Pharmaceutical Group to:

(A)  cease operations;

(B)  make a material disposition of any of its existing assets by means of a sale, exchange or transfer, distribution to shareholders or otherwise (including, without limitation, transfers from the Surviving Corporation to UDL-Illinois, UDL-Florida or the special purpose subsidiaries or transfers from UDL-Illinois, UDL-Florida or the special purpose subsidiaries to the Surviving
Corporation, Mylan or any subsidiary of Mylan); (C)  dispose of any capital stock of any member of the Pharmaceutical Group by sale, exchange or transfer, distribution to shareholders or otherwise (including, without limitation, transfers from the Surviving Corporation to Mylan or any subsidiary of Mylan);

(D)  liquidate or merge with any other corporation (including Mylan or a subsidiary of
Mylan); or

(E)  in the case of the Surviving Corporation only, cease to engage in the active conduct of a trade or business within the meaning of Section 355(b)(2) of the Code.

In the event Mylan desires to take any of the actions described above or in the event the Parent desires to cause or permit the Surviving Corporation or any member of the Pharmaceutical Group to take any of the actions described above, Mylan is required to first deliver to Newco either an opinion of counsel to Mylan, addressed to Mylan and those persons or entities who were holders of TC Preferred Stock and TC Common Stock at the Effective Time, which opinion shall be reasonably satisfactory to the Stockholders Representative, or a favorable ruling letter from the appropriate taxing authority, reasonably satisfactory to the Stockholders Representative, that such actions would not adversely affect the tax consequences of the transactions described in the
Plan or Reorganization to the Surviving Corporation or the holders of TC Preferred Stock or TC
Common Stock, or adversely affect the tax consequences of the Merger to the Surviving
Corporation or the holders of TC Preferred Stock or TC Common Stock.

Except as expressly restricted pursuant to the foregoing, Mylan, the Surviving Corporation and the members of the Pharmaceutical Group will be free to conduct business and to enter into any transactions which they deem appropriate.

No Solicitation of Transactions

The Merger Agreement provides, subject to certain exceptions relating to the duties of the Board of Directors of TC, that neither TC nor any of the

                                      -27-


Subsidiaries will directly or indirectly, nor shall TC nor any of the Subsidiaries authorize or permit any of their respective officers, directors, employees, representatives and agents to, solicit, initiate or encourage, or take any other action to facilitate, any inquiries or the making of any proposal which constitutes, or may reasonably be expected to lead to, any Takeover Proposal (as defined below), or agree to or endorse any Takeover Proposal. The Merger Agreement provides that TC shall promptly notify Mylan (orally or in writing) of any such proposals or inquiries.  As used in the Merger Agreement, "Takeover Proposal" means any tender or exchange offer, proposal for a merger, consolidation or other business combination involving TC or any of the
Subsidiaries or any proposal or offer to acquire in any manner a substantial equity interest in, or a substantial portion of the assets of, TC or any of the Subsidiaries other than the transactions contemplated by the Merger Agreement.

In addition, the Merger Agreement provides that neither Mylan nor the Surviving Corporation will have any liability to the holders of TC Preferred Stock or TC Common Stock with respect to the tax consequences resulting from the transactions which are a part of the Reorganization and the Merger, except for corporate taxes assessed against TC and imposed upon such holders on account of transferee liability, if any, resulting from the distribution by TC to such holders of the shares of capital stock of Newco in the Reorganization.

Indemnification

The Merger Agreement provides that, whether or not the Merger is consummated, Mylan and TC each agree to indemnify and hold harmless the other party, and, each person, if any, who controls such party within the meaning of Section 15 of the Securities Act, each officer and director of such party, and each and all of them, against any and all losses, claims, damages or liabilities, joint or several (and to reimburse each such indemnified person for any legal or other expenses reasonably incurred by such indemnified person in connection with investigating or defending any such loss, claim, damage or liability, or action in respect thereof) to which they, or any of them, may become subject under the Securities Act or other statutory law or common law, caused by, or arising out of, information provided in writing by the indemnifying party, its subsidiaries, affiliates, officers or directors for inclusion in the Registration Statement or in any amendment or supplement thereto (other than that information requested to be filed by the other party) being false or misleading in any material respect, failing to state any facts necessary to make the statements therein not false or misleading in any material respect, or omitting to state any material fact required to be stated therein with respect to the indemnifying party, its subsidiaries, affiliates, officers or directors in light of the circumstances under which they were made.  See also "Certain Related Transactions and Relationships of TC and Mylan -
Reorganization."

Conditions to Each Party's Obligations

The respective obligations of Mylan and TC to effect the Merger are subject to the following conditions, among others (i) no "material adverse effect" (see below) on the business, assets or financial condition of Mylan or TC (as reorganized), including the inaccuracy of representations and warranties or breach of covenants under the Merger Agreement or default under any agreement as a result of the Merger; (ii) no "material adverse change" (see below) in the business assets, financial condition or results of operation of Mylan or TC (as reorganized) and their respective subsidiaries taken as a whole; (iii) the receipt of certain officer's certificates; (iv) the receipt of certain legal opinions; (v) the receipt of all required governmental authorizations, consents, orders or approvals; (vi) a legal opinion of counsel for TC with respect to status of affiliates; (vii) the shares of Mylan Common Stock issuable and reserved for issuance in connection with the Merger shall have been authorized for listing on the NYSE, upon notice of issuance; (viii) the Registration Statement of which this Proxy Statement/Prospectus is a part shall have become effective and shall not be the subject of a stop order or proceeding seeking a stop order and the Reorganization and all related matters must be consummated; (ix) TC must have delivered a reconciliation of its intercompany accounts; (x) the TC Stockholders'
Agreement and UDL-Illinois Stockholders' Agreement must have been terminated; (xi) Newco and TC shall have executed the Indemnification Agreement; (xii) Mylan shall have received audited financial statements of TC for fiscal year ended October 31, 1995; (xiii) the employment agreement of Michael K. Reicher shall have been terminated; (xiv) no shares of TC Special
Preferred Stock shall be outstanding; and (xv) no injunction or other legal restraint to the Merger shall be in effect.

TC and Mylan have agreed that the phrases "material adverse effect" and "material adverse change," as used in Section 5 of the Merger Agreement, are intended by the parties to reflect an event or circumstance which is so adverse as to result in a severe and critical impairment of the business, assets, financial condition or results of operations of : (i) the Pharmaceutical Group, taken as a whole, or (ii) Mylan and its subsidiaries, taken as a whole.  Example of events which would cause a "material adverse effect" or constitute a "material adverse change" as intended by
TC and Mylan are as follows:


                                      -28-


(A)  the Pharmaceutical Group or Mylan has been shut down by reason of United States Food and Drug Administration or United States Drug Enforcement Agency regulatory violations or such shut-down is reasonably foreseen as imminent; or

(B)  the Pharmaceutical Group or any of their respective officers have been disbarred under 21
United States Code Section 335(a) or such disbarment (whether mandatory or permissive) is reasonably foreseen as imminent; or

(C)  fire or other casualty causes a total or major curtailment of operations at the
Pharmaceutical Group or Mylan and such casualty, including the business interruption thereby caused, is not reasonably covered by insurance; or

(D)  any governmental agency or third party has initiated, or threatened in writing, litigation or proceedings, grounded on alleged violation of environmental laws or on an environmental condition with respect to which the Pharmaceutical Group or Mylan is a defendant or respondent and the correction action work or demand for damages or penalties chargeable against such party is reasonably foreseen as involving an expenditure of more than $3,500,000.

Abandonment and Termination

The Merger may be abandoned and the Merger Agreement terminated on or before February 28,
1996 (i) by mutual agreement of Mylan, MLI and TC; (ii) by either Mylan or MLI, on the one part, or TC, on the other, if consummation of the Merger would violate any injunction, restraining order or decree of any court of competent jurisdiction; or (iii) by failure of a condition to closing not occurring.

In the event of any abandonment of the Merger and termination of the Merger Agreement by either Mylan or TC as provided above, the Merger Agreement will become void and of no effect and there will be no liability or obligation on the part of Mylan, MLI or TC or their respective officers or directors (other than under certain specified provisions of the Merger Agreement with respect to confidentiality and indemnification) except as set forth below.

Mylan and TC have agreed that neither of them, nor MLI, shall have any right to terminate the
Merger Agreement or abandon the Merger on account of an unfavorable ruling, preliminary indication of unfavorable ruling or lack of any preliminary indication, upon any formal or informal ruling request to the Internal Revenue Service submitted with respect to the transactions contemplated by the Plan of Reorganization.

Expenses

Except as set forth below, whether or not the Merger is consummated, all costs and expenses incurred in connection with the Merger Agreement and the transactions contemplated thereby shall be paid by the party incurring such expense, and, in connection therewith, each of Mylan and TC shall pay, with its own funds, any and all property or transfer taxes imposed on such party, except that expenses incurred in connection with printing and mailing this Proxy
Statement/Prospectus shall be shared equally by Mylan and TC, except that TC's share shall not exceed $10,000.

In the event that Mylan shall terminate the Merger Agreement pursuant to a failure of a condition of closing to occur, other than (i) filings or consents of Mylan; (ii) effectiveness of the
Registration Statement of which this Proxy Statement/Prospectus is a part; (iii) listing of the
Mylan Common Stock on the NYSE issuable and reserved for issuance in connection with the
Merger; or (iv) the existence of an injunction or other legal restraint to the Merger effective regarding Mylan; then TC will be required to reimburse Mylan for certain expenses incurred by it in connection with the Merger including filing fees, printing and mailing expenses of this
Proxy Statement/Prospectus and actual out-of-pocket legal and accounting fees and expenses.

In the event that TC shall terminate the Merger Agreement pursuant to a failure of a condition of closing to occur, other than (i) filings or consents of TC; (ii) effectiveness of the Registration
Statement of which this Proxy Statement/Prospectus is a part; (iii) listing of the Mylan Common
Stock on the NYSE issuable and reserved for issuance in connection with the Merger; or (iv) the existence of an injunction or other legal restraint to the Merger effective regarding TC; then
Mylan will be required to reimburse TC for certain expenses incurred by it in connection with the
Merger including filing fees, printing and mailing expenses of this Proxy Statement/Prospectus and actual out-of-pocket legal and accounting fees and expenses.

                                       -29-
Amendment and Waiver

The parties, by action taken or authorized by their respective Boards of Directors, may amend the
Merger Agreement at any time and may waive compliance with any agreements or conditions for their respective benefit contained in the Merger Agreement.

                            BUSINESS OF TC
Background

TC is a privately-owned company engaged in several diverse lines of business.  TC was incorporated in 1962 as The Tapecoat Company, Inc. and was the successor-in-interest to The
Tapecoat Company, an Illinois general partnership organized in 1941.  TC's name was changed to its present name in 1974.  TC's executive offices are located at 1527 Lyons Street, Evanston,
Illinois 60201, telephone number (847) 869-2320.

TC is engaged through one or more operating divisions and subsidiaries in the following business operations:

i)   the manufacture, marketing and sale of specialty corrosion protection products (the
"Coating Business");

ii)  the manufacture, marketing and sale of flexible packaging products and systems (the
"Packaging Business"); and

iii) the marketing, packaging, manufacture, development and sale of generic pharmaceutical products (the "Pharmaceutical Business").

The Coating Business is conducted through (i) an unincorporated division which does business under the name "The Tapecoat Company" from principal offices and manufacturing facilities in
Evanston, Illinois; and (ii) Tapecoat Canada, Inc., an Ontario, Canada corporation having principal offices in Mississauga, Ontario, Canada, a wholly-owned subsidiary of The Tapecoat
Company of Canada, Limited, itself an Ontario, Canada corporation and wholly-owned subsidiary of TC.  The Coating Business is sometimes collectively referred to hereinafter as
"Tapecoat."

The Packaging Business is conducted through an unincorporated division which does business under the name "Pak-Sher Co." from principal offices and manufacturing facilities in Kilgore,
Texas.  The Packaging Business is sometimes referred to hereinafter as "Pak-Sher."

The Pharmaceutical Business is conducted through:  (i) UDL-Illinois having principal offices and manufacturing and distribution facilities in Rockford, Illinois; and (ii) UDL Florida having principal offices and research and development, manufacturing and distribution facilities in
Pinellas County, Florida just outside of Tampa.  UDL-Florida is a wholly-owned subsidiary of
UDL-Illinois.

UDL-Illinois is 94% owned by TC and was acquired in February 1982.  The remaining 6% of
UDL-Illinois is owned by its President, Michael K. Reicher, who was a founder of UDL-Illinois in November 1980.  Originally known as Unit Dose Laboratories, Inc., UDL-Illinois changed its name in November 1984 to UDL Laboratories, Inc.  UDL-Florida, was formed in July 1985 under the laws of the State of Florida to hold and operate certain newly acquired Florida-based assets.

The nature of the operations conducted by each of TC's businesses is as discussed below.

Coating Business

Tapecoat manufactures protective coatings, primarily tapes and liquids designed to provide corrosion protection for underground metal pipe joints, fittings, couplings, tanks, cables, conduits and tie rods, as well as for other metal surfaces, including entire lengths of underground metal pipe.  Tapecoat's protective coatings have historically been used principally by the oil and gas, water, telephone and electrical industries in the construction of new pipelines and conduits.
Products are sold nationally and internationally by salaried sales personnel on a direct basis and to a lesser extent by independent distributors.  The tapes, which are produced to a

                                    -30-


variety of specifications in a wide range of widths, are of two general types:  hot-applied modified coal tar tapes and cold-applied non-coal tar tapes.  The liquids ("liquid coatings")
consist principally of mastics, primers and epoxies.

Tapecoat Canada markets protective coatings, primarily tapes and liquid coatings, designed to protect underground metal pipe joints, fittings and the like.  Most sales by Tapecoat Canada are made to the Canadian national market.  The principal portion of the products sold by Tapecoat
Canada are manufactured at Tapecoat's plant in the United States or purchased through Tapecoat.

Packaging Business

Pak-Sher manufactures flexible packaging products from high-density polyethylene.  Sales are primarily made by Pak-Sher to customers having custom, application specific requirements such as fast food chains, convenience stores and other purveyors of non-pre-packaged foods (for example, deli and bakery departments of supermarket chains).  It buys high-density polyethylene in pellet form, extrudes the pellets into film, in most cases prints the film, and then converts the film into bags and other specialty packaging products such as cut sheets.

Pharmaceutical Business

UDL is engaged in the business of marketing, packaging, manufacturing, and developing prescription and non-prescription generic pharmaceuticals, principally in unit-dose configuration.

UDL is a leading supplier of unit dose configured generic pharmaceuticals to the institutional healthcare market.  Generic pharmaceuticals are the therapeutic equivalents of brand-name, single source pharmaceuticals for which patent or regulatory exclusivity in respect of their manufacture and sale has expired.  Like their brand-name equivalents, generic pharmaceuticals are subject to strict regulatory standards under the supervision and direction of the U.S. Food and
Drug Administration (the "FDA") and the U.S. Drug Enforcement Administration (the "DEA").

Unit dose products are sold in pre-packaged dosage amounts ready for dispensing to patients for use and thereby offer institutional end-users (e.g. hospitals and nursing homes) benefits over similar products packaged in bulk quantities.  Specifically, unit dose packaging facilitates inventory control, limits waste and theft, and reduces the risk that a patient receives improper medication.

Following the advent of unit dose packaging in the early 1970's, UDL was among the first pharmaceutical concerns to focus on marketing unit dose products specifically to the institutional healthcare market. As the advantages of unit dose packaging gained recognition in the institutional healthcare market, use of unit dose pharmaceuticals grew rapidly.

               Product Line

UDL currently offers 177 different pharmaceutical products.  Many are offered in several dosage strengths and packaging configurations, aggregating more than 450 product-line items.

UDL's product line is comprised of generic pharmaceuticals, principally solid orals but also to some extent liquid orals.  Solid orals may be tablets, capsules or caplets.  Liquid orals may be suspensions, solutions, syrups or concentrates.  UDL also carries a limited number of injectables, topicals (ointments and creams) and suppositories.

UDL also seeks to augment its product line with specialty products having unique or niche applications.  Among the more significant specialty products carried by UDL are:  (i) its
"Emergi-Script" product line, consisting of a formulary of frequently prescribed generic pharmaceuticals specially packaged in 24-hour starter doses for convenient dispensing in hospital emergency rooms; (ii) methadone hydrochloride, a controlled substance marketed strictly to licensed treatment and detoxification clinics; and (iii) pre-filled oral syringes used in the administration of oral liquids.  Specialty products tend to be less sensitive to price competition than more widely available generic pharmaceutical products, and therefore typically carry higher prices and better than average gross margins.

                                     -31-

                      Marketing

UDL markets its products primarily to the institutional healthcare market, principally to hospitals and nursing home providers.  No single institutional end-user accounted for as much as ten percent (10%) of UDL's consolidated net sales in either fiscal 1995, 1994 or 1993.

Nearly all hospitals and a significant number of nursing home providers and other institutional end-users are members of one or more group purchasing organizations ("GPOs") and typically purchase pharmaceuticals from the vendors approved by the GPO of which they are a member.

                Group Purchasing Organizations

GPOs serve as purchasing representatives of their institutional members by, among other things, reviewing, evaluating and recommending vendor sources for the purchase of the various products used by their members.  The GPOs award contracts to vendors that establish the prices at which the vendors' products may be purchased.

UDL works closely with the GPOs to ensure that they are aware of recent product developments and that their members purchase UDL products in compliance with awards between the GPO and
UDL.

                 Drug Wholesale Distributors

Approximately 90% of UDL's sales are made to drug wholesale distributors, who in turn resell such product to institutional end-users.  The drug wholesale distributors typically are located near the facilities of major institutional end-users and carry a broad line of pharmaceutical products.

UDL's products are currently stocked by substantially all United States drug wholesale distributors doing institutional business.  In recent years, the number of regional drug wholesale distributors have lessened as a result of industry consolidation.

              Institutional End-Users

Institutional end-users purchase UDL product from the drug wholesale distributors for dispensing to patients.  UDL recognizes that institutional pharmacists make the final purchasing decisions for the institutions they service.

Accordingly, UDL's sales force regularly meets with such pharmacists for the purpose of (I)
advising them as to UDL products covered under GPO contract awards; (ii) encouraging their compliance with such GPO awards where the institution is a member of such GPO; (iii) sharing information concerning new and existing products and product, market and purchasing developments, trends and patterns; and (iv) cultivating loyalty to the UDL product line.

               Pricing Practices

UDL maintains a published wholesale price for each product in its product line and invoices its drug wholesaler distributors for product sold to such wholesalers at the published wholesale price.  Normally, the wholesaler will charge an end-user purchasing UDL product the published wholesale price plus a service fee.

Institutional end-users that are members of a GPO are entitled to purchase UDL products at the price established in the contract award between the GPO and UDL.  Typically, the contract price is less than the published wholesale price paid by non-member institutions.  Separate arrangements between UDL and the drug wholesale distributors obligate the latter to honor the lower contract price and provide for UDL to reimburse the wholesaler for the differential between the published wholesale price and the lower contract price.  Such reimbursement is commonly referred to as a "chargeback."

              Government Rebate Programs

Under the Omnibus Budget Reconciliation Act of 1990 (OBRA '90), each pharmaceutical manufacturer, including UDL, is required to rebate to state Medicaid agencies a portion of sales revenues earned by such manufacturer from the administration of its products to Medicaid patients.  The rebate applicable to generic

                                             -32-

manufacturers equals 11% of the average wholesale price of pharmaceuticals sold for use by persons covered by Medicaid.

Several states have imposed and others are considering imposing a further rebate requirement on pharmaceutical manufacturers whose products are sold for use by persons covered under
Medicaid or certain state sponsored medical assistance programs.

              Product Sourcing

UDL purchases most of its pharmaceutical products in bulk from outside manufacturers.  UDL manufactures a limited number of unit dose liquid oral products with respect to which it purchases the active ingredients from specialty chemical concerns or other third-party sources.
Certain products, such as antibiotics, injectables, topicals and suppositories, have packaging or manufacturing requirements which exceed UDL's capabilities.  UDL, therefore, purchases such products already packaged.

There are many generic pharmaceuticals for which there may be only a single manufacturer or a limited number of manufacturers.  This is especially true in respect of generic versions of products which only recently have lost their patent or regulatory exclusivity.  UDL, therefore, may compete directly with a product manufacturer or other marketer or distributor in offering a given product in unit dose configuration to the institutional healthcare market. Such competition may affect a manufacturer's willingness to supply such product to UDL.  UDL generally has been able to secure sources for the broad range of products required by its institutional end-users.

UDL maintains multi-year supply agreements with a number of its major pharmaceutical product sources.  Such agreements generally cover all products purchased by UDL from such source and are designed to ensure that UDL can maintain availability of its products throughout the term of its multi-year sale contracts with the various group purchasing organizations.

UDL's supply relationships also provide an opportunity for UDL to obtain generic versions of brand-name pharmaceutical products which for the first time become available in generic form.
Emphasis is placed on gaining early access to newly available products so that UDL may secure
GPO contract awards with respect to such products and timely introduce such products to UDL's drug wholesale distributors and institutional end-users.  Gaining early access also enables UDL to benefit from the higher selling prices and profit margins typically enjoyed on newly available generic pharmaceuticals.

                       Competition

The generic pharmaceutical industry is highly competitive, with numerous manufacturers having capital and other resources substantially greater than UDL.  UDL believes that the strength of its relationships with all three links in the institutional purchasing process (i.e., the group purchasing organizations, the drug wholesale distributors and the institutional end-users) affords it a competitive advantage in the institutional marketplace by allowing it to maintain a dominant market share for the products which it carries and to rapidly introduce and build market share for new products.

UDL competes with brand and generic pharmaceutical companies active in the institutional market by offering a broad line of quality products, consistent product availability and exceptional customer service rather than on the basis of price alone.  In general, unit dose products sell at prices in excess of similar products packaged in bulk.  This premium reflects, among other things, the value of additional materials and labor costs involved in packaging products in unit dose configuration.  UDL believes that institutional end-users and third-party payers have been willing to absorb this premium because they appreciate (i) the administrative benefits afforded by unit dose packaging systems and (ii) the costs avoided in not having to sort and dispense bulk pharmaceuticals.  Although UDL's pricing structure generally reflects the need to offer prices competitive with those offered by other generic drug manufacturers in respect of their bulk or unit-dose products, UDL has not made a practice of initiating market reductions in product pricing or of necessarily meeting the lowest product price established in the marketplace.

                                                     -33-


             Research and Development

In recent years, UDL has expanded its research and development activities.  Because UDL purchases the majority of its products from outside manufacturers, its research and development activities are limited.

UDL's research and development activities are focused primarily on the development of unit-dose versions of existing generic liquid oral pharmaceuticals. UDL currently has obtained
FDA approval to manufacture and market three oral concentrates. The development, testing and regulatory approval process with respect to liquid oral products is substantially less than with respect to solid oral products.

            Drug Approval Process

          FDA approval is required before the generic version of any previously approved drug can be manufactured and marketed. The Waxman-Hatch Act establishes an abbreviated application procedure for obtaining approvals in the case of the generic version of a drug whose patent or regulatory exclusivity has expired.  This application procedure, known as an Abbreviated New
Drug Application ("ANDA"), which may be initiated (but will not be allowed to become effective) prior to expiration of the pertinent patent or regulatory exclusivity, waives the requirement of submitting reports of preclinical and clinical studies of safety and efficacy and instead requires only that the applicant establish that the new generic drug is the bioequivalent of the previously approved proprietary drug. Certain of UDL's products are subject to the ANDA application procedures.  However, in the case of the products which UDL purchases from other manufacturers in final dosage form, principally its solid orals and injectables, the ANDA authorizing the marketing of such products is the property of the manufacturer of such products.

             Facilities, Equipment and Staffing

In establishing an independent research and development laboratory, UDL initially dedicated discrete physical space and equipment within its Florida manufacturing facility.  During fiscal
1993, that space was enlarged to accommodate the growing number of personnel and amount of equipment devoted to research and development activities.

During fiscal 1995, UDL leased a separate research and development facility having approximately 10,300 square feet and fully equipped such facility.

UDL believes that its research and development facilities and staff are sufficient for its present activities.

           Government Regulation

UDL is subject to extensive regulation by the federal government, principally the FDA and the
DEA, and to a lesser extent by state and local governments. Specifically, the federal Food, Drug and Cosmetic Act, the Controlled Substance Act, and other federal and state statutes and regulations govern or influence the development, testing, manufacture, safety, labeling, storage, approval, advertising, promotion, marketing, sale and distribution of pharmaceutical products.
They also govern recordkeeping and research procedures.  As regard the FDA, the totality of statutory and regulatory requirements, along with the FDA's explanatory guidelines, is generally referred to as current Good Manufacturing Practice ("cGMP").

All pharmaceutical manufacturers must conform to the cGMP regulations established by the
FDA.  UDL devotes significant time and resources to FDA compliance, and its continued
compliance is of critical importance.  UDL believes that it is material compliance with FDA regulations.

With respect to the manufacturing, warehousing and marketing of drug products containing controlled substances, UDL must also comply with DEA regulations.  Those regulations place substantial controls and impose complex recordkeeping requirements on the acquisition, storage, use, transfer marketing and sale, both of the controlled substance ingredient and the finished product containing such ingredient.  Pharmaceutical manufacturing establishments subject to the
Controlled Substances Act and DEA regulations are also subject to routine but unannounced inspections by the DEA for compliance with such Act and the DEA regulations promulgated thereunder.  Noncompliance can subject the manufacturer to serious civil or criminal sanctions.
As with FDA requirements, UDL believes that it is in material compliance with DEA regulations.  In 1990, however,

                                              -34-

the DEA alleged that UDL failed to adhere to certain recordkeeping requirements or otherwise violated applicable DEA regulations.  UDL paid $110,000 in fines and entered into a consent decree with the DEA whereby UDL, neither admitting or denying any wrongdoing, was ordered to comply with DEA regulations.

UDL is also subject to federal, state and local laws and regulations regarding work place safety, environmental protection and hazardous substance controls among others.  UDL believes that it is in substantial compliance with all such laws and regulations.

                   Facilities

UDL operates six facilities, three at UDL-Rockford and three at UDL-Florida.

UDL's principal executive offices and production facility is located in Rockford, Illinois and is owned by UDL.  This 39,725 square foot facility contains UDL's packaging operations for its solid oral products and serves as a warehouse for receiving and storing bulk pharmaceuticals used in UDL's Rockford operations.

UDL also leases a separate 30,480 square foot finished goods distribution warehouse located in
Rockford less than one mile from its main production facility and an adjacent 7,920 square foot component warehouse for the storage of production and packaging materials.

UDL's Rockford facilities also contain segregated warehouse space devoted to the special storage requirements of controlled substances and antibiotic products.  UDL's production facility also contains segregated space for secured storage of product labels and information inserts.

UDL's manufacturing facility is located in Largo, Florida and owned by UDL.  This 32,000 square foot facility contains UDL's manufacturing and packaging operations for liquid oral pharmaceuticals, methadone powder and liquid concentrate and UDL's chemistry and microbiology laboratories.

UDL leases a separate 31,200 square foot finished goods distribution and components warehouse located in unincorporated Pinellas County, Florida, near to its main manufacturing facility.  UDL also leases a separate 10,300 square foot research and development laboratory located in unincorporated Pinellas County, Florida, adjacent to its distribution and components warehouse.

UDL believes that its facilities are sufficient for its present activities.

             Product Liability and Insurance

Product liability claims constitute a risk to all pharmaceutical manufacturers.  No product liability claims have been made against UDL to date.  UDL believes that it carries adequate product liability insurance to cover its current needs.

Legal Proceedings

TC presently is not party to any material legal proceedings, and knows of no claims overtly threatened against it, which would be expected to have a material adverse affect against TC or its properties.

         TC'S MANAGEMENT DISCUSSION AND ANALYSIS OF RESULTS OF
                           OPERATIONS AND FINANCIAL CONDITION

Overview

TC Manufacturing Co. Inc. conducts operations through its subsidiaries and/or divisions involved in the Pharmaceutical, Packaging and Coating Businesses.

                                         -35-

Results Of Operations

           Years Ended October 31, 1995, 1994 and 1993:

          TC recognized net income of $3,453,000 or $0.64 per share for the year ended October
31, 1995 compared to a net loss of $120,000 or $0.03 per share for fiscal 1994 and net income of
$4,358,000 or $0.82 per share for fiscal 1993.  The fiscal 1993 earnings per share amount has been adjusted to reflect the 2 for 1 stock split effected in the form of a dividend approved by the
Board of Directors in October 1994.  The principal factor which resulted in the changes to net income between 1993, 1994 and 1995 was the gross profit of the Pharmaceutical Business discussed below.

           Net Sales and Gross Profit

Net sales and gross profit for the three years ended October 31, 1995, 1994 and 1993 by Business are as follows (in thousands):

---------------------------------------------------------------------------
                      1995               1994                 1993
---------------------------------------------------------------------------
                 Net      Gross        Net    Gross       Net     Gross
                Sales     Profit      Sales   Profit     Sales    Profit
              --------   ---------   -------- ------    --------  --------
Pharmaceutical  $60,709  $14,483     $50,223  $8,129     $52,810  $14,122
Packaging        20,637    5,367      17,226   4,396      17,351    4,774
Coating           9,533    2,527      11,331   3,633       9,456    2,968
              ---------  ---------   -------- -------    ------- ----------
Total           $90,879  $22,377     $78,780 $16,158     $79,617  $21,864
                =======  =======     ======= =======     =======  =======

Net sales of the Pharmaceutical Business increased 20.9% from fiscal 1994 to fiscal 1995 after a decrease of 4.9% from fiscal 1993 to fiscal 1994.  Both the decline from fiscal 1993 to fiscal
1994 and the increase in fiscal 1995 over fiscal 1994 was primarily the result of the Company's decision in late fiscal 1994 to eliminate certain sales incentive programs for its wholesaler customers.  The elimination of these programs enabled the Company to more evenly schedule manufacturing and reduce inventory in customer warehouses thereby lowering price protection credits ("chargebacks") issued to customers on their inventory of TC products when market prices decline.

In fiscal 1994, the Pharmaceutical Business experienced pricing competition that was more significant than that experienced historically.  This resulted not only in lower prices for products sold in fiscal 1994 but also in higher chargebacks.  Consequently, gross profit for fiscal 1994 declined to 16.2% from 26.7% in fiscal 1993.  Due to favorable changes in the mix of products sold as well as higher overall sales volume, gross profit for fiscal 1995 rebounded to 23.9%.

Net sales for the Packaging Business increased 19.8% in fiscal 1995 over fiscal 1994 after showing almost no growth in fiscal 1994 over fiscal 1993.  At the beginning of fiscal 1994, the
Packaging Business was notified by a significant customer that it was discontinuing the use of a customized and patented carryout bag.  The fiscal 1994 results indicate that the business was able to substantially replace all of the lost sales with new sales.  The growth in fiscal 1995 occurred as a result of greater market penetration.

Net sales for the Coating Business declined 15.9% in fiscal 1995 over fiscal 1994 after increasing
19.8% in fiscal 1994 over fiscal 1993.  Gross profit as a percent of net sales declined to 26.5% in fiscal 1995 from 32.1% in fiscal 1994 and 31.4% in fiscal 1993.  The drop in net sales and gross profit resulted from a loss of market share due to an aging product line and delays experienced in introducing replacement products necessary to meet increasing competition.

                            -36-

Operating Expenses by Business (in thousands):


                                   General and  Research and
                       Selling   Administrative  Development   Total
                     ----------  -------------- ------------- --------
1995
Pharmaceutical         $4,628     $3,037          $  993        $8,658
Packaging               1,464        875               0         2,339
Coating                 1,897        919             149         2,965
Corporate                   0      1,946               0         1,946
                       ------     ------          ------       -------
   Total               $7,989     $6,777          $1,142       $15,908
                       ======     ======          ======       =======
1994
Pharmaceutical         $3,549     $4,491          $  998        $9,083
Packaging               1,234        759               0         1,993
Coating                 1,987        760             103         2,850
Corporate                   0      1,643               0         1,643
                       ------     ------          ------       -------
   Total               $6,770     $7,653          $1,101       $15,524
                       ======     ======          ======       =======
1993
Pharmaceutical         $3,498     $2,619          $  606        $6,723
Packaging               1,120        817               0         1,937
Coating                 2,075        743             158         2,976
Corporate                   0      1,798               0         1,798
                       ------     ------         -------       -------
   Total               $6,693     $5,977         $   764       $13,434
                       ======     ======         =======       =======

The Pharmaceutical Business 1994 operating income was adversely impacted by collection losses.  In 1994, two long-time wholesaler customers, one of whom was large, declared bankruptcy resulting in write-offs of approximately $1,400,000.  This bad debt expense is included in general and administrative expenses.

The Pharmaceutical Business continued in fiscal 1995 the planned expansion of its research and development program begun in fiscal 1994 in order to become less dependent upon outside sources of supply.  Expenditures for research and development were $993,000 in fiscal 1995 and
$998,000 in fiscal 1994 compared to $606,000 in fiscal 1993.  In fiscal 1995 the Company leased a separate facility to house its research and development efforts.

Operating expenses for the Packaging Business increased 17% in fiscal 1995 over the prior two fiscal years due to additional commission costs paid to outside independent sales representatives on higher fiscal 1995 sales as well as additional inside sales and administrative personnel costs.

Operating expenses for the Coating Business remained relatively stable over the three year period although general and administrative expenses did increase in fiscal 1995.  This increase was primarily the result of additional one-time costs of implementing a "reduction in force" which occurred in August, 1995.  Selling expenses decreased over the three year period resulting from consolidation of multiple sales territories, reducing outside sales personnel and lower overall commission expense from lower sales.

                                        Income Taxes

The effective tax rates for fiscal 1995, 1994 and 1993 were 34%, 27% and 37%, respectively.
The significantly lower effective tax rate for fiscal 1994 resulted from the relatively greater impact of certain non-deductible expense items (i.e., intangible asset amortization, officers life insurance premiums and meals and entertainment expenses) on a relatively small pretax loss.

Capital Resources And Liquidity

At October 31, 1995, TC's long-term debt was only 22% of stockholders' equity and its current ratio was 2.37 to 1.  With cash and cash equivalents of $6,875,000 and current assets of
$35,371,000, TC has adequate liquidity to meet its foreseeable short-term needs.  For the year ended October 31, 1995, TC generated cash flow of $5,455,000 from operations and invested
$2,591,000 in property, plant and equipment while also paying down $1,600,000 of long-term debt.

                              -37-

TC has in recent years been able to meet its short-term capital needs through cash generated from operations and the proceeds of its 1991 10.5% long-term borrowing from the Metropolitan Life
Insurance Company.  TC also has a revolving credit line aggregating $10,000,000, of which
$9,231,000 remained available at October 31, 1995.

TC's revolving credit line incorporates the provisions of the loan agreement which supports TC's remaining indebtedness to the Metropolitan Life Insurance Company.  The Metropolitan
agreement limits TC's ability to incur short-term bank debt and to make certain kinds of payments, principally dividend payments and repurchases of its common stock.  The formulae upon which such restrictions are grounded are such that at the present time, TC is free to use its entire short-term credit line and as of October 31, 1995 had accumulated earnings of $5,829,000 which were unrestricted for cash dividends or the repurchase of common stock.

Other Items

In December 1994, the President signed into law the Uruguay Round Agreements Act ("URAA")
which took effect on June 8, 1995 and implemented the General Agreement of Tariffs and Trade
("GATT").  One change in US law required by GATT is the amendment of patent law to reflect a patent term of 20 years from the date of filing the application instead of the current term of 17 years from the date of issuance.  The FDA has taken the position that it cannot approve an
Abbreviated New Drug Application ("ANDA") until the expiration of the extended patent period.
This could delay the launch of future products by generic drug manufacturers and in turn TC's
Pharmaceutical Business.  While this has no effect on products presently marketed by the business, it is impossible for TC to predict the extent to which the operations of the
Pharmaceutical Business will be affected by this regulation.

In October 1995, TC entered into a merger agreement with Mylan Laboratories Inc. under which
TC will become a wholly-owned subsidiary of Mylan.  This transaction is more fully described in the audited financial statements of TC contained elsewhere in this Proxy
Statement/Prospectus.

                                   SECURITY OWNERSHIP OF MANAGEMENT OF TC
                                          AND CERTAIN OTHER PERSONS

The following table sets forth the amount and percentage of TC Common Stock and TC
Preferred Stock owned beneficially on October 31, 1995 by (i) any person or group that is known to TC to be the beneficial owner of more than 5% of the outstanding TC Common Stock or
Preferred Stock, (ii) each of the directors of TC and (iii) all directors and officers of TC as a group. No stockholder of TC will acquire in the Merger beneficial ownership of more than 1.0%
of the issued and outstanding shares of Mylan Common Stock.


Name and Address of Beneficial Owner                    Percent of TC                       Percent of TC
-----------------------------------     Shares of TC    Common Stock       Shares of TC    Preferred Stock
                                        Common Stock  Beneficially Owned  Preferred Stock Beneficially Owned
                                          Owned(1)      Prior to Merger       Owned(1)      Prior to Merger
                                       -------------  ------------------  --------------- -------------------
Herbert L. Stern, Jr. (2)(3)               2,490,136      46.6%
30 N. LaSalle St.
Suite 4300
Chicago, IL  60602

Priscilla S. Sloss (2)                       600,000      11.2%               1,250            29.5%
1601 Oakwood Ave., #103
Highland Park, IL  60035

Susan S. Ettelson (4)                        360,000       6.7%
2440 N. Lakeview
Chicago, IL  60614

Joan E. Feitler (5)                          342,852       6.4%
777 N. Prospect Ave.
Milwaukee, WI  53202

Harold E. Foreman, Jr.                       284,580       5.3%                 285.5           6.7%
890 Skokie Blvd.
Northbrook, IL  60062

Shiro F. Shiraga (6)                         242,170       4.5%

Robert Feitler (3)(7)                          5,052          *

Frank L. Klapperich, Jr.(3)                   25,000          *

Dr. John F. Moore(3)                           2,600          *

Herbert L. Stern, III(3)(8)                    1,480          *

S. Peter Ullman(3)                             1,000          *

Mayo Foundation                              137,160       2.6%                 285.5           6.7%
200 First St. SW
Rochester, MN 55905

Nancy Smart                                                                     572            13.5%
309 East 49th St., No. 7B
New York, NY 10017

Grace Mary Stern (9)                                                            1,250          29.5%
291 Marshman
Highland Park, IL 60035


All directors and officers
as a group (26 in number)                  3,027,266      55.1%
                                           ---------
-----------------------------------------------------------------------

1 All of record except in the case of Herbert L. Stern, Jr., Priscilla S. Sloss, Shiro F. Shiraga,
Susan
S. Ettelson, Harold E. Foreman, Jr. and certain officers of the Company, whose shares are owned beneficially.

2 Priscilla Sloss's shares are held in two trusts, one known as the Priscilla S. Sloss Declaration of
Trust (a revocable trust of which Mrs. Sloss is the grantor) and the other as the James Sloss 1984
Revocable Trust (now irrevocable due to the death of Mr. Sloss.)  Mrs. Sloss is a beneficiary of both trusts, and in each case, one of three trustees. Priscilla Sloss is the sister of Herbert L. Stern,
Jr. The holdings of the Stern family, including among others Herbert L. Stern, Jr. and the Sloss
Trusts, total 3,090,616 shares of the TC Common Stock. Herbert L. Stern, Jr. and Priscilla Sloss
each disclaims that he or she is the beneficial owner of any securities other than those indicated
opposite his or her name.

3 Includes 1,000 shares which the beneficial owner has the option to purchase.

4. Does not include 2,400 shares owned by Susan S. Ettelson's husband, to which Mrs. Feitler disclaims beneficial ownership.

5. Does not include 4,052 shares owned by Robert Feitler, Joan E. Feitler's husband, to which
Mrs. Feitler disclaims beneficial ownership.

6. Does not include 342,852 shares owned by Joan E. Feitler, wife of Robert Feitler, to which
Mr. Feitler disclaims beneficial ownership.

8 Herbert L. Stern, III is the son of Herbert L. Stern, Jr. Herbert L. Stern, Jr. and Herbert L.
Stern, III each disclaims beneficial ownership of any securities other than those indicated
opposite his name.

9 Grace Mary Stern is the wife of Herbert L. Stern, Jr. Herbert L. Stern, Jr. and Gracy Mary Stern
each disclaims that he or she is the beneficial owner of any securities other than those indicated
opposite his or her name.

* Percentage of share ownership represents less than 1% of total outstanding shares.

CERTAIN RELATED TRANSACTIONS AND RELATIONSHIPS OF TC AND MYLAN

Reorganization

Effective immediately prior to the closing of the Merger, TC, through a reorganization in the form of a split-off, will transfer all its assets (including the stock of certain subsidiaries) relating to the Coating Business and to the Packaging Business to Newco.  All of the liabilities related to the Coating Business and the Packaging Business will be assumed by Newco.

As part of the Reorganization, there will be a non-pro rata distribution to the holders of TC
Common Stock.  Holders of TC Common Stock who are not employed in the Pharmaceutical
Business will receive a distribution of all of the shares of Newco.  Holders of TC Common Stock who are in the Pharmaceutical Business will receive additional shares of TC Common Stock in a sufficient number to account for the values of the Coating Business and the Packaging Business in which such employee holders will no longer have an ownership interest.

In order to effect the Reorganization and Merger, TC and Mylan are parties to an Agreement for
Business Combination which identifies and describes the transactions which are to be consummated as part of the Reorganization and as conditions precedent to the Merger.  A summary of each of such transactions follows.

1.   Plan of Reorganization.  The Plan of Reorganization adopted by the Board of Directors of
TC provides for a series of transactions described as follows:

     (a)  HSW Investment Co., an Illinois corporation and wholly-owned subsidiary of TC
("HSW"), will liquidate pursuant to a Plan of Complete Liquidation.  The Plan of Complete
Liquidation will provide for HSW to distribute to TC the stock of two wholly-owned special purpose subsidiaries.  TC will then contribute the stock of these special purpose subsidiaries to
UDL-Illinois and UDL-Illinois will also assume and agree to pay the entire balance of any intercompany indebtedness due to TC from these subsidiaries.

     (b)  TC will transfer all of the assets of the Coating Business and the Packaging
Business to Newco and, in exchange, Newco will assume all of the liabilities of TC relating to the Coating Business and the Packaging Business and will issue shares of its capital stock to TC.

               (c)  The shares of Newco will then be distributed by TC to the holders of TC Common
Stock who are not employed by a member of the Pharmaceutical Group.  At the same time, holders of TC Common Stock who are employed by a member of the Pharmaceutical Group will receive additional shares of TC Common Stock.  Each holder of TC Common Stock who is not employed by a member of the Pharmaceutical Group will receive one share of Newco voting common stock and one share of Newco non-voting common stock for each share of TC Common
Stock held by such holder.  Each holder of TC Common Stock receiving additional shares of TC
Common Stock will receive .4851633 shares of TC Common Stock for each share of TC
Common Stock held (assuming exercise of all outstanding options for TC Common Stock).
Such fractional shares account for the proportionate interest of such holder in the combined value of the Coating Business and the Packaging Business (as determined by TC) in which such holder will no longer have an ownership interest.

2.   Other Ownership Interests in TC and UDL-Illinois.

     (a)  Options to purchase TC Common Stock are held by employees and directors of
TC.  The holders of such options will be given the opportunity to exercise the options prior to the effective date of the Reorganization, whether or not such options are then vested and exercisable.
Holders of options who exercise their rights to purchase TC Common Stock will then be in a position to receive shares of Newco Common Stock or additional shares of TC Common Stock as part of the Reorganization.

     (b)  Michael K. Reicher is the holder of three shares of UDL-Illinois Common Stock which constitute a six-percent interest in UDL-Illinois.  TC has entered into a Stock Purchase
Agreement with Mr. Reicher pursuant to which TC has agreed to purchase Mr. Reicher's shares in UDL-Illinois for a price of $2,850,000 payable in cash pursuant to the terms of a promissory note to be delivered by TC to Mr. Reicher.  The obligations of TC to purchase Mr. Reicher's stock is conditioned upon the occurrence of the Reorganization and the

                                         -40-

Merger.  The obligation of TC in favor of Mr. Reicher is due and payable on the later of January
3, 1996 or the day immediately following the consummation of the Merger.

3.   Agreement and Plan of Merger.

     See "The Merger Agreement."

4.   Treatment of Indebtedness and Liabilities of TC.

     As a precondition to the Merger, TC is to remain obligated with respect to:  (a) its indebtedness (both principal and interest) to the Metropolitan Life Insurance Company
("Metropolitan"), including any penalty which might be payable upon a subsequent mandatory or other prepayment of such indebtedness, the amount of which will be calculated as if TC had made such prepayment at the Effective Time; (b) its indebtedness (both principal and interest)
under TC's outstanding line of credit with the LaSalle National Bank ("LaSalle"); and (c) such other indebtedness and liabilities as may exist on the books and records of TC as of the Effective
Time after giving effect to TC's acquisition of Mr. Reicher's interest in UDL-Illinois, the assumption of liabilities by Newco in conjunction with the Reorganization and the payment by
TC of all expenses payable by it in conjunction with the transactions contemplated by the
Reorganization and the Merger.  The amount of the indebtedness to remain outstanding may or may not exceed the amount due and owing to TC on account of UDL-Illinois' intercompany indebtedness to TC.  The amount of such excess or deficiency will affect the aggregate number of shares of Mylan Common Stock finally delivered to holders of TC Common Stock.

See "The Merger Agreement - Certain Holdbacks Applicable to Holders of TC Common Stock;
Adjustment of Common Stock Exchange Ratio; and Distributions."

5.   Indemnification.  As part of the Reorganization, Newco will agree to assume and be responsible for the liabilities relating to TC's ownership and operation of the Coating Business and the Packaging Business prior to the Reorganization and TC agrees to remain responsible for the liabilities relating to TC's ownership and operation of the Pharmaceutical Business prior to the Reorganization.  In order to further protect TC and Newco from the claims or causes of action which relate to or are derived from such actual or potential liabilities, Newco will execute for the benefit of TC and Mylan, and TC will execute for the benefit of Newco and Newco's stockholders, the Indemnification Agreement to be executed pursuant to the Plan of
Reorganization.

The Indemnification Agreement provides for the procedures to be followed by Newco and TC with respect to the filing of all tax returns with respect to the Coating Business, the Packaging
Business and the Pharmaceutical Business and the payment of the taxes shown to be due by such tax returns.  The Indemnification Agreement also provides for the procedures to be followed by
Newco and TC in the event either party desires to make a claim for indemnification.

Newco and TC have mutually agreed in the Indemnification Agreement that, until the third anniversary of the Effective Time, neither of them will nor will they permit their respective subsidiaries to:

(i)  cease operations;

(ii) make a material disposition of existing assets by means of a sale, exchange, or transfer, distribution to shareholders or otherwise;

(iii)     dispose of any capital stock of any of existing subsidiaries by sale, exchange or transfer, distribution to shareholders or otherwise;

(iv) liquidate or merge with any other corporation; or

(v)  in the case of TC only, cease to engage in the active conduct of a trade or business within the meaning of Section 355(b)(2) of the Code.

                            -41-

In the event Newco or TC desires to take any of the actions described above or to permit any of its respective subsidiaries to do so within such three year time period, Newco or TC, as the case may be, is required to deliver to the other either an opinion of counsel or a favorable ruling letter from the appropriate taxing authority to the effect that such actions will not adversely affect the tax consequences of the transactions described in the Plan of Reorganization or the Merger.

Newco has agreed that, except as described in the following sentence, during the five year term of the Indemnification Agreement, it will not sell, transfer or otherwise dispose of the stock of any of its subsidiaries or all or substantially all of the assets of the Coating Business or the
Packaging Business.  After the third anniversary of the Effective Time, Newco has agreed that it will not (i) sell or otherwise dispose of the stock of any of its subsidiaries without the consent of
TC unless such subsidiary enters into a joinder and undertaking agreement by which it agrees to join in the Indemnification Agreement and to perform the obligations of Newco under the
Indemnification Agreement (a "Newco Joinder and Undertaking Agreement"); (ii) sell all or substantially all of the assets of the Coating Business or Packaging Business except in transactions which are bona fide and arm's-length in nature; or (iii) transfer the assets of the
Coating Business or the Packaging Business or both to one or more corporations which are wholly-owned subsidiaries of Newco (each a "Newco Subsidiary") unless (A) each such Newco
Subsidiary enters into a Newco Joinder and Undertaking Agreement; and (B) Newco retains the stock of each such Newco Subsidiary until Newco sells or distributes the stock of such Newco
Subsidiary in accordance with the provisions of the Indemnification Agreement.

Newco has further agreed that, except as described in the following sentence, during the term of the Indemnification Agreement, it will not permit the transfer on its stock register of any shares of its capital stock held by any stockholder owning at least 1% of the issued and outstanding capital stock of Newco except for transfers by will or intestate succession.  After the third anniversary of the Effective Time, if the stockholders of Newco enter into an agreement to sell at least 51% of the issued and outstanding capital stock of Newco in transactions which are bona fide and arm's-length in nature, upon notice to TC and upon the consummation of the transactions set forth in such agreement, certain covenants of Newco in favor of TC as set forth in the Indemnification Agreement will terminate.

Newco has agreed generally not to make any distributions to its stockholders if, after giving effect to such distribution, the stockholders' equity shown on the balance sheet of Newco at the date of the distribution would be less than the stockholders' equity shown on the balance sheet of
Newco on the date the Reorganization is consummated.  Newco has also agreed not to make any loans or advances to its stockholders unless such loan or advance, if treated as a distribution, would be permitted.

However, under the terms of the Indemnification Agreement, Newco is permitted to make certain specifically described distributions to its stockholders which enable Newco to, by way of example, purchase a limited number of shares of its capital stock from:  (i) employee stockholders who are terminated or retire; (ii) successors in interest to deceased stockholders or;
(iii) stockholders tendering a bona fide right of first refusal to Newco under a shareholders agreement.

Newco is also permitted to distribute to its stockholders the stock of a Newco Subsidiary on the condition that such Newco Subsidiary enters into a Newco Joinder and Undertaking Agreement which will cause such Newco Subsidiary to be subject to the restrictions on distributions to its stockholders described above.  After executing such Newco Joinder and Undertaking Agreement, such Newco Subsidiary will be permitted to sell all or substantially all of its assets in transactions which are bona fide and arm's-length in nature.  Finally, in the event Newco or, if the stock of a
Newco Subsidiary has been distributed to the stockholders of Newco, the stockholders of Newco enter into an agreement to sell at least 51% of the issued and outstanding capital stock of such
Newco Subsidiary in transactions which are bona fide and arm's-length in nature, upon notice to
TC and upon the consummation of the transactions set forth in such agreement, certain covenants of such Newco Subsidiary in favor of TC as set forth in the Indemnification Agreement will terminate.

TC has agreed that, at any time after the third anniversary of the Effective Time, it will not transfer the stock of any subsidiary in existence at the Effective Time unless such subsidiary or, at the election of TC, Mylan enters into a joinder and undertaking agreement by which it agrees to join in the Indemnification Agreement and to perform the obligations of TC under the
Indemnification Agreement.

                           -42-

6.   Tax Impact of the Transactions.

     See "The Merger-Certain Federal Income Tax Consequences."

7.   Trading Restrictions.

     (a)  Rule 145 promulgated under the Securities Act of 1933 imposes certain restrictions on the right of "affiliates" of TC to transfer their interests in any shares of Mylan
Common Stock received by them in the Merger.  In order to ensure compliance with Rule 145, each director, officer and holder of five (5%) percent or more of the issued and outstanding shares of TC Common Stock as of the Effective Time will execute and deliver to Mylan and to the Stockholders Representative (for the benefit of all of the former stockholders of TC) a letter agreeing to abide by the restrictions on transfer imposed by Rule 145.

     (b)  Additionally, in order to ensure the ongoing continuity of stockholder ownership of TC requisite to support the tax-free nature of the Reorganization and Merger, each holder of one (1%) percent or more of the issued and outstanding shares of TC Common Stock as of the
Effective Time will be required to enter into a Letter Concerning Continuity of Shareholder
Interest pursuant to which such holder will agree to further limit his or her right to transfer the shares of Newco Common Stock received in the Reorganization and his or her right to transfer the Mylan Common Stock received in the Merger for a period of three (3) years following the effective date of the Reorganization and Merger, respectively.

8.   Stockholders Representative.  In connection with certain actions relating to the
Reorganization and Merger but which are to occur after the effective dates thereof, each stockholder of TC will be asked to designate Herbert L. Stern, Jr. and Robert Feitler to act singly or together as a representative of and attorney-in-fact for such stockholder (each, the
"Stockholders Representative").  In designating the Stockholders Representative, each stockholder will be required to execute and deliver a Limited Power of Attorney.

Pursuant to the Limited Power of Attorney each stockholder of TC Common Stock will authorize the Stockholders Representative to take certain actions on behalf of each such stockholder in connection with the Agreement for Business Combination, the Plan of Reorganization and the
Merger Agreement and the transactions contemplated thereby.  The actions which the
Stockholders Representative is authorized to take on behalf of each such stockholder are:

A.   To prepare and certify the joint certification of the assets and liabilities of TC on the
Effective Time as provided in the Merger Agreement;

B.   To select a person or persons to represent such stockholder before the Internal Revenue
Service or any other taxing authorities which may examine or audit the transactions contemplated by the Agreement for Business Combination, the Plan of Reorganization and the
Merger Agreement;

C.   To select a person or persons to represent such stockholder before the Internal Revenue
Service in connection with a request for a private letter ruling as to the tax-free nature of the
Reorganization and the Merger; and

D.   To exercise from time to time all other powers with respect to the shares of TC Common
Stock owned by such stockholder as described in, or required pursuant to the terms of the
Agreement for Business Combination, the Plan of Reorganization or the Merger Agreement
which may be necessary, advisable or appropriate so as to effect the Reorganization and the
Merger and the other transactions contemplated by the Agreement for Business Combination, the
Plan of Reorganization and the Merger Agreement.

Each stockholder of TC executing a Limited Power of Attorney will be legally bound by all authorized actions taken by the Stockholders Representative.  The Limited Power of Attorney is
irrevocable and will expire in the event the Merger is not consummated within six months after the execution of the Limited Power of Attorney.

                                    -43-

Irrevocable Proxies

Certain holders of TC Preferred Stock and TC Common Stock have executed and delivered to
Mylan irrevocable proxies which authorize designated representatives of Mylan to vote such holders' shares of TC stock on the following matters:

(A)  in favor of calling a special meeting of the holders of TC Preferred Stock and the holders of the TC Common Stock for the purpose of considering and approving the Merger Agreement and the transactions contemplated thereby;

(B)  in favor of approving the Merger Agreement and the transactions contemplated thereby, all on the terms and conditions provided for therein; and

(C)  against approval of any merger, consolidation or sale of assets of TC which requires a vote of the stockholders of TC pursuant to Section 251 or Section 271 of the Delaware General
Corporation Law at any annual, regular or special meeting of such stockholders.

The irrevocable proxies will terminate on the first to occur of the consummation of the Merger, the date upon which the Merger is terminated and abandoned or February 28, 1996.

Holders of shares of TC Preferred Stock representing approximately 73% of the outstanding TC
Preferred Stock have executed irrevocable proxies with respect to their shares.

Holders of shares of TC Common Stock representing approximately 77% of the outstanding TC
Common Stock including directors and executive officers who hold approximately 52% of the outstanding shares of TC Common Stock have executed irrevocable proxies with respect to their shares.

Letter of Transmittal

In order to effect the exchange of shares of TC Preferred Stock and TC Common Stock for shares of Mylan Common Stock following the Merger, each stockholder of TC will be required to execute a Letter of Transmittal and to deliver the Letter of Transmittal and the certificates formerly representing TC Preferred Stock and TC Common Stock to the Exchange Agent under the Merger Agreement.

The Letter of Transmittal sets forth instructions for the endorsement of the certificates formerly representing shares of TC Preferred Stock and TC Common Stock and the delivery of such shares to the Exchange Agent for the purpose of conversion into shares of Mylan Common Stock and, in the case of holders of TC Common Stock who are not employed by a member of the
Pharmaceutical Group, delivery of shares of Common Stock of Newco.  See also "Certain
Relationships and Related Transactions of TC."

In addition, the Letter of Transmittal requires that each stockholder of TC represent and agree for the benefit of Mylan that (i) although the Reorganization and the Merger have been structured by
TC to be tax free, there is no assurance that the transactions will be tax free and there is a possibility that each stockholder may have personal income tax liability as a result of the
Reorganization or Merger and each stockholder is required to release Mylan and TC from any claims that may result from the Reorganization and Merger being subject to federal, state or local taxes; except for claims for corporate taxes assessed against TC and imposed upon any stockholder on account of transferee liability, if any, resulting from the distribution by TC to such stockholder of the shares of Newco in the Reorganization; (ii) the stockholder is acquiring the shares of Mylan Common Stock and, in certain cases, the Newco Common Stock for investment and not with a view to further distribution that would require registration under the
Securities Act of 1933; and (iii) as to each stockholder holding 1% or more of the outstanding
TC Common Stock, he/she will execute a Letter Concerning Continuity of Shareholder Interest
which will require the stockholder to hold the Mylan Common Stock and, if applicable, the
Newco Common Stock for a period of three years from the Effective Time and that the share certificates will bear a legend, and the stock transfer books of each corporation will be noted, to such effect.

See "The Merger - Certain Federal Income Tax Consequences."

                       -43-

Non-Competition Agreements

At the Effective Time, Mylan and TC will enter into a Non-Competition Agreement with Newco pursuant to which Mylan and TC severally will agree that, for a period of five years following such date, neither Mylan nor TC nor any of their subsidiaries will participate directly or indirectly in the Coating Business or the Packaging Business in the continental United States nor will Mylan, TC or any of their subsidiaries solicit any current or future suppliers or customers of the Coating Business or Packaging Business for the purpose of attempting to cause them to change the manner in which they are doing business with the Coating Business or the Packaging
Business in a way which would have a material adverse effect on the Coating Business or
Packaging Business.  In addition, TC and Mylan will agree that, during the same period, neither of them nor any of their subsidiaries will knowingly employ or seek to employ any of the executive, managerial or technical employees of the Coating Business or the Packaging Business.
Finally, TC and Mylan will agree to protect the confidentiality of any proprietary information in their possession which relates to the Coating Business or the Packaging Business.

At the same time, Newco, Herbert L. Stern, Jr., Chairman of the Executive Committee of TC
("Stern"), and Shiro F. Shiraga ("Shiraga"), Chairman of the Board, Chief Executive Officer and
President of TC, will enter into a Non-Competition Agreement with TC pursuant to which each of Newco, Stern and Shiraga severally will agree that, for a period of five years following the
Effective Time, such person (including, in the case of Newco, its subsidiaries) will not participate directly or indirectly in the business conducted by the members of the Pharmaceutical
Group in the continental United States nor will such person solicit any current or future suppliers or customers of the Pharmaceutical Group for the purpose of attempting to cause them to change the manner in which they are doing business with any of the members of the Pharmaceutical
Group in a way which would have a material adverse effect on any of such members.  In addition, each of Newco, Stern and Shiraga severally will agree that, during the same period, such person (including, in the case of Newco, its subsidiaries) will not knowingly employ or seek to employ any of the executive, managerial or technical employees of any member of the
Pharmaceutical Group.  Finally, each of Newco, Stern and Shiraga severally will agree to protect the confidentiality of any proprietary information in such person's possession which relates to the members of the Pharmaceutical Group.

In each case, the parties to the Non-Competition Agreements have the right to purchase and hold securities in publicly held corporations which are engaged in competitive businesses as long as such holdings do not exceed five percent of the outstanding class of securities of such publicly held corporation.

Supplier Relations

Mylan supplies pharmaceutical products to TC.  See "The Merger -- Background of the Merger."

TC Legal Counsel

The law firm of Rivkin, Radler & Kremer, acts as legal counsel to TC.  Herbert L. Stern, Jr., a significant stockholder and Chairman of the Executive Committee of TC  is of counsel to such firm and Keith R. Abrams, Assistant Secretary of TC, is a partner of such firm.  Legal fees to be paid to Rivkin, Radler & Kremer with respect to services provided in connection with the
Reorganization and Merger are expected to total approximately $450,000.

                            COMPARISON OF SHAREHOLDER RIGHTS

If the Merger is consummated, holders of TC Stock may become holders of Mylan Common
Stock, which would result in their rights as shareholders being governed by the laws of the
Commonwealth of Pennsylvania and the Amended and Restated Articles of Incorporation, as
amended, of Mylan ("Mylan's Articles") and the By-Laws, as amended, of Mylan ("Mylan's
By-Laws").  The rights of holders of TC Stock currently are governed by the laws of the State of
Delaware and the Certificate of Incorporation, as amended, of TC ("TC's Articles") and the
Bylaws, as amended, of TC ("TC's Bylaws").

          It is not practical to describe all of the differences between the laws of the Commonwealth of Pennsylvania and the laws of the State of Delaware, between

                                     -45-

Mylan's Articles and TC's Articles and between Mylan's By-Laws and TC's Bylaws.  The following is a summary of certain differences between the rights of a holder of TC Common
Stock and the rights of a holder of Mylan Common Stock.

Shareholder Rights Generally

Notice of Meetings.  Under the Pennsylvania Business Corporation Law of 1988, as amended
(the "PBCL"), holders of Mylan Common Stock are entitled to at least 10 days' prior written notice for a meeting called to consider a fundamental change (as defined in the PBCL) and five days' prior written notice for any other meeting.  Under the DGCL and TC's Bylaws, holders of
TC Stock are entitled to at least 10 days' prior written notice for a special meeting called to consider general matters.  Under the DGCL, at least 20 days' notice is required to consider a merger.

Proxies.  Under the DGCL and TC's Bylaws, a proxy is invalid after three years from its date, unless the proxy provides for a longer period.  Under the PBCL, there are no limitations on the duration of proxies except that an unrevoked proxy is not valid after three years unless a longer time is expressly provided therein.

Right to Call Special Meetings.  Under the PBCL, holders of Mylan Common Stock have no right to call special meetings of shareholders except that an interested shareholder (i.e., the beneficial owner of at least 20% of the corporation's outstanding voting securities) has the right to call a special meeting of shareholders to approve certain business combinations.  Under the
DGCL, a special meeting of stockholders may be called only by the board of directors or by such person or persons as may be authorized by TC's Articles or TC's Bylaws.  Under the TC's
Bylaws, the Chairman of the Board or the President may call or holders of a majority of capital stock of TC can request a special meeting of stockholders, but business transacted must be limited to that stated in the notice of such meeting.

Election of Directors.  Shareholders of Mylan do not exercise cumulative voting in the election of its directors.  Stockholders of TC exercise cumulative voting in the election of its directors.

Removal of Directors.  Under the PBCL, the entire Board of Directors of Mylan, or any individual director, may be removed from office without assigning any cause by the vote of a majority of the votes cast at any duly noticed and called meeting.  Under the DGCL the entire board or any director may be removed with or without cause, by the majority of the shares then entitled to vote at an election of directors.  However, since TC's Certificate of Incorporation provides cumulative voting, if less than the entire board is to be removed, no director may be removed without cause if the vote cast against his removal would be sufficient to elect him.

Shareholder Voting Rights

General Vote Required.  Under the PBCL, corporate action taken by shareholders, including shareholder action to amend the articles of incorporation or to approve mergers, consolidations or dissolution, generally is authorized upon receiving the affirmative vote of a majority of the votes cast by all shareholders entitled to vote thereon (and, if any class of shares is entitled to vote thereon as a class, the affirmative vote of a majority of the votes cast in such class).  Under the
DGCL and TC's Bylaws, the affirmative vote of the holders of a majority of the stock having voting power present in person or represented by proxy at a meeting at which a quorum is present is required for stockholder action unless the DGCL requires otherwise.  Under DGCL, the affirmative vote of the majority of the outstanding shares entitled to vote thereon generally is required to effect mergers or consolidations.

Special Vote Required for Certain Business Combinations.  Mylan's Articles require the affirmative vote of at least 75% of the outstanding shares of Mylan Common Stock entitled to vote in order to effect certain business combinations.  See "Description of Capital Stock - Special
Considerations."

In addition, Mylan is subject to provisions of the PBCL regarding business combinations.  The
PBCL prohibits certain business combinations (as defined in the PBCL) involving a
Pennsylvania corporation that has shares registered under the Exchange Act and an "interested shareholder" unless one of five conditions is satisfied or an exemption is found.  An "interested shareholder" is generally defined to include a person who beneficially owns at least 20% of the votes that all shareholders would be entitled to cast in an election of directors of the corporation.

                                      -46-


In general, a corporation can effect a business combination involving an interested shareholder under the PBCL if one of the following five conditions is satisfied  (i) prior to the date on which the person becomes an interested shareholder, the board of directors approves the business combination or the purchase of shares that causes the person to become an interested shareholder; (ii) the business combination is approved by an affirmative vote of the holders of all outstanding shares; (iii) the business combination is approved by a majority of the disinterested shareholders at a meeting called at least five years after the date the person becomes an interested shareholder; (iv) the interested shareholder holds 80% or more of the votes that all shareholders would be entitled to cast in an election of directors of the corporation and the business combination is approved by a majority of the disinterested shareholders at a meeting held at least three months after the interested shareholder acquired such 80% interest, provided that the fair price and procedural requirements set forth in the PBCL are satisfied; or (v) the business combination is approved by the shareholders at a meeting called at least five years after the date the person becomes an interested shareholder, provided that the fair price and procedural requirements set forth in the PBCL are satisfied.

The DGCL prohibits certain business combinations (as defined in the DGCL) between a
Delaware corporation that has shares listed on a national stock exchange, authorized for quotation on The NASDAQ Stock Market or held of record by more than 2,000 stockholders and an interested stockholder that occur within three years of the time that such stockholder became an interested stockholder, unless one of three conditions is satisfied or an exemption is found.
An "interested shareholder" is generally defined to include a person who beneficially owns at least 15% of the voting stock of the corporation. In general, a corporation can effect a business combination involving an interested stockholder under the DGCL within three years of the time that such stockholder became an interested stockholder if one of the following three conditions is satisfied:  (i) prior to such time, the board of directors approves the business combination or the transaction that causes the person to become an interested stockholder; (ii) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock at the time the transaction commenced; or (iii) at or subsequent to such time the business combination is approved by the board of directors and authorized by the affirmative vote of two-thirds of the disinterested shareholders. Since TC's voting stock is not listed on any national stock exchange, authorized for trading on The NASDAQ Stock Market or held by more than 2,000 stockholders of record, these provision of the DGCL do not presently apply to TC.

Merger or Consolidation Without Shareholder Approval.  Under the PBCL, no vote of the shareholders of a corporation is required if (i) the plan does not alter the corporation's status as a
Pennsylvania corporation or in any respect the articles and each share is to continue as or be converted into an identical share of the surviving corporation; or (ii) another corporation directly or indirectly owns 90% or more of shares of each class of the corporation.

Under the DGCL, no vote of the stockholders of a corporation is required if (i) the plan does not amend in any respect the certificate of incorporation; (ii) each share is to continue as or be converted into an identical share of the surviving corporation; or (iii) either no stock of the surviving corporation is to be issued under the plan or the treasury or unissued authorized shares of the surviving corporation to be issued plus those shares issuable upon conversion of other shares to be issued in the plan do not exceed 20% of the outstanding shares of such corporation plan to the merger.

Shareholder Appraisal Rights

          Under the DGCL, a stockholder of a corporation who does not vote in favor of certain merger transactions and who demands appraisal of his shares in connection therewith may, under varying circumstances, be entitled to appraisal rights pursuant to which such stockholder may receive cash in the amount of the fair value of his shares (as determined by a Delaware court) in lieu of the consideration he would otherwise receive in the transaction.  Unless the corporation's certificate of incorporation provides otherwise, such appraisal rights are not available in certain circumstances, including without limitation (a) the sale, lease or exchange of all or substantially

                                        -47-

all of the assets of a corporation, (b) the merger or consolidation by a corporation the shares of which are either listed on a national securities exchange or the NASDAQ National Market or are held of record by more than 2,000 holders if such stockholders receive only shares of the surviving corporation or shares of any other corporation which are either listed on a national securities exchange or the NASDAQ National Market or held of record by more than 2,000 holders, plus cash in lieu of fractional shares or (c) to stockholders of a corporation surviving a merger if

                                         -47-


no vote of the stockholders of the surviving corporation is required to approve the merger because the merger agreement does not amend the existing certificate of incorporation, each share of the surviving corporation outstanding prior to the merger is an identical outstanding or treasury share after the merger, and the number of shares to be issued in the merger does not exceed 20% of the shares of the surviving corporation outstanding immediately prior to the merger and if certain other conditions are met.

          Under the PBCL, a shareholder of a business corporation has the right, under varying circumstances, to dissent from certain corporate transactions (including mergers, share exchanges, the sale of all or substantially all of the corporate assets and corporate divisions) and to obtain payment in cash of the fair value of his shares in lieu of the consideration he would otherwise receive in the transaction.  Such dissenters rights are not available where the shares held by the shareholder are either listed on a national securities exchange or are held of record by more than 2,000 shareholders.  Notwithstanding this limitation, the PBCL provides that the bylaws or a resolution of the board of directors may direct that all or part of the shareholders shall have dissenters rights in connection with any corporate transaction that would not otherwise entitle such shareholder to dissenters rights.  Mylan's By-Laws do not include such a provision nor has the Board of Directors of Mylan adopted such a resolution.

          The concept of "fair value" in payment for shares upon exercise of appraisal rights is different under the DGCL ad the PBCL.  Under the DGCL, "fair value" must be determined exclusive of any element of value arising from the accomplishment or expectation of the relevant transaction.  The PBCL provides that the fair value of shares must be determined immediately before the effectuation of the corporate action to which the dissenter objects taking into account all relevant factors, but excluding any appreciation or depreciation in anticipation of the corporate action.

          The procedures for perfecting appraisal rights under the DGCL are set forth in "The
Merger-Appraisal Rights."

Rights With Respect to Shares

Dividends; Purchases and Redemptions of Shares.  Under the PBCL, Mylan may pay dividends and make stock purchases and redemptions unless, after giving effect to the distribution:  (i) the corporation would be unable to pay its debts as they become due in the usual course of its business, or (ii) the total assets of the corporation would be less than the sum of its total liabilities plus the amount that would be needed, if the corporation were to be dissolved at the time of distribution, to satisfy the preferential rights upon dissolution of stockholders whose preferential rights are superior to those receiving the distribution.  The Board of Directors may base its determination of total assets and total liabilities on any factors it considers relevant, including the book values of the corporation's assets and liabilities as reflected on its books and records, unrealized appreciation and depreciation of the corporation's assets or the current value of the corporation's assets and liabilities, either valued separately or valued in segments or as an entirety as a going concern.

The DGCL provides that a corporation shall not redeem its stock for cash or property if such redemption would cause an impairment of capital of the corporation.  The DGCL further provides that a corporation may pay dividends (i) out of its capital surplus or (ii) in the event there is no capital surplus, out of its net profits for the fiscal year in which the dividend is declared and/or the preceding year.

Rights and Powers of Directors

Consideration of Factors; General Powers.  The PBCL expressly permits directors, in discharging the duties of their positions and in considering the best interests of the corporation, to consider the effects of any action upon employees, upon suppliers and customers of the corporation and upon communities in which offices or other establishments of the corporation are located, and all other pertinent factors.  The PBCL states that consideration of those factors shall not constitute a violation of the standard of conduct for directors described in the PBCL.
Further, the PBCL expressly authorizes the corporation's board of directors to accept, reject, respond or take no action in respect of an actual or proposed acquisition, takeover or other fundamental change.

                                   -48-

The DGCL provides that directors are fully protected in relying in good faith upon representations of experts or the corporation's officers or employees.

Director and Officer Liability and Indemnification

In accordance with the PBCL, Mylan's By-Laws provide that a director of Mylan shall not be personally liable for monetary damages for any action taken, or any failure to take any action, unless the director has breached or failed to perform the duties required under Pennsylvania law and the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness.

As permitted by the PBCL, Mylan's By-Laws provide that directors of Mylan are indemnified under certain circumstances for expenses, judgment, fines or settlements incurred in connection with suits and other legal proceedings.  The PBCL allows indemnification in cases where the person "acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful."

          Under the DCGL, a corporation may include in its Certificate of Incorporation provisions which eliminate or limit, within prescribed limitations, the personal liability of a director of the corporation for monetary damages for breach of fiduciary duty as a director.
Neither the Certificate of Incorporation of TC nor TC's Bylaws contain any provisions limiting the personal liability of directors for monetary damages.

The DGCL and TC's Bylaws generally provide that a corporation may, and in certain circumstances, must, indemnify its directors, officers, employees or agents ("indemnities") for expenses (including attorneys' fees), judgments, fines or settlements actually and reasonably incurred by them in connection with suits and other legal actions or proceedings if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful.  In the case of stockholder derivative suits, the corporation may indemnify its directors, officers, employees or agents if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged liable to the corporation unless and only to the extent that the Court of Chancery or the court in which the action was brought determined upon application that, in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.  The DGCL also permits a corporation to adopt procedures for advancing expenses to indemnities without the need for a case-by-case determination of eligibility, so long as in the case of officers and directors they undertake to repay the amounts advanced if it is ultimately determined that the officer or director was not entitled to be indemnified.

DESCRIPTION OF MYLAN CAPITAL STOCK

          The authorized capital stock of Mylan consists of 305,000,000 shares of Mylan Common
Stock, of which, as of the date of this Proxy Statement/Prospectus, ___________ shares are outstanding, and 5,000,000 shares of preferred stock, par value $.50 per share ("Mylan Preferred
Stock"), issuable in series, none of which are outstanding as of the date of this Proxy
Statement/Prospectus.

Mylan Common Stock

Holders of Mylan Common Stock have one vote per share on all matters submitted to a vote of shareholders.  Shareholders do not have cumulative voting rights.  The holders of Mylan
Common Stock have the right to receive dividends when, as and if declared by the Board of
Directors of Mylan out of funds legally available therefor, subject to the rights of the holders of any outstanding Mylan Preferred Stock to receive preferential dividends.  Upon the liquidation of
Mylan, holders of Mylan Common Stock would share ratably in any assets available for distribution to shareholders after payment of all obligations of Mylan and the aggregate liquidation preference (including accrued and unpaid dividends) of any outstanding Mylan
Preferred Stock.


                                    -49-

The Mylan Common Stock is not redeemable and has no preemptive, subscription or conversion rights.  Shares of Mylan Common Stock currently outstanding are, and the Mylan Common
Stock to be issued in the Merger will be, validly issued, fully paid and nonassessable.

American Stock Transfer Co., New York, New York, is the transfer agent and registrar for the
Mylan Common Stock.

Mylan Preferred Stock

The authorized Mylan Preferred Stock is available for issuance from time to time at the discretion of the Board of Directors of Mylan without shareholder approval.  The Board of
Directors has authority to prescribe for each series of Mylan Preferred Stock it establishes the number of shares in that series, the dividend rate, and the voting rights, conversion privileges, redemption, sinking fund and liquidation rights, if any, and any other rights, preferences, qualifications and limitations of the particular series.  The issuance of Mylan Preferred Stock could decrease the amount of earnings and assets available for distribution to the holders of
Mylan Common Stock or adversely affect the rights and powers, including voting rights, of the holders of Mylan Common Stock.  Mylan has no present plans to issue any Mylan Preferred
Stock.

Special Considerations

Mylan is subject to provisions of the PBCL regarding business combinations.  See "Comparison of Shareholder Rights - Special Vote Required for Certain Business Combinations."

In addition, Mylan's Articles provide that each of the following corporate actions requires approval in compliance with all applicable provisions of the PBCL and Mylan's Articles and, with certain exceptions, the affirmative vote of at least 75% of the outstanding shares of Mylan
Common Stock entitled to vote, at a meeting called for such purpose:  (i) any merger or consolidation to which Mylan and an Interested Person (as defined in Mylan's Articles) are parties; (ii) any sale, lease, exchange or other disposition, in a single transaction or series of related transactions, of all or substantially all or a Substantial Part (as defined in Mylan's
Articles) of the properties or assets of Mylan to an Interested Person; (iii) the adoption of any plan or proposal for the liquidation or dissolution of Mylan under or pursuant to which the rights or benefits inuring to an Interested Person are different in kind or character from the rights or benefits inuring to the other holders of Mylan Common Stock; (iv) any transaction of the foregoing character involving an Affiliate or Associate (as defined in Mylan's Articles) of an
Interested Person or involving an Associate of any such Affiliate.  The 75% voting requirement will not apply if the Board of Directors shall have approved the transaction by a majority vote of all directors prior to the time the Interested Person connected with the transaction became an
Interested Person or if the Board of Directors shall have approved the transaction prior to consummation thereof by a majority vote of all directors, disregarding the vote of each director who was an Interested Person, or an Affiliate, Associate or agent of such Interested Person, or an
Associate or agent of any such Affiliate.  The affirmative vote of the holders of at least 75% of the outstanding shares of Mylan Common Stock entitled to vote is required to amend or repeal the foregoing provisions.

The By-Laws of Mylan provide that a director shall not be personally liable for monetary damages as such for any action, or any failure to take any action, unless he has breached or failed to perform his statutory duties and the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness; provided, however, that such limitation of liability shall not apply to the responsibility or liability of a director pursuant to any criminal statute or to liability for payment of taxes pursuant to local, state or federal law.  If the Pennsylvania law is amended in the future to authorize corporate action further limiting the personal liability of directors, the liability of a director will be limited to the fullest extent permitted by such amendment.


INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents filed with the Commission by Mylan (File No. 1-9114) pursuant to the
Exchange Act are incorporated by reference in this Proxy Statement/Prospectus:

1.   Mylan's Annual Report on Form 10-K for the year ended March 31, 1995 ("Mylan's
10-K");

                                         -50-


2.   Mylan's Proxy Statement for the Annual Meeting of Shareholders held on June 29, 1995
("Mylan's Proxy");

3.   Mylan's Quarterly Report on Form 10-Q for the three months ended June 30, 1995
("Mylan's First Quarter 10-Q");

4.   Mylan's Quarterly Report on Form 10-Q for the three months ended September 30, 1995
("Mylan's Second Quarter 10-Q"); and

5.   Mylan's Current Report on Form 8-K filed with the Commission on September 22, 1995.

All documents and reports subsequently filed by Mylan pursuant to Section 13(a), 13(c), 14 or
15(d) of the Exchange Act after the date of this Proxy Statement/Prospectus and prior to the date of the Special Meeting shall be deemed to be incorporated by reference in this Proxy
Statement/Prospectus and to be part hereof from the date of filing of such documents or reports.
Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Proxy
Statement/Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement/Prospectus.

LEGAL MATTERS

          The validity of the shares of Mylan Common Stock to be issued in connection with the
Merger and other legal matters in connection with the Merger are being passed upon for Mylan by Buchanan Ingersoll Professional Corporation, Pittsburgh, Pennsylvania.  Certain legal matters in connection with the Merger are being passed upon for TC by Rivkin, Radler & Kremer,
Chicago, Illinois.  See "Certain Related Transactions and Relationships of TC and Mylan."  In
addition, Fagel & Haber, Chicago, Illinois has acted as special tax counsel to TC and has furnished the opinion summarized in "The Merger-Certain Federal Income Tax Consequences."

                           -51-

EXPERTS

The consolidated financial statements of Mylan Laboratories Inc. and subsidiaries at March 31,
1995 and 1994 and for each of three years in the period ended March 31, 1995, incorporated in this Proxy Statement/Prospectus by reference to the Mylan 10-K have been audited by Deloitte &
Touche, LLP, independent auditors, as stated in their report which is incorporated by referenced herein, and have been so included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

The consolidated financial statements of TC Manufacturing Co., Inc. and subsidiaries as of
October 31, 1995 and 1994, and for each of the years in the three-year period ended October 31,
1995, have been included herein and in the registration statement in reliance upon the report of
KPMG Peat Marwick LLP, independent certified public accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

                                  -52-


INDEX TO FINANCIAL STATEMENTS

                                                                   Page
                                                                 --------
Pro Forma Financial Information                                     F-2

TC Independent Auditors' Report                                     F-10

TC Consolidated Balance Sheets at October 31, 1994
        and October 31, 1995                                        F-11

TC Consolidated Statements of Operations for the Years Ended
     October 31, 1995, 1994 and 1993                                F-13

TC Consolidated Statements of Stockholders' Equity for the Years
     Ended October 31, 1995, 1994 and 1993                          F-14

TC Consolidated Statements of Cash Flows for the Years Ended
     October 31, 1995, 1994 and 1993                                F-16

TC Notes to Consolidated Financial Statements                       F-18

                            F-1


PRO FORMA FINANCIAL INFORMATION

The following tables present the combination of Mylan Laboratories Inc. and subsidiaries and TC
Manufacturing Co., Inc. ("TC") and certain subsidiaries of TC.  The combination will be accounted for by Mylan under the purchase method of accounting.  The results of operations of
TC have been converted to a fiscal March 31 year-end and are unaudited.

The pro forma financial information included herein gives effect to the Reorganization of TC, effective immediately prior to the consummation of the Merger and excludes the Coating
Business and the Packaging Business.

The pro forma financial information included herein does not purport to represent what the consolidated financial position or results of operations actually would have been if the
Reorganization of TC and the Merger in fact had occurred on such dates or at the beginning of the period indicated or to project the consolidated financial position or results of operations as of any future date or any future period.

The pro forma financial information included herein should be read in conjunction with the historical consolidated financial statements of Mylan and TC, including the notes thereto, and other financial information incorporated by reference into this Proxy Statement/Prospectus.

                             F-2

                                Mylan Laboratories Inc. and Subsidiaries
                                Pro Forma Condensed Income Statement
                           For the Six Months Ended September 30, 1995

                           (Amounts in thousands, except per share data)
                                                     (Unaudited)


                                                            Pro Forma  Pro Forma
                                           Mylan      TC   Adjustments  Combined
                                         ---------------------------------------
Net Sales                                $206,907  $31,284  $(2,668) (5) $235,523

Costs and expenses:
   Cost of sales                           95,487   22,277      178  (7)  116,067
                                                             (1,875) (5)
   Research and development                17,612      597                 18,209

   Selling, general and administrative     27,663    5,168    1,319  (7)   34,150

   Interest                                     0      350     (350) (8)        0
                                          -------   ------    ----------  -------
   Total Costs and Expenses               140,762   28,392     (728)      168,426


Income (Loss) from Operations              66,145    2,892   (1,940)       67,097

Equity in Earnings of Somerset             11,709        0                 11,709

Other Income (Expense)                      8,723      192     (194) (8)    8,721

Earnings (Loss) Before Income Taxes        86,577    3,084   (2,134)       87,527

Income Taxes                               23,934    1,141     (244) (9)   24,831

Net Earnings (Loss)                      $ 62,643 $  1,943  $(1,890)     $ 62,696

Earnings per Share                       $    .53                        $    .52

Weighted Average Common Shares            119,294             2,388       121,682
                                         ========             ======     ========

                    See notes to pro forma condensed financial information

                               F-3

Mylan Laboratories Inc. and Subsidiaries
TC Pro Forma Condensed Income Statement
For the Six Months Ended September 30, 1995

(Amounts in thousands)
(Unaudited)

                                               Coating &
                                      TC       Packaging     Pro Forma
                                 Consolidated Businesses  Adjustments     TC
                                  ---------------------------------------------

Net Sales                            $47,042   $15,758                 $31,284

Costs and expenses:
  Cost of sales                       33,486    11,209                  22,277
  Research and development               673        76                     597
  Selling, general and administrative  9,779     3,346     $(1,265)(11)  5,168
  Interest                               350         0           0         350
                                      ------    ------     ------------ --------
  Total Costs and Expenses            44,288    14,631      (1,265)     28,392

Income from Operations                 2,754     1,127       1,265       2,892
Other Income (Expense)                  (339)     (531)          0         192
Earnings Before Income Taxes           2,415       596       1,265       3,084
Income Taxes                             860       162         443 (11)  1,141
Net Earnings                        $  1,555  $    434 $       822   $   1,943


                        See notes to pro forma condensed financial information

                                     F-4

Mylan Laboratories Inc. and Subsidiaries
Pro Forma Condensed Income Statement
For the Year Ended March 31, 1995

(Amounts in thousands, except per share data)
(Unaudited)


                                                         Pro Forma    Pro Forma
                                       Mylan       TC   Adjustments   Combined
                                     ------------------------------------------


Net Sales                              $396,120  $47,301 $(6,038) (5)  $437,383
Costs and expenses:
  Cost of sales                         169,590   38,897     356  (7)   204,570
                                                          (4,273) (5)
  Research and development               30,533    1,030                 31,563
  Selling, general and administrative    58,035    8,914   2,637  (7)    69,586
  Interest                                    0      778    (778) (8)         0
  Total Costs and Expenses              258,158   49,619  (2,058)       305,719

Income (Loss) from Operations           137,962   (2,318) (3,980)       131,664
Equity in Earnings of Somerset           25,406        0                 25,406
Other Income (Expense)                   7,958       542    (388) (8)     8,112
Earnings (Loss) Before Income Taxes    171,326    (1,776) (4,368)       165,182
Income Taxes                            50,457      (606)   (354) (9)    49,497
Net Earnings (Loss)                   $120,869  $ (1,170)$(4,014)      $115,685
                                      ========  ========  =======      ========
Earnings per Share                    $   1.02                         $   0.95
                                      ========                         ========
Weighted Average Common Shares         118,964             2,388        121,352
                                      ========            ======       ========


See notes to pro forma condensed financial information

                               F-5

Mylan Laboratories Inc. and Subsidiaries
TC Pro Forma Condensed Income Statement
For the Year Ended March 31, 1995

(Amounts in thousands)
(Unaudited)



                                             Coating &
                                        TC     Packaging   Pro Forma
                                  Consolidated Businesses  Adjustments    TC
                                  ------------ ----------  -----------  -------
Net Sales                            $75,235    $27,934                 $47,301
Costs and expenses:
  Cost of sales                       57,443     18,546                  38,897
  Research and development             1,145        115                   1,030
  Selling, general and administrative 15,912      5,948    $(1,050) (11)  8,914
  Interest                             1,089        311          0          778
                                     -------    --------   ------------  -------
  Total Costs and Expenses            75,589     24,920     (1,050)      49,619

Income (Loss) from Operations           (354)     3,014      1,050       (2,318)
Other Income (Expense)                   167       (375)         0          542
                                     --------   --------   ------------ --------
Earnings (Loss) Before Income Taxes     (187)     2,639      1,050       (1,776)
Income Taxes                             (36)       937        367 (11)    (606)
                                     --------   --------   ------------ --------
Net Earnings (Loss)                  $  (151)  $  1,702  $     683      $(1,170)
                                     ========   ========   ============ ========

See notes to pro forma condensed financial information

                               F-6



Mylan Laboratories Inc. and Subsidiaries
Pro Forma Condensed Balance Sheet
September 30, 1995
(Amounts in thousands)
(Unaudited)

                                                    Pro Forma    Pro Forma
                                 Mylan    TC        Adjustments   Combined
                               --------------------------------------------


Current Assets:
  Cash and cash equivalents    $151,823    $ 3,503   $ (2,850) (4)  $144,656
                                                       (8,900) (3)
                                                        1,080  (1)
  Marketable securities          28,263          0                    28,263
  Accounts receivable            69,064      6,104                    75,168
  Inventories                    75,177     11,232                    86,409
  Deferred income tax benefit     7,733          0                     7,733
  Other current assets            6,376      1,180                     7,556
                              ---------    -------   -------------   -------
Total Current Assets            338,436     22,019    (10,670)       349,785
Property, Plant & Equipment - net of
  accumulated depreciation      105,913      7,554      3,200  (6)   116,667
Deferred Income Tax Benefit,
  non-current                     1,032          0                     1,032
Marketable Securities,
  non-current                    22,253          0                    22,253
Investment in and Advances
to Somerset                      23,557          0                    23,557
Intangible Assets - net
  of accumulated amortization    26,238      2,391     40,895  (6)    69,524
Other Assets                     68,988        319                    69,307
                                -------      -----    -----------    ---------
Total Assets                   $586,417    $32,283    $33,425       $652,125
Current Liabilities:
  Trade accounts payable      $  11,093   $  3,240                   $14,333
  Income taxes payable            6,315        511                     6,826
  Other current liabilities      17,498      6,610                    24,108
  Cash dividend payable           4,776          0                     4,776
  Notes payable                       0      2,850    $(2,850) (4)         0
  Current portion of                                    1,000  (3)
     long-term obligations            0      1,400     (2,400) (3)         0
                             ----------   --------   -----------   ----------
  Total Current Liabilities      39,682     14,611     (4,250)        50,043
Long-Term Obligations             8,581      6,500     (6,500) (3)     8,581
Deferred Income Taxes                 0        547      7,300  (6)     7,847
Shareholders' Equity:
  Preferred stock                     0        424       (424) (1)         0
  Common stock                   60,027      5,405     (4,211) (1)    61,221
  Additional paid-in capital     38,231        (24)    46,330  (1)    84,537
  Retained earnings             440,105      5,700     (5,700) (1)   440,105
  Unrealized gain on investment   2,145          0                     2,145
  Less - Treasury stock          (2,354)      (880)       880  (1)    (2,354)
                               ---------  ---------  ------------ -----------
Net Worth                       538,154     10,625     36,875        585,654
                               ---------  ---------  ------------ -----------
Total Liabilities
   and Shareholders' Equity    $586,417    $32,283    $33,425       $652,125
                               =========  =========  ============ ===========


See notes to pro forma condensed financial information

                              F-7

                     Mylan Laboratories Inc. and Subsidiaries
                      TC Pro Forma Condensed Balance Sheet
                               September 30, 1995

                             (Amounts in thousands)
                                   (Unaudited)

                                             Coating &
                                TC           Packaging     Pro Forma
                            Consolidated    Businesses   Adjustments      TC
                         ------------------------------------------------------
Current Assets:
  Cash and cash equivalents    $ 6,266      $   763     $(2,000) (10)   $3,503
  Accounts receivable           10,147        4,043                      6,104
  Inventories                   15,293        4,061                     11,232
  Other current assets           1,414          234                      1,180
                              --------      --------    -------------  --------
Total Current Assets            33,120        9,101      (2,000)        22,019
Property, Plant &
  Equipment - net of
  accumulated depreciation      16,013        8,459                      7,554
Intangible Assets                                         2,391  (2)     2,391
Other Assets                       932          613                        319
Total Assets                   $50,065      $18,173    $    391        $32,283
                               =======     =========   =============== ========
Current Liabilities:
  Trade accounts payable       $ 4,158      $   918                    $ 3,240
  Income taxes payable             613          102                        511
  Other current liabilities      7,768        1,158                      6,610
  Note payable                                           $2,850  (2)     2,850
  Current portion of
     long-term obligations       1,400            0           0          1,400
                               --------    ---------    ------------  ---------
  Total Current Liabilities     13,939        2,178       2,850         14,611
Long-Term Obligations            6,500            0                      6,500
Deferred Income Taxes            1,648        1,101                        547
Minority Interest                  459            0        (459) (2)         0
Shareholders' Equity:
  Preferred stock                  424            0                        424
  Common stock                   5,410            5                      5,405
  Additional paid-in capital       (24)           0                        (24)
  Retained earnings             22,589       14,889      (2,000) (10)    5,700
  Less - Treasury stock           (880)           0                       (880)
                              ---------    --------   --------------  ---------
Net Worth                       27,519       14,894      (2,000)        10,625
                              ---------    --------   --------------  ---------
Total Liabilities
    and Shareholders' Equity   $50,065      $18,173    $    391        $32,283
                              =========    ========   ==============  =========


                       See notes to pro forma condensed financial information

                                       F-8



                        Mylan Laboratories Inc. and Subsidiaries
                   Notes to Pro Forma Condensed Financial Statements

(Unaudited)

1.   To reflect the issuance of 2,388,135 shares of Mylan common stock, at an estimated price per common share of $19.89 (as provided in the Merger Agreement) in satisfaction of the $47.5 million purchase price, to reflect the exercise of 216,308 TC stock options outstanding as of
September 30, 1995 and the conversion of TC preferred stock into Mylan common stock.  The total number of shares issued may be adjusted as  described in "The Merger Agreement -
Adjustment of Common Stock Exchange Ratio."

2.   To record the acquisition of the 6% minority interest in TC in exchange for a note payable.

3.   Reflects the repayment of all outstanding debt obligations of TC.

4.   Reflects payment of the note payable to acquire the 6% minority interest.

5.   To eliminate intercompany sales of Mylan to TC and related cost of sales.

6.   Reflects the purchase accounting adjustments (pursuant to APB No. 16) necessary to record Mylan's acquisition of TC's net assets for $47.5 million.  Intangible assets relate principally to the value of customer contracts as estimated by Mylan based on the nature of TC's operations. The allocation of the purchase price is subject to change based on final valuation and appraisals and was estimated as follows:

Pro forma net worth of TC at 9-30-95                    $10,625

Cash received upon exercise of TC  stock options          1,080

Fixed asset step-up                                       3,200

Intangible asset recorded                                15,100

Prepayment liability                                     (1,000)

Deferred tax liability                                   (7,300)

Goodwill                                                 25,795

Purchase price                                          $47,500


7.   Reflects the estimated amortization of intangibles (including goodwill) and the depreciation of property, plant and equipment that are recorded pursuant to the purchase method of accounting.  Intangibles are amortized on a straight line basis over a period of ten to twenty years.  The allocation of the purchase price is subject to change based on final valuation and appraisals.

8.   Reflects the reduction in interest income and interest expense due to the repayment of all outstanding debt obligations as discussed in notes 3 and 4.

9.   Reflects income tax consequences of adjustments 5, 7 and 8.

10.  To record the allocation of cash per the Merger Agreement.

11.  To record the reduction for certain corporate charges unrelated to the acquired company and the related tax impact.

                                  F-9



                  Independent Auditors  Report


The Board of Directors
TC Manufacturing Co., Inc.:

We have audited the accompanying consolidated balance sheets of TC Manufacturing Co., Inc.
and subsidiaries as of October 31, 1995 and 1994, and the related consolidated statements of operations, stockholders equity, and cash flows for each of the years in the three-year period ended October 31, 1995.  These consolidated financial statements are the responsibility of the company s management.  Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of TC Manufacturing Co., Inc. and subsidiaries as of
October 31, 1995 and 1994, and the results of their operations and their cash flows for each of the years in the three-year period ended October 31, 1995 in conformity with generally accepted accounting principles.


KPMG Peat Marwick LLP
Chicago, Illinois
December 18, 1995

                              F-10


TC MANUFACTURING CO., INC. AND SUBSIDIARIES
Consolidated Balance Sheets
October 31, 1995, and 1994
(Amounts in thousands)
-------------------------------------------------------------------------------
                    Assets                         1995          1994
-------------------------------------------------------------------------------

Current assets:
  Cash and cash equivalents                     $   6,875        5,674

  Accounts receivable:
    Trade, net of allowances of $4,043 in 1995
           and $5,560 in 1994                      11,300        7,180
    Other                                             923          694

    Inventories                                    15,327       16,528

    Prepaid expenses                                  381          446

    Refundable income taxes                           --         1,114
    Deferred income taxes                             565          936
----------------------------------------------------------------------------
Total current assets                               35,371       32,572
----------------------------------------------------------------------------
Property, plant, and equipment                     32,051       29,475
    Less accumulated depreciation and amortization 15,890       14,044
----------------------------------------------------------------------------
                                                   16,161       15,431
----------------------------------------------------------------------------

Intangibles and other assets:
    Goodwill (pre-1970)                                 539          539
    Cash value of officers  life insurance              244          385
 Other assets                                           57          182
----------------------------------------------------------------------------
                                                        840        1,106
----------------------------------------------------------------------------
                                               $     52,372       49,109
----------------------------------------------------------------------------

See accompanying notes to consolidated financial statements.

                            F-11

TC MANUFACTURING CO., INC. AND SUBSIDIARIES
Consolidated Balance Sheets
October 31, 1995, and 1994
(Amounts in thousands, except share data)
-------------------------------------------------------------------------------
      Liabilities and Stockholders' Equity            1995            1994
-------------------------------------------------------------------------------

Current liabilities:
   Current maturities of long-term debt             $  1,400          1,600

   Accounts payable                                    5,307          6,646

   Accrued liabilities:
    Product returns                                    1,870          2,038
    Salaries, wages, and bonuses                       2,047          1,083
    Profit sharing contribution                          935            372
    Property taxes                                       335            306
    Interest                                             207            258
    Income taxes                                         467            --
    Medicaid rebates                                     412            435
    Other                                              1,969          1,049
-----------------------------------------------------------------------------
Total current liabilities                             14,949         13,787
-----------------------------------------------------------------------------
Long-term debt                                         6,500          7,900
-----------------------------------------------------------------------------
Deferred income taxes                                  1,595          1,649
-----------------------------------------------------------------------------
Minority interest in subsidiary                          507            339
-----------------------------------------------------------------------------
Stockholders  equity:
   8% cumulative preferred stock, par value
      $100 per share. Authorized 14,000 shares;
      issued and outstanding 4,243 shares in 1995
      and 1994                                           424            424
   Special preferred stock, without par value.
      Authorized 10,000 shares of which none have
      been issued                                         --            --
   Common stock, par value $1 per share.
      Authorized 7,000,000 shares;
      issued 5,410,444 in 1995 and 1994                5,410          5,410
   Additional paid-in capital                             --            --
   Equity adjustment from foreign currency translation   (25)           (29)
   Retained earnings                                  23,892         20,661
-----------------------------------------------------------------------------
                                                      29,701         26,466
   Treasury stock, at cost (69,452 shares
     in 1995 and 96,696 shares in 1994)                 (880)        (1,032)
-----------------------------------------------------------------------------
                                                      28,821         25,434
-----------------------------------------------------------------------------
                                                  $   52,372         49,109
-----------------------------------------------------------------------------

                                      F-12

TC MANUFACTURING CO., INC. AND SUBSIDIARIES
Consolidated Statements of Operations
Years ended October 31, 1995, 1994, and 1993
(Amounts in thousands, except per share data)


                                     1995             1994            1993


Net sales                        $  90,879          78,780           79,617
Cost of sales                       68,502          62,622           57,753
------------------------------------------------------------------------------
Gross profit                        22,377          16,158           21,864

Operating expenses:
  Selling expense                    7,989            6,770           6,693
  General and adminstrative expense  6,777            7,653           5,977
  Research and development expense   1,142            1,101             764
-------------------------------------------------------------------------------

  Total operating expenses          15,908           15,524          13,434

  Operating income                   6,469              634           8,430

  Other income (expense):
       Interest income                 216                2              96
       Interest expense               (959)          (1,002)         (1,228)
      Miscellaneous - net             (256)              71             (78)
-------------------------------------------------------------------------------

Income (loss) before income taxes
     and minority interest           5,470             (295)          7,220

Income tax benefit (expense)        (1,849)              79          (2,664)
------------------------------------------------------------------------------
Income (loss) before
     minority interest               3,621             (216)          4,556

Minority interest                     (168)              96            (198)
------------------------------------------------------------------------------
Net income (loss)                 $  3,453             (120)          4,358
------------------------------------------------------------------------------
Earnings (loss) per common share  $   0.64            (0.03)           0.82
------------------------------------------------------------------------------
See accompanying notes to consolidated financial statements.

                                F-13

TC MANUFACTURING CO., INC. AND SUBSIDIARIES
Consolidated Statements of Stockholders'  Equity
Years ended October 31, 1995, 1994, and 1993
(Amounts in thousands, except share data)

-------------------------------------------------------------------------------
                                   Preferred Stock         Common Stock
                                  --------------------    ---------------------
                                    Number                  Number
                                      of                      of
                                    shares     Amount       shares    Amount
-------------------------------------------------------------------------------
 Balance at October 31, 1992         4,243     $ 424     2,753,570   $ 2,754

 Net income                           --         --           --        --
 Exercise of stock options            --         --           --        --
 Cash dividends:                      --         --           --        --
   Preferred ($8.00 per share)        --         --           --        --
   Common ($.115 per share)           --         --           --        --
  Current year foreign currency translation
     adjustment                       --         --           --        --
 -------------------------------------------------------------------------------
 Balance at October 31, 1993          4,243      424     2,753,570     2,754

 Net loss                             --         --           --        --
 Purchase of treasury stock           --         --           --        --
 Exercise of stock option             --         --           --        --
 Cash dividends:
   Preferred ($8.00 per share)        --         --           --        --
   Common ($.045 per share)           --         --           --        --
 Stock dividend                       --         --      2,656,874     2,656
  Current year foreign currency
     translation adjustment           --         --           --        --
-------------------------------------------------------------------------------
  Balance at October 31, 1994         4,243      424     5,410,444     5,410

  Net Income                          --         --           --         --
  Purchase of treasury stock          --         --           --         --
  Exercise of stock options           --         --           --         --
  Cash dividends:
      Preferred ($8.00 per share)     --         --           --         --
      Common ($.03 per share)         --         --           --         --
  Current year foreign currency
     translation adjustment           --         --           --         --
------------------------------------------------------------------------------
   Balance at October 31, 1995        4,243     $ 424    5,410,444   $ 5,410
------------------------------------------------------------------------------

See accompanying notes to consolidated financial statements.

                                           F-14





TC MANUFACTURING CO., INC. AND SUBSIDIARIES
Consolidated Statements of Stockholders  Equity
Years ended October 31, 1995, 1994, and 1993
(Amounts in thousands, except share data)
-----------------------------------------------------------------------------
                                                      Treasury Stock
               Foreign                   --------------------------------------
Additional     Currency                     Number
paid-in      Translation     Retained        of
capital      adjustment      earnings       Shares     Amount       Total
------------------------------------------------------------------------------
    --          $ 20         $19,827       142,775   $ (1,525)     $ 21,500
    --           --            4,358          --         --           4,358
    --           --             (152)      (23,699)       254           102
    --           --              (34)         --         --             (34)
    --           --             (302)         --         --            (302)
    --           (37)           --            --         --             (37)
------------------------------------------------------------------------------
    --           (17)         23,697       119,076     (1,271)        25,587
    --           --             (120)         --         --             (120)
    --           --             --           2,220        (25)           (25)
    --           --             (106)      (24,600)       264            158
    --           --              (34)         --         --              (34)
    --           --             (120)         --         --             (120)
    --           --           (2,656)         --         --               --
    --           (12)           --            --         --              (12)
------------------------------------------------------------------------------
    --           (29)         20,661         96,696    (1,032)        25,434
    --           --            3,453          --         --            3,453
    --           --             --           15,600       (78)           (78)
    --           --              (28)       (42,844)      230            202
    --           --              (34)         --         --              (34)
    --           --             (160)         --         --             (160)
    --             4            --            --         --                4
------------------------------------------------------------------------------
    --          ($25)        $23,892         69,452    $ (880)       $28,821
------------------------------------------------------------------------------

TC MANUFACTURING CO., INC. AND SUBSIDIARIES
Consolidated Statements of Cash Flows
Years ended October 31, 1995, 1994, and 1993
(Amounts in thousands)
-------------------------------------------------------------------------------
                                                 1995       1994       1993
-------------------------------------------------------------------------------

 Cash flows from operating activities:
   Net Income (loss)                           $ 3,453      (120)      4,358
   Adjustments to reconcile net income
      to net cash provided by
      operating activities:
      Depreciation and amortization              1,846     1,638       1,449
      Deferred income taxes                        317      (138)       (324)
      Increase (decrease) in accounts
        receivable allowances                   (1,517)     (130)      1,768
      Amortization of excess of cost
        over assets of businesses
        acquired, trademarks, and patent            14        27          23
      Minority interest in subsidiary              168       (96)        198
      Loss (gain) on disposition of equipment       12       (10)         58
      Change in assets and liabilities:
          Marketable securities                     --        --       2,143
          Accounts receivable                   (2,832)   10,688      (4,465)
          Inventories                            1,201    (2,706)     (2,817)
          Prepaid expenses                          65       (23)          6
          Refundable income taxes                1,114    (1,114)         74
          Other assets and cash value
          of life insurance                        252      (369)        (32)
          Accounts payable                      (1,339)      968         681
          Accrued liabilities                    2,701    (1,892)      1,503
------------------------------------------------------------------------------
  Net cash provided by operating activities      5,455     6,723       4,623
------------------------------------------------------------------------------
  Cash flows from investing activities:
     Additions to property, plant, and equipment(2,591)   (2,801)     (3,545)
     Proceeds from sale of equipment                 3        16          21
-------------------------------------------------------------------------------
  Net cash used in investing activities       $ (2,588)   (2,785)     (3,524)
-------------------------------------------------------------------------------

                                    F-16


TC MANUFACTURING CO., INC. AND SUBSIDIARIES
Consolidated Statements of Cash Flows, Continued
(Amounts in thousands)

-------------------------------------------------------------------------------
                                                 1995         1994        1993
-------------------------------------------------------------------------------

Cash flows from financing activities:
    Repayment of long-term debt                $ (1,600)     (1,558)      (707)
    Proceeds from exercise of stock options         202         158        102
    Dividends paid and payable                     (194)       (154)      (336)
    Purchase of treasury stock                      (78)        (25)        --
-------------------------------------------------------------------------------
Net cash used in financing activities            (1,670)     (1,579)      (941)
-------------------------------------------------------------------------------
Effect of exchange rate changes on cash
    and cash equivalents                              4         (12)       (37)
-------------------------------------------------------------------------------
Net increase (decrease) in cash
    and cash equivalents                          1,201       2,347        121

Cash and cash equivalents at beginning of year    5,674       3,327      3,206

Cash and cash equivalents at end of year        $ 6,875       5,674      3,327
-------------------------------------------------------------------------------
 Supplemental disclosures of cash
    flow information -- cash paid during
    the year for:
           Interest                             $   956       1,095      1,278
           Income taxes, net of refunds            (129)      2,256      2,616
-------------------------------------------------------------------------------


See accompanying notes to consolidated financial statements.


                              F-17

TC MANUFACTURING CO., INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
October 31, 1995, 1994, and 1993
-----------------------------------------------------------------------------
(1)  Summary of Significant Accounting Policies

          Principles of Consolidation

     The accompanying consolidated financial statements include the accounts of TC
Manufacturing Co., Inc. and subsidiaries (the Company or TC), including UDL Laboratories,
Inc., a 94% owned subsidiary, Pak-Sher Company, Tapecoat Company, and Tapecoat Canada
Ltd.
All intercompany balances and transactions have been eliminated in consolidation.
UDL Laboratories manufactures, packages, and markets generic pharmaceuticals in unit dose configuration.  Pak-Sher manufactures and markets specialized packaging to the food industry, primarily supermarkets and chain restaurants.  Tapecoat manufactures protective coatings, to provide corrosion protection primarily for underground metal pipes.

          Allowances for Chargebacks, Cash Discounts, and Doubtful Accounts

     One of the Company's subsidiaries markets a portion of its product at negotiated or competitively bid contract prices. It is the policy of this subsidiary to sell its product to distributors at the wholesale price. If the product is subsequently resold at a lower contract price, a  chargeback  for the difference between wholesale and contract price is credited to the distributor.

     Allowances for chargebacks, cash discounts, and doubtful accounts at October 31, 1995 and
1994 consisted of the following approximate amounts (in thousands):
------------------------------------------------------------------------------
                                               1995                 1994
------------------------------------------------------------------------------
            Chargebacks                       $ 3,545              4,000
            Cash Discounts                        356                239
            Doubtful Accounts                     142              1,321
------------------------------------------------------------------------------
                                              $ 4,043              5,560
-------------------------------------------------------------------------------

     The provision for doubtful accounts was $105,000, $1,530,000 and $51,000 in 1995, 1994 and 1993, respectively.

          Product Returns

     Management has estimated product returns based upon available information and sales have been reduced to reflect such estimates.

                                                       (Continued)

                                               F-18


TC MANUFACTURING CO., INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements

     Inventories

     Inventories are principally valued at the lower of cost or market, determined by the last-in, first-out method (LIFO). At October 31, 1995 and 1994, inventories approximating $1,620,000 and $1,757,000, respectively, were valued using the first-in, first-out method (FIFO).

          Property, Plant, and Equipment

     Property, plant, and equipment are carried at cost.  Major additions and improvements are added to the property, plant, and equipment accounts, while replacement, maintenance, and repairs which do not improve or extend the life of the respective assets are charged to income as incurred.  When assets are retired or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is reflected in income for the period.  Depreciation and amortization are computed using the straight-line method over the estimated useful lives of the respective assets or the life of the lease for leasehold improvements.

          Intangible Assets

     Goodwill (pre-1970) is stated at cost and is not amortized because in the opinion of management there has been no diminution in value.

     Trademarks and patent are stated at cost and are amortized straight-line over a ten-year period.


     The excess of cost over net assets of businesses acquired is amortized over 10- to 20-year periods using the straight-line method.

          Accrued Medicaid Rebates

     Medicaid rebates represent payments mandated under law to be made by one of the
Company's
subsidiaries.  The law requires rebates to be paid to individual states with respect to all pharmaceutical sales, other than through hospitals, where the ultimate cost of the product is reimbursable by Medicaid.

          Income Taxes

     The Company files consolidated income tax returns with its domestic subsidiaries.  Effective
November 1, 1993, the Company adopted FASB Statement of Financial Accounting Standards
No. 109, "Accounting for Income Taxes" (Statement 109).  As permitted by Statement 109, the
Company elected not to restate the financial statements of any prior years. Under Statement 109, deferred income taxes are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases.
Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which temporary differences are estimated to be recovered or settled.  The cumulative effect of the change in method of accounting for income taxes as of November 1, 1993 is not material.

                                                (Continued)
                                  F-19

TC MANUFACTURING CO., INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements


     Tax credits are treated as a reduction of income tax expense in the year in which they are utilized.

     Prior to fiscal 1994, income taxes were accounted for under the deferred method, in accordance with APB Opinion No. 11.  Under the deferred method, provisions were made for deferred income taxes resulting from timing differences in the recognition of revenue and expensefor tax and financial statement purposes. The Company elected not to restate the financial statements of prior years for this change in accounting. The cumulative effect of the change on net income was not material.

          Profit Sharing Plan

     Profit sharing contributions are authorized annually by the Board of Directors in amounts determined at its discretion.

          Treasury Stock

     Purchases of treasury stock are recorded at cost.  Upon the sale of treasury stock, the difference between the cost and selling price of such stock is either credited to additional paid-in capital or charged against additional paid-in capital or retained earnings if additional paid-in capital has been depleted.

          Foreign Currency Translation

     The accounts of the Canadian subsidiary have been translated from their functional currency to the U.S. dollar. Such translation adjustments are not included in income, but are accumulated directly in a separate component of stockholders  equity.

          Statement of Cash Flows

     For purposes of reporting cash flows, cash and cash equivalents include cash on hand and funds held in money market accounts or invested in highly liquid debt instruments generally with maturities of three months or less.

          Earnings per Common Share

     Earnings per common share have been computed by dividing net income after preferred stock dividends by the weighted average number of common shares and common equivalent shares outstanding during the year.  Stock options are considered common stock equivalents.  Shares assumed to be purchased at the average formula price (as defined) during the year with the proceeds from the exercise of such options have been subtracted from the average shares outstanding.

                    (Continued)

                                    F-20

TC MANUFACTURING CO., INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements


     Accounting Standard to be Adopted

     Statement of Financial Accounting Standards No. 121,  Accounting for the Impairment of
Long-Lived Assets and for Long-Lived Assets to be Disposed of  will be adopted by the companyeffective November 1, 1996. Statement 121 establishes criteria for recognizing, measuring and disclosing impairments of long-lived assets.  The company does not expect the adoption of
Statement 121 to have a material impact on its consolidated financial position or results of operations at the time of adoption.

          Reclassifications

     Certain items relating to prior years have been reclassified to conform to the presentation in the current year.

 (2) Related-party Transactions

     The Chairman of the Executive Committee, who owns approximately 48% of the outstanding common stock of the Company, was also affiliated with two law firms which served as legal counsel for the Company.  These law firms charged the Company legal fees, including consulting fees for the services of the Chairman of the Executive Committee, of approximately $650,000, $515,000 and $444,000 in 1995, 1994, and 1993, respectively.  As of October 31, 1995 and 1994,
$257,175 and $62,112 of these fees remain outstanding as current liabilities, respectively.

 (3) Inventories

     Inventories at October 31, 1995 and 1994 consisted of the following (in thousands):
-------------------------------------------------------------------------------
                                         1995            1994
-------------------------------------------------------------------------------
     Raw materials               $       4,759          5,790
     Work in process                     1,648          1,689
     Finished Goods                      8,897          8,972
-------------------------------------------------------------------------------
     Total at FIFO value                15,304         16,451
      LIFO adjustment                       23             77
-------------------------------------------------------------------------------
                               $        15,327         16,528
-------------------------------------------------------------------------------

                    (Continued)

                                  F-21


TC MANUFACTURING CO., INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements


 (4) Property, Plant, and Equipment

     Property, plant, and equipment at October 31, 1995 and 1994 consisted of the following (in thousands):
-----------------------------------------------------------------------------
                                                 1995           1994
-----------------------------------------------------------------------------
                Land                       $      432            432
                Buildings                       6,883          6,334
                Machinery and equipment        22,601         22,766
                Leasehold improvements            352            227
                Construction in progress        1,783          1,716
-------------------------------------------------------------------------------
                                             $ 32,051         29,475
-------------------------------------------------------------------------------

     Depreciation and amortization expense charged to income was $1,846,000 in 1995,
$1,638,000 in 1994, and $1,449,000 in 1993.

  (5)     Debt

     Long-term debt at October 31, 1995 and 1994 consisted of the following (in thousands):
------------------------------------------------------------------------------
                                                       1995           1994
------------------------------------------------------------------------------

     10.5% senior promissory notes             $       7,900          9,500

     Less current maturities of:
                   10% senior promissory notes         1,400          1,600
-------------------------------------------------------------------------------
      Long-term debt                           $       6,500          7,900
-------------------------------------------------------------------------------

     The 10.5% senior promissory notes require payments ranging from $1,000,000 to $1,600,000 beginning July 31, 1995 and continuing through July 31, 2000 inclusive.  The remaining unpaid principal balance is due July 31, 2001.

                         (Continued)
                                     F-22


TC MANUFACTURING CO., INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements


The promissory note was issued pursuant to a loan agreement which requires, among other things, that the Company maintain a certain amount of consolidated working capital, not incur senior funded indebtedness and current indebtedness in excess of certain limits, and not declare or pay cash dividends in excess of 50% of net income subsequent to October 31,
1989. At October 31, 1995, the Company was in compliance with the loan agreement covenants, retained earnings of approximately $5,829,000 was unrestricted for cash dividends or the repurchase of common stock by the Company, and the Company s borrowing limit as set forth in the loan agreement is approximately $19,390,000.

     The Company has an unsecured line of credit totaling $10,000,000, of which $9,231,463 is available as of October 31, 1995.  Available borrowing capacity was reduced by a letter of credit in the amount of $768,537 outstanding at October 31, 1995.  Borrowings under the line of credit bear interest at either the bank s prime lending rates or, at the Company s option, LIBOR plus
1%. The Company is required to pay a 1/8% commitment fee on the unused credit line.  There was no borrowing outstanding under the line of credit at October 31, 1995 and 1994.

     Maturities of long-term debt are as follows (in thousands):
-----------------------------------------------------------------------------
Fiscal Year                                               Amount
-----------------------------------------------------------------------------
       1996                                               $       1,400
       1997                                                       1,400
       1998                                                       1,100
       1999                                                       1,000
       2000                                                       1,000
Thereafter                                                        2,000
-----------------------------------------------------------------------------
                                                                  7,900
-----------------------------------------------------------------------------

                         (Continued)

                                   F-23


TC MANUFACTURING CO., INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements


 (6) Stock Options

     Under the qualified stock option plan, shares of common stock are reserved for issuance upon exercise of options granted or available for future grants to officers and key employees.  Under the plan, options may be granted at prices not less than fair market value at date of grant as determined by a defined formula price and as set forth in the plans and stockholders  agreements.
Such options are exercisable for a five-year period.  At October 31, 1995, 1994, and 1993, exercisable options amounted to 117,250, 96,123, and 126,419, respectively.  The number of shares available for future grants under the stock option plan was 282,750 at October
31, 1995. Transactions and other information relating to the plan for the three-year period ended
October 31, 1995, adjusted to reflect the stock dividend discussed in note 10, are summarized as follows:
--------------------------------------------------------------------------------
                                                 Number
                                                of shares       Option price
-------------------------------------------------------------------------------
Options outstanding as of October 31, 1992       260,376        $2.17 to 5.38
-------------------------------------------------------------------------------
Exercised during 1993                            (47,398)            $2.17
Issued during 1993                                 --                  --
Canceled during 1993                              (8,400)       $ 2.17 to 5.38

-------------------------------------------------------------------------------
Options outstanding as of October 31,1993        204,578        $ 2.99 to 5.38
-------------------------------------------------------------------------------
Exercised during 1994                            (49,200)       $ 2.99 to 5.38
Expired during 1994                               (8,020)       $ 2.99 to 5.38
Issued during 1994                                80,300             $5.02
-------------------------------------------------------------------------------
Options outstanding as of October 31, 1994       227,658        $ 4.60 to 5.38
-------------------------------------------------------------------------------
Exercised during 1995                            (42,844)       $ 4.60 to 5.38
Expired during 1995                              (14,656)       $ 4.60 to 5.38
Issued during 1995                                40,150            $   5.02
-------------------------------------------------------------------------------
Options outstanding as of October 31, 1995       210,308        $ 4.60 to 5.38
-------------------------------------------------------------------------------

    In fiscal year 1995, the stockholders approved the 1994 Non-Employee Directors Stock
Option Plan (the Plan).  The Plan makes available for grant to members of the Board of
Directors options to purchase an aggregate of 100,000 shares of the Company s common stock.
Under the Plan, annually each non-employee Director automatically receives an option to purchase 1,000 shares of common stock at a price not less than fair market value at date of grant as defined by a defined formula price.  At October 31, 1995, there were options outstanding of
6,000 shares at an option price of $5.02 per share.


                         (Continued)
                                     F-24

TC MANUFACTURING CO., INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements


(7) Income Taxes
-----------------------------------------------------------------------------
     Federal income tax expense (benefit) for the years ended October 31, 1995, 1994, and 1993 included (in thousands):
-----------------------------------------------------------------------------
                                       1995            1994           1993
-----------------------------------------------------------------------------

     Current
         Federal               $       1,330             8             2,637
         State                           155             2               350
         Foreign                          47            28                 1
      Deferred                           317          (117)             (324)
------------------------------------------------------------------------------
                               $       1,849           (79)            2,664
------------------------------------------------------------------------------
    The deferred tax provisions for 1995, 1994, and 1993 result primarily from temporary differences between financial statement and tax income arising from different accounting for receivable allowances, inventory, and depreciation.

                    (Continued)

                            F-25


TC MANUFACTURING CO., INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements


    The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities as of October 31, 1995 and 1994 are presented below (in thousands):
------------------------------------------------------------------------------
                                              1995           1994
------------------------------------------------------------------------------
Allowance for doubtful accounts               $      44            450
Inventory valuation                                 400            440
Other                                               121             46
-------------------------------------------------------------------------------
Total current deferred tax assets             $     565            936
-------------------------------------------------------------------------------
Foreign tax credit carryforwards                   --              351
State tax loss carryforwards                  $     110            273
Valuation Allowance                                --             (624)
-------------------------------------------------------------------------------
Non-current deferred tax assets, net       $110          --
------------------------------------------------------------------------------
Non-current deferred tax liabilitites -
     Property, plant, and equipment               1,705          1,649
-------------------------------------------------------------------------------
Net Non-current deferred tax liabilities      $   1,595          1,649
-------------------------------------------------------------------------------
    Net deferred tax liabilities              $   1,030            713
-------------------------------------------------------------------------------


    The valuation allowance for deferred tax assets at October 31, 1995 and 1994 was approximately $0 and $624,000, respectively.  The valuation allowance was eliminated in fiscal 1995 due to the expiration of foreign tax credit carryforwards, the realization of certain state tax loss carryforwards and managment s assessment that the remaining state tax loss carryforwards are more likely than not to be realized.  Based upon the level of historical taxable income and projections for future taxable income over the periods in which the deferred tax assets are deductible, management believes it is more likely than not the Company will realize the benefits of these deductible differences.

                                              (Continued)
                              F-26

TC MANUFACTURING CO., INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements


    The provision (benefit) for income taxes differed from the amount obtained by applying the federal statutory income tax rate to income (loss) before income taxes, as follows (in thousands):
-----------------------------------------------------------------------------
                                              1995      1994      1993
-----------------------------------------------------------------------------
Expected federal statutory tax (benefit)    $ 1,802     (100)     2,455
Differences resulting from:
  Intangible amortization                         6        8          5
  Officers life insurance                       (32)       9          6
  Meals and entertainment                        44       17         14
  Merger costs                                  153       --         --
Decrease in valuation allowance for state
  tax loss carryforwards                       (110)      --         --
State income tax, net of federal benefit         39       (8)       138
Other                                           (53)      (5)        46
-----------------------------------------------------------------------------
Income tax expense (benefit)                $ 1,849      (79)     2,664
-----------------------------------------------------------------------------
 (8) Profit Sharing Plan

     The Company has a qualified profit sharing plan covering all eligible employees.  Profit sharing expense was approximately $915,000, $312,000, and $956,000 in 1995, 1994, and 1993,
respectively.

 (9) Leases

     The aggregate rental obligations of the Company under noncancelable operating leases in effect at October 31, 1995 are as follows (in thousands):
------------------------------------------------------------------------------
                                                    Machinery
    Fiscal                         Real                 And
     Year                         Estate             Equipment
------------------------------------------------------------------------------
     1996                        $  280                     54
     1997                           206                     45
     1998                           208                     32
     1999                           209                     13
     2000                           211                     --
     2001 and thereafter            880                     --
-------------------------------------------------------------------------------

                    (Continued)

                                         F-27

TC MANUFACTURING CO., INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements
------------------------------------------------------------------------------
Rental expense fpr all leases for the years ended October 31, 1995,
1994, and 1993 was as follows (in thousands)
------------------------------------------------------------------------------
                                                            1995   1994   1993
------------------------------------------------------------------------------
Under cancelable leases                       $ 102   95    136
Under noncancelable leases                 $ 411 367 453
-----------------------------------------------------------------------------
                                                             $ 513    462   589
------------------------------------------------------------------------------



(10) Stock Dividend

     On October 25, 1994, the Board of Directors declared a stock split effected in the form of a stock dividend of one share for each of the Company's outstanding shares of common stock, payable
     October  28, 1994 to stockholders of record on October 28,  1994.
     Earnings per share have been adjusted for this stock dividend retroactive to 1993 in the accompanying consolidated financial statements and notes.

(11) Major Customers

     Consolidated sales to the Company's two major customers during the year ended October 31, 1995 aggregated approximately 31% of the Company's consolidated net sales. The percentages of fiscal
     1995 consolidated net sales for each of these customers was approximately 15% and 16%, respectively. These two major customers are wholesalers which sell to many health care providers.

     These two major customers are wholesalers which sell to many health care providers.

(12) Business Segment Information

     The   Company   operates   principally   in   three   industries,
     pharmaceuticals,   packaging,  and   coatings.    Pharmaceuticals
     operations   involve   the  marketing,  packaging,   manufacture,
     development   and   sale  of  generic  pharmaceutical   products.
     Packaging operations involve the manufacture, marketing and  sale of  flexible packaging products and systems.  Coatings operations
     involve   the  manufacture,  marketing  and  sale  of   specialty
     corrosion   protection  products.   There  are   no   significant
     intersegment sales and no significant operations outside  of  the
     United States.

     Corporate   assets   include  cash  and  temporary   investments,
     refundable  income taxes, corporate equipment and cash  surrender value of officers life insurance.

                                                                   (Continued)
                                          F-28

TC MANUFACTURING CO., INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

    Information concerning the Company's business segments in  fiscal
     1995, 1994 and 1993 is as follows (in thousands):

                                             1995     1994    1993
     Net Sales:
       Pharmaceuticals                    $ 60,709  50,223   52,810
       Packaging                            20,637  17,226   17,351
       Coatings                              9,533  11,331    9,456
     Consolidated Net Sales               $ 90,879  78,780   79,617
     Operating income (loss):
       Pharmaceuticals                    $  5,825   (909)    7,399
       Packaging                             3,028   2,403    2,837
       Coatings                              (438)     783      (8)
     Consolidated segment operating income   8,415   2,277   10,228
     Corporate expenses                    (1,946) (1,643)  (1,798)
     Interest expense, net                   (743) (1,000)  (1,132)
     Miscellaneous income (expense), net     (256)      71     (78)
     Income (loss) before income taxes
     and minority interest                $  5,470   (295)    7,220
     Identifiable assets:
       Pharmaceuticals                   $ 27,262  26,128   29,827
       Packaging                             9,335   9,036    8,789
       Coatings                              9,225   8,074    7,608
       Corporate                             6,550   5,871    3,178
       Total Assets                       $ 52,372  49,109   49,402
     Property, plant, and equipment additions:
       Pharmaceuticals                    $  1,348   1,707    1,853
       Packaging                               482     559      504
       Coatings                                725     535    1,188
       Corporate
     Total additions                      $  2,591   2,801    3,545
     Depreciation and amortization:
       Pharmaceuticals                    $    870     764      619
       Packaging                               615     611      563
       Coatings                                361     239       240
       Corporate                                        24       27
     Total depreciation and amortization  $  1,846   1,638    1,449

                                                       (Continued)
                                       F-29

TC MANUFACTURING CO., INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(13) Subsequent Event

     In  October  1995, TC entered into a merger agreement with  Mylan
     Laboratories   Inc.   (Mylan),  subject  to   approval   by   the
     shareholders  of  both  companies  and  by  certain  governmental
     agencies.   As a result of the merger, TC will become  a  wholly-
     owned  subsidiary of Mylan, and (a) each outstanding share of  TC common  stock converted into .42589 shares of Mylan common stock, subject  to upward or downward adjustment based on the difference between  TC's actual and estimated closing unconsolidated balance sheet  and  (b)  each  outstanding  share  of  TC  8%  cumulative preferred  stock  converted into 5.02765 shares of  Mylan  common
     stock.   The TC common stock conversion ratio may also be subject
     to upward or downward adjustment based on the shareholdings of TC shareholders  exercising dissenter's rights and to slight  upward adjustment if all outstanding options are not exercised.

     As  a  precondition to the merger TC must first divest itself  of
     its   non-pharmaceutical  operations.   These  non-pharmaceutical
     operations will be split-off into a new corporation as part of  a plan of reorganization.  All of the new corporation stock will be distributed to TC shareholders not employed in its pharmaceutical
     operations;   TC  shareholders  employed  in  its  pharmaceutical
     operations will, in lieu of stock in the new corporation, receive additional shares of TC common stock.

     Additionally, in anticipation of the split-off and merger, TC will: (a) accelerate the vesting period for, and permit the immediate exercise of, all outstanding options to purchase shares of TC common stock; and (b) acquire the outstanding 6% minority interest in UDL Laboratories (Illinois) from the President of UDL at a purchase price of $2,850,000. Unexercised options will expire the date of the meeting of shareholders called to approve the merger.

     Both the split-off and merger are intended to qualify as tax-free
     reorganizations.   However,  there  is  not  assurance  that  the
     Internal Revenue Service will agree that they so qualify.  In the event the spin-off and/or merger are determined to be taxable, TC and  its shareholders will both be subject to significant tax and tax-related liabilities. TC's possible tax liability approximates
     $2,000,000.

     The merger is expected to be completed by February 28, 1996.

                                    F-30








Fagel & Haber
ATTORNEYS AND COUNSELORS AT LAW                        Allen J. Fagel        Sheryl Cohen Allension
ESTABLISHED 1962                                       Joel A. Haber         William P. Andrews
140 South Dearborn Street, 14th Floor                  Floyd Babbitt         Christina Brotto
Chicago, IL 60603 * (312) 346-7500                     Alvin D. Meyers       Daniel G. Coman
Fax (312) 580-2201 * Cable NOFLAWLAW * Telex 754542    Dennis E. Quaid       Patrick J. Cullerton
                                                       Glen T. Keysor        John S. Delnero
                                                       Steven J. Teplinsky   Victor A. Des Laurier
Writer's Direct Dial No. (312) 580-2205                Walter D. Cupkovic    James M. Drake
                                                       Sherwin M. Lesk       Thomas B. Golz
January 25, 1996                                       John J. Cullerton     Scott C. Haugh
                                                       Richard H. Chapman    Stuart P. Krauskopf
                                                       Jason W. Levin        Lawrence T. Krulewich
                                                       Robert B. Chapman     Carole A. Morey
                                                       James R. Latta        Ilyse D. Murman
                                                       Howard M. Berrington  Laura A. O'Neill
                                                       Judith Joyce Shanahan   Sara L. Thomas
                                                       Donald J. Vogel       William R. Thomas
                                                       Norton N. Gold        Douglas B. Wolk
                                                       James B. Gottlieb     Melinda Morris Zanoni
                                                       Gina M. Gentili        ---------------
                                                                             Of Counsel
                                                                             Leonard R. Kofkin
Board of Directors                                                           Maynard B. Russell
TC Manufacturing Co., Inc.                                                   Martin M. Ruken
c/o Rifkin, Radler & Kremer
30 North LaSalle Street, Suite 4300
Chicago, Illinois  60602

Re:  Tax Opinion to TC Manufacturing Co., Inc. Proxy Statement/
  Mylan Laboratories Inc. Prospectus

Gentlemen:

We have heretofore been engaged by you as special tax counsel in connection with the Agreement and Plan of Merger entered into on October 10, 1995 by TC Manufacturing Co., Inc.("TC")and Mylan
Laboratories Inc. ("Mylan"), and an Agreement and a Plan of Reorganization adopted by the Board of Directors of TC
Manufacturing Co., Inc. on October 9, 1995. It is the intention of the parties to the Agreement and Plan of Merger that an acquisition subsidiary of Mylan will merge into TC and the stockholders of TC will exchange their TC shares for voting common stock of Mylan (the "Merger"). Mylan insisted and TC agreed that TC's only business activity at the time of consummation of the Merger will be the pharmaceutical business operations conducted through TC's pharmaceutical subsidiaries.
Accordingly, TC will, pursuant to the Plan of Reorganization divest itself of its non-pharmaceutical businesses by a transfer of such businesses to a newly organized subsidiary ("Newco") together with the assumption of business-related liabilities by the transferee, followed by the distribution of the stock of such subsidiary to the stockholders of TC (the "Split-Off"). You have now requested our opinion concerning the federal income tax consequences of the Merger and the Split-Off to TC and the stockholders of TC.


Opinions of Tax Counsel

     Our opinion as to the tax consequences of the proposed transactions to TC and the stockholders of TC under the relevant provisions of the Internal Revenue Code of 1986, as amended (the
"IRC") are separately stated with respect to the Split-Off and the Merger as set forth below.

                                   A-1

A.  SPLIT-OFF:

     As noted in the section Legal Analysis - Tax Consequences, the Split-Off will only be tax-free to TC and each of its stockholders if the distribution of Newco stock to the TC stockholders meets the requirements of IRC Section 355, Income
Tax Regulations (the "regulations") issued in connection therewith and case law interpreting said statute and regulations
(collectively, the "relevant authorities").

     As we find no precedential authority which is precisely on point with the factual pattern surrounding the Split-Off, we have applied each requirement of the relevant authorities to the facts at issue to determine whether or not there is compliance therewith. As a result of our analysis and examination, we have determined that factors relevant to the TC distribution of Newco stock will generally meet all of the objective standards of IRC
Section 355. However, we are unable to opine that the proposed transaction will meet the subjective requirements of the device and the business purpose tests, both of which must be satisfied in order to come within the statute.

     In order for IRC Section 355 to apply to the distribution of a controlled corporation's stock, the distribution cannot be principally a device for the distribution of earnings and profits of the distributing corporation. This device test is designed to prevent shareholders from extracting earnings and profits from the distributing corporation in a capital gain transaction (which would permit a lower tax rate and the recovery of tax basis) without causing a meaningful reduction in the shareholder's interest in the distributing corporation. The regulations provide that the determination of whether a corporate separation constitutes a device for the distribution of earnings and profits will be made based upon all the facts and circumstances incident to the transaction.

     In the case of a split-off, the regulations and case law require that there be a business purpose for the separation of the distributing corporation and the controlled corporation.
This business purpose is embodied in the regulations promulgated under IRC Section 355. These regulations require a business purpose which transcends the general business purpose requirement incident to reorganizations in that an acceptable IRC Section 355 business purpose may not be accomplished by any other reasonable tax-free alternative. The regulations make a corporate business purpose of paramount importance and must also have a real and substantial non-federal tax purpose to a relevant party.

     Because of the subjective nature of the business purpose and device tests which are wholly determined in the light of surrounding facts and circumstances, we are unable to opine that the business purposes and factual background as set out in the proposed transaction will be sufficient to satisfy the statutory, regulatory and/or court requirements necessary to enable the transaction to meet these tests. Accordingly, we are unable to render an opinion as to the tax consequences of the Split-Off to TC or to the stockholders of TC.

B.  MERGER:

     Based upon our application of statutory, regulatory and case law precedents to the relevant facts of the proposed transaction
(as set forth below in Legal Analysis - Tax Consequences), and subject to the Limitations of Opinion set forth below, we are of the opinion that it is more likely than not that the proposed
Merger will qualify as a tax-free transaction to TC and the stockholders of TC.


Statement of Facts

A.  HISTORICAL BACKGROUND:

  1.  Business Acquisitions:

     TC Manufacturing Co., Inc., a Delaware corporation
(sometimes referred to as the "Company" or "TC"), is a privately owned company engaged in several diverse lines of business. As of October 31, 1995, the Company had outstanding 5,340,992 shares of common stock and 4,243 shares of preferred stock held by 61 stockholders. In addition, there were outstanding options to purchase an additional 216,308 shares of Company common stock which, if fully exercised, would increase the number of Company stockholders to 94. The Company was organized in 1962 as successor to The Tapecoat Company, a limited partnership which succeeded a prior partnership that had commenced business in 1941. The name of the Company was changed to TC Manufacturing
Co., Inc. in 1974.

     The Company has three Profit Centers:

 1.  The Protective Coating Profit Center represented by:

          The Company's Tapecoat Division (sometimes referred to as "Tapecoat") and the Company's lower tier subsidiary, Tapecoat Canada, Inc. (sometimes referred to as "Tapecoat
     Canada");

 2.  The Flexible Packaging Profit Center represented by:

          The Company's Pak-Sher Division (sometimes referred to as "Pak-Sher");

                               and

 3.  The Pharmaceutical Profit Center represented by:

          The Company's subsidiary, UDL Laboratories, Inc. ("UDL-
     Illinois"), UDL-Illinois' wholly-owned Florida subsidiary having the same corporate name ("UDL-Florida"), and two lower tier special pharmaceutical subsidiaries of the Company described below (together with UDL-Illinois and UDL-Florida collectively referred to as "UDL").

     Tapecoat, an unincorporated division which does business as The Tapecoat Company. Tapecoat Canada is a wholly-owned subsidiary of The Tapecoat Company of Canada, Ltd., which in turn is wholly-owned by the Company. Tapecoat Canada acquired the business conducted by its parent, The Tapecoat Company of Canada, Ltd., which the Company founded in 1958. The name of Tapecoat of Canada, Inc. was changed in 1992 to Tapecoat Canada, Inc.

     The Company acquired Pak-Sher in June, 1976 pursuant to a Plan of Arrangement under Chapter XI of the Bankruptcy Act filed by Pak-Sher's former management. Pak-Sher is now operated as an unincorporated division and does business under the name Pak-Sher
Co.

     UDL-Illinois is 94% owned by the Company and was acquired in February, 1982. The remaining 6% of B-3 is owned by its President and one of its key employees, Michael K. Reicher (the
"Minority Shareholder").  A wholly-owned subsidiary of UDL-
Illinois, UDL- Florida, was formed in July, 1985 to hold and operate certain newly acquired Florida-based assets.

     In addition to the three Profit Centers described above, the Company holds all of the issued and outstanding capital stock of HSW Investment Co., Inc., formerly known as Engineered Coated
Products, Inc. ("ECP"). ECP had been engaged in the manufacture of single and double face tapes, primarily for use in industrial applications, and in custom coating and laminating until its assets were sold by the Company in April, 1989.

     HSW Investment Co., Inc. is not currently an operating company, but has recently organized two wholly-owned special purpose pharmaceutical subsidiaries. These corporations (the
"Special Pharmaceutical Subsidiaries") are engaged in the business of developing generic pharmaceuticals, including the procurement of regulatory approvals required for the manufacture of such generic pharmaceuticals. The Special Pharmaceutical
Subsidiaries were established as adjuncts to the Pharmaceutical
Profit Center operations, and, for business reasons, were organized as subsidiaries of HSW. Their development activities are highly confidential.

  2.  Business of the Company:

     The nature of the business conducted by each of the Profit
Centers is as discussed below.

 a.  Distributing and Manufacturing Protective Coatings;
 Protective Coating Profit Center:

          Tapecoat manufactures protective coatings, primarily tapes and liquids designed to provide corrosion protection for under-ground metal pipe joints, fittings, couplings, tanks, cables, conduits and tie rods, as well as for other metal surfaces, including entire lengths of underground metal pipe. Tapecoat Canada markets such products in Canada.

 b.  Manufacturing Flexible Packaging; Flexible Packaging
 Profit Center:

          Pak-Sher manufactures flexible packaging products for sale to customers having special and distinct requirements such as fast food chains, convenience stores and other purveyors of non-packaged foods (for example, deli and bakery departments of supermarket chains).


 c.  Distributing and Manufacturing Generic Drugs; Pharmaceutical
Profit Center:

          UDL is engaged in the business of (i) marketing,
     (ii)packaging and marketing, (iii) manufacturing, packaging and marketing and (iv) developing, manufacturing, packaging and marketing, prescription and non-prescription generic pharmaceuticals, principally in unit-dose configuration but to some extent in bulk form.

B.  BUSINESS CONCERNS AND RISKS:

     Generic pharmaceutical companies whose business is primarily marketing -- as is the case with UDL -- are dependent on outside manufacturers (i.e. "source dependent") for the procurement of the products which they market. Only a handful of UDL's products are manufactured by UDL because UDL lacks sufficient financial, manufacturing and research and development resources to do so.

     UDL's success, therefore, is and has been predicated upon its ability to identify manufacturers willing and able to sell
UDL the broad range of products which UDL requires. Not all manufacturers who are willing and able to sell product to UDL are acceptable sources of supply, since UDL must first assure itself as to the manufacturer's quality of product, its ability to meet delivery requirements and its compliance with regulation standards.

     In order to satisfy customer demand and maintain an acceptable level of profitability, UDL also must position itself to be among the first to gain access to generic equivalents of newly off-patent pharmaceutical products so that it can promptly introduce such generic equivalents in unit dose configuration into the institutional marketplace. Since UDL cannot develop these new generic equivalents itself, it is wholly source dependent upon the various generic manufacturers for the timely procurement of such products.

     In 1992 and 1993, Company management saw the solution to source dependency problems as primarily one of raising capital.

     However, apprehension over the dwindling number of potential suppliers led management to conclude that the employment of capital to develop new products could not alone cure UDL's source dependency because UDL no longer had time to develop a broad line of products to manufacture in-house. Survival became the predominant concern and to survive, UDL would have to immediately secure one or more long-term supply relationships offering ongoing access to (i) a broad line of existing and potential products, (ii) extensive manufacturing capabilities, and (iii) expanded research and development. Management concluded that UDL could only achieve this objective through affiliation with a major existing pharmaceutical company.

C.  RESOLUTION OF PRODUCT SOURCE DEPENDENCY AND CAPITAL REQUIRE-
  MENTS:

     In focusing on the immediate need to alleviate UDL's source dependency, Company management reviewed UDL's existing and potential supply relationships for prospective merger partners.
Following a period of extensive search and negotiations, the Company entered into an agreement to combine the Company's
Pharmaceutical Profit Center with the pharmaceutical operations of Mylan Laboratories Inc.

     Mylan Laboratories Inc. is engaged, through one or more of its operating subsidiaries, in the development, manufacture, packaging, marketing and sale of generic pharmaceuticals, primarily in bulk form. Mylan is one of the largest members of the generic pharmaceutical industry and currently the largest supplier to the Company's Pharmaceutical Profit Center both in terms of number of products and dollar volume of purchases.

     The combining of the pharmaceutical operations of the Company and Mylan will offer the Company the following benefits and synergies: (i) a secure source for the significant number of products which UDL currently purchases from Mylan; (ii) a potentially secure source for products which Mylan manufactures, but which B-3 currently purchases from other manufacturers; and
(iii) access to Mylan's substantial capital and manufacturing resources and research and development capabilities.

     From Mylan's perspective, the combination will (i) create an opportunity for Mylan to augment its current market coverage;
(ii) create the potential for Mylan to become the leader in the institutional marketplace; (iii) permit Mylan to offer a more complete line of solid and liquid oral pharmaceuticals in custom packaging to the retail, institutional and managed care markets;
and (v) further Mylan's evolution into a fully integrated manufacturer.

     Overall, the combination will provide both the Company and Mylan with a significantly improved presence in the dynamic health care marketplace.

     Mylan has stated that it will not acquire the Company if it must also acquire the Protective Coating and Flexible Packaging
Profit Centers because the methods of operation, inherent risks and enterprise values of these two profit centers are disparate from and unrelated to the pharmaceutical operations of the Company and the Mylan. Furthermore, Mylan is unwilling to accept any potential liabilities inherent in the operations of the Protective Coating and Flexible Packaging Profit Centers.

     Subject to the Company's divestiture of the unwanted profit centers, Mylan and the Company therefore propose to orchestrate a tax-free merger (the "Merger") between the Company and an acquisition subsidiary established by Mylan, with the Company as the surviving entity. In the Merger, the outstanding shares of common and preferred stock of the Company will be exchanged by Company stockholders for and converted into newly issued shares of Mylan voting common stock.

     In structuring the proposed Merger, the parties gave careful consideration to each of the following important business aspects and purposes incident to the transaction:

 1.  Divestiture of the Non-Pharmaceutical Businesses:

              As a precondition to the Merger, Mylan requires that the Company divest itself of its Protective Coating and Flexible Packaging Profit Centers so that at the time of the Merger, the assets of the Company will relate solely to, and represent 100% ownership of, its Pharmaceutical Profit
    Center. Mylan further desires that the employees of the Pharmaceutical Profit Center own solely Mylan common stock in lieu of their present ownership interest in the Protective Coating and Flexible Packaging Profit Centers, and the Company similarly desires that such employees relinquish their ownership interest in the Protective
    Coating and Flexible Packaging Profit Centers in exchange for a greater ownership interest in the Pharmaceutical
    Profit Center.

          To accomplish the foregoing, the Company proposes to divest itself of the Protective Coating and Flexible
     Packaging Profit Centers in several steps. First, the Company will cause the Special Pharmaceutical Subsidiaries to become subsidiaries of UDL-Illinois. Second, the Company will transfer the assets of these Profit Centers to a newly established subsidiary ("Newco") to be known as "TC
     Manufacturing Co., Inc.", an Illinois corporation. Newco will assume the liabilities relating to such businesses and issue its common stock to the Company. Immediately thereafter, the Company will make a non-pro rata distribution of all the outstanding shares of Newco to its stockholders as described in the Proposed Transaction section below.

 2.  Acquisition of Total Pharmaceutical Business:

          UDL-Illinois has issued and outstanding 50 shares of common stock, no par value. Three shares (6% of the total issued and outstanding shares) of UDL-Illinois are held of record by the Minority Shareholder.

          As a precondition to the Merger, Mylan requires that the Company own 100% of the issued and outstanding shares of UDL-Illinois common stock. Accordingly, the Company will acquire the Minority Shareholder's 6% interest in UDL-
     Illinois pursuant to the terms of a Stock Purchase Agreement for $2,850,000, an amount representing the fair market value of such shares.

          Since prior to the Merger, it will lack sufficient funds with which to complete the purchase, the Company will pay the purchase price by delivering to the Minority
     Shareholder its promissory note, payable on the first day following the consummation of the Merger.

 3.  Accelerated Company Indebtedness:

          At the time of the contemplated closing of the Merger, the Company will have loan indebtedness outstanding in the principal amount of $7,900,000 to the Metropolitan Life
     Insurance Company (the "Met"), which loan is evidenced by the Company's 10.5% Senior Promissory Notes due July 31,
     2001 (the "Senior Notes") and a line of credit with LaSalle
     National Bank ("LaSalle"), which line is used from time to time to finance the Company's short-term working capital requirements (the "Line of Credit").

          A disposition (by merger or otherwise) by the Company of its shares of UDL-Illinois or the disposition by UDL-
     Illinois of its assets and business would constitute an automatic default under both the Senior Notes and the Line of Credit, thereby permitting the Met and LaSalle to accelerate their respective indebtedness and require the immediate prepayment of the obligations in full.
     Additionally, a yield maintenance penalty would be imposed on the prepayment of the Senior Notes, which penalty is based upon the difference between the prevailing interest rates and the 10.5% fixed interest rate applicable to the obligation. Based upon current interest rates and maturities, the amount of this penalty would approximate
     $1,000,000.

          If repayment of the Senior Notes and the Line of Credit were accelerated due to the disposition of the UDL-Illinois stock, or disposition by UDL-Illinois of its assets and business, management has determined that the Company would not have the requisite cash resources to satisfy such obligations; nor would such resources be available from alternative financing sources. TC management has no reason to believe that the lenders would forego acceleration and payment of the Senior Notes and the Line of Credit since the proceeds of the Senior Notes have been principally utilized to fund the UDL-Illinois and B-3 Florida operations and the earnings from such operations are the primary source of cash flow required to service the obligations.

          In light of the foregoing, the parties have structured the Merger in such a way that the Senior Notes and the Line of Credit remain in place, thereby possibly relieving the Company of the necessity of providing cash to prepay these accelerated obligations. In addition, by structuring the transaction as an exchange of the stock of Mylan for the outstanding stock of Company rather than for the outstanding stock of UDL-Illinois, the Company could place itself in a position to possibly avoid payment of the substantial yield maintenance penalty on early repayment of the Senior Notes.

          While the change of control in ownership of the Company resulting from the Merger is prohibited under, and could therefore cause the acceleration and mandatory prepayment of, the Senior Notes and Line of Credit, the right of the lenders to require such prepayment is not automatic, but is elective.

          Pursuant to the provisions of the loan documents, the Company must notify the lender of the facts and circumstances incident to the change of control and offer to prepay the loan obligation. The lender must thereafter decide whether or not to accept such offer. In connection with any required prepayment of the Senior Notes, the Company would incur, and be required to pay, the yield maintenance penalty described above.

          Because of the substantial financial resources of Mylan and the enhanced credit-worthiness of the loans following merger of the Company with Mylan's acquisition subsidiary, the Met and LaSalle may elect not to accept the Company's offer of prepayment thereby resulting in the saving of the yield maintenance penalty by the Company and the potential current preservation of cash resources to the Company after consummation of the acquisition transaction. Should the Met and LaSalle nevertheless elect to require repayment of the Senior Notes and the Line of Credit, the Company as then already a subsidiary of Mylan , would be in a position to borrow the necessary funds from Mylan or a third party lender. Such favorable situation with respect to the availability of funds can only exist if the merger takes the form of the proposed transaction involving the exchange of Mylan stock for the stock of the Company.

     Based upon the foregoing, and as a precondition to the Merger, the Company has required that Mylan permit the Company to maintain outstanding upon the date of Merger: (i) its indebtedness on the Senior Notes; (ii) its indebtedness under the Company's outstanding Line of Credit; and (iii) such other indebtedness and liabilities as may exist on the books and records of the Company as of the effective date of the Merger after giving effect to the Company's acquisition of the Minority
Shareholder's interest in UDL-Illinois, the assumption of liabilities by Newco in conjunction with the Company's divestiture of the Protective Coating and Flexible Packaging
Profit Centers, and the payment by the Company of all expenses payable by it in connection with the transactions contemplated by the divestiture and Merger.

 4.  Avoidance of Application of Investment Company Act:

          The number of Company stockholders at October 31, 1995 totaled 61. It is anticipated that substantially all of the existing option holders will exercise same prior to the effective date of the Merger, thereby increasing the Company stockholders to 94 or only 6 stockholders less than the maximum number permitted to exempt the Company from the application of the Investment Company Act of 1940 (the
     "Act") and the attendant onerous and costly compliance requirements for registration, filings and other statutory and regulatory responsibilities.

 Should:

          (i) the number of the Company's stockholders of record exceed 100 as a result of stockholder gifts, deaths, the exercise of incentive stock options granted to additional employees, or otherwise, and

          (ii) the Company acquire Mylan common stock in exchange for stock in UDL-Illinois (as opposed to merging with Mylan's acquisition subsidiary), thereby causing its holdings of public securities to approximate 65-70% of its total assets, counsel to the Company cannot assure management that an exemption would be available to the Company, or that the Securities and Exchange Commission would rule that there is an absence of investment company activities, so as to avoid the application of the provisions of the Act.

          In deference to the high degree of potential exposure to application of the Act, the Company and Mylan have agreed to structure the transaction so that the Company, rather than its subsidiaries conducting the pharmaceutical business, will be the direct target of the acquisition.

 5.  Incentives for Key Employees:

          Key managers and employees of the Company's
     Pharmaceutical Profit Center own, and hold options to acquire, shares of the Company common stock. All such shares owned were acquired pursuant to the Company's 1991 and 1994 Incentive Stock Option Plans (the "Option Plans") or under previous Company employee stock purchase programs.
     The outstanding options were granted under the Option Plans.
     Assuming that all such options will be fully exercised, it is estimated that these employees will own, in the aggregate, 172,356 shares of Company common stock representing approximately 3.1% of the total outstanding common stock of the Company. In view thereof, and in order to create incentives and to motivate the Pharmaceutical
     Profit Center employees, Mylan has requested that their newly affiliated employees obtain stock of Mylan in the transaction and forego any ownership interest in the Company's Protective Coating and Flexible Packaging Profit
     Centers to be operated through Newco. Additionally, because the Pharmaceutical Profit Center employees will be completely disaffiliated with the Newco operation after the merger, Company management finds any continuing stock ownership in Newco by the Pharmaceutical Profit Center employees to be inconsistent with the spirit and purpose of the Option Plans.

          By virtue of the non-pro rata distribution of shares, employees of the Protective Coating and Flexible Packaging
     Profit Centers will each attain a greater ownership interest in, and therefore a stronger performance incentive with respect to, Newco, which will be their new employer.
     Similarly, employees of the Pharmaceutical Profit Center will each attain a greater ownership interest in, and therefore a stronger performance incentive with respect to, a controlling Mylan of their employer.

                                *  *  *  *  *

     In order to reap the projected benefits and synergies of the combined pharmaceutical operations and -

               (i) resolve the Company's product dependency issues and working capital requirements;

               (ii) accomplish the Company's divestiture of its Protective Coating and Flexible Packaging Profit
          Centers representing unwanted assets to Mylan;

               (iii) consolidate the Company's ownership in 100% of the assets of the Pharmaceutical Profit Center;

               (iv) avoid the onerous financial situation which would result from the untimely acceleration of the Company's outstanding institutional lender indebtedness;

               (v)  eliminate the Company's exposure to the
          requirements and application of the Investment Company
          Act of 1940; and

               (vi) restructure ownership of Company and Newco common stock in keeping with post-Merger employment affiliations of Company employees,

the Company and Mylan will take those actions as described below in the section captioned Proposed Transaction.


Proposed Transaction

     In order to achieve the aforementioned corporate business purposes, the Board of Directors of TC will, by adoption of the requisite corporate formalities, take the following steps as part of a plan of restructure, reorganization, distribution and merger:

          1. In accordance with the terms of the Option Plans, the Board of Directors of TC will accelerate vesting and exercise of the outstanding unexercised options granted pursuant to such Plans. Thereafter, the Plans and all unexercised options will terminate.

          2. TC will acquire the minority interest (three shares representing 6% of the outstanding capital stock) of UDL-
     Illinois pursuant to the Stock Purchase Agreement (described above).

          3. TC will cause HSW to adopt a plan of liquidation to provide for the distribution to TC of HSW's investment in and ownership of the capital stock of the Special
     Pharmaceutical Subsidiaries and the intercompany indebtedness due to HSW from the Special Pharmaceutical
     Subsidiaries. Following said distribution, TC will contribute all of the shares of capital stock of the Special Pharmaceutical Subsidiaries to UDL-Illinois, and
     UDL-Illinois will assume and agree to pay the entire balance of any intercompany indebtedness then due to TC from each of the Special Pharmaceutical Subsidiaries. As of October 31, 1995, the outstanding amount of such intercompany indebtedness was approximately $300,000.

          4. TC will transfer to Newco all of the assets relating to the Protective Coating and Flexible Packaging
     Profit Centers in consideration for: (a) the issuance by Newco to TC of one share of Newco Class A Voting Common
     Stock, $.25 par  value per share, and one share of Newco
     Class B Non-Voting Common Stock, $.25 par value per share, for each outstanding share of TC common stock held by Newco stockholders who are not employees of the Pharmaceutical
     Profit Center; and (b) the assumption by Newco of all liabilities relating to the Protective Coating and Flexible
     Packaging Profit Centers.

          Upon completion of the transfer of these Profit Centers to Newco, TC's remaining assets are projected to include all of the outstanding capital stock of UDL-Illinois and the intercompany indebtedness due to TC from UDL-Illinois.

          5. Following the transfer to Newco, TC will make the following distributions: (a) holders of shares of TC common stock who are actively employed on a full or part time basis in the Pharmaceutical Profit Center will receive additional shares of TC common stock; and (b) holders of shares of TC common stock who are not actively employed on a full or part time basis in the Pharmaceutical Profit Center will receive one share of the Newco Class A Voting Common Stock, $.25 par value per share, and one share of Newco Class B Non-Voting
     Common Stock, $.25 par value per share, for each share of TC common stock held of record. TC stockholders who are employees of the Pharmaceutical Profit Center will not receive shares of Newco common stock in the distribution.
     The number of additional shares of TC common stock to be issued to TC stockholders who are employees of the Pharmaceutical Profit Center will be determined in accordance with a formula which accounts for: (a) the values of the Protective Coating and Flexible Packaging
     Profit Centers (as determined by independent appraisal) which will not be distributed to such stockholders; and (b) the value of the additional shares of TC common stock to be issued to such stockholders in lieu of the Newco shares.

          Notwithstanding the non-pro rata nature of the distribution, the aggregate value of the shares held by each stock- holder of TC immediately prior to the distribution will equal the aggregate value of the shares of TC and Newco held by such stockholder immediately after the distribution.

          6. TC will merge (as surviving company) with a newly organized wholly-owned subsidiary of Mylan ("Acquisition") pursuant to which all of the TC preferred and common stock will be exchanged solely for the agreed number of Mylan voting common shares (plus cash in lieu of fractional shares) and the common stock of Acquisition owned by Mylan will thereafter become the total outstanding stock of TC.


Legal Analysis - Tax Consequences

A.  TAX-FREE SPLIT-OFF:

     The analysis provided in this section is included to apprise the reader of the tax consequences to TC and to the TC stockholders should the Split-Off qualify for tax-free treatment.
As indicated above in the section Opinions of Tax Counsel, due to the subjective nature of the device test and business purpose test, and our inability to determine whether or not facts and circumstances of the proposed transaction will comply with same, we are unable to opine as to whether or not the Split-Off transaction qualifies for tax-free treatment.

    1.  Transfer of Assets and Business:

          TC's transfer of assets of the Protective Coating and Flexible Packaging Profit Centers to Newco in exchange for:
     (i) all of Newco outstanding stock; and (ii) the assumption by Newco of the liabilities relating to the transferred businesses, followed by the distribution of the Newco stock will meet the requirements of a reorganization as described in IRC Section 368(a)(1)(D) provided that such distribution is within the provisions of IRC Section 355. Should the distribution so qualify under IRC Section 355, no gain or loss need be recognized by TC in connection with the transfer of assets in exchange for Newco stock pursuant to IRC Section 361(a) as TC is a party to the reorganization within the meaning of IRC Section 368(b). The assumption of TC liabilities by Newco, or the receipt by Newco of assets subject to liabilities of TC, will not be treated as the receipt of money or property by TC under IRC Section
     357(a) where the transfer of assets is without recognition of gain under IRC Section 361(a). In summary, a finding that the transfer of the Protective Coating and Flexible
     Packaging businesses in the proposed transaction qualifies as a reorganization under IRC Section 368(a)(1)(D) will result in tax-free treatment to TC, but such result will only obtain if the distribution of the Newco stock will be made within the requirements of IRC Section 355.


  2.  Receipt of Assets and Business:

          The receipt of assets by Newco from TC in exchange for Newco stock is without the recognition of gain or loss to Newco by virtue of IRC Section 1032(a). The basis of assets received by Newco will, in accordance with IRC Section
     362(b), be the same as the basis of such assets in the hands of TC should such assets be acquired by Newco in connection with a reorganization under IRC Section
     368(a)(1)(D).  In such event,  IRC Section 1223(2) and Reg.
     Sec. 1.1223-1(b) require that the holding period of the TC assets acquired by Newco include the holding period during which TC held such assets.


  3.  Distribution of Newco Stock:

     The non-pro rata distribution of the stock of Newco to stockholders of TC has been structured with the objective of qualifying same within the requirements of IRC Section 355.
Management of TC has intended that such result obtain based on the following factors:

          a. TC will distribute to certain of its stockholders, with respect to its common stock, solely common stock of Newco, a controlled corporation.

          b. (i) The transfer of assets and business to Newco and the distribution of the Newco stock to stockholders of TC has not been used principally as a device for the distribution of earnings and profits of TC or Newco, but was done to permit the unifying reorganization between TC and Acquisition, and for the other business purposes as set forth under the caption Business
          Concerns and Risks with- in the Statement of Facts set forth above. Both TC and Newco will continue to operate their respective profit centers in a manner consistent with the operations of said profit centers prior to the proposed transaction.

               (ii) The proposed stock distribution by TC of its stock to its other stockholders (not receiving a distribution of Newco stock), as described above, will not result in taxable income to the distributee stockholders (IRC Section 305(a)). The sole purpose of such stock distribution to stockholders employed in the Pharmaceutical Profit Center as the method for achieving value equalization in the Split-Off is to afford TC the opportunity and mechanical convenience
          (by eliminating fractional interests) of making a one-for-one = distribution of its Newco stockholdings to, and avoiding the collection of stock certificates from, TC's stockholders not employed in its Pharmaceutical
          Profit Center, and exchanging same for a lesser number of TC shares (see Private Letter Ruling ("PLR")
          8825058). For federal income tax purposes, it is presumed that the TC stockholders receiving Newco stock will be deemed to have surrendered a portion of their TC stock in exchange for stock of Newco.

               (iii) In addition, and as is more completely stated in section c. below, TC management believes the Proposed Transaction has its foundation and formulation motivated by valid business purposes (real and substantial non-tax reasons germane to the business of
          TC).

          c.   (i)  Pursuant to Income Tax Regulation ("Reg.
          Sec.") 1.355-2(b), a distribution by a parent corporation to its shareholders of its stock- holdings in a controlled corporation will qualify under IRC
          Section 355 only if carried out for real and substantial non-tax reasons germane to the business of the corporation. The distribution by TC of the stock of Newco will enable TC to adhere to the requirements of Mylan which insists upon acquiring only the Pharmaceutical Profit Center of TC (see Commissioner v.
          Morris Trust, 367 F.2d 794, CA-4, 1966, and Revenue
          Ruling ("Rev. Rul.") 68-603, 1968-2 C.B. 148).

               (ii) The structure of the contemplated merger of a new wholly-owned subsidiary of Mylan (Acquisition) into TC following the distribution of unwanted TC assets was negotiated between Mylan and TC to accomplish the respective business needs of the parties (see Statement of Facts - Resolution of Product Source Dependency and
          Capital Requirements). It is the position of TC management that the accommodation of TC's need to satisfy matured and accelerated indebtedness and avoidance of application of the Investment Company Act of 1940 represent valid corporate business purposes
          (see PLR's 9314009 and 9510005). Such management position also applies in the case of the non-pro rata distribution of stock of Newco to satisfy the business purpose of limiting further employee stock ownership to the company in which the employee has an employment interest (see Rev. Rul. 71-383, 1971-2 C.B. 180).

          d. Immediately after the distribution, TC will be indirectly engaged in an active trade or business through the Pharmaceutical Profit Center by virtue of the activities of UDL-Illinois, its wholly owned subsidiary, all of which meets the requirements of an active trade or business under IRC Section 355(b).
          This trade or business will have been carried on throughout the five-year period ending on the date of distribution. The trade or business of the Pharmaceutical Profit Center was acquired or created by TC more than five years preceding the proposed transaction.

          e. Immediately after the distribution, Newco will continue to be directly engaged in two active trades or businesses, including the Protective Coating and the Flexible Packaging Profit Centers, which meets the requirements of IRC Section 355(b). These Profit
          Centers have been carried on throughout the five-year period ending on the date of distribution and were acquired by TC more than five years preceding the proposed transaction.

          f. As part of the transaction, TC will distribute all of its stock of Newco to its stockholders.

     A finding that factors a. through f. are sufficient to establish that the proposed distribution transaction meets the requirements of IRC Section 355 results in no gain or loss to be recognized to TC (under IRC Section 361(c)(1)) or its stockholders (under IRC Sections 355(a)(1) and (2)) upon TC's distribution of Newco's stock to stockholders of TC.

     IRC Sections 358(a),(b)(1) and 1223 apply to the receipt of the Newco stock without the recognition of taxable gain by application of IRC Section 355 to this transaction. Pursuant to Reg. Sec. 1.358-2(a)(2), the basis to each stockholder of TC of its shares of TC, immediately prior to the distribution of the common stock of Newco, will be allocated between TC and Newco common shares, when such distribution is made, in proportion to the relative fair market value of the shares of stock immediately after such distribution. IRC Section 1223(1) and Reg. Sec.
1.1223-1(a) provide that where a stock of a controlled corporation is received by a taxpayer pursuant to a distribution to which IRC Section 355 applies, the distribution is treated as an exchange and the period for which the taxpayer has held the stock of the controlled corporation shall include the period for which he held the stock of the distributing corporation with respect to which such distribution was made. Accordingly, the holding period of the common stock of Newco received by stockholders of TC in the exchange will, when such stock is received in a tax-free transaction, include the aggregate holding period by such stockholders of the stock of TC.

     In the case of those TC stockholders receiving additional shares of TC stock in lieu of stock of Newco in a IRC Section 355 distribution, IRC Sections 307(a) and 1223(5) apply as a result of the application of IRC Section 305(a). Therefore, the basis of the TC shares with respect to which the distribution was made shall be allocated by such TC stockholders between the old TC shares and the new TC shares in proportion to the fair market value of each on the date of distribution in accordance with IRC
Section 307 and Reg. Sec. 1.307-1(a). The holding period for the additional shares of TC shall include the period in which the distributee stockholders held the TC shares with respect to which the distribution was made as if the distribution was a stock dividend (IRC Section 1223(5)).

     By application of IRC Section 312(h) and Reg. Sec. 1.312-
10(a), proper allocation with respect to the earnings and profits must be made between TC and Newco as a result of a finding of a tax-free reorganization.

B.  TAXABLE SPLIT-OFF:


     The analysis provided in this section is included to apprise the reader of the tax consequences to TC and to the TC stockholders should the Split-Off not qualify for tax-free treatment. As indicated above in the section Opinions of Tax
Counsel, we are unable to opine as to whether or not the Split-
Off transaction qualifies for tax-free treatment due to the subjective nature of the requisite device test and business purpose test, and our inability to determine whether or not facts and circumstances of the proposed transaction will comply with same.

  1.  Transfer of Assets and Business:

          As a general rule, the transfer of assets in exchange
     for  stock is deemed to be a sale or exchange by the
     transferor. =   Absent the application of the exclusionary
     rules incident to  a tax-free reorganization, the
     transaction will result in  taxable gain to TC either as:
     (a) a disposition of assets by  TC in exchange for Newco
     stock and the assumption by Newco of  liabilities incident to the assets and business transferred  (IRC Section 1001);
     or (b) a taxable dividend distribution of  appreciated
     property (IRC Section 311(b)). The gain to be  recognized by
     TC is equal to the excess of the fair market  value of the consideration received or property distributed  over TC's
     tax basis in the assets transferred.  TC's  management has estimated that the tax cost of such gain will  approximate
     $2,000,000.


  2.  Receipt of Assets and Business:

          The receipt of the Protective Coating and Flexible
     Packaging assets and business by Newco will be without the recognition of taxable gain or loss (IRC Section 1032(a)).
     Newco's tax basis of the assets received in a taxable transaction is equal to tax basis of the assets transferred in the hands of TC plus the amount of gained recognized by TC in the Split-Off transaction (IRC Section 362(a)(2)).
     The holding period for the assets received by Newco will begin on the first day next following the consummation of the transfer to Newco of the equitable title to the assets
     (Rev. Rul. 70-598, 1970-2 C.B.168.

  3.  Distribution of Newco Stock:

          The receipt of the Newco stock by TC stockholders may be treated as a distribution of earnings and profits, and taxable as ordinary income to the extent of the fair market value of same pursuant to IRC Section 301. The TC stockholders receiving additional TC stock in the Split-Off transaction will also be required to recognize ordinary dividend income in the amount of the fair market value of such stock as of the date of distribution. This is based upon a finding that such distribution results in the receipt of property (or a dividend distribution under IRC
     Section 301) by some TC stockholders and the increase in a proportionate interest of other TC stockholders in the assets or earnings and profits of TC (IRC Section
     305(b)(2)). It is estimated that each TC stockholder would recognize taxable income of approximately $4.00 per TC share held immediately before the Split-Off. Although there exists some limited case law permitting capital gain treatment to shareholders receiving taxable consideration in a partially tax-free or taxable reorganization (not involving a divisive reorganization), it does not appear that the IRS has acquiesced to such treatment in an IRC
     Section 355 transaction and there is no assurance that such result will obtain should the proposed Split-Off result in a taxable transaction (see Arthur McDonald and Jessie
     McDonald v. Commissioner, 52 T.C. 82 (1969), but see  Rev.
     Rul. 75-360, 1975-2 C.B. 110).

          In the case of a taxable distribution incident to the Split-Off, the distributee shareholders will take on a tax basis in the stock received which is equal to the fair market value of same as of the date of distribution (IRC
     Section  1012).  The holding period for said shares will
     commence on the first day next following the receipt of same (Rev. Rul. 70-598, 1970-2 C.B. 168).

          Tax consequences to TC arising out of the taxable distribution in connection with the proposed Split-Off are discussed under the section Taxable Split-Off - Transfer of Assets and Business. In addition, there will be no allocation of earnings and profits between TC and Newco in connection with the taxable Split-Off.

C.  TAX-FREE MERGER:

     Although structured as a merger of a transitory subsidiary
(formed for the purpose of effecting the reorganization) into TC, it is anticipated that the proposed Merger will be treated, for federal income tax purposes, as a reorganization under IRC
Section 368(a)(1)(B) where Mylan has acquired all of the outstanding TC stock solely in exchange for Mylan's voting common stock. This result obtains by virtue of the fact that less than substantially all of TC's historic assets (as required under Rev.
Proc. 77-37, 1972-2 C.B. 568) will pass to the surviving corporation as acquired in the proposed Merger. Failure to transfer of substantially all the TC historic assets will cause the transaction to fail to qualify as a reverse triangular merger pursuant to IRC Section 368(a)(2)(E) (Rev. Rul. 67-448, 1967-2
C.B. 144), but instead to be treated as a "forced B" reorganization.

     Pursuant to the Plan of Merger, all of the outstanding TC stock will be exchanged solely for (or converted to) voting common stock of Mylan. Immediately following the Merger, Mylan will continue the remaining historic business of TC and its wholly owned subsidiaries. As a result of the foregoing, the transaction will meet the requirements and qualify as a reorganization pursuant to IRC Section 368(a)(1)(B) and no gain or loss will be recognized by the stockholders of TC (under IRC
Section 354(a)(1)).

     The receipt of Mylan voting stock (including fractional share interests) by the TC stockholders without recognition of gain or loss pursuant to IRC Section 354(a)(1) results in the application of IRC Sections 358(a)(1) and 1223(1). Mylan voting stock (including fractional share interests) received by the TC stock- holders will, pursuant to IRC Section 358(a)(1) and Reg.
Sec. 1.358-1(a), have the same basis in the hands of the TC stockholders as the basis of the TC stock exchanged. Such substitute basis will, in accordance with IRC Section 1223(1) and Reg. Sec. 1.1223-1(a), include the holding period of the TC stock exchanged, provided such stock exchanged was a capital asset in the hands of the exchanging TC stockholder.

      Cash to be received by TC stockholders from the Exchange
Agent in connection with the proposed Merger represents a payment in lieu of fractional shares as a mathematical rounding-off for the purpose of simplifying the transaction and does not represent separately bargained for consideration. In view thereof, the receipt of such cash payments should not be treated as boot so as to disqualify the proposed Merger as a reorganization within the meaning of IRC Section 368(a)(1)(B). Furthermore, the cash payments for fractional interests should be treated as redemptions and generally subject to capital gain treatment under IRC Section 302(a) and not essentially equivalent to a dividend
(see Rev. Rul. 66-365, 1966-2 C.B. 116).

D.  TAXABLE MERGER:

     Although we have rendered a favorable opinion as to the tax consequences of the Merger with respect to TC and the TC stockholders, the discussion contained in this section is included to advise the reader of the tax consequences of the taxable Merger.

     As indicated in the Legal Analysis - Tax-Free Merger section of this letter, the proposed transaction will be treated as a tax-free merger under IRC Section 368(a)(1)(B)("B Reorganization") due to the substantial value of the historic assets of TC transferred to Newco immediately prior to the Merger. Each element which is requisite to meeting the tax-free provisions of a B Reorganization was analyzed and discussed in said section.

     In reviewing the case law and IRS pronouncements relating to an attempted B Reorganization which was either challenged or found to be taxable by the Internal Revenue Service ("IRS") or the courts, we noted in many instances that the "solely for voting stock" requirement was deemed to have been violated where there was a finding that the acquiring company provided the shareholders of the target company with economic benefit (of any value) in addition to voting common stock of the acquiring company. Notwithstanding the myriad of IRS rulings permitting:
(i) the redemption of target stock by target; (ii) payments to target dissenters by target; (iii) payment by the acquiring company of expenses of registering the acquiring stock to be transferred to the shareholders of target in the reorganization;
and (iv) the payment by the acquiring company of the expenses of the target company and its shareholders which were directly related to the reorganization (See Rev. Ruls. 75-360, 1975-2 C.B.
110, 68-285, 1968-1 C.B. 147; 73-54, 1973-1 C.B. 187; 74-477,
1974-2 C.B. 116), there continues to exist the possibility of an incidental payment made or benefit conferred upon a TC stockholder which would invalidate an otherwise tax-free B reorganization.

     As a consequence of a taxable merger, the stockholders of TC would be required to recognize taxable proceeds under IRC Section
1001 as a sale or exchange of their TC shares which in most instances would have been held as a capital asset. The precise measure of taxable capital gain and the determination of the classification of same as long-term or short-term, is dependent upon the basis and holding period of each TC stockholder for his or her TC stock. Such basis will be significantly increased in the event the merger was preceded by a taxable split-off.
However, the aggregate gross selling price for all TC stockholders will equal the fair market value of the Mylan common stock received on the effective date of the Merger which TC management estimates to approximate $47.5 million (or $8.40 per TC share exchanged on the Merger). Each TC stockholder will be required to include his or her pro rata share thereof in taxable income. The basis for the Mylan stock received by a TC stockholder will be the fair market value of same and the day next following the effective date of the Merger will mark the commencement of the stock's holding period.


                              *  *  *  * *


Limitations of Opinion

     In connection with our review of the Merger and the Split-
Off and in preparation for providing this opinion, we have discussed the business, financial, and operating information relating to TC with TC management, and reviewed the relevant documentation in connection with the Merger and Split-Off. We have assumed that all factual information herein contained or included in the private letter ruling request previously submitted to the Internal Revenue Service which were provided to us by TC, as well as all known relevant documents, materials and statements delivered or made available to us during our interviews with TC personnel, are true, correct, or otherwise reasonably estimated or interpreted. Our opinion is based upon the information disclosed to us and we have not undertaken any independent verification of such information. Any change, modification, or additional information may have an adverse effect on our opinion.


     The foregoing opinions are limited to the income tax consequences under the IRC, the regulations and rulings promulgated by the Internal Revenue Service and relevant court decisions, and we express no opinion with respect to the laws of any other state or jurisdiction. Our opinion is based upon the federal income tax law as of the date of this opinion.
Legislative, judicial, or administrative changes or interpretations may be forthcoming that could alter or modify the statements and conclusions set forth herein.

     Any such changes or interpretations may or may not be retroactive and could affect the tax consequences set forth herein. For example, the U.S. Congress is currently considering what may constitute substantial changes in the IRC.

     This opinion speaks only as to the date hereof and is rendered solely for your benefit. This opinion does not discuss and may not be relied on by any individual stockholder. The tax treatment of a stockholder such as a tax exempt organization, a foreign corporation or a non-resident alien may vary depending upon his particular situation. This opinion may not be used or relied upon by any other person and may not be disclosed, quoted, filed with a governmental agency or otherwise referred to without our prior written consent. We hereby give you permission to forward a copy of this opinion to the Securities and Exchange
Commission in connection with the Mylan Laboratories Inc.
registration statement/TC Manufacturing Co., Inc. proxy statement. This opinion may not be summarized in the Mylan
Laboratories Inc. registration statement/TC Manufacturing Co.,
Inc. proxy statement without our separate permission and review of the proposed summary.


Very truly yours,
FAGEL & HABER

By: /s/ Norton N. Gold
     Norton N. Gold










                                ANNEX B

                        Section 262 of the DGCL





262  APPRAISAL RIGHTS. - (a)  Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to section 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of his shares of stock under the circumstances described in subsections (b) and (c) of this section.  As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and
"share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation.

(b)  Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to section 251, 252,
254, 257, 258, 263, or 264 of this title:

(1)  Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National
Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the surviving corporation as provided in subsection (f) of section 251 of this title.

(2)  Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to section 251, 252, 254, 257, 258, 263, and 264 of this title to accept for such stock anything except:

a. Shares of stock of the corporation surviving or resulting from such merger or consolidation;

b.   Shares of stock of any other corporation at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of
Securities Dealers, Inc. or held of record more than 2,000;

c.   Cash in lieu of fractional shares described in the foregoing subparagraphs a. and b. of this paragraph; or

d.   Any combination of the shares of stock, and cash in lieu of fractional shares described in the foregoing subparagraphs a., b. and c. of this paragraph.

(3)  In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under section 253 of this title is not owned by the parent corporation immediately prior to the
merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(c)  Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation.  If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

(d)  Appraisal rights shall be perfected as follows:

(1)  If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than
20 days prior to meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsections (b) and (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section.  Each stockholder electing to demand the appraisal of his shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of his shares.  Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to

                                      B-1

demand the appraisal of his shares.  A proxy or vote against the merger or consolidation shall not constitute such a demand.  A stockholder electing to take such action must do so by a separate written demand as herein provided.  Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

(2)  If the merger or consolidation was approved pursuant to section 228 or 253 of this title, the surviving or resulting corporation, either before the effective date of the merger or consolidation or within 10 days thereafter, shall notify each of the stockholders entitled to appraisal rights of the effective date of the merger or consolidation and that appraisal rights are available for any or all of the shares of the constituent corporation, and shall include in such notice a copy of this section. The notice shall be sent by certified or registered mail, return receipt requested, addressed to the stockholder at his address as it appears on the records of the corporation.  Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of the notice, demand in writing from the surviving or resulting corporation the appraisal of his shares.
Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of his shares.

(e)  Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders.  Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw his demand for appraisal and to accept the terms offered upon the merger or consolidation.  Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and
(d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares.  Such written statement shall be mailed to the stockholder within 10 days after his written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

(f)  Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation.  If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list.  The Register in
Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated.  Such notice shall also be given by
1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable.  The forms of the notices by mail and by publication shall be approved by the
Court, and the costs thereof shall be borne by the surviving or resulting corporation.

(g)  At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights.  The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

(h)  After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value.  In determining such fair value, the Court shall take into account all relevant factors.  In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding.  Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal

                                   B-2

proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal.  Any stockholder whose name appears on this list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted his certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that he is not entitled to appraisal rights under this section.

(i)  The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto.  Interest may be simple or compound, as the Court may direct.  Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock.  The Court's decree may be enforced as other decrees in the Court of
Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

(j)  The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances.  Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorneys' fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

(k)  From and after the effective date of the merger or consolidation, no stockholder who has demanded his appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of his demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease.  Notwithstanding the foregoing, no appraisal proceeding in the Court of
Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

(l)  The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.  (Last amended by Ch. 262, L. '94, eff. 7-1-94)


                                    B-3

                                    EXHIBIT C






                            AGREEMENT AND PLAN OF MERGER

                                   BY AND AMONG

                            TC MANUFACTURING CO., INC.

                                        AND

                                MLI ACQUISITION CORP.

                                        AND

                               MYLAN LABORATORIES INC.








                         October 10, 1995

1.   NAME OF SURVIVING CORPORATION, CERTIFICATE OF INCORPORATION,
     BYLAWS. . . . . . . . . . . . . . . . . . . . . . . . . . .4
     1.1  Name of Surviving Corporation. . . . . . . . . . . . .4
     1.2  Certificate of Incorporation . . . . . . . . . . . . .4
     1.3  Bylaws; Directors and Officers . . . . . . . . . . . .4
     1.4  The Company's Stockholder Meetings . . . . . . . . . .5
     1.5  Filing of Certificate of Merger; Effective Date;
           Effective Time                                       5
     1.6  Certain Effects of Merger. . . . . . . . . . . . . . .6

2.   STATUS AND CONVERSION OF SECURITIES . . . . . . . . . . . .7
     2.1  Company Capital Stock. . . . . . . . . . . . . . . . .7
     2.2  The Subsidiary Common Stock. . . . . . . . . . . . . 22

3.   REPRESENTATIONS, WARRANTIES AND AGREEMENTS. . . . . . . . 23
     3.1  Representations, Warranties and Agreements
            of the Company                                     23
     3.2  Representations, Warranties and Agreements
            of the Parent                                      43
     3.3  Representations and Warranties as to  Subsidiary . . 50

4.   COVENANTS . . . . . . . . . . . . . . . . . . . . . . . . 53
     4.1  Covenants of the Company . . . . . . . . . . . . . . 53
     4.2  Covenants of the Parent. . . . . . . . . . . . . . . 64
     4.3  Covenants of the Subsidiary. . . . . . . . . . . . . 68
     4.4  Covenants of the Company and the Parent. . . . . . . 69

5.   CONDITIONS TO CLOSING; ABANDONMENT AND TERMINATION. . . . 71
     5.1  Conditions to the Company's Closing and
            Its Right to Abandon                               71
     5.2  Conditions to the Parent's and the Subsidiary's
            Closing and Right of
            the Parent and the Subsidiary to Abandon. .  . . . 74

6.   ADDITIONAL TERMS OF ABANDONMENT . . . . . . . . . . . . . 80
     6.1  Terms of Abandonment . . . . . . . . . . . . . . . . 80
     6.2  Termination of Agreement . . . . . . . . . . . . . . 81
     6.3  Effect of Abandonment or Termination . . . . . . . . 81

7.   EXPENSES. . . . . . . . . . . . . . . . . . . . . . . . . 82
     7.1  Costs and Expenses . . . . . . . . . . . . . . . . . 82
     7.2  Termination Pursuant to Section 5.2 Generally. . . . 82
     7.3  Termination Pursuant to Section 5.1 Generally. . . . 83

8.   MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . 83
     8.1  Certification of the Company's
            Stockholder Votes, etc.                            83
     8.2  Certification of the Parent's
            Stockholder Votes, etc.                            84
     8.3  Termination of Covenants, Representations
            and Warranties                                     84
     8.5  Execution in Counterparts. . . . . . . . . . . . . . 87
     8.6  Waivers and Amendments . . . . . . . . . . . . . . . 87
     8.7  Confidentiality. . . . . . . . . . . . . . . . . . . 87
     8.8  Schedules. . . . . . . . . . . . . . . . . . . . . . 87
     8.9  Payments to Dissenting Stockholders. . . . . . . . . 87
     8.10 Indemnification by the Company . . . . . . . . . . . 88
     8.11 Indemnification by the Parent. . . . . . . . . . . . 89
     8.13 Notices. . . . . . . . . . . . . . . . . . . . . . . 92
     8.14 Entire Agreement; No Third-Party Beneficiaries;
             Rights of Ownership                               93
     8.15 Governing Law. . . . . . . . . . . . . . . . . . . . 93
     8.16 No Remedy in Certain Circumstances . . . . . . . . . 93
     8.17 Closing. . . . . . . . . . . . . . . . . . . . . . . 93


APPENDIX A GLOSSARY OF DEFINED TERMS/SECTION REFERENCES





                         LIST OF EXHIBITS


EXHIBIT             DESCRIPTION                         SECTION REFERENCE


EXHIBIT A  AGREEMENT FOR BUSINESS COMBINATION WITH EXHIBITS  RECITAL
1

         Exhibit Description                               Exhibit Number

         Form of Plan of Reorganization                           1

         Form of Reicher Stock Purchase Agreement                 2

         Form of Agreement and Plan of Merger                     3

         Pro-forma Effective Date Balance Sheet for Phico on
            a Stand-alone Basis                                   4(d)

         Form of Indemnification Agreement                        5

        Form of Phico Stockholder Indemnification and
            Contribution Agreement                                6

         Form of Rule 145 Affiliate Agreement                   7.1

         Letter Concerning Continuity of Stockholder Interest   7.2

         Form of Announcement                                     9

         Form of Stockholder Power of Attorney                   10(a)


Table of Contents


EXHIBIT             DESCRIPTION                    SECTION REFERENCE

EXHIBIT B  PLAN OF REORGANIZATION WITH EXHIBITS         RECITAL 2


Exhibit             Description              Section Reference



A              Calculation of Yield
               Maintenance Penalty Imposed
               by Senior Notes                Preamble C(ii)

1.1-A               Common                    Article 1
               Stockholders/Number of
               Shares Held


1.1-B               Option Holders - Grant Date,       Article 1
               Expiration Date, Exercise Price
               and Number of Shares

2.1            Directors and Officers of the      Article II, Section 2.1
               Corporation

2.2-A          Articles of Incorporation of       Article II, Section 2.2
               Newco


2.2-B               Bylaws of Newco               Article II, Section 2.2


2.2-C          Directors and Officers of          Article II, Section 2.2
               Newco


3.1            Form of Plan of Complete      Article III, Section 3.1
               Liquidation of HSW
               Investment Co.


3.2            Form of Distribution               Article III, Section 3.2
               Agreement between the
               Corporation and Newco

3.4-A               Pro Forma Consolidating       Article III, Section 3.4
               Balance Sheet for the
               Corporation


3.4-A               Pro Forma Consolidating       ArticleVI, Section 3.4
               Balance Sheet for Newco


5.1-A               Shareholder/Option Holder -        ArticleV, Section 5.1(b)
               Pharmaceutical Business
               Employee List


5.1-B               Pro Forma Demonstration       Article V, Section 5.1 (b)
               Application of Distribution
               Formula

                                       TABLE OF CONTENTS

                                                                Page

EXHIBIT C  FORM OF AMENDED AND RESTATED CERTIFICATE OF
INCORPORATION OF RODERICK CORPORATION                            1.2

EXHIBIT D  FORM OF CERTIFICATE OF MERGER                         1.5

EXHIBIT E  FORM OF LETTER OF TRANSMITTAL                       2.1(e)(i)

EXHIBIT F  FORM OF RULE 145 AFFILIATE AGREEMENT                2.1(e)(iv)

EXHIBIT G  FORM OF OPINION OF BUCHANAN INGERSOLL
         PROFESSIONAL CORPORATION                                5.1(d)

EXHIBIT H  FORM OF OPINION OF RIVKIN, RADLER & KREMER            5.2(d)






                             AGREEMENT AND PLAN OF MERGER


    THIS AGREEMENT AND PLAN OF MERGER is dated October 10, 1995 by and among TC
MANUFACTURING CO., INC., a Delaware corporation  (hereinafter called the "Company"), and MLI ACQUISITION CORP., a Delaware corporation (hereinafter called the "Subsidiary")
(the Company and the Subsidiary being hereinafter sometimes called the "Constituent
Corporations"), and MYLAN LABORATORIES INC., a Pennsylvania corporation (hereinafter called the "Parent"), which is joining as a third party and is not a Constituent Corporation.

RECITALS:

    1.   Concurrently with the execution of this Agreement, the Company and the Parent have entered into an Agreement for Business Combination dated the date hereof and attached hereto as Exhibit A (the "Agreement for Business Combination") pursuant to which the parties have agreed to participate in a series of transactions which will culminate with the transactions described in this Agreement;

    2.   Prior to the execution of this Agreement and as a condition to the willingness of the
Parent and the Subsidiary to enter into this Agreement, the Board of Directors of the Company has adopted the Plan of Reorganization attached hereto as Exhibit B (the "Plan of
Reorganization") pursuant to which the Company intends to take the following actions as part of a reorganization of its corporate structure:

         (a)  the Company will accelerate the vesting and time of exercise of all of the outstanding options to acquire shares of Company Common Stock and will cancel all of such options which are not then exercised;

         (b)  the Company will cause HSW Investment Co., an Illinois corporation and wholly owned subsidiary of the Company to adopt a plan of liquidation and pursuant thereto to distribute to the Company all of the issued and outstanding capital stock of AndaPharma Corp., and Pharmadyne Corp., both Virginia corporations and wholly owned subsidiaries of HSW, after which the Company will contribute such capital stock to UDL Laboratories, Inc., an Illinois corporation and wholly owned subsidiary of the Company ("UDL-IL") and UDL-IL will assume and agree to pay the entire balance of any intercompany indebtedness then due to the Company from each of such Virginia corporations;

         (c)  the Company will transfer to [TC] Manufacturing Co., Inc., a newly organized Illinois corporation ("Newco"), all of the assets and liabilities of its Pak-Sher Division and Tapecoat Division in exchange for the capital stock of Newco and will distribute such capital stock to certain stockholders of the Company;

         (d)  the Company will acquire the stock of UDL-IL, held by Michael K. Reicher, thereby making the Company the holder of all of the issued and outstanding capital stock of
UDL-IL; and

         (e)  the Company and Newco will execute and deliver such of the agreements attached to the Plan of Reorganization as Exhibits which require such execution and delivery including, without limitation, the Distribution Agreement and the Indemnification Agreement.

    3.   The Boards of Directors of the Company and the Subsidiary have resolved that, immediately following consummation of the transactions contemplated by the Plan of
Reorganization, the Company and the Subsidiary be merged under and pursuant to the Delaware
General Corporation Law into a single corporation existing under the laws of the State of
Delaware to wit, the Company, one of the Constituent Corporations, which shall be the surviving corporation (such corporation in its capacity as such surviving corporation being sometimes referred to herein as the "Surviving Corporation");

    4.   The authorized capital stock of the Company consists of 7,000,000 shares of
Common Stock with a par value of $1.00 per share (hereinafter called "Company Common
Stock"), of which 5,340,992 shares are issued and outstanding and 69,452 shares are held in the treasury of the Company as of the date hereof; 14,000 shares of 8% Cumulative Preferred Stock with a par value of $100.00 per share (hereinafter called "Company Preferred Stock"), of which
4,243 shares are issued and outstanding and none are held in the treasury of the Company as of the date hereof; and 10,000 shares of Special Preferred Stock no par value, of which none are outstanding and none are held in the treasury of the Company as of the date hereof;

    5.   The authorized capital stock of the Subsidiary consists of 1,000 shares of Common
Stock, par value $.50 per share, 1,000 of which shares are issued and outstanding and owned by the Parent;

    6.   The Parent, as sole stockholder of the Subsidiary, and the respective Boards of
Directors of each of the Constituent Corporations and the Parent have approved the Merger (as hereinafter defined) of the Constituent Corporations upon the terms and conditions hereinafter set forth and have approved this Agreement;

    7.   The Merger of the Constituent Corporations is permitted pursuant to the Delaware
General Corporation Law;

    8.   For federal income tax purposes it is intended that the Merger shall qualify as a reorganization within the meaning of Section 368(a)(1)(B) of the Internal Revenue Code of
1986, as amended and the regulations promulgated thereunder (the "Code"); and

    9.   Immediately prior to the execution of this Agreement and as a condition and inducement to the Parent's and the Subsidiary's willingness to enter into this Agreement, the
Parent has been granted irrevocable proxies with respect to all shares of Company Preferred
Stock and Company Common Stock held by certain holders thereof (the "Irrevocable Proxies");

    NOW, THEREFORE, in consideration of and subject to the premises and the mutual agreements, provisions and covenants herein contained, the parties hereto hereby agree that the
Company and the Subsidiary shall, at the Effective Time (as hereinafter defined), be merged in accordance with the Delaware General Corporation Law (hereinafter called the "Merger") into a single corporation existing under the laws of the State of Delaware, to wit, the Company, one of the Constituent Corporations, which shall be the Surviving Corporation, and the parties hereto adopt and agree to the following agreements, terms and conditions relating to the Merger and the mode of carrying the same into effect.

1.       NAME OF SURVIVING CORPORATION, CERTIFICATE OF INCORPORATION,
BYLAWS.

         1.1  Name of Surviving Corporation.  The name of the Surviving Corporation from and after the Effective Date shall be Roderick Corporation.

         1.2  Certificate of Incorporation.  The Certificate of Incorporation of the Company as in
              effect on the date hereof shall from and after the Effective Time be and continue to be the Certificate of Incorporation of the Surviving Corporation until changed or amended as provided by law, except that at the Effective Time and upon filing of the Certificate of Merger, the Certificate of Incorporation of the Company shall be amended and restated as attached hereto as Exhibit C.

         1.3  Bylaws; Directors and Officers.  The Bylaws of the Company, as in effect immediately prior to the Effective Time, shall from and after the Effective Time be and continue to be the Bylaws of the Surviving Corporation until amended as provided therein.  The directors and officers of the Subsidiary shall, from and after the Effective Time, be the directors and officers, respectively, of the Surviving
              Corporation until their successors shall have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the
              Surviving Corporation's Restated Certificate of Incorporation and Bylaws.

         1.4  The Company's Stockholder Meetings.  The Company shall call a meeting of its stockholders to be held in accordance with the Delaware General Corporation Law no more than thirty (30) days after the Registration Statement (as defined in Section
              4.4) has been declared effective by the Securities and Exchange Commission (the
              "SEC"), upon due notice thereof to its stockholders, to consider and vote upon, among other matters, the adoption and approval of this Agreement and the Merger.
              The Company will, through its Board of Directors, use commercially reasonable efforts, consistent with its legal obligations, to solicit the requisite vote of the holders of the Company Preferred Stock, as a class, and the holders of the
              Company Common Stock, as a class, to approve this Agreement and the Merger pursuant to a combined prospectus and proxy statement (the "Prospectus/Proxy
              Statement").

         1.5  Filing of Certificate of Merger; Effective Date; Effective Time.  If this Agreement has been adopted, and the Merger approved, by the requisite vote of the holders of
              Company Preferred Stock, as a class and the holders of Company Common Stock, as a class; and if this Agreement is not thereafter, and has not theretofore been, terminated or abandoned as permitted by the provisions hereof, then a Certificate of
              Merger substantially in the form of Exhibit D attached hereto shall be filed and recorded in accordance with Section 103 and Section 251 of the Delaware General
              Corporation Law.  Said Certificate of Merger shall be submitted for filing in accordance with the Delaware General Corporation Law as soon as practicable after the Closing (as defined in Section 8.19).  The Merger shall become effective immediately upon such filing with the Secretary of State of the State of Delaware, which time is herein referred to as the "Effective Time," and which date is herein referred to as the "Effective Date."

         1.6  Certain Effects of Merger.  At the Effective Time, the separate existence of the
              Subsidiary shall cease, and the Subsidiary shall be merged with and into the
              Company which, as the Surviving Corporation, shall possess all the rights, privileges, powers and franchises as well of a public as of a private nature, and being subject to all the restrictions, disabilities and duties of each of the Constituent
              Corporations; and all and singular, the rights, privileges, powers and franchises of each of the Constituent Corporations, and all property, real, personal and mixed, and all debts due to either of the Constituent Corporations on whatever account, as well for stock subscriptions as all other things in action or belonging to each of such
              Constituent Corporations shall be vested in the Surviving Corporation; and all property, rights, privileges, powers and franchises, and all and every other interest shall be thereafter as effectually the property of the Surviving Corporation as they were of the Constituent Corporations, and the title to any real estate vested by deed or otherwise, under the laws of Delaware or any other jurisdiction, in any of the
              Constituent Corporations, shall not revert or be in any way impaired; but all rights of creditors and all liens upon any property of any of the Constituent Corporations shall be preserved unimpaired, and all debts, liabilities and duties of the Constituent
              Corporations shall thenceforth attach to the Surviving Corporation, and may be enforced against it to the same extent as if said debts, liabilities and duties had been incurred or contracted by it.  At any time, or from time to time, after the
              Effective Date, the last acting officers of the Subsidiary, or the corresponding officers of the Surviving Corporation, may, in the name of the Subsidiary, execute and deliver all such proper deeds, assignments, and other instruments and take or cause to be taken all such further or other action as the Surviving Corporation may deem necessary or desirable in order to vest, perfect, or confirm in the Surviving
              Corporation title to and possession of all of the Subsidiary's property, rights, privileges, powers, franchises, immunities, and interests and otherwise to carry out the purposes of this Agreement.

2.       STATUS AND CONVERSION OF SECURITIES.

         The manner and basis of converting the shares of the capital stock of the Constituent
         Corporations and the nature and amount of securities of the Parent which the holders of shares of Company Preferred Stock and Company Common Stock are to receive in exchange for such shares are as follows:

         2.1  Company Capital Stock.

              a.   Conversion of Company Preferred Stock into Parent Common Stock.  At the
                   Effective Time, each outstanding share of Company Preferred Stock, other than
                   Company Preferred Stock (if any) owned by the Company, and other than
                   Company Preferred Stock as to which dissenters' rights have been exercised as referred to in Section 8.9 (Payments to Dissenting Shareholders) hereof, shall by virtue of the Merger and without action on the part of the holder thereof automatically be canceled and converted into shares of Common
                   Stock, par value $.50 per share, of the Parent ("Parent Common Stock") at a ratio equal to 5.02765 shares of Parent Common Stock for each share of
                   Company Preferred Stock (the "Preferred Stock Exchange Ratio"), subject to the provisions of Sections 2.1(d) (Fractional Shares) and 2.1(e) (Surrender
                   and Exchange of Company Stock Certificates). Any shares of Company
                   Preferred Stock (if any) owned by the Company, or as to which dissenters'
                   rights have been exercised as referred to in Section 8.9 hereof, shall be canceled.  The Preferred Stock Exchange Ratio has been determined by dividing:  (i) $100 (the liquidation preference of each share of Company
                   Preferred Stock), by (ii) the Average Market Price of Parent Common Stock.
                   The "Average Market Price of Parent Common Stock" shall mean $19.89.

              b.   Conversion of Company Common Stock Into Parent Common Stock.  At the
                   Effective Time, each outstanding share of Company Common Stock, other than
                   Company Common Stock owned by the Company, and other than Company
                   Common Stock as to which dissenters' rights have been exercised as referred to in Section 8.9 (Payments to Dissenting Shareholders) hereof, shall, by virtue of the Merger and without any action on the part of the holder thereof, automatically be canceled and be converted into the number of shares of Parent Common Stock (the "Common Stock Exchange Ratio")
                   determined as follows:

                   (i)               the difference between:  (A) $47,500,000 and (B) the aggregate liquidation preference of all shares of Company Preferred Stock issued and outstanding on the Effective Date shall be divided by the
                                     Average Market Price of Parent Common Stock; and

                   (ii)              the quotient resulting from the calculation in clause (i) above shall be divided by the number of outstanding shares of the Company
                                     Common Stock calculated to be outstanding on the Effective Date after giving effect to the timely exercise of outstanding stock options, and all other transactions involving the issuance of shares of
                                     Company Common Stock contemplated by the Agreement for
                                     Business Combination, the Plan of Reorganization and this
                                     Agreement (the "Outstanding Shares of Company Common Stock").

                   The foregoing conversion shall be  subject to the provisions of
                   Sections 2.1(d) (Fractional Shares) and 2.1(e) (Surrender and Exchange of
                   Company Stock Certificates) and subject to adjustment as provided for in
                   Section 2.1(f).  Any shares of Company Common Stock owned by the
                   Company, or as to which dissenters' rights have been exercised as referred
                   to in Section 8.9 hereof shall be canceled.    The shares of Parent Common
                   Stock into which shares of Company Common Stock are to be converted pursuant to the terms of this Agreement valued at the Average Market Price of Parent Common Stock shall be referred to herein as the "Company
                   Common Stock Consideration."

              c.   Stock Options.  On the Effective Date, any options covering Company
                   Common Stock granted under any of the Company's stock option plans which are outstanding but have not been exercised shall be canceled.

              d.   Fractional Shares.

                   i.                No certificate or scrip representing fractional shares of Parent
                                     Common Stock shall be issued upon the surrender for exchange of certificates of Company Preferred Stock or Company Common
                                     Stock, and such fractional share interests will not entitle the owner thereof to vote or to enjoy any other rights of a stockholder of the
                                     Parent.

                   ii.               As promptly as practicable following the Effective Date, the
                                     Exchange Agent (as hereinafter defined) shall determine the excess of (x) the aggregate number of shares of Parent Common Stock delivered to the Exchange Agent by the Parent pursuant to Section
                                     2.1(e) to which the holders of Company Preferred Stock are entitled pursuant to Section 2.1(a) with respect to the Company Preferred
                                     Stock over (y) the sum of the number of whole shares of Parent
                                     Common Stock to be distributed to each holder of Company
                                     Preferred Stock pursuant to Section 2.1(e) (such excess being hereinafter called the "Preferred Stock Excess Shares").  As promptly as practicable after the Effective Date, the Exchange Agent, as agent for the holders of the Company Preferred Stock, shall sell the
                                     Preferred Stock Excess Shares at then prevailing prices on the New
                                     York Stock Exchange, Inc. ("NYSE"), all in the manner provided in paragraph (iii) of this Section 2.1(d).  As promptly as practicable following the determination of the adjustment provided for in
                                     Section 2.1(f) (Adjustment to Number of Shares of Parent Company
                                     Stock to be Delivered), the Parent shall determine the excess of
                                     (x) the aggregate number of shares of Parent Common Stock
                                     delivered to the Exchange Agent by the Parent pursuant to
                                     Section 2.1(e) to which the holders of Company Common Stock are entitled pursuant to Section 2.1(b) with respect to the Company
                                     Common Stock over (y) the sum of the number of whole shares of
                                     Parent Common Stock to be distributed to each holder of Company
                                     Common Stock pursuant to Section 2.1(e) (such excess being hereinafter called the "Common Stock Excess Shares").  As promptly as practicable after the determination of the number of Common
                                     Stock Excess Shares, the Exchange Agent, as agent for the holders of Company Common Stock, shall sell the Common Stock Excess
                                     Shares at then prevailing prices on the NYSE, all in the manner provided in paragraph (iii) of this Section 2.1(d).

                   iii.              The sale of the Preferred Stock Excess Shares and the Common
                                     Stock Excess Shares by the Exchange Agent shall be executed on the NYSE through one or more member firms of the NYSE and shall be executed in round lots to the extent practicable.  Until the net proceeds of such sale or sales have been distributed to the holders of Company Preferred Stock and Company Common Stock, the
                                     Exchange Agent will hold such proceeds in trust, one trust for the holders of Company Preferred Stock (the "Preferred Stock Trust")
                                     and one trust for the holders of Company Common Stock (the
                                     "Common Stock Trust").  Except as otherwise expressly provided in
                                     Section 2.1(e)(iv), the Parent shall pay all commissions, transfer taxes and other out-of-pocket reorganization transaction costs, including the expenses and compensation of the Exchange Agent, incurred in connection with such sale of the Preferred Stock Excess
                                     Shares and the Common Stock Excess Shares.  The Exchange Agent
                                     shall determine the portion of the Preferred Stock Trust to which each holder of Company Preferred Stock shall be entitled, if any, by multiplying the amount of the aggregate net proceeds comprising the
                                     Preferred Stock Trust by a fraction, the numerator of which is the amount of the fractional share interest, if any, to which such holder of Company Preferred Stock is entitled and the denominator of which is the aggregate amount of fractional share interests to which all holders of Company Preferred Stock are entitled.  The Exchange
                                     Agent shall determine the portion of the Common Stock Trust to which each holder of Company Common Stock shall be entitled, if any, by multiplying the amount of the aggregate net proceeds comprising the Common Stock Trust by a fraction, the numerator of which is the amount of the fractional share interest, if any, to which such holder of Company Common Stock is entitled and the
                                     denominator of which is the aggregate amount of fractional share interests to which all holders of Company Common Stock are entitled.

                   iv.               As soon as practicable after the determination of the amount of cash, if any, to be paid to holders of Company Preferred Stock and
                                     Company Common Stock in lieu of any fractional share interests, the
                                     Exchange Agent shall make available such amounts to such holders of Company Preferred Stock and Company Common Stock.  The
                                     cash proceeds to be paid to holders of Company Preferred Stock and
                                     Company Common Stock realized from the sale of the Preferred
                                     Stock Excess Shares and the Common Stock Excess Shares
                                     represents merely a mechanical rounding of fractional shares received in the Merger and is not separately bargained for consideration.

                   v.                Any portion of the Exchange Fund (as hereinafter defined), the
                                     Preferred Stock Trust and Common Stock Trust which remains undistributed to the stockholders of the Company one hundred eighty (180) days after the Effective Date shall be delivered to
                                     Parent, upon demand, and any stockholders of the Company who have not theretofore complied with this Section 2 shall thereafter look only to the Parent for delivery of their Parent Common Stock and payment of any cash in lieu of fractional shares of Parent
                                     Common Stock and any dividends or distributions with respect to
                                     Parent Common Stock.

                   vi.               Neither the Parent nor the Company shall be liable to any holder of shares of Company Preferred Stock, Company Common Stock or
                                     Parent Common Stock, as the case may be, for such shares (or dividends or distributions with respect thereto) or cash from the
                                     Common Shares Trust delivered by the Exchange Agent to a public official pursuant to any applicable abandoned property, escheat or similar law.

              e.   Surrender and Exchange of Company Stock Certificates.

                   i.                After the Effective Date, each holder of an outstanding certificate or certificates theretofore representing Company Preferred Stock and
                                     Company Common Stock, except those to be canceled in
                                     accordance with the provisions of Section 2.1(a) (Conversion of
                                     Company Preferred Stock into Parent Common Stock) and
                                     Section 2.1(b) (Conversion of Company Common Stock into Parent
                                     Common Stock), shall surrender such certificate or certificates to
                                     American Depository Trust or such other bank, trust company or other entity designated by Parent (the "Exchange Agent"), duly endorsed in blank or otherwise in proper form for transfer, together with a letter of transmittal in the form of Exhibit E hereto, and shall be entitled to receive in exchange therefor a certificate or certificates representing the number of whole shares of Parent Common Stock and cash representing the number of fractional shares of Parent
                                     Common Stock to which such holder shall be entitled by reason of holding Company Preferred Stock or Company Common Stock.  Until
                                     so surrendered and exchanged, each certificate theretofore representing outstanding shares of Company Preferred Stock or
                                     Company Common Stock shall be deemed to represent the number of whole shares of Parent Common Stock and cash representing the number of fractional shares of Parent Common Stock into which such shares shall have been converted; provided, however, that until so surrendered and exchanged, the Parent shall not be required to pay over or transfer to any holder of such certificates any dividends to which the holder is entitled, and provided further that upon the surrender and exchange of such certificate or certificates, there shall be paid over or transferred to such holder of Company Preferred
                                     Stock or Company Common Stock the amount, without interest, of all dividends and other distributions, if any, with respect to the number of shares of Parent Common Stock to which such holder is entitled, unless they have theretofore been paid.  On the Effective
                                     Date, the Parent shall deliver to the Exchange Agent, (i) certificates for sufficient shares of Parent Common Stock  to permit the exchange, at the Preferred Stock Exchange Ratio, of each
                                     outstanding share of Company Preferred Stock as provided herein to be made and (ii) certificates for the number of shares of Parent
                                     Common Stock required in order to permit the exchange, at the
                                     Common Stock Exchange Ratio, of each outstanding share of
                                     Company Common Stock as provided herein to be made (such
                                     shares of Parent Common Stock, together with any dividends or distributions with respect thereto, being referred to as the "Exchange
                                     Fund").

                   ii.               The Exchange Agent shall deliver to each holder of Company
                                     Preferred Stock (A) certificates for the number of whole shares of
                                     Parent Common Stock to which such holder shall be entitled, (B)
                                     cash in lieu of fractional shares to which such holder shall be entitled and (C) dividends, if any, related to the shares of Parent Common
                                     Stock so delivered, upon surrender of the certificates representing such holder's shares of Company Preferred Stock in accordance with the provisions of Section 2.1(e)(i).

                   iii.              The Exchange Agent shall deliver to each holder of Company
                                     Common Stock (A) certificates for the number of whole shares of
                                     Parent Common Stock which most closely approximates ninety-five percent (95%) of the total number of shares of Parent Common
                                     Stock delivered to the Exchange Agent by the Parent for exchange with the Company Common Stock to which such holder shall be entitled and (B) dividends, if any, related to the shares of Parent
                                     Common Stock so delivered, upon surrender of the certificates representing such holder's shares of Company Common Stock in accordance with the provisions of Section 2.1(e)(i).  Until such time as the Joint Certification (as defined in Section 2.1(f)) has been issued, the Exchange Agent shall hold the remaining number of shares of Parent Common Stock so delivered to the Exchange Agent by the Parent pending the calculation of the adjustment to the number of shares of Parent Common Stock to be delivered to the holders of Company Common Stock pursuant to Section 2.1(f)
                                     (Adjustment to Number of Shares of Parent Company Stock to be
                                     Delivered).  Any shares of Parent Common Stock being held in the
                                     Exchange Fund which are not deliverable to the holders of Company
                                     Common Stock on account of the adjustment described in Section
                                     2.1(f) shall be returned to the Parent by the Exchange Agent as promptly as practicable after the delivery to the Exchange Agent of a copy of the Joint Certification (as defined in Section 2.1(f)).  Upon the completion of the calculation of the adjustment described in
                                     Section 2.1(f), and the delivery by the Parent of the additional shares of Parent Common Stock, if any, to the Exchange Agent as provided in Section 2.1(f), the Exchange Agent shall deliver to each holder of
                                     Company Common Stock (A) certificates for the balance of whole shares of Parent Common Stock to which such holder shall be entitled, (B) cash in lieu of fractional shares to which such holder of
                                     Company Common Stock shall be entitled and (C) dividends, if any, related to the shares of Parent Common Stock so delivered.  Any certificates for Parent Common Stock remaining in the Exchange
                                     Fund and not delivered upon exchange in accordance with this
                                     Section 2.1(e) at the expiration of one hundred eighty (180) days from the Effective Date shall be returned immediately by the
                                     Exchange Agent to the Parent.

                   iv.               As a condition of the exchange of Company Preferred Stock and
                                     Company Common Stock for shares of Parent Common Stock by any holder thereof who, in the opinion of counsel for the Company described in Section 5.2(f) (Rule 145),  may be deemed to be an
                                     "affiliate" of the Company within the meaning of Rule 145 under the
                                     Securities Act of 1933, as amended (the "1933 Act")  (individually an "Affiliate" and collectively, "Affiliates") on the Effective Date, the
                                     Exchange Agent shall have received from such holder a written agreement in the form of Exhibit F hereto between the Company and such holder executed by and containing the agreement of such holder that the shares of Parent Common Stock issuable by the
                                     Parent pursuant to this Agreement in exchange for shares of
                                     Company Common Stock held by or for the benefit of such holder
                                     (A) will not be sold or otherwise disposed of except in accordance with Rule 145 (provided that with respect to sales under such Rule, such holder shall have furnished the Parent such information as the
                                     Parent may deem necessary to assure that such sales are to be made in full compliance with such Rule) under the 1933 Act, as the same may, from time to time, be in effect, unless such holder shall have furnished to the Parent an opinion of counsel, which opinion and counsel are satisfactory to the Parent, that such sale or other disposition may be effected without violation of the registration requirements of the 1933 Act; and (B) shall be represented by certificates which bear the following legend:

                                     "Sale or other disposition of the shares represented
                                     by this certificate and the transfer thereof are
                                     restricted by the terms of a Rule 145 Affiliate
                                     Agreement between the registered holder hereof and
                                     Mylan Laboratories Inc. made pursuant to an
                                     Agreement and Plan of Merger, dated October 10,
                                     1995, among TC Manufacturing Co., Inc., MLI
                                     Acquisition Corp. and Mylan Laboratories Inc."

                   v.   No transfer taxes shall be payable by any stockholder other than transfer taxes which are the sole liability of such stockholder in respect of the issuance of certificates for Parent Common Stock, except that, if any certificate for Parent Common Stock is to be issued in a name other than that in which the certificate for shares of Company Preferred Stock or Company Common Stock
                        surrendered shall have been registered, it shall be a condition of such issuance that the person requesting such issuance shall pay to the
                        Parent any transfer taxes payable by reason thereof or of any prior transfer of such surrendered certificate or establish to the satisfaction of the Parent that such taxes have been paid or are not payable.

                   vi.  The Parent shall pay all expenses and compensation of the Exchange
                        Agent in connection with the performance of the duties described in this Section 2 as reorganization expenses incident to the Merger.

              f.   Adjustment to Number of Shares of Parent Company Stock to be Delivered.

                   i.   On or before the 15th day after the Effective Date, a representative of the holders of the Company Common Stock designated pursuant to Section 10(a)  of the Agreement for Business Combination (the
                        "Stockholders Representative") and a representative of the Parent
                        (the "Parent Representative") shall jointly prepare and certify to the former holders of the Company Common Stock and the Parent the following items, in each case, as of the close of business on the
                        Effective Date, after giving effect to all of the transactions contemplated by the Agreement for Business Combination, the Plan
                        of Reorganization and this Agreement (the "Joint Certification"):
                        (A)        the amount of cash on hand or in bank accounts of the
                                     Company (the "Company Cash");
                        (B)        all other assets which would appear on a balance sheet of
                                     the Company (parent company only) prepared in accordance
                                     with generally accepted accounting principles applied on a consistent basis (the "Other Assets");
                        (C)        the amount of the indebtedness owed to the Company by its
                                     wholly owned direct and indirect subsidiaries, UDL-IL,
                                     AndaPharma Corp. and Pharmadyne Corp., whether on
                                     account or evidenced by one or more promissory notes
                                     (the "Intercompany Indebtedness");
                        (D)        the amount necessary to pay in full the 10 1/2% Senior
                                     Promissory Notes of the Company due July 31, 2001 held by
                                     Metropolitan Life Insurance Company, including, without
                                     limitation, principal, accrued but unpaid interest and any yield maintenance or prepayment penalty (the "Senior Note
                                     Indebtedness");
                        (E)        the amount necessary to pay in full the line of credit granted to the Company by LaSalle National Bank, including, without limitation, principal, accrued but unpaid interest and any yield maintenance or prepayment penalty (the "Line of Credit
                                     Indebtedness");
                        (F)        the amount necessary to pay in full any outstanding
                                     obligations of the Company in favor Michael K. Reicher in
                                     connection with its acquisition of the shares of common
                                     stock of UDL-IL held by Mr. Reicher (the "Reicher
                                     Indebtedness");
                        (G)        all other liabilities which would appear on a balance sheet of the Company (parent company only) prepared in accordance
                                     with generally accepted accounting principles applied on a consistent basis including, without limitation, any liabilities under the group health insurance plans of the Company
                                     which are not covered by insurance and any costs or
                                     expenses associated with the transactions contemplated by
                                     the Agreement for Business Combination, the Plan of
                                     Reorganization or this Agreement which have not been paid
                                     by the Company (the "Other Liabilities");
                        (H)        the amount equal to (1) the sum of the Company Cash, the
                                     Other Assets and the Intercompany Indebtedness minus
                                     (2) the sum of the Senior Note Indebtedness, the Line of
                                     Credit Indebtedness, the Reicher Indebtedness and the Other
                                     Liabilities, which may be a positive or negative amount
                                     (the "Net Adjustment Amount");
                        (I)         the sum of the Company Common Stock Consideration plus
                                     the Net Adjustment Amount (if a positive amount) or minus
                                     the Net Adjustment Amount (if a negative amount) (the
                                     "Adjusted Company Common Stock Consideration");
                        (J)         the Adjusted Company Common Stock Consideration divided
                                     by the Average Market Price of Parent Common Stock, which
                                     quotient is then divided by the Outstanding Shares of
                                     Company Common Stock (the "Adjusted Exchange Ratio");
                                     and
                        (K)        the number of shares of Parent Common Stock calculated at
                                     the Adjusted Exchange Ratio for each of the Outstanding
                                     Shares of Company Common Stock (the "Adjusted Shares of
                                     Parent Company Shares").

                   ii.  Upon delivery of the Joint Certification:  (A) the Parent shall deliver to the Exchange Agent within two (2) business days after receipt of the Joint Certification shares of Parent Common Stock equal to the excess, if any, of (1) the number of Adjusted Shares of Parent
                        Common Stock over (2) the number of whole shares of Parent
                        Common Stock delivered to the Exchange Agent by the Parent pursuant to Section 2.1(e) (Surrender and Exchange of Company
                        Stock Certificates), together with dividends, if any, related to the shares of Common Stock so delivered; or (B) the Exchange Agent shall deliver to the Parent within two (2) business days after receipt of the Joint Certification shares of Parent Common Stock equal to the excess, if any, of (3) the number of whole shares of Parent
                        Common Stock delivered to the Exchange Agent by the Parent pursuant to Section 2.1(e) over (4) the number of Adjusted Shares of Parent Common Stock and, in such event, the Parent shall have no further obligation to deliver shares of Parent Common Stock to holders of Company Common Stock except as provided in the last sentence of Section 2.1(e)(iii).

                   iii. In the event of any controversy or dispute between the Stockholders
                        Representative and the Parent Representative arising out of or relating to the preparation of the Joint Certification, either the
                        Stockholders Representative or the Parent Representative may give notice to the other of its desire to engage Arthur Andersen LLP or, if unavailable, another "big six" accounting firm mutually acceptable to the Stockholders Representative and the Parent Representative (the
                        "Independent Accountant") to resolve the controversy or dispute within 15 days after such engagement.  The Independent
                        Accountant's determination shall be final and binding, and the
                        Stockholders Representative and the Parent Representative shall deliver the Joint Certification based upon the decision of the
                        Independent Accountant.  The fees and disbursements of the
                        Independent Accountant shall be borne by the Parent as
                        reorganization expenses incident to the Merger.

                   iv.  If, prior to the Effective Time, the Parent should split Parent
                        Common Stock or pay a stock dividend in Parent Common Stock or otherwise change Parent Common Stock into any other securities, or make any other dividend or distribution in respect of Parent Common
                        Stock (other than normal cash dividends as the same may be adjusted from time to time), then the Common Stock Exchange Ratio will be appropriately adjusted to reflect such split, stock dividend, other dividend or distribution or change.

         2.2  The Subsidiary Common Stock.  Each share of the Subsidiary Common Stock outstanding on the Effective Date shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and be one share of the
              Common Stock of the Surviving Corporation.

3.       REPRESENTATIONS, WARRANTIES AND AGREEMENTS.

         3.1  Representations, Warranties and Agreements of the Company.  The Company
              represents and warrants to the Parent and the Subsidiary as follows:

              a.   Organization, Good Standing, Capitalization.

                   i.   The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware with all requisite corporate power and authority to own, operate and lease its properties, to carry on its business as now being conducted, to enter into this Agreement and, subject to the approval of the Company's stockholders in accordance with the Delaware General Corporation
                        Law, to perform its obligations hereunder.  The Company is duly qualified or licensed to do business and in good standing in the
                        States of Illinois and Texas and in each other jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so qualified or licensed and in good standing would not have a material adverse effect on the
                        Company.  The authorized and issued capital stock of the Company as of the date hereof is as set forth in the recitals of this Agreement;
                        all capital stock of the Company listed therein as authorized has been duly authorized, and all capital stock of the Company listed therein as issued and outstanding has been validly issued and is fully paid and nonassessable.  Except for the agreements referred to in
                        Sections 5.2(m) (TC Stockholders' Agreement) and 5.2(n) (UDL
                        Stockholders' Agreement), there are no outstanding rights, options, warrants, conversion rights or agreements for the purchase or acquisition from, or the sale or issuance by, the Company of any shares of its capital stock of any class other than Options (as defined in the Plan of Reorganization) to purchase 216,308 shares of the Company's Common Stock under the Company's stock option plans.  The only direct or indirect subsidiary corporations of the
                        Company are the following:  UDL Laboratories, Inc., an Illinois corporation ("UDL-IL"), which, in turn, owns all of the issued and outstanding capital stock of UDL Laboratories, Inc., a Florida corporation ("UDL-FL"); The Tapecoat Company of Canada, Limited,
                        a Canada (Ontario) corporation ("Tapecoat Limited"), which, in turn, owns all of the issued and outstanding capital stock of Tapecoat
                        Canada, Inc., a Canada (Ontario) corporation ("Tapecoat, Inc.");
                        HSW Investment Co., an Illinois corporation ("HSW"), which, in turn, owns all of the issued and outstanding capital stock of AndaPharma
                        Corp., a Virginia corporation ("AP"), and Pharmadyne Corp., a
                        Virginia corporation ("PD"); and The Tapecoat Company, Inc., a
                        Delaware corporation ("Tapecoat-DE") (individually, a "Company
                        Subsidiary" and collectively, the "Company Subsidiaries").

                   ii.  UDL-IL is a corporation duly organized, validly existing and in good standing under the laws of the State of Illinois with all corporate power and authority to own, operate and lease its properties and to carry on its business as now being conducted.  UDL-IL is duly qualified or licensed to do business and in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so duly qualified or licensed and in good standing would not have a material adverse effect on UDL-IL.  The authorized capital stock of UDL-IL consists of 20,000,000 shares of common stock, no par value.
                        Forty-seven (47) of the issued and outstanding shares of common stock of UDL-IL are held by the Company and the remaining three (3)
                        issued and outstanding shares of UDL-IL are held by Michael K.
                        Reicher, and all such shares have been validly issued and are fully paid and nonassessable.  Except for the agreement referred to in
                        Section 5.2(n) (UDL Stockholders' Agreement), there are no outstanding rights, options, warrants, conversion rights or agreements for the purchase or acquisition from, or the sale or issuance by, UDL-IL of any of its common stock.

                   iii. UDL-FL is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida with all corporate power and authority to own, operate and lease its properties and to carry on its business as now being conducted.  UDL-FL is duly qualified or licensed to do business and in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so duly qualified or licensed and in good standing would not have a material adverse effect on UDL-FL.  The authorized capital stock of UDL-FL consists of 100 shares of common stock, no par value.  All of the issued and outstanding shares of common stock of UDL-FL are held by UDL-IL, and all such shares have been validly issued and are fully paid and nonassessable.  There are no outstanding rights, options, warrants, conversion rights or agreements for the purchase or acquisition from, or the sale or issuance by, UDL-FL of any of its common stock.

                   iv.  Tapecoat Limited is a corporation duly organized, validly existing and in good standing under the laws of Canada (Ontario) with all corporate power and authority to own, operate and lease its properties and to carry on its business as now being conducted.
                        Tapecoat Limited is duly qualified or licensed to do business and in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so duly qualified or licensed and in good standing would not have a material adverse effect on Tapecoat Limited.  The authorized capital stock of Tapecoat Limited consists of 40,000 shares of common stock, par value $1.00 per share.  All of the issued and outstanding shares of common stock of Tapecoat
                        Limited, except for directors' qualifying shares, are held by the
                        Company, and all such shares have been validly issued and are fully paid and nonassessable.  There are no outstanding rights, options, warrants, conversion rights or agreements for the purchase or acquisition from, or the sale or issuance by, Tapecoat Limited of any of its common stock.

                   v.   Tapecoat, Inc. is a corporation duly organized, validly existing and in good standing under the laws of Canada (Ontario) with all corporate power and authority to own, operate and lease its properties and to carry on its business as now being conducted.  Tapecoat, Inc. is duly qualified or licensed to do business and in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so duly qualified or licensed and in good standing would not have a material adverse effect on Tapecoat, Inc.  The authorized capital stock of
                        Tapecoat, Inc. consists of 500,000 shares of common stock, no par value and 500 shares of non-voting preference shares, par value
                        $1.00 per share.  All of the issued and outstanding shares of common stock of Tapecoat, Inc. are held by Tapecoat Limited, and all such shares have been validly issued and are fully paid and nonassessable.  None of the non-voting preference shares of
                        Tapecoat, Inc. have been issued.  There are no outstanding rights, options, warrants, conversion rights or agreements for the purchase or acquisition from, or the sale or issuance by, Tapecoat, Inc. of any of its common stock.

                   vi.  Tapecoat-DE is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware with all corporate power and authority to own, operate and lease its properties and to carry on its business as now being conducted.
                        Tapecoat-DE is duly qualified or licensed to do business and in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so duly qualified or licensed and in good standing would not have a material adverse effect on Tapecoat-DE.  The authorized capital stock of Tapecoat-DE consists of 1,000 shares of common stock, no par value.  All of the issued and outstanding shares of common stock of Tapecoat-DE are held by the Company, and all such shares have been validly issued and are fully paid and nonassessable.  There are no outstanding rights, options, warrants, conversion rights or agreements for the purchase or acquisition from, or the sale or issuance by, Tapecoat-DE of any of its common stock.

                   vii. HSW (formerly Engineered Coated Products, Inc.) is a corporation duly organized, validly existing and in good standing under the laws of the State of Illinois with all corporate power and authority to own, operate and lease its properties and to carry on its business as now being conducted.  HSW is duly qualified or licensed to do business and in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so duly qualified or licensed and in good standing would not have a material adverse effect on HSW.
                        The authorized capital stock of HSW consists of two classes of stock: 9000 shares of Class A stock, par value $100 per share and
                        3000 shares of Class B stock, par value $50.00 per share.  All of the issued and outstanding shares of Class A stock of HSW are held by the Company, and all such shares have been validly issued and are fully paid and nonassessable.  None of the Class B stock of HSW has been issued.  There are no outstanding rights, options, warrants, conversion rights or agreements for the purchase or acquisition from, or the sale or issuance by, HSW of any of its common stock.

                   viii.             AP is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Virginia with all corporate power and authority to own, operate and lease its properties and to carry on its business as now being conducted.  AP is not, and is not required to be, qualified or licensed to do business in any jurisdiction other than the Commonwealth of Virginia.  The authorized capital stock of AP consists of 5,000 shares of common stock, no par value.  All of the issued and outstanding shares of common stock of AP are held by HSW, and all such shares have been validly issued and are fully paid and nonassessable.  There are no outstanding rights, options, warrants, conversion rights or agreements for the purchase or acquisition from, or the sale or issuance by, AP of any of its common stock.

                   ix.  PD is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Virginia with all corporate power and authority to own, operate and lease its properties and to carry on its business as now being conducted.  PD is not, and is not required to be, qualified to do business in any jurisdiction other than the Commonwealth of Virginia.  The authorized capital stock of PD consists of 5,000 shares of common stock, no par value.  All of the issued and outstanding shares of common stock of PD are held by HSW, and all such shares have been validly issued and are fully paid and nonassessable.  There are no outstanding rights, options, warrants, conversion rights or agreements for the purchase or acquisition from, or the sale or issuance by, PD of any of its common stock.

              b.   Financial Statements.

                   i.   The consolidated and consolidating balance sheets of the Company and its subsidiaries as of October 31, 1994, 1993, 1992, 1991, and
                        1990 and the related consolidated and consolidating statements of operations, stockholders' equity and cash flows for the fiscal years then ended, including the footnotes thereto, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved, except as may be noted in the accompanying footnotes, and fairly present the financial position of the Company and the Company Subsidiaries as of the
                        dates thereof and the results of their operations for the periods then ended.  Such consolidated financial statements of the Company have been audited by KPMG Peat Marwick, independent certified public accountants, and such firm has issued thereon an auditor's report without qualification.  To the best knowledge of the Company, the
                        Company's internal unaudited consolidated balance sheet as of
                        August 31, 1995 and the related statement of operations,
                        stockholders' equity and cash flows for the ten months then ended
                        (the "Interim Company Financial Statements") have been prepared in accordance with the past practice of the Company in preparing interim financial statements and in accordance with generally accepted accounting principles applied on a consistent basis during such period and fairly present the financial position, subject to normal year-end accruals and adjustments, none of which, either individually or in the aggregate, will be material, of the Company and the Company Subsidiaries and the consolidated results of their operations for the period ended as of, and on, such date.

                   ii.  The consolidated and consolidating balance sheets of UDL-IL and
                        UDL-FL as of October 31, 1994, 1993, 1992, 1991, and 1990 and
                        the related consolidated and consolidating statements of operations, stockholders' equity and cash flows for the fiscal years then ended, including the footnotes thereto, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved, except as may be noted in the accompanying footnotes, and fairly present the financial position of the UDL-IL and UDL-FL as of the dates thereof and the results of their operations for the periods then ended.  Such consolidated financial statements of UDL-IL and UDL-FL have been audited by
                        KPMG Peat Marwick, independent certified public accountants, and such firm has issued thereon an auditor's report without
                        qualification.  To the best knowledge of the Company, the internal unaudited consolidated balance sheets of UDL-IL and UDL-FL as of
                        August 31, 1995 and the related statement of operations,
                        stockholders' equity and cash flows for the ten months then ended
                        (the "Interim UDL Financial Statements"), have been prepared in accordance with the past practice of the Company in preparing interim financial statements and in accordance with generally accepted accounting principles applied on a consistent basis during such period and fairly present the financial position, subject to normal year-end accruals and adjustments, none of which, either individually or in the aggregate, will be material, to UDL-IL and UDL-FL, taken as a whole, and the consolidated results of their operation for the period ended as of, and on, such date.

              c.   Absence of Certain Changes or Events.

                   i.   Since October 31, 1994, and except as specifically contemplated by or disclosed pursuant to this Agreement or except as set forth in certain disclosure schedules with respect, UDL-IL,  UDL-FL, AP and
                        PD (individually, a "member of the Pharmaceutical Group" and collectively, the "Pharmaceutical Group") dated the date hereof and delivered to the Parent by the Company prior to the execution of this
                        Agreement (the "Disclosure Schedules") or the documents
                        referenced to therein, there has not been: (i) any material adverse change in the business, assets, financial condition or results of operation of the Pharmaceutical Group taken as a whole; (ii) any declaration, payment or setting aside for payment of any dividend or any redemption, purchase or other acquisition of any shares of capital stock or securities of the Pharmaceutical Group, except in the ordinary course of business consistent with past practice; (iii) any return of any capital or other distribution of assets by any member of the Pharmaceutical Group to the Company except as reflected in the intercompany accounts between the Company and any member of the Pharmaceutical Group; (iv) any material investment of a capital nature by the Pharmaceutical Group either by the purchase of any property or assets or by any acquisition (by merger, consolidation or acquisition of stock or assets) of any corporation, partnership or other business organization or division thereof other than capital expenditures for items to be used in the ordinary course of business of the Pharmaceutical Business up to a maximum expenditure of
                        $1,000,000; (v) any sale, disposition or other transfer, either individually or in the aggregate, of assets or properties material to the business of the Pharmaceutical Group other than sales of inventory in the ordinary course of business; (vi) any employment or consulting agreement entered into by any member of the
                        Pharmaceutical Group with any officer or consultant or any amendment or modification to, or termination of, any current employment or consulting agreement to which any member of the
                        Pharmaceutical Group is a party; (vii) any agreement by any member of the Pharmaceutical Group to take, whether in writing or otherwise, any action which, if taken prior to the date hereof, would have made any representation or warranty in this Article 3 untrue or incorrect in any material respect; (viii) any change in accounting methods or practices or any change in depreciation or amortization policies or rates by any member of the Pharmaceutical Group; and
                        (ix) any material failure by any member of the Pharmaceutical Group to conduct its business only in the ordinary course consistent with past practice.

                   ii.  Since October 31, 1994, and except as specifically contemplated or disclosed pursuant to this Agreement, there has not been: (i) any material adverse change in the business, assets, financial condition or results of operation of the Company, taken as a whole; (ii) any declaration, payment or setting aside for payment of any dividend or any redemption, purchase or other acquisition of any shares of capital stock or securities of the Company, except in the ordinary course of business consistent with past practice; (iii) any return of any capital or other distribution of assets to stockholders of the
                        Company except for dividends paid on Company Preferred Stock and
                        Company Common Stock in the ordinary course of business
                        consistent with past practice; (iv) any employment or consulting agreement entered into by the Company with any officer or
                        consultant or any amendment or modification to, or termination of, any current employment or consulting agreement to which the
                        Company is a party; (v) any agreement by the Company to take, whether in writing or otherwise, any action which, if taken prior to the date hereof, would have made any representation or warranty in this Article 3 untrue or incorrect in any material respect; (vi) any change in accounting methods or practices or any change in depreciation or amortization policies or rates by the Company; and
                        (vii) any material failure by the Company to conduct its business only in the ordinary course consistent with past practice.

              d.   Authorization: Binding Agreement.  Pursuant to its Certificate of Incorporation,
                   the Company has requisite corporate power and authority to execute and deliver this Agreement and the Agreement for Business Combination and all
                   of the documents, agreements and instruments to which it is a party contemplated hereby and thereby and to consummate the transactions contemplated hereby and thereby.  The execution and delivery of this
                   Agreement and the Agreement for Business Combination and the
                   consummation of the transactions contemplated hereby and thereby, including but not limited to the Merger, have been duly and validly authorized by the Company's Board of Directors and no other corporate proceedings on the part of the Company or any Company Subsidiary are necessary to authorize the execution and delivery of this Agreement or to consummate the transactions so contemplated (other than the adoption of this Agreement and approval of the Merger by the stockholders of the
                   Company in accordance with the Delaware General Corporation Law and the
                   Certificate of Incorporation and Bylaws of the Company).  This Agreement
                   has been duly and validly executed and delivered by the Company, and, subject to the approval and adoption of this Agreement by the stockholders of the Company, constitutes the legal, valid and binding agreement of the
                   Company, enforceable against the Company in accordance with its terms, except to the extent that enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by principles of equity regarding the availability of remedies.

              e.   Compliance with Other Instruments, etc.  The execution and delivery by the
                   Company of this Agreement and the Agreement for Business Combination, the performance by the Company of its obligations hereunder and thereunder and the consummation of the transactions contemplated hereby and thereby, will not (i) conflict with or result in a breach of any of the provisions of its Certificate of Incorporation or Bylaws, (ii) require any consent, approval or notice under or result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration or increase in the level of performance required) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, agreement or other instrument or obligation to which the Company or any Company
                   Subsidiary is a party or by which it or any of its respective properties or assets may be bound, other than (x) the Senior Note Indebtedness and (y)
                   the Line of Credit Indebtedness, (iii) result in the creation or imposition of any lien or encumbrance of any kind upon any of the assets of the Company or any Company Subsidiary or (iv) subject to the obtaining of the governmental and other consents referred to in Section 3.1(f) (Governmental and other Consents, etc.), contravene any law, rule or regulation of any state or of the United States or any political subdivision thereof or therein, or any order, writ, judgment, injunction, decree, determination or award currently in effect to which the Company or any Company Subsidiary or any of its respective assets or properties are subject.

              f.   Governmental and other Consents, etc.  Subject to requisite stockholder approval, no consent, approval or authorization of, or designation, declaration or filing with, any court, tribunal, administrative agency or commission or other governmental or regulatory agency or authority or other public persons or entities in the United States (each, a "Governmental Entity") on the part of the Company or any Company Subsidiary is required in connection with the execution or delivery by the Company of this Agreement or the Agreement for Business Combination or the consummation by the Company of the transactions contemplated hereby or thereby other than (i) filings in the
                   State of Delaware in accordance with the Delaware General Corporation
                   Law, (ii) filings under state securities or "Blue Sky" laws, (iii) filings with the state authorities having jurisdiction over businesses which distribute drugs and controlled substances (the "State Drug Regulatory Authorities"),
                   Canadian Foreign Investment Review Board or other filings related to the transactions contemplated by the Agreement for Business Combination or the Plan of Reorganization, (iv) federal, state or local regulatory approvals and (v) filings under the Hart-Scott-Rodino Antitrust Improvements Act of
                   1976, as amended, and the rules and regulations promulgated thereunder
                   (the "HSR Act").

              g.   No Misleading Statements.  The Disclosure Schedules are true, correct and complete in all material respects as qualified as set forth therein.  The
                   Disclosure Schedules, the annual reports of the Company for the last five years and any exhibits to any of the foregoing, all of which have been delivered to the Parent by the Company, do not, as of their respective dates, contain any untrue statement of a material fact or any omission to state a fact necessary to make any statement of fact contained therein, in light of the circumstances under which they are made, not misleading.  None of the information relating to the Pharmaceutical Group supplied by the Company in writing specifically for inclusion in the Registration Statement described in
                   Section 4.4 (Covenants of the Company and the Parent as to Registration
                   Statement) will be false or misleading with respect to any material fact or will omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

              h.   Compliance with Applicable Law.  Each member of the Pharmaceutical Group holds all permits, licenses, variances, exemptions, orders and approvals of each Governmental Entity necessary for the lawful conduct of their respective businesses (collectively, the "Pharmaceutical Group Permits"), except for failures to hold such permits, licenses, variances, exemptions, orders and approvals which would not, individually or in the aggregate, have a material adverse effect on the Pharmaceutical Group, taken as a whole.
                   Each member of the Pharmaceutical Group is in compliance with the terms of the Pharmaceutical Group Permits issued to it, except where the failure so to comply would not have a material adverse effect on the Pharmaceutical
                   Group, taken as a whole.  Except as disclosed in the Disclosure Schedules, the businesses of the Pharmaceutical Group are not being conducted in violation of any law, ordinance or regulation of any Governmental Entity, except for possible violations which individually or in the aggregate do not, and is not reasonably expected to have a material adverse effect on the
                   Pharmaceutical Group, taken as a whole.  As of the date of this Agreement, no investigation or review by any Governmental Entity with respect to the
                   Pharmaceutical Group is pending or, to the best knowledge of the Company, threatened, nor has any Governmental Entity indicated an intention to conduct the same, other than, in each case, those the outcome of which is not reasonably expected to  have a material adverse effect on the
                   Pharmaceutical Group, taken as a whole.  Neither AP nor PD has been or is an "owner" or "operator" of any "facility" or "vessel" as defined in the
                   Comprehensive Environmental Response, Compensation and Liability Act of
                   1980.

              i.   Vote Required.  The affirmative vote of the holders of a majority of the issued and outstanding shares of Company Preferred Stock, voting as a class, and the issued and outstanding shares of Company Common Stock, voting as a class, are the only votes of the holders of any class or series of the
                   Company's capital stock necessary to approve this Agreement and the transactions contemplated hereby.

              j.   No Broker.  Except as set forth in the Disclosure Schedules, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this
                   Agreement based upon arrangements made by or on behalf of the Company.

              k.   Litigation.  Except as set forth in the Disclosure Schedules, there is not now pending, and to the best knowledge of the Company, there is not threatened in writing, nor is there any basis for, any litigation, action, suit or proceeding to which the Pharmaceutical Group is or will be a party in or before or by any court or governmental or regulatory agency or body, except for any litigation, action, suit or proceeding (whether instituted, pending or, to the best knowledge of the Company, threatened) involving claims which in the aggregate are not, and which the Company reasonably expects, will not, have a material adverse effect on the Pharmaceutical Group taken as a whole.  In addition, there is no judgment, decree, injunction, rule or order of any court, governmental department, commission, board, bureau, agency, instrumentality or arbitrator outstanding against the Pharmaceutical Group having or which the Company reasonably expects, may have, a material adverse effect upon the Pharmaceutical Group taken as a whole.

              l.   FDA Matters.  Notwithstanding anything to the contrary in Sections 3.1(h)
                   (Compliance with Applicable Law) and 3.1(k) (Litigation) hereof and except as set forth in the Disclosure Schedules, neither the Company nor any members of the Pharmaceutical Group, (i) is a party to any pending investigation or proceeding by or before the Food and Drug Administration
                   (the "FDA") or any other duly authorized State Drug Regulatory Authorities or any other duly authorized governmental authority which regulates the sale of drugs and controlled substances in any jurisdiction; (ii) has knowledge of any facts which would form the basis for an investigation or proceeding or regulatory action of any sort (other than routine or periodic investigations or reviews) against either the Company or any member of the Pharmaceutical
                   Group by the FDA or any other duly authorized State Drug Regulatory
                   Authorities or any other duly authorized governmental authority which regulates the sale of drugs and controlled substances in any jurisdiction which could affect adversely, or in any way limit or restrict the ability of the
                   Company or any member of the Pharmaceutical Group to market existing products; (iii) has committed or permitted to exist any violation of the rules and regulations of the FDA or any other duly authorized State Drug
                   Regulatory Authorities or any other duly authorized governmental authority which regulates the sale of drugs and controlled substances in any jurisdiction which has not been cured by the Company or member of the
                   Pharmaceutical Group or waived by the FDA or any such regulatory authority; (iv) has received notice from any third party (whether or not in writing) of any claim, dispute or controversy relating to the supply of regulated materials used in the products of the Company or any member of the Pharmaceutical Group, or the quality, formulation, potency, toxicity or efficacy of such materials; and (v) anticipates, or knows of any pending, threatened or potential action by any duly authorized State Drug Regulatory
                   Authorities or any other duly authorized governmental authority which regulates the sale of drugs and controlled substances in any jurisdiction which could affect adversely, or in any way limit or restrict the ability of the
                   Company or any member of the Pharmaceutical Group to market existing products.  To the knowledge of the Company, the Company and each member of the Pharmaceutical Group have fulfilled all regulatory requirements necessary or requisite to the continued marketing of their existing pharmaceutical and ancillary products.

              m.   ERISA Matters.  As of the date hereof and during the five year period preceding the date hereof, neither the Company nor any of the Company
                   Subsidiaries (including, for this purpose any entity that is or, during the five year period preceding the date hereof, has been a member of the controlled group of corporations (within the meaning of Section 414(b), (c), (m) or (o)
                   of the Code) of which the Company and the Company Subsidiaries are a part):

                   i.   maintains or has maintained any pension plan (within the meaning of
                        Section 3(2) of the Employee Retirement Income Security Act of
                        1974, as amended ("ERISA")) intended to be qualified under Section
                        401(a) of the Code other than the TC Manufacturing Co., Inc.
                        Consolidated Employees' Profit-Sharing Plan and Trust;

                   ii.  maintains or has maintained any nonqualified pension plan (within the meaning of Section 3(2) of ERISA);

                   iii. has any obligation to make any deferred compensation payments other than severance or salary continuation payments to former employees;

                   iv.  contributes or has contributed to nor has or had any obligation
                        (contingent or otherwise) to contribute to any multiemployer pension or welfare plan within the meaning of Section 3(37) of ERISA other than obligations to contribute to the Service Employees International
                        Union National Industry Pension Plan;

                   v.   contributes or has contributed to nor has or had any obligation to contribute to any welfare plan (within the meaning of Section 3(1) of
                        ERISA) other than those identified in the Disclosure Schedules;

                   vi.  provides or has provided nor has or had any obligation to provide coverage under any welfare plan (within the meaning of Section 3(1)
                        of ERISA) to any former employees or dependents of former
                        employees other than certain benefits payable under the
                        Consolidated Omnibus Budget Reconciliation Act ("COBRA"); or

                   vii. has or had reason to believe that any employee, dependent or government agency has commenced, or has made inquiries which could reasonably be expected to result in the commencement of, any adverse action with respect to any employee benefit plan matter.

                   Each plan referred to in clauses (i) and (v) of this Section 3.1(m), and to the best knowledge of the Company, each plan referred to in clause (iv) of
                   Section 3.1(m), is in compliance in all material respects with applicable provisions of ERISA, the Code and other applicable laws, except where noncompliance would not have a material adverse effect on the Company or any Company Subsidiary.

                   As of the date hereof, the Company and the Company Subsidiaries have in place insurance coverage which limits their liability for claims incurred under any group health program maintained by the Company and the Company
                   Subsidiaries to $50,000 with respect to any single illness or accident incurred by any covered individual and to $1,647,000 (as of September 1,
                   1995) with respect to all claims incurred by all covered individuals under any such program, in both cases for a twelve-month plan year which ends on
                   August 31 in each year.

              n.   Intercompany Transactions.  All transactions between the Company, HSW or any member of the Pharmaceutical Group are reflected in the intercompany accounts between the Company and UDL-IL and HSW, respectively, and there have been no loans, dividends or other distributions of cash or property from any member of the Pharmaceutical Group to the Company which have not been reflected in such intercompany accounts.

         3.2  Representations, Warranties and Agreements of the Parent.  The Parent represents and warrants to the Company as follows:

              a.   Organization, Good Standing, Capitalization.  The Parent is a corporation duly organized, validly existing and in good standing under the laws of the
                   Commonwealth of Pennsylvania with all requisite corporate power and authority to own, operate and lease its properties, to carry on its business as now being conducted, and to enter into this Agreement and perform its obligations hereunder.  The Parent is duly qualified or licensed to do business in each jurisdiction in which the business conducted by it makes such qualification or licensing necessary, except where the failure to be so qualified or licensed and in good standing would not have a material adverse effect on the Parent.  The Parent had, as of March 31, 1995, authorized capital stock consisting of 300,000,000 shares of Common Stock, par value of $.50 per share, of which 79,972,248 shares were issued and outstanding and 476,523 shares were held in Parent's treasury; and 5,000,000 shares of Preferred Stock, par value $.50 per share, of which none were issued and outstanding or held in treasury; all of such capital stock of the Parent has been duly authorized, and all issued and outstanding shares of capital stock of the Parent have been validly issued and are fully paid and nonassessable.
                   As of March 31, 1995, there were no outstanding rights, options, warrants, conversion rights or agreements for the purchase or acquisition from, or the sale or issuance by, the Parent of any shares of its capital stock of any class other than 1,770,674 shares of Parent Common Stock that may be issued pursuant to employee benefit arrangements.  Since March 31, 1995, the
                   Parent has not issued, granted, awarded or agreed or committed to issue, grant or award any rights, options, warrants, conversion rights or purchase rights with respect to the sale and issuance by the Parent of any shares of its capital stock of any class or issued any shares of Parent Common Stock except for Parent Common Stock issued upon the stock split with respect to the Parent Common Stock effective on August 15, 1995, and except for shares of Parent Common Stock issued pursuant to the stock option plans of the Parent.

              b.   The Subsidiary.  The Subsidiary had, as of August 31, 1995, authorized capital stock consisting of 1,000 shares of Common Stock, par value of
                   $.50 per share, of which 1,000 shares were issued and outstanding and owned by the Parent.  The Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.  All of the issued and outstanding shares of the Subsidiary have been validly issued and are fully paid and nonassessable.  There are no outstanding rights, options, warrants, conversion rights or agreements for the purchase or acquisition from, or the sale or issuance by, the Subsidiary of any shares of its capital stock, other than this Agreement.  Since its organization, the
                   Subsidiary has conducted no business activities, except such as are related to this Agreement and the performance of its obligations hereunder.

              c.   Financial Statements.  The consolidated balance sheets of the Parent as of
                   March 31, 1995, 1994, 1993, 1992 and 1991 and the related consolidated statements of operations, stockholders' equity and cash flows for the years then ended, including the footnotes thereto have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved and fairly present the financial position of the Parent and its consolidated subsidiaries as of the dates thereof and the results of their operations for the periods then ended.  Such consolidated balance sheets of the Parent and related consolidated statements have been audited by Deloitte & Touche LLP, independent certified public accountants, and such firm has issued thereon an auditor's report without qualification.

              d.   No Material Change.  Since March 31, 1995, there has not been any material adverse change in the business, assets, financial condition, or results of operation of the Parent and its subsidiaries taken as a whole.

              e.   Authorization: Binding Agreement.  Pursuant to its Articles of Incorporation, the
                   Parent has requisite corporate power and authority to execute and deliver this Agreement and the Agreement for Business Combination and all of the
                   other documents, agreements and instruments to which it is a party contemplated hereby and thereby and to consummate the transactions contemplated hereby and thereby.  The execution and delivery of this
                   Agreement and the Agreement for Business Combination and the
                   consummation of the transactions contemplated hereby, including but not limited to the Merger, have been duly and validly authorized by the Parent's
                   Board of Directors on behalf of the Parent both for itself and in its capacity as the sole stockholder of the Subsidiary and no other corporate proceedings on the part of the Parent are necessary to authorize the execution and delivery of this Agreement or to consummate the transactions so contemplated.  This Agreement has been duly and validly executed and delivered by the Parent and constitutes the legal, valid and binding agreement of the Parent, enforceable against the Parent in accordance with its terms, except to the extent that enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by principles of equity regarding the availability of remedies.

              f.   Compliance with Other Instruments, etc.  The execution and delivery by the
                   Parent of this Agreement and the Agreement for Business Combination, the
                   performance by the Parent of its obligations hereunder and thereunder and the consummation of the transactions contemplated hereby and thereby will not (i) conflict with or result in a breach of any of the provisions of its
                   Articles of Incorporation or Bylaws, (ii) require any consent, approval or notice under or result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration or augment the performance required) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, agreement or other instrument or obligation to which the Parent or any of its subsidiaries is a party or by which it or any of its respective properties or assets may be bound, (iii) result in the creation or imposition of any lien or encumbrance of any kind upon any of the assets of the Parent or any of its subsidiaries or (iv) subject to the obtaining of the governmental and other consents referred to in Section 3.2(g)
                   (Governmental and other Consents, etc.), contravene any law, rule or regulation of any state or of the United States or any political subdivision thereof or therein, or any order, writ, judgment, injunction, decree, determination or award currently in effect to which the Parent or any of its subsidiaries or any of its respective assets or properties are subject.

              g.   Governmental and other Consents, etc.  No  consent, approval or authorization of or designation, declaration or filing with any Governmental Entity on the part of the Parent is required in connection with the execution or delivery by the
                   Parent of this Agreement or the Agreement for Business Combination or the
                   consummation of the transactions by the Parent contemplated hereby and thereby other than (i) filings under state securities or "Blue Sky" laws,
                   (ii) filings with the SEC and any applicable national securities exchange,
                   (iii) approval for listing the Parent Common Stock to be issued in the Merger on the NYSE, (iv) federal, state or local regulatory approvals and (v) filings under the HSR Act.

              h.   Parent Common Stock.  The shares of Parent Common Stock to be issued in accordance with this Agreement will be, upon issuance, duly authorized, validly issued, fully paid and nonassessable.  Such issuance of shares of
                   Parent Common Stock will be free of any restrictions on transfer imposed by
                   Parent, other than those contemplated by this Agreement, by the Agreement for Business Combination or by the Plan of Reorganization.  There are no
                   pre-emptive rights or other anti-dilution rights which would become effective upon or prohibit such issuance of shares of Parent Common Stock.

              i.   No Misleading Statements.  The Form 10-K of the Parent for each of its last five fiscal years, the Proxy Statements of the Parent for its annual stockholders meetings for each of its last five fiscal years and any quarterly or other reports of the Parent filed with the SEC during its last five fiscal years, and any exhibits to any of the foregoing, do not, as of their respective dates, contain any untrue statement of a material fact or any omission to state a fact necessary to make any statement of fact contained therein, in light of the circumstances under which it is made, not misleading in any material respect.  All such filings and reports have been filed in a timely manner.

              j.   No Broker.  No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Parent or the Subsidiary.

              k.   Litigation.  There is not now pending, and to the best knowledge of the
                   Parent, there is not threatened in writing, nor is there any basis for, any litigation, action, suit, investigation or proceeding to which the Parent or its subsidiaries is or will be a party in or before or by any court or governmental or regulatory agency or body, except for any litigation, action, suit or proceeding (whether instituted, pending or, to the best knowledge of the
                   Parent, threatened in writing) involving claims which in the aggregate are not, and insofar as the Parent reasonably expects, will not, have a material adverse effect on the Parent and its subsidiaries taken as a whole.  In addition, there is no judgment, decree, injunction, rule or order of any court, governmental department, commission, board, bureau, agency, instrumentality or arbitrator outstanding against the Parent or its subsidiaries having or which, insofar as the Parent reasonably expects, may have a material adverse effect upon the Parent and its subsidiaries, taken as a whole.

              l.   Securities Laws Compliance.  During the five year period ended on the date hereof, the Parent has complied in all material respects with the applicable provisions of the Securities Act of 1933 and the Securities Exchange Act of
                   1934 and the rules and regulations of the SEC promulgated thereunder.

              m.   FDA Matters.  Neither the Parent nor any of its subsidiaries (i) is a party to any pending investigation or proceeding by or before the FDA or any other duly authorized State Drug Regulatory Authorities or any other duly authorized governmental authority which regulates the sale of drugs and controlled substances in any jurisdiction; (ii) has knowledge of any facts which would form the basis for an investigation or proceeding or regulatory action of any sort (other than routine or periodic investigations or reviews)
                   against the Parent or any of its subsidiaries by the FDA or any other duly authorized State Drug Regulatory Authorities or any other governmental authority which regulates the sale of drugs and controlled substances in any jurisdiction which could affect adversely, or in any way limit or restrict the ability of the Parent or any of its subsidiaries to market existing products;
                   (iii) has committed or permitted to exist any violation of the rules and regulations of the FDA or any other duly authorized State Drug Regulatory
                   Authorities or any other governmental authority which regulates the sale of drugs and controlled substances in any jurisdiction which has not been cured by the Parent or any of its subsidiaries or waived by the FDA or any such regulatory authority; (iv) has received notice from any third party (whether or not in writing) of any claim, dispute or controversy relating to the supply of regulated materials used in the products of the Parent or any of its subsidiaries, or the quality, formulation, potency, toxicity or efficacy of such materials; and (v) anticipates, or knows of any pending, threatened or potential action by any duly authorized State Drug Regulatory Authorities or any other governmental authority which regulates the sale of drugs and controlled substances in any jurisdiction which could affect adversely, or in any way limit or restrict the ability of the Parent or any of its subsidiaries to market existing products.  To the knowledge of the Parent, it and each of its subsidiaries have fulfilled all regulatory requirements necessary or requisite to the continued marketing of their existing products.

         3.3  Representations and Warranties as to  Subsidiary.  The Parent and Subsidiary
              represent and warrant to the Company as follows:

              a.   Organization, Good Standing, Capitalization.  The Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware with all requisite corporate power and authority to carry on the business to be conducted by it prior to the Effective Date and to enter into this Agreement and perform its obligations hereunder.  The Subsidiary is not, and is not required to be, qualified to do business in any jurisdiction other than the State of Delaware.  The Subsidiary has duly authorized capital stock consisting of 1,000 shares of Common Stock, par value $1 per share, all of which are issued and outstanding and owned by the Parent.  All of such issued and outstanding shares have been validly issued and are fully paid and nonassessable.  There are no outstanding rights, options, warrants, conversion rights or agreements for the purchase or acquisition from, or the sale or issuance by, the Subsidiary of any shares of its capital stock, other than in connection with this Agreement.

              b.   Business of the Subsidiary.  Since its organization, the Subsidiary has not engaged in any business activities, entered into any transactions or incurred any liabilities whatsoever except such as are related to the transactions contemplated by this Agreement.  The Subsidiary has no subsidiaries.

              c.   Authorization: Binding Agreement.  Pursuant to its Certificate of Incorporation,
                   the Subsidiary has requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby.  The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, including but not limited to the Merger, have been duly and validly authorized by the Parent as sole stockholder of the Subsidiary and by the Subsidiary's Board of Directors
                   and no other corporate proceedings on the part of the Subsidiary are necessary to authorize the execution and delivery of this Agreement or to consummate the transactions so contemplated.  This Agreement has been duly and validly authorized, executed and delivered by the Subsidiary and constitutes the legal, valid and binding agreement of the Subsidiary, enforceable against it in accordance with its terms, except to the extent that enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors'
                   rights generally and by principles of equity regarding the availability of remedies.

              d.   Compliance with Other Instruments, etc.  Neither the execution nor delivery of this Agreement nor the consummation of the transactions contemplated hereby will conflict with, result in any violation of, or constitute a default under, the Articles of Incorporation or Bylaws of the Subsidiary or any
                   judgment, decree, order or any material law or regulation by which the
                   Subsidiary is bound or affected.

              e.   Governmental and Other Consents, etc.  No consent, approval or authorization of or designation, declaration or filing with any Governmental Entity on the part of the Subsidiary is required in connection with the execution or delivery of this Agreement by the Subsidiary or the Subsidiary's consummation of the transactions contemplated hereby other than (i) filings in the State of
                   Delaware in accordance with the Delaware General Corporation Law and (ii)
                   filings under the HSR Act.

4.       COVENANTS.

         4.1  Covenants of the Company.  The Company agrees that prior to the Effective Date:

              a.   Action in Furtherance of Merger.  Subject to the terms and conditions herein provided, the Company agrees to use commercially reasonable efforts to take, or cause to be taken, such action, and to do, or cause to be done, such things as are necessary, proper or advisable to consummate and make effective as promptly as practicable the Merger and the transactions contemplated by this Agreement, including (i) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby, (ii) obtaining all governmental consents required for the consummation of the Merger and the transactions contemplated thereby, and (iii) making and causing their respective stockholders, as applicable, to timely make all necessary filings under the HSR Act.  Upon the terms and subject to the conditions hereof, the Company agrees to use commercially reasonable efforts to take, or cause to be taken, such actions and to do, or cause to be done, such things as are necessary to satisfy the other conditions of the closing set forth herein.  The Company will consult with counsel for the Parent as to, and will permit such counsel to participate in, at the Parent's expense, any lawsuits or proceedings referred to in clause (i)
                   above brought against the Company, but not against the Parent, provided that counsel for Company shall retain control of any such lawsuits or proceedings.  In case at any time after the Effective Date any further action is necessary or desirable to carry out the purposes of this Agreement, the officers and directors of the Surviving Corporation shall take all such necessary action.

              b.   Maintenance of Properties.  The Company will, and will cause each Company
                   Subsidiary to, maintain all of its and their respective properties in customary repair, order and condition, reasonable wear and use and damage by fire or other casualty excepted, and will maintain, and will cause each Company
                   Subsidiary to maintain, insurance upon all of its and their properties and with respect to the conduct of its and their businesses in amounts and kinds comparable to that in effect on the date of this Agreement.

              c.   Access and Information.

                   i.   Between the date of this Agreement and the Effective Date, upon reasonable notice, the Company and each Company Subsidiary will give the Parent and its authorized representatives (including its financial advisors, accountants and legal counsel) access, at all reasonable times and in a manner which shall not cause
                        unreasonable disturbance, to all plants, offices, warehouses and other facilities and to all contracts, agreements, commitments, books and records (including tax returns) of the Company and each
                        Company Subsidiary (except to the extent any such agreements or contracts by their terms restrict access to third parties and the consent of the other party(ies) thereto cannot be obtained after commercially reasonable efforts to do so), will permit the Parent to make such inspections as it may require and will cause its officers and those of the Company Subsidiaries promptly to furnish the
                        Parent with such financial and operating data and other information with respect to the business and properties of the Company and each Company Subsidiary, as may from time to time be reasonably requested.

                   ii.  The Company will hold and will cause its affiliates, employees, representatives, consultants and advisors to hold in strict confidence, unless compelled to disclose by judicial or administrative process, or, in the opinion of its counsel, by other requirements of law, all documents and information concerning the Parent and its affiliates furnished to the Company in connection with the transactions contemplated by this Agreement pursuant to
                        Section 4.2(c) (Access and Information) (except to the extent that such information can be shown to have been (A) previously known by the Company or any affiliate of it, (B) in the public domain through no fault of the Company, or any of its affiliates, (C) later lawfully acquired from other sources unless the Company knew such information was obtained in violation of an agreement of
                        confidentiality or (D) publicly disclosed by the Parent) and will not release or disclose such information to any other person, except its auditors, attorneys, financial advisors, and other consultants and advisors and lending institutions (including banks) in connection with this Agreement (it being understood that such persons shall be informed by the Company of the confidential nature of such information and shall be directed by the Company to treat such information confidentially).  If the transactions contemplated by this
                        Agreement are not consummated, such confidence shall be
                        maintained except to the extent such information comes into the public domain under judicial or administrative process or other requirements of law or through no fault of the Company or any of its affiliates and, if requested by the Parent, the Company will destroy or return to the appropriate party all copies of written information furnished by the Parent or its affiliates, agents, representatives or advisors and all copies thereof and excerpts therefrom.  If the
                        Company shall be required to make disclosure of any such
                        information by operation of law, the Company shall give the Parent prior notice of the making of such disclosure and shall use all reasonable efforts to afford such party an opportunity to contest the making of such disclosures.

              d.   Conduct of Business.  Except as expressly contemplated by the Agreement for
                   Business Combination, the Plan of Reorganization or this Agreement, during the period from the date of this Agreement to the Effective Date, the
                   Company shall, and the Company shall cause each Company Subsidiary to, conduct its business in the ordinary course and consistent with past practice, and the Company shall, and the Company shall cause each
                   Company Subsidiary to, (1) use commercially reasonable efforts to preserve intact its business organization, (2) keep available the services of its officers and employees and (3) maintain satisfactory relationships with all persons with which it does business.  Without limiting the generality of the foregoing, and except as otherwise expressly provided in this Agreement, prior to the Effective Date, neither the Company nor any Company
                   Subsidiary will, without the prior written consent of Parent:

                    i.               amend or propose to amend its Articles of Incorporation or Bylaws
                                     (or comparable governing instruments);

                    ii.              other than in the ordinary course of business consistent with past practice:  (A) create, incur or assume any short-term debt, long-term debt or obligations in respect of capital leases; (B) assume,
                                     guarantee, endorse or otherwise become liable or responsible
                                     (whether directly, indirectly, contingently or otherwise) for the obligations of any other person except the Company or any
                                     Company Subsidiary; (C) make any capital expenditures or make any loans, advances or capital contributions to, or investments in, any other person not currently committed or budgeted (other than transactions between the Company and UDL-IL and between the
                                     Company and HSW which are reflected in the intercompany
                                     accounts between the Company and UD-IL and HSW, respectively, or other transactions between the Company and any Company
                                     Subsidiary or customary travel or business advances to employees made in the ordinary course of business consistent with past practice); or (D) incur any material liability or obligation (absolute, accrued, contingent or otherwise);

                    iii.             sell, transfer, mortgage, or otherwise dispose of, or encumber, or agree to sell, transfer, mortgage or otherwise dispose of or encumber, any assets or properties, real, personal or mixed, other than the sale, transfer or disposition of inventory in the ordinary course of business; or

                    iv.              agree, commit or arrange to do any of the foregoing.

              e.    Capital Stock.  Between the date hereof and the Effective Date, except as specifically contemplated by the Agreement for Business Combination, the
                    Plan of Reorganization or this Agreement, neither the Company nor any member of the Pharmaceutical Group will (i) make any changes in its authorized capital stock, (ii) issue any stock options, warrants, or other rights calling for the issue, transfer, sale or delivery of its capital stock or other securities, (iii) declare or pay any stock dividend or effect any recapitalization, split-up, combination, exchange of shares or other reclassification in respect of its outstanding shares of capital stock,
                    (iv) issue, transfer, sell or deliver any shares of its capital stock (or securities convertible into or exchangeable, with or without additional consideration, for such capital stock) except for Company Common Stock issuable upon the exercise of stock options previously granted pursuant to existing stock option plans, or, (v) declare, pay or set apart for payment in respect of its capital stock any dividends or other distribution or payments (whether in cash, stock or property or any combination thereof), except for cash dividends on the Company Common Stock and Company Preferred Stock
                    consistent with past practices of the Company.  Except in a manner consistent with past practice, no award or grant under the Company stock option plans or any other benefit plan or program shall be made without the consent of the Parent.  Except as specifically contemplated by the
                    Agreement for Business Combination, the Plan of Reorganization or this
                    Agreement, the Company shall not make any material amendment to any of
                    (i) the Company stock option plans or options outstanding thereunder, (ii)
                    any other option or warrant agreement, or (iii) the terms of any other security convertible into or exchangeable for Common Stock without the consent of the Parent.

              f.    No Solicitations.  The Company shall not, nor shall it permit any Company
                    Subsidiary to, nor shall it authorize or permit any of its officers, directors or employees or any investment banker, financial advisor, attorney, accountant or other representative retained by it or any Company Subsidiary to continue negotiations with respect to any Takeover Proposal (as hereinafter defined)
                    previously received by the Company; to solicit, initiate or encourage
                    (including by way of furnishing information), or take any other action to facilitate, any inquiries or the making of any proposal which constitutes, or may reasonably be expected to lead to, any Takeover Proposal;  or agree to or endorse any Takeover Proposal.  The Company shall promptly advise the
                    Parent orally and in writing of any such inquiries or proposals.  As used in this Agreement, "Takeover Proposal" shall mean any tender or exchange offer, proposal for a merger, consolidation or other business combination involving the Company or any Company Subsidiary or any proposal or offer to acquire in any manner a substantial equity interest in, or a substantial portion of the assets of, the Company or any Company Subsidiary other than the transactions contemplated by this Agreement.  Notwithstanding the foregoing, the Company shall not be obligated to take any of the actions set forth in this Section 4.1(f), or refrain from taking any of the actions set forth in this Section 4.1(f), if the Board of Directors of the Company, acting with the advice of the Company's counsel, determines that such actions or inactions would be contrary to their legal obligations as Directors of the
                    Company.

              g.    Limitation on Indebtedness.

                    i.               Neither the Company nor any Company Subsidiary will create or incur any indebtedness except for current liabilities incurred in the ordinary course of business and increases in the Line of Credit
                                     Indebtedness to fund the operations of the business of Company and the Company Subsidiaries and to fund the transactions
                                     contemplated by the Agreement for Business Combination, the Plan
                                     of Reorganization and this Agreement.

                    ii.  All changes in the amount of the inter-company indebtedness of
                         UDL-IL and HSW in favor of the Company shall be made in the ordinary course of business consistent with past practice.  At
                         Closing, the Company shall provide the Parent with a detailed reconciliation of all changes to such intercompany indebtedness since August 31, 1995 and through the Effective Date, on a pro forma basis after giving effect to the consummation of the transactions contemplated by the Agreement for Business
                         Combination and the Plan of Reorganization.  There will be no loans, dividends, distributions or other transactions between the
                         Company and UDL-IL or HSW which are not reflected in the
                         intercompany accounts between the Company and UDL-IL and
                         HSW, respectively.

              h.    Compensation Matters.  The Company shall not permit any member of the
                    Pharmaceutical Group to (i) pay to any officer or employee any bonus, severance or other compensation not currently required under an existing agreement or employee benefit plan or arrangement except for increases in compensation of employees who are not directors or holders of an office at the rank of Senior Vice President or higher of any such member of the
                    Pharmaceutical Group consistent with past practices, (ii) create any new employee benefit plan or arrangement, (iii) modify any existing employee benefit plan, arrangement or agreement in any respect which would materially increase the compensation payable thereunder to employees or materially increase the level of contribution payable by the employer thereunder, or (iv) enter into any new employment agreement or modify any existing employment agreement of any employee who is an officer or director of any such member of the Pharmaceutical Group.

              i.    Contracts.  No member of the Pharmaceutical Group shall enter into, terminate or modify in any material respect any material contract, agreement or commitment without the prior written consent of the Parent, which consent will not be unreasonably withheld.

              j.    Tax Matters.  The Company and each Company Subsidiary will continue to file when due all federal, state, local, foreign and other tax returns, reports and declarations required to be filed by them, and will pay or make full and adequate provision for the payment of all taxes and governmental charges due or payable by them.

              k.    Amendments to the Disclosure Schedules.  The Company shall make such amendments to the Disclosure Schedules on the Effective Date as are
                    necessary to reflect therein the occurrence of events or transactions occurring after the date hereof and shall deliver a copy of each such amendment to the Parent on the same date as the date of the amendment.
                    The Company will deliver such additional amendments from time to time as are necessary to reflect any material event occurring between the date hereof and the Effective Date.

              l.    Notification of Certain Matters.  The Company shall give prompt notice to the
                    Parent of:  (i) any notice of, or other communication relating to, a default or event which, with notice or lapse of time or both, would become a default under any agreement, indenture or instrument material to the business, assets, property, condition (financial or otherwise) or the results of operations of the Company or any Company Subsidiary, to which the
                    Company or any Company Subsidiary, is a party or is subject; (ii) any  notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement including the Merger; (iii) any  notice or other communication from any regulatory authority or national securities exchange in connection with the transactions contemplated by this
                    Agreement; (iv) any material adverse change in the business, assets, prospects, condition (financial or otherwise) or results of operations of the
                    Company or any Company Subsidiary, or the occurrence of an event which would be reasonably expected to result in any such change; and (v) any claims, actions, proceedings or investigations commenced or threatened in writing involving or affecting the Company or any Company Subsidiary, or any of their respective property or assets, or any employee, consultant, director or officer, in his or her capacity as such, of the Company or any
                    Company Subsidiary, which, if pending on the date hereof, would have been required to have been disclosed pursuant to this Agreement or which relates to the consummation of the Merger.

              m.    Stockholder Approval.  The Company will take all steps necessary to duly call, give notice of, convene and hold no later than thirty (30) days after the
                    Registration Statement has been declared effective by the SEC a meeting of its stockholders in accordance with the Delaware General Corporation Law to consider and vote upon, among other matters, the adoption and approval of this Agreement and the Merger and the transactions contemplated hereby.  The Company, through its Board of Directors (i) will, consistent with its legal obligations, adopt a recommendation to the stockholders of the
                    Company that they adopt and approve this Agreement and (ii) will use commercially reasonable efforts, consistent with its legal obligations, to obtain any necessary approval by its stockholders of the transactions contemplated hereby.

              n.    Financial Statements.  The Company, promptly after the preparation thereof, shall send to the Parent any financial statements prepared by or on behalf of it for periods subsequent to those referenced in Section 3.1(b) as to which the representations and warranties of said section shall apply.

              o.    No Amendment.  The Company shall not amend or permit the amendment of the Plan of Reorganization or any of the Exhibits thereto without the prior written consent of the Parent, which consent will not be unreasonably withheld.

              p.    Proxy Statement.  The Company shall deliver to the Parent the final form of proxy statement which the Company intends to distribute to its stockholders in connection with the adoption and approval of this Agreement and the
                    Merger at least two (2) business days prior to such distribution.

              q.    No Transactions.  The Company shall not enter into any transactions nor transfer any assets or property to Newco between the date hereof and the
                    Effective Date except as necessary to prepare for the implementation on the
                    Effective Date of the Plan of Reorganization in accordance with its terms.

              r.    Participation by Parent.  The Company shall permit representatives of the
                    Parent to participate in the allocation and apportionment of consolidated items of the Company to the Pharmaceutical Group provided for in Section
                    3.3 of the Plan of Reorganization and in the establishment of separate cash management systems, separate bank accounts, lockboxes, cash balances and other investments with respect to the Pharmaceutical Group provided for in Section 1.4(c) of the Distribution Agreement attached as Exhibit 3.2 to the Plan of Reorganization

         4.2  Covenants of the Parent.  The Parent agrees that prior to the Effective Date:

              a.    Action in Furtherance of Merger.  Subject to the terms and conditions herein provided, the Parent agrees to use commercially reasonable efforts to take, or cause to be taken, such action, and to do, or cause to be done, such things as are necessary, proper or advisable to consummate and make effective as promptly as practicable the Merger and the transactions contemplated by this Agreement, including (i) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby, (ii) obtaining all governmental consents required for the consummation of the Merger and the transactions contemplated thereby,
                    (iii) making all necessary filings under the HSR Act, (iv) filing the Registration
                    Statement (as defined in Section 4.4) and causing the same to become effective; and (v) voting the Irrevocable Proxies in favor of approving this
                    Agreement and the transactions contemplated hereby, all on the terms and conditions provided for herein.  Upon the terms and subject to the conditions hereof, the Parent agrees to use commercially reasonable efforts to take, or cause to be taken, such actions and to do, or cause to be done, such things as are necessary to satisfy the other conditions of the closing set forth herein.  The Parent will consult with counsel for the Company as to, and will permit such counsel to participate in, at the Company's expense, any lawsuits or proceedings referred to in clause (i) above (which shall not include any such lawsuits or proceedings to the extent that they relate to the Registration Statement) brought against the Parent, but not against the
                    Company, provided that counsel for the Parent shall retain control of any such lawsuits or proceedings.  In case at any time after the Effective Date any further action is necessary or desirable to carry out the purposes of this
                    Agreement, the officers and directors of the Surviving Corporation shall take such necessary action.

              b.    Maintenance of Properties.  The Parent will, and will cause each of its subsidiaries to, maintain all of its and their respective properties in customary repair, order and condition, reasonable wear and use and damage by fire or other casualty excepted, and will maintain, and will cause each of its subsidiaries to maintain, insurance upon all of its and their properties and with respect to the conduct of its and their businesses in amounts and kinds comparable to that in effect on the date of this Agreement.

              c.    Access and Information.

                    i.   Between the date of this Agreement and the Effective Date, upon reasonable notice, the Parent will give the Company and its authorized representatives (including its financial advisors, accountants and legal counsel) access, at all reasonable times and in a manner which shall not cause unreasonable disturbance, to officers and senior executives of the Parent as well as to financial and operating data and other information with respect to the business and properties of the Parent as has been disclosed publicly by the Parent.

                    ii.  The Parent will hold and will cause its affiliates, employees, representatives, consultants and advisors to hold in strict confidence, unless compelled to disclose by judicial or
                         administrative process, or, in the opinion of its counsel, by other requirements of law, all documents and information concerning the
                         Company and each Company Subsidiary and their respective
                         affiliates furnished to the Parent in connection with the
                         transactions contemplated by this Agreement pursuant to Section
                         4.1(c) (Access and Information) (except to the extent that such information can be shown to have been (A) previously known by the Parent or any affiliate of it, (B) in the public domain through no fault of the Parent, or any of its affiliates, (C) later lawfully acquired from other sources unless the Parent knew such
                         information was obtained in violation of an agreement of
                         confidentiality or (D) publicly disclosed by the Company,) and will not release or disclose such information to any other person, except its auditors, attorneys, financial advisors, and other consultants and advisors and lending institutions (including banks)
                         in connection with this Agreement (it being understood that such persons shall be informed by the Parent of the confidential nature of such information and shall be directed by the Parent to treat such information confidentially).  If the transactions contemplated by this Agreement are not consummated, such confidence shall be maintained except to the extent such information comes into the public domain under judicial or administrative process or other requirements of law or through no fault of the Parent or any of its affiliates and, if requested by the Company, the Parent will destroy or return to the appropriate party all copies of written information furnished by the Company or any Company Subsidiary, or their respective affiliates, agents, representatives or advisors and all copies thereof and excerpts therefrom.  If the Parent shall be required to make disclosure of any such information by operation of law, the Parent shall give the Company prior notice of the making of such disclosure and shall use all reasonable efforts to afford such party an opportunity to contest the making of such
                         disclosures.

              d.    Listing Application.  The Parent will use its commercially reasonable efforts to effect listing of the Parent Common Stock to be delivered in accordance with this Agreement on the NYSE upon notice of issuance.

              e.    Public Filings.  The Parent shall promptly file all periodic reports required to be filed with the SEC and provide the Company with a copy of such reports promptly after such filing.

              f.    Voting of Irrevocable Proxies.  The Parent shall vote the Irrevocable Proxies in favor of the adoption of this Agreement, in the form as executed on the date hereof, and the approval of the Merger on the terms and conditions set forth in this Agreement, at the meeting of the stockholders of the Company to be called as provided for in Section 1.4.

              g.    Registration Statement.  The Parent shall deliver to the Company the final form of Registration Statement (as defined in Section 4.4) which the Parent intends to have declared effective by the SEC at least two (2) business days prior to such declaration.

              h.    Conduct of Business.  Except as expressly contemplated by this Agreement, during the period from the date of this Agreement to the Effective Date, the
                    Parent shall, and the Parent shall cause each of its subsidiaries to, conduct its business in the ordinary course and consistent with past practice.

         4.3  Covenants of the Subsidiary.  The Subsidiary agrees that prior to the Effective Date:

              a.    No Business.  The Subsidiary will not engage in any business activities or enter into any transaction whatsoever except such as are related to this
                    Agreement and the performance of its obligations hereunder.

              b.    Access.  Until the Effective Date or until the abandonment of the Merger as permitted by this Agreement, the Subsidiary will give to the Company and its representatives full access during normal business hours and upon reasonable notice, to all of the properties, books, contracts, documents and records of it and will furnish to the Company such financial and other information concerning the Subsidiary as the Company and its representatives may from time to time reasonably request.

              c.    Action in Furtherance of Merger.  The Subsidiary shall use commercially reasonable efforts to obtain such consents and authorizations of third parties, to make such filings, and to give such notices to third parties, which may be necessary or reasonably required on the part of the Subsidiary in order to effect, or in connection with, the transactions contemplated by this
                    Agreement.

         4.4  Covenants of the Company and the Parent.

                a.  Registration Statement.  The Company shall cooperate with the Parent in the preparation by the Parent of, and the Parent shall file with the SEC on
                    Form S-4 and shall use commercially reasonable efforts to cause to become effective, a registration statement under the 1933 Act, covering the shares of Parent Common Stock to be delivered pursuant to this Agreement (the
                    "Registration Statement").  The Parent shall use commercially reasonable efforts to qualify such securities, if required, under applicable state securities laws and to cause the shares of Parent Common Stock which are to be delivered pursuant to this Agreement to be listed on the NYSE.  The
                    Prospectus/Proxy Statement shall include the prospectus which forms a part of the Registration Statement.  The obligations of the Company pursuant to this Section 4.4 shall be limited to providing the information required by items 17 and 18 of Form S-4, and the expense of providing such information shall be borne by the Company.  The Company and the Parent hereby agree that, with respect to the information to be furnished by each of them in writing specifically for inclusion in the Registration Statement, none of such information will be false or misleading with respect to any material fact or will omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

              b.    Public Announcements.  So long as this Agreement is in effect, neither the
                    Parent nor the Company shall, nor any of their affiliates shall, issue or cause the publication of any press release or any other announcement with respect to the Merger or the transactions contemplated by this Agreement without the consent of the other party as to the nature, contents and dissemination thereof, in which case the party proposing such publication will deliver a copy of such release or announcement to the Company along with its request for consent.

5.       CONDITIONS TO CLOSING; ABANDONMENT AND TERMINATION.

         5.1  Conditions to the Company's Closing and Its Right to Abandon.  The Company shall
              (x) not be required to close the Merger if any of the following shall not be true or shall not have occurred or shall not have been waived in writing by the Company at the Closing and (y) have the right to abandon the Merger and terminate this
              Agreement if any of the following shall not be true or shall not have occurred, or shall not have been waived in writing by the Company, as the case may be, by
              5:01 p.m., Eastern Standard Time, on February 28, 1996.

              a.    Material Adverse Effect.  No event or circumstance shall have occurred which has, or is reasonably expected to have, a material adverse effect on the business, assets, financial condition or results of operation of the Parent and its subsidiaries, taken as a whole, including, without limitation, any material adverse effect caused by any of the following:

               i.   The failure of the representations and warranties of the Parent and the Subsidiary herein contained to be true and correct in all respects on and as of the Effective Date with the same force and effect as though made on and as of the Effective Date except as affected by transactions specifically contemplated by this Agreement;

               ii.  The failure of either the Parent or the Subsidiary to have performed all its obligations and agreements and complied with all covenants contained in this Agreement to be performed and complied with by it on or prior to the Effective Date; and

               iii. The execution, delivery and performance by the Parent of this
                    Agreement and the consummation of the Merger having, directly or indirectly, resulted in a breach of, constituted an event of default under or resulted in the acceleration of, with or without the giving of notice, lapse of time, or both, an obligation under any agreement of the Parent.

          b.   No Material Adverse Change.  Between June 30, 1995 and the Effective Date,
               there shall have been no material adverse change in the business, assets, financial condition or results of operation of the Parent and its subsidiaries taken as a whole.

          c.   Officer's Certificate.  The Company shall have received a certificate of the
               Chairman of the Board, the President or any Vice-President of each of the
               Parent and the Subsidiary, dated the Effective Date, certifying as to the absence of any of the matters mentioned in Sections 5.1(a) (Material
               Adverse Effect) and (b) (Material Adverse Change).

          d.   Opinion of Counsel.  Buchanan Ingersoll Professional Corporation, special counsel to the Parent and the Subsidiary, shall deliver to the Company its opinion, dated the Effective Date and delivered immediately prior to the
               Effective Time substantially in the form and substance of Exhibit G attached hereto.

          e.   Consents.  Except to the extent such consents are not required at the
               Effective Date:   (A) the Parent shall have received the consents or
               exemptions or made the filings, as the case may be, which are referred to in
               Section 3.2(g) (Government and Other Consents, etc.) hereof; and (B) all notification and report forms required to be filed on behalf of the parties to this Agreement with the Federal Trade Commission and the Department of
               Justice under the HSR Act and rules thereunder shall have been filed, and the waiting period required to expire under the HSR Act and rules thereunder, including any extension thereof, shall have expired or early termination of the waiting period shall have been granted.

          f.   Effectiveness.  The Registration Statement shall have become effective under the 1933 Act and shall not be the subject of any stop order or proceeding seeking a stop order.

          g.   Listing.  The Parent Common Stock to be issued in the Merger shall have been approved for listing on the NYSE upon notice of issuance.

          h.   Consummation of Transactions under Agreement for Business Combination and Plan of Reorganization.  The transactions contemplated by the Agreement for
               Business Combination and the Plan of Reorganization shall have been consummated in accordance with the terms of the Agreement for Business
               Combination and the Plan of Reorganization and all agreements attached to the Agreement for Business Combination and Plan of Reorganization as
               Exhibits which require execution and delivery shall have been executed and delivered on the Effective Date prior to the Effective Time, other than as a result of a failure by the Company to use commercially reasonable efforts to consummate such transactions or to execute and deliver, or cause to be executed and delivered, such agreements.

          i.   No Legal Restraints.  No temporary restraining order, preliminary or permanent injunction or other order issued by a court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect.

     5.2  Conditions to the Parent's and the Subsidiary's Closing and Right of the Parent and
          the Subsidiary to Abandon.  The Parent and the Subsidiary shall (x) not be required to close the Merger if any of the following shall not be true or shall not have occurred or shall not have been waived in writing by the Parent at the Closing and
          (y) have the right to abandon the Merger and terminate this Agreement if any of the following shall not be true or shall not have occurred, or shall not have been waived in writing by the Parent, as the case may be, by 5:01 p.m., eastern standard time, on February 28, 1996:

     a.   Material Adverse Effect.  No event or circumstance shall have occurred which has, or is reasonably expected to have, a material adverse effect on the business, assets, financial condition or results of operation of the Pharmaceutical Group, taken as a whole, including, without limitation, any material adverse effect caused by any of the following:

          i.   The failure of the representations and warranties of the Company herein contained to be true and correct in all respects on and as of the Effective
               Date with the same force and effect as though made on and as of the
               Effective Date, except as affected by transactions specifically contemplated by the Agreement for Business Combination or Plan of Reorganization;

          ii.  The failure of the Disclosure Schedules, as amended immediately prior to, but on the same day as, the Merger on the Effective Date for events or transactions occurring after the date of this Agreement, to be true and correct in all respects on and as of the Effective Date with the same force and effect as though made on and as of the Effective Date;

          iii. The disclosure by any amendment to the Disclosure Schedules of the existence of any adverse change in the business, assets, financial condition or the results of operation of the Pharmaceutical Group, taken as a whole;

          iv.  The failure of the Company to have performed all its obligations and agreements and complied with all covenants contained in this Agreement to be performed and complied with by it on or prior to the Effective Date; and

          v.   The execution, delivery and performance by the Company of this Agreement and the consummation of the Merger having, directly or indirectly, resulted in a breach of, constituted an event of default under or resulted in the acceleration of, with or without the giving of notice, lapse of time, or both, an obligation under any agreement of the Company.

          b.   No Material Adverse Change.  Between August 31, 1995 and the Effective
               Date, there shall have been no material adverse change in the business, assets, financial condition or results of operation of the Pharmaceutical
               Group taken as a whole except for those changes arising from the transactions contemplated by the Agreement for Business Combination and the Plan of Reorganization.

          c.   Officer's Certificate.  The Parent and the Subsidiary shall have received a certificate of the Chairman of the Board, the President or any Vice-President
               of the Company, dated the Effective Date, certifying as to:

               i.   the absence of any of the matters mentioned in Sections
                    5.2(a)(Material Adverse Effect) and (b) (Material Adverse Change);

               ii.  the number of shares of the Special Preferred Stock of the Company issued and outstanding and the number of shares of Company
                    Preferred Stock issued and outstanding;

               iii. the number of Outstanding Shares of Company Common Stock;

               iv.  the information relating to the Pharmaceutical Group supplied by the
                    Company in writing specifically for inclusion in the Registration
                    Statement; and

               v. the adoption of resolutions by the Board of Directors of the Company adopting the Plan of Reorganization in the form of Exhibit B attached hereto.

          d.   Opinion of Counsel.  Rivkin, Radler & Kremer, counsel to the Company, shall deliver to the Parent its opinion dated the Effective Date and delivered immediately prior to the Effective Time, substantially in the form and substance of Exhibit H attached hereto.

          e.   Consents.  Except to the extent such consents are not required at the
               Effective Date:  (A) the Parent shall have received the consents or exemptions, or made the filings, as the case may be, which are referred to in Section 3.2(g) (Government and Other Consents, etc.) hereof other than as a result of a failure by the Parent to use commercially reasonable efforts to obtain such consents or exemptions or make such filings; (B) all notification and report forms required to be filed on behalf of the parties to this Agreement with the Federal Trade Commission and the Department of
               Justice under the HSR Act and rules thereunder shall have been filed, and the waiting period required to expire under the HSR Act and rules thereunder, including any extension thereof, shall have expired or early termination of the waiting period shall have been granted; (C) the Company shall have received the consents or exemptions, or made the filings, as the case may be, which are referred to in Section 3.2(f) (Government and Other
               Consents, etc.) and shall have received such consents, if any, as may be required with respect to the Pharmaceutical Group as provided in the Plan of
               Reorganization.

          f.   Rule 145.  The Company shall have delivered to the Parent an opinion of
               Rivkin, Radler & Kremer, in form and substance satisfactory to the Parent, specifying the persons who in the judgment of such counsel, based on a reasonable investigation, may be deemed to be Affiliates.

          g.   Effectiveness.  The Registration Statement shall have become effective under the 1933 Act and shall not be the subject of any stop order or proceeding seeking a stop order other than as a result of a failure by the Parent to use commercially reasonable efforts to cause the Registration Statement to become effective.

          h.   Reconciliation of the Intercompany Account.  The Company shall have delivered the reconciliation of the Inter-Company Account described in
               Section 4.1(g)(ii).

          i.   TC Stockholders' Agreement.  That certain Agreement, dated March 1, 1962, as amended, by and among the Company and all of the holders of the
               Company Common Stock who are parties thereto or who are bound by the provisions thereof shall have been terminated and shall be of no further force and effect.

          j.   UDL-IL Stockholders' Agreement.  That certain Agreement Among Stockholders by and among Michael K. Reicher, Hermann Schloegl, the Company and
               UDL-IL, dated February 19, 1982 shall have been terminated and shall be of no further force and effect.

          k.   Consummation of Transactions Under Agreement for Business Combination and Plan
               of Reorganization.  The transactions contemplated by the Agreement for
               Business Combination and the Plan of Reorganization required to be consummated on or before the Effective Date shall have been consummated in accordance with the terms of the Agreement for Business Combination and the Plan of Reorganization and all agreements attached to the
               Agreement for Business Combination and the Plan of Reorganization as
               Exhibits which require execution and delivery shall have been executed and delivered on the Effective Date prior to the Effective Time, other than as a result of a failure by the Parent to use commercially reasonable efforts to consummate such transactions or to execute and deliver, or cause to be executed and delivered, such agreements.  The Plan of Reorganization and the exhibits attached to each shall not have been amended without the prior written consent of the Parent except when such consent has been unreasonably withheld.

          l.   UDL-IL Minority Stock Interest.  The Company shall have acquired the stock of
               UDL-IL held by Michael K. Reicher and the Company shall be the owner of all of the issued and outstanding capital stock of UDL-IL.

          m.   Exercise of Options.  All of the outstanding options to acquire shares of
               Company Common Stock shall have been fully exercised or cancelled and the appropriate number of shares of Company Common Stock shall have been issued with respect to such exercise.

          n.   Listing.  The Parent Common Stock to be issued in the Merger shall have been approved for listing on the NYSE upon notice of issuance, other than as a result of a failure by the Parent to use commercially reasonable efforts to obtain approval for such listing.

          o.   Indemnification Agreement.  Newco and the Company shall have executed and delivered the Indemnification Agreement in the form attached as Exhibit 5 to the Agreement for Business Combination.

          p.   Financial Statements.  The Parent shall have received consolidated and consolidating balance sheets of the Company and its subsidiaries and of UDL-IL and UDL-FL for the fiscal year ended October 31, 1995 and the related consolidated and consolidating statements of operations, stockholders' equity and cash flows for the year then ended, including footnotes thereto.  Such consolidate financial statements of the Company shall have been audited by KPMG, independent certified public accountants, and such firm shall have issued thereon an auditor's report without qualification.

          q.   No Legal Restraints.  No temporary restraining order, preliminary or permanent injunction or other order issued by a court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect.

          r.   Reicher Employment Agreement.  That certain Employment Agreement, dated
               February 19, 1982, by and between Michael K. Reicher and UDL-IL shall have been terminated and be of no further force and effect.

          s.   Outstanding Shares of Special Preferred Stock.  No shares of the Special Preferred
               Stock of the Company shall be issued or outstanding.

6.   ADDITIONAL TERMS OF ABANDONMENT.

     6.1  Terms of Abandonment.  In addition to the provisions of Article 5 hereof, the
          Merger may be abandoned and this Agreement may be terminated on or before 5:01
          p.m., eastern standard time, on February 28, 1996:

          a.   Mutual Agreement.  By mutual agreement of the Boards of Directors of the
               Parent, the Subsidiary and the Company pursuant to resolutions adopted by such Boards, notwithstanding any prior adoption of this Agreement or approval of the Merger by the respective stockholders of the Subsidiary or the Company.

          b.   Violation of Order.  By either the Parent or the Subsidiary on the one hand, or the Company, on the other, if consummation of the Merger would violate any preliminary injunction or restraining order or final, nonappealable order, decree, injunction, restraining order or judgment of any United States court or other tribunal of competent jurisdiction.

     6.2  Termination of Agreement.  The Merger shall be abandoned and this Agreement shall be automatically terminated at 5:01 p.m., eastern standard time, on
          February 28, 1996, or such later date as the Board of Directors of the Parent, the
          Subsidiary and the Company may mutually agree pursuant to resolutions adopted by such Boards.

     6.3  Effect of Abandonment or Termination.  If the Merger is abandoned and this
          Agreement is terminated as provided in Section 6.1 (Terms of Abandonment),
          Section 6.2 (Termination of Agreement) or in Article 5 of this Agreement, this
          Agreement (except Section 4.1(c)(ii) (Access and Information), Section 4.2(c)(ii)
          (Access and Information), Article 7 (Expenses) Section 8.11 (Indemnification by the
          Company) and Section 8.12 (Indemnification by the Parent) shall forthwith become wholly void and of no effect, and none of the parties shall have any liability on account of any provision hereof which does not expressly survive the termination of this Agreement on the part of any party hereto or their respective officers or directors (other than for the payment of expenses pursuant to Section 7.2 or 7.3 hereof).  The parties shall continue to be liable for the performance of those provisions which survive the termination of this Agreement.

7.   EXPENSES.

     7.1  Costs and Expenses.  Except as set forth in Sections 7.2 and 7.3, whether or not the Merger is consummated, all costs and expenses incurred in connection with this
          Agreement and the transactions contemplated hereby shall be paid by the party incurring such expense, and, in connection therewith, each of the Parent and the
          Company shall pay, with its own funds, any and all property or transfer taxes imposed on such party, except that expenses incurred in connection with the typesetting, printing or photocopying and mailing the Prospectus/Proxy Statement to the holders of Company Preferred Stock and Company Common Stock shall be shared equally by the Parent and the Company; provided, however, the share of such expenses to be paid by the Company shall not exceed Ten Thousand Dollars
          ($10,000).

     7.2  Termination Pursuant to Section 5.2 Generally.  In the event that the Parent shall terminate this Agreement pursuant to any provision of Section 5.2 (other than pursuant to Section 5.2(e) with respect to consents or filings of the Parent,  Section
          5.2(g) with respect to the effectiveness of the Registration Statement,
          Section 5.2(n) with respect to the approval of the listing of the Parent Common
          Stock on the NYSE or Section 5.2(q) with respect to legal restraints), then the
          Company shall, within three business days following notification (provided such notification is delivered after February 28, 1996 and on or prior to March 31, 1996)
          by the Parent to the Company of the amount of such costs and expenses, reimburse the Parent for all filing fees incurred by the Parent, all typesetting, printing, photocopying and mailing expenses of the Prospectus/Proxy Statement and
          Registration Statement incurred by the Parent, and for all actual out-of-pocket legal and accounting fees and expenses incurred by the Parent in connection with the transactions contemplated by this Agreement.

     7.3  Termination Pursuant to Section 5.1 Generally.  In the event that the Company shall terminate this Agreement pursuant to Section 5.1 (other than pursuant to Section
          5.1(e) with respect to consents or filings of the Company, Section 5.1(f) with respect to the effectiveness of the Registration Statement, Section 5.1(g) with respect to the approval of the listing of the Parent Common Stock on the NYSE or
          Section 5.1(i) with respect to legal restraints), then the Parent shall, within three business days following notification (provided such notification is delivered after
          February 28, 1996 and on or prior to March 31, 1996) by the Company to the
          Parent of the amount of any such fees or expenses, reimburse the Company for all filing fees incurred by the Company, all typesetting, printing, photocopying and mailing expenses of the Prospectus/Proxy Statement incurred by the Company, and for all actual out-of-pocket legal and accounting fees and expenses incurred by the
          Company in connection with the transactions contemplated by this Agreement.

8.   MISCELLANEOUS.

     8.1  Certification of the Company's Stockholder Votes, etc.  Prior to the Effective Date,
          the Company shall deliver to the Parent and the Subsidiary a certificate of its
          Secretary or Assistant Secretary setting forth (a) the number of shares of its capital stock outstanding and entitled to vote on the adoption of this Agreement and the approval of the Merger, (b) the total number of votes eligible to be cast by each class of such capital stock entitled to vote, and (c) the number of votes cast by each class of capital stock in favor of or against this Agreement and the approval of the Merger.

     8.2  Certification of the Parent's Stockholder Votes, etc.  Prior to the Effective Date, the
          Parent shall deliver to the Company and the Subsidiary a certificate of its Secretary or Assistant Secretary setting forth that the Parent, in its capacity as sole stockholder of the Subsidiary, has adopted this Agreement and approved the Merger in accordance with the Delaware General Corporation Law.

     8.3  Termination of Covenants, Representations and Warranties.  The respective covenants, representations and warranties of the parties hereto contained in
          Articles 3 and 4 hereof and in the Disclosure Schedules, shall expire and be terminated and extinguished upon the effectiveness of the Merger, and none of the parties hereto shall thereafter be under any liability whatsoever with respect to such covenants, representations, and warranties.  This Section 8.3 shall have no effect upon any other obligations hereunder of any of the parties hereto whether to be performed before or after the effectiveness of the Merger.

     8.4  Certain Tax Matters.

          a.   The Parent hereby represents, warrants to, and covenants with the
               Company that until the third anniversary of the Effective Date, the Parent will not dispose of any capital stock of the Surviving Corporation by sale, exchange or transfer, distribution to shareholders or otherwise (including, without limitation, transfers to any subsidiary of the Parent);

          b.   The Parent hereby represents, warrants to, and covenants with the
               Company that until the third anniversary of the Effective Date, the Parent shall not cause or permit the Surviving Corporation or any member of the
               Pharmaceutical Group to:

               i.   Cease operations;

               ii.  Make a material disposition of any of its existing assets by means of a sale, exchange or transfer, distribution to shareholders or otherwise (including, without limitation, transfers from the Surviving
                    Corporation to UDL-IL, UDL-FL, AP or PD or transfers from UDL-IL,
                    UDL-FL, AP or PD to the Surviving Corporation, the Parent or any
                    subsidiary of the Parent);

               iii. Dispose of any capital stock of any member of the Pharmaceutical
                    Group by sale, exchange or transfer, distribution to shareholders or otherwise (including, without limitation, transfers from the Surviving
                    Corporation to the Parent or any subsidiary of the Parent);

               iv.  Liquidate or merge with any other corporation (including the Parent or a subsidiary of the Parent); or

               v.   In the case of the Surviving Corporation only, cease to engage in the active conduct of a trade or business within the meaning of
                    Section 355(b((2).

               Except as expressly restricted pursuant to the foregoing provisions of this
          Section 8.4, the Parent, the Surviving Corporation and the members of the
          Pharmaceutical Group shall be free to conduct business and to enter into any transactions which they deem appropriate.

          c.   In the event the Parent desires to take any of the actions described in
               Section 8.4(a) or in the event the Parent desires to cause or permit the
               Surviving Corporation or any member of the Pharmaceutical Group to take any of the actions described in Section 8.4(b), the Parent shall first deliver to Newco an opinion of counsel to the Parent, addressed to the Parent and those persons or entities who were holders of Company Preferred Stock and
               Company Common Stock immediately prior to the Effective Time, which opinion shall be reasonably satisfactory to the Stockholders Representative, or a favorable ruling letter from the appropriate taxing authority, reasonably satisfactory to the Stockholders Representative, that such actions would not adversely affect the tax consequences of the transactions described in the
               Plan of Reorganization to the Surviving Corporation or the holders of
               Company Preferred Stock or Company Common Stock, or adversely affect the tax consequences of the Merger to the Surviving Corporation or the
               holders of Company Preferred Stock or Company Common Stock.  The
               Parent has no present intention to take or permit any such action.

          d.   The Company hereby acknowledges and agrees that neither the Parent nor the Surviving Corporation shall have any liability to the holders of Company
               Preferred Stock or Company Common Stock with respect to the tax consequences resulting from the transactions described in the Agreement for
               Business Combination, the Plan of Reorganization or this Agreement, except for corporate taxes imposed upon such holders on account of transferee liability, if any, resulting from the Corporation's distribution to such holders of the shares of capital stock of Newco under the Plan of Reorganization.

          e.   The Parent and the Company hereby agree that neither of them, nor MLI, shall have any right to terminate this Agreement or abandon the Merger on account of an unfavorable ruling, or preliminary indication of unfavorable ruling, upon any formal or informal ruling request to the Internal Revenue
               Service made by the Company after the date hereof with respect to the transactions contemplated by the Plan of Reorganization.

     8.5  Execution in Counterparts.  For the convenience of the parties, this Agreement and any amendments, supplements, waivers and modifications may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

     8.6  Waivers and Amendments.  Prior to the Effective Date, this Agreement may be amended, modified and supplemented in writing signed by all the parties hereto and any failure of any of the parties hereto to comply with any of its obligations, agreements or conditions as set forth herein may be expressly waived in writing by the other parties hereto.

     8.7  Confidentiality.  The Company and the Parent agree that the Confidentiality
          Agreement between them dated May 3, 1995 is terminated effective on the date of this Agreement and shall be of no further force or effect.

     8.8  Schedules.  The Disclosure Schedules referred to in this Agreement shall not be attached hereto but shall be in the form executed and delivered to the Parent by the
          Company with respect to each member of the Pharmaceutical Group.

     8.9  Payments to Dissenting Stockholders.  The Surviving Corporation will pay to any dissenting stockholders of the Company the amount, if any, to which they may be entitled under the provisions of the Delaware General Corporation Law, such payment to be made from the sale of shares of Parent Common Stock pursuant to the terms of an escrow arrangement to be established for such purpose pursuant to a letter agreement dated the date hereof between the Parent, the Company and the
          Stockholders Representative.

     8.10 Indemnification by the Company.  Whether or not the Merger is consummated pursuant to the terms of this Agreement, as it may be amended, modified or supplemented, the Company shall indemnify, defend and hold harmless to the fullest extent permitted under applicable law the Parent, each person, if any, who controls the Parent within the meaning of Section 15 of the 1933 Act, each officer, director, employee, representative or agent of the Parent who now holds, or at any time prior to the Effective Date has held, such positions, and each and all of them, against any and all losses, claims, damages, or liabilities, joint or several (and to reimburse each such indemnified person for any legal or other costs or expenses reasonably incurred by such indemnified persons in connection with investigating or defending any such loss, claim, damage or liability, or action in respect thereof, provided the Company has received an undertaking from each such indemnified person to promptly return to, or reimburse, the Company for any costs or expenses paid by the Company in the event that ultimately it shall have been determined by a court of competent jurisdiction not subject to appeal that the indemnified person is not entitled to be indemnified under applicable law) to which they, or any of them (or any of their heirs, successors or assigns) may become subject under the 1933 Act, the
          Securities Exchange Act of 1934 or other federal or state statutory law or common law, caused by, or arising out of, any of the information (but not the information relating to the Parent, its subsidiaries, affiliates, officers or directors) relating to and provided in writing by the Company, the Company Subsidiaries, affiliates, officers or directors included in the Registration Statement and the Prospectus/Proxy
          Statement or in any amendment or supplement thereto (which information will be identified in a memorandum initialled by the parties hereto prior to the filing or mailing, as the case may be, of the Registration Statement or the Prospectus/Proxy
          Material or any such amendment or supplement) being false or misleading in any material respect, failing to state any facts necessary to make the statements therein not false or misleading in any material respect, or omitting to state any material fact required to be stated therein with respect to the Company, its subsidiaries, affiliates, officers or directors in light of the circumstances under which they were made.

     8.11 Indemnification by the Parent.  Whether or not the Merger is consummated pursuant to the terms of this Agreement, as it may be amended, modified or supplemented, the Parent shall indemnify, defend and hold harmless to the fullest extent permitted under applicable law the Company, each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act, each officer, director, employee, representative or agent of the Company who now holds, or at any time prior to the
          Effective Date has held, such positions, and each and all of them, against any and all losses, claims, damages or liabilities, joint or several (and to reimburse each such indemnified person for any legal or other costs or expenses reasonably incurred by such indemnified person in connection with investigating or defending any such loss, claim, damage or liability, or action in respect thereof, provided the Parent has received an undertaking from each such indemnified person to promptly return to, or reimburse, the Parent for any costs or expenses paid by the Parent in the event that ultimately it shall have been determined by a court of competent jurisdiction not subject to appeal that the indemnified person is not entitled to be indemnified under applicable law) to which they, or any of them (or any of their heirs, successors or assigns) may become subject under the 1933 Act, the Securities Exchange Act of
          1934 or other federal or state statutory law or common law, caused by, or arising out of, any of the information relating to and provided in writing by the Parent, its subsidiaries, affiliates, officers or directors (but not the information required by items 17 and 18 of Form S-4) included in the Registration Statement and the
          Prospectus/Proxy Statement or in any amendment or supplement thereto (which information will be identified in a memorandum initialled by the parties thereto prior to the filing or mailing, as the case may be, of the Registration Statement or the
          Prospectus/Proxy Statement or any such amendment or supplement) being false or misleading in any material respect, failing to state any facts necessary to make the statements therein not false or misleading in any material respect, or omitting to state any material fact required to be stated therein with respect to the Parent, its subsidiaries, affiliates, officers or directors in light of the circumstances under which they were made.

     8.12 Procedure.  A party claiming indemnification (the "Indemnified Party") will give prompt notice to the party liable for indemnification (the "Indemnifying Party") of any matters hereunder which may give rise to a claim for indemnification as promptly as practicable after it has actual knowledge of the facts which may give rise to such claim, and the Indemnified Party will specify in such notice, in reasonable detail, the relevant facts known to the Indemnified Party relating to such potential indemnification right.  The failure, however, of the Indemnified Party to give notice within a reasonable time as required under this Section 8.12 will not affect or otherwise waive the Indemnified Party's rights to be indemnified under, or to enforce an indemnification of such claim or any other claim pursuant to, the terms of this Agreement to its full extent, except that the Indemnified Party will not be permitted to recover from the Indemnifying Party the amount of any additional loss, liability or damage incurred by the Indemnified Party which would not reasonably have been incurred had notice been given in accordance with the provisions of this Section 8.12.  Failure by the Indemnified Party to give such notice will not diminish any rights to indemnity it may have other than under this
          Agreement.

     If the facts which give rise to any such potential indemnification claim involve any actual or threatened claim or demand by any third party against the Indemnified Party, the Indemnifying
Party will be entitled (without prejudice to the right of the Indemnified Party at its expense jointly to defend) to defend such claim (and jointly to prosecute any possible related claim by the Indemnified Party against any third party) at the Indemnifying Party's expense through counsel of the Indemnifying Party's own choosing, provided that the Indemnifying Party gives notice of its intention to do so to the Indemnified Party within fifteen days after receipt of the notice of claim. In all instances in which the Indemnifying Party chooses to defend claims against the Indemnified Party as provided hereunder, it is agreed that counsel for the
Indemnifying Party will act as lead counsel even if the Indemnified Party chooses to participate in said defense.  It is further agreed that whenever the Indemnifying Party chooses to defend a claim and the Indemnified Party chooses not to participate actively in such defense, the
Indemnified Party will nonetheless fully and actively cooperate with and assist the Indemnifying
Party in defending the matter by, among other things, assisting in the procurement of documentary evidence and witnesses and enforcing rights against third parties.

     No matter giving rise to a claim for indemnification under this Agreement will be settled by the Indemnifying Party without the prior written consent of the Indemnified Party, except when the settlement thereof involves only the payment of money for which the Indemnified Party is totally indemnified by the Indemnifying Party by virtue of payment made directly to a third party by the Indemnifying Party.  Promptly following a party's receipt of a firm settlement offer with respect to any such matter, such party will notify the other party of such offer, setting forth in such notification the terms of such offer and indicating the notifying party's view as to whether or not the offer should be accepted.  Any acceptance or rejection of a settlement offer on the part of the other party will be submitted to the notifying party within ten (10) days after the other party's receipt from the notifying party of the terms of such offer.  Failure of the other party to so advise the notifying party within said ten (10) days will constitute an acceptance of such settlement offer by the other party.

     8.13 Notices.  All notices, requests, demands and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given upon receipt when delivered by hand against receipt, telecopied (upon confirmation of receipt thereof) or mailed, certified or registered mail, return receipt requested, postage prepaid:

          To the Company:

               TC Manufacturing Co., Inc.
               1527 Lyons Street
               Evanston, Illinois  60201
               Attention:  President
               Telecopy:  (708) 866-8596

               with a copy to:

                    Keith R. Abrams, Esquire
                    Rivkin, Radler & Kremer
                    30 North LaSalle Street
                    Chicago, Illinois   60602-2507
                    Telecopy Number:  (312) 782-3112

          To the Parent or the Subsidiary:

               Mylan Laboratories Inc.
               781 Chestnut Ridge Road
               Morgantown, West Virginia  26505
               Attention:  Roderick P. Jackson,
                        Senior Vice President
               Telecopy:  (304) 599-7284

               With a copy to:

                    John R. Previs, Esq.
                    Buchanan Ingersoll Professional Corporation
                    Telecopy Number:  (412) 562-1041
                    20th Floor, One Oxford Centre
                    301 Grant Street
                    Pittsburgh, Pennsylvania  15219-1410

          or to such other address as specified in a notice given in like manner.


     8.14 Entire Agreement; No Third-Party Beneficiaries; Rights of Ownership.  This
          Agreement (including the Agreement for Business Combination, the Plan of
          Reorganization, the Distribution Agreement, the Indemnification Agreement and the
          documents and the instruments referred to herein and therein) (a) constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and thereof, and (b) is not intended to confer upon any person other than the parties hereto or thereto any rights or remedies hereunder or thereunder.

     8.15 Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to any applicable conflicts of law.

     8.16 No Remedy in Certain Circumstances.  Each party agrees that, should any court or other competent authority hold any provision of this Agreement or part hereof to be null, void or unenforceable, or order any party to take any action inconsistent herewith or not to take any action required herein, the other party shall not be entitled to specific performance of such provision or part hereof or to damages for a breach hereof resulting from such holding or order.

     8.17 Closing.  After all conditions hereunder have been satisfied (other than those which have been expressly waived), the closing on the Merger (the "Closing") shall occur at the offices of Buchanan Ingersoll Professional Corporation, Pittsburgh,
          Pennsylvania at which the documents to be delivered on the Effective Date as described in Article 5 shall be delivered by the respective parties.  The Closing shall be scheduled to occur on the fifth business day following the date called for the meeting of the Company's stockholders described in Section 1.4 hereof (the
          "Scheduled Closing Date").  The Closing shall occur on the Scheduled Closing Date unless, on such date, any party has a right not to close the Merger and refuses to close in which event the Closing shall be adjourned from business day to business day thereafter until the Closing occurs or until 5:01 p.m., eastern standard time, on
          February 28, 1996.

                   [Intentionally left blank.]





     IN WITNESS WHEREOF, this Agreement has been executed by each of the Constituent
Corporations and the Parent, all on the date first above written.

ATTEST:                         TC MANUFACTURING CO., INC.



By: /s/ Keith R. Abrams         By: /s/ Herbert L. Stern, Jr.

Name:   Keith R. Abrams         Name:   Herbert L. Stern, Jr.
Title:  Assistant Secretary     Title:  Chairman of the Executive Committee of
                                                          the Board of Directors




ATTEST:                         MLI ACQUISITION CORP.



By: /s/ Frank A. DeGeorge       By: /s/ Roderick P. Jackson
Name:   Frank A. DeGeorge       Name:   Roderick P. Jackson
Title:  Secretary                           Title:  Vice President



ATTEST:                         MYLAN LABORATORIES INC.




By: /s/ C.B. Todd                   By: /s/ Roderick P. Jackson
Name: C.B. Todd                     Name:   Roderick P. Jackson
Title: Senior Vice President     Title:  Senior Vice President





                                              ANNEX D
                             Terms for Appraisal Rights Trust Agreement



                         October 10, 1995

TC Manufacturing Co., Inc.
1527 Lyons Street
Evanston, IL 60201-3590

Mr. Herbert L. Stern, Jr. and Robert Feitler
Rivkin, Radler & Kremer
30 North LaSalle Street
Suite 4300
Chicago, Il 60602-2507

          Re: Trust for Dissenting Stockholders

Gentlemen:

     This letter is intended to outline the procedures to be followed in the event that any of the existing stockholders of TC Manufacturing Co., Inc. ("TC") elect to dissent from the plan for the conversion of their TC stockholdings (the "Conversion Plan") to shares of Mylan
Laboratories Inc. Stock (the "Parent Common Stock") as set forth in the Plan of Reorganization adopted by TC on October 10, 1995 (the "Plan of Reorganization") and in the Agreement and
Plan of Merger by and among TC, MLI Acquisition Corp. And Mylan Laboratories Inc.
("Parent") entered into October 10, 1995 (the "Merger Agreement").  Capitalized terms used in this letter without definition shall have the same meanings given them in the Merger
Agreement.

     Because the amounts due dissenting TC stockholders will not be ascertainable upon the
Effective Date of the contemplated merger, the precise number of required shares of Parent
Common Stock cannot be determined and delivered to existing stockholders of TC who do not dissent from the adoption of the Merger Agreement pursuant to the Conversion Plan (the
"Participating Stockholders").  In view of the foregoing, if any TC stockholders elect to dissent from the Conversion Plan and such stockholders shall have perfected their rights as dissenting stockholders in accordance with 262 of the Delaware General Corporation Law (the "DGCL")
and shall not have had their shares of TC and Parent shall create an agreement of trust (the
"Trust Agreement") which shall govern the procedures by which shares of Parent Common
Stock issued to the Participating Stockholders shall be deposited with the Trustee (as hereinafter defined) and held pending (a) settlement of the Dissenters' rights with respect to their TC stockholdings or (b) a formal determination of the value due to each of the Dissenters pursuant to 262 of the DGCL (the "Dissenter's Allocation").  The basic terms to be included in such Trust
Agreement shall be as follows:



     1.   Herbert L. Stern, Jr. and Robert Feitler shall be designated as the representative of the participating Stockholders (the "Stockholders Representative") pursuant to the authorization set forth in the Limited Power of Attorney as to be revised to conform with the provisions of this Letter Agreement and to be delivered to the
          Stockholders Representative by the Participating Stockholders holding more than one percent(1%) of the issued and outstanding common stock of TC as determined immediately before the Effective Time;

     2.   Parent shall deliver a number of shares of Parent Common Stock, issued to the
          Participating Stockholders, to a trustee mutually agreed upon by TC and Parent
          (The "Trustee") equal to 150% of that number of shares of Parent Common Stock to which the Dissenters would have otherwise been entitled pursuant to the
          Conversion Plan set forth in the Merger Agreement had the Dissenters not exercised their dissenters rights (the "Trust Shares").  Thereafter, the Parent shall
          be obligated to deliver to the Exchange Agent under the Merger Agreement only        that
          number of shares of Parent Common Stock as is equal to the difference between (a) the total number of shares of Parent Common Stock deliverable to the Exchange Agent under the Merger Agreement without regard to any trust for the benefit of the Dissenters; and (b) the number of Trust Shares;

     3.   The trustee shall hold the Trust Shares pending notice from the Stockholders
          Representative of an agreed settlement of a Dissenter's Allocation or formal determination of a Dissenter's Allocation pursuant to 262 of the Delaware
          DGCL;

     4.   Upon receipt of notice of the agreed settlement of formal determination of a
          Dissenter's Allocation, the Trustee shall sell that number of Trust Shares as may be required to realize sufficient cash proceeds to pay in full the Dissenter's
          Allocation;

     5.   While holding Trust Shares, the Trustee shall vote such shares as directed by the
          Stockholders Representative;

     6.   Parent shall pay of deliver all dividends and/or distributions with respect to the
          Trust Shares to the Trustee to be held and distributed for the benefit of the
          Participating Stockholders;

     7.   Stockholders Representative shall be responsible for representing TC and the
          Participating Stockholders in any and all negotiations, settlements and appraisal proceedings related to the determination of the Dissenter's Allocation, and all costs incurred in connection with such representation, negotiation, settlement and appraisal proceedings including, but not limited to, any costs incurred by
          Dissenters which the court rendering the determination of the Dissenter's
          Allocation may award to the Dissenters shall be charged to and payable from the proceeds realized on the sale of Trust Shares;

     8.   In the event the aggregate proceeds realized on the sale of Trust Shares plus dividends and/or distributions received in connection with such shares from and after the Effective Date (the "Trust Fund")proves insufficient to fully satisfy the
          Dissenter's Allocation, the trust expenses and the expenses incurred by the
          Stockholders Representative, the Stockholders Representative shall cause any amounts required in excess of the Trust Fund to be paid to the Dissenters, the
          Trustee or the persons, firms or entities providing services to the Stockholders
          Representative, as the case may be.  Stockholders Representative shall allocate all such excess payments among the Participating Stockholders and collect such excess payments from the Participating Stockholders all as set forth in the
          Indemnification and Contribution Agreement as revised to conform with the provisions of this Letter Agreement to be delivered to the Stockholders
          Representative by the Participating Stockholders;

     9.   If the aggregate value to the Trust Fund proves to be greater than the amounts necessary to fully satisfy the Dissenter's Allocation, the trust expenses and the expenses incurred by the Stockholders Representative, the Trustee shall--

          a.   Compute the number of Trust Shares deemed to be remaining in the trust after assuming that all sales of Trust Shares by the Trustee were made at a selling price of $19.89 per share;

          b.   deliver the lesser of the number of shares computed under subparagraph
               (a) of this paragraph 9 of the remaining Trust Shares held by the Trustee,
               To the Stockholders Representative for distribution pro rata among the
               Participating Stockholders;

          c.   deliver all cash dividends collected by the Trustee to the Stockholders
               Representative for distribution pro rata among the Participating
               Stockholders; and

          d.   Deliver to the Parent any remaining Trust Shares held by the Trustee.

     10.  The Trust Agreement shall contain the requisite provisions as required to comport with the safe harbor guidelines for taxpayers seeking favorable reorganization rulings with respect to escrow arrangements as set forth in Revenue Procedure
          84-42 as promulgated by the Internal Revenue Service.

     11.  Any amounts as may be reflected as a liability to TC in connection with the payment and satisfaction of the Dissenter's Allocation and expenses incurred incident or related thereto shall not be included as Other Liabilities for purposed of determining the Net Adjustment Amount and the Adjusted Exchange Ratio but
          shall be payable from the proceeds of sale of the Trust Shares and the contributions, if any, made by the Participating Stockholders in accordance with paragraph 8 of this letter agreement.







     Please indicate your acceptance of these terms by signing this letter where indicated
        below.

                              Very Truly yours,

                              /s/ Roderick P. Jackson

                              Roderick P. Jackson
                              Senior Vice President


AGREED TO AND ACCEPTED BY;

TC MANUFACTURING CO., INC.

By:
Name: Herbert L. Stern, Jr.
Title: Chairman of the Executive Committee
          Of the Board of Directors



Herbert L. Stern, Jr





Please indicate your acceptance of these terms by signing this letter where indicated
below
                              Very truly yours

                              MYLAN LABORATORIES INC.

                              By:
                                   Roderick P. Jackson, Senior Vice President



AGREED TO AND ACCEPTED BY:

TC MANUFACTURING CO., INC.



By: /s/ Herbert L. Stern, Jr.
     Herbert L. Stern, Jr., Chairman of
     the Executive Committee of the
     Board of Directors

/s/ Herbert L. Stern, Jr.
Herbert L. Stern, Jr.


                                             As Stockholders Representatives

/s/ Robert Feitler
Robert Feitler



PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.  Indemnification of Directors and Officers.
In accordance with the PBCL, Mylan's By-Laws provide that a director of Mylan shall not be personally liable for monetary damages for any action taken, or any failure to take any action, unless the director has breached or failed to perform the duties required under Pennsylvania law and the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness.

As permitted by PBCL, Mylan's By-Laws provide that directors and officers of Mylan are indemnified under certain circumstances for expenses, judgments, fines or settlements incurred in connection with suits and other legal proceedings.  The PBCL allows indemnification in cases where the person "acted in good faith and in a manner he reasonably believed to be in, or not opposed to the best interests of the corporation and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful."

Item 21.  Exhibits and Financial Statement Schedules.

(a)  Exhibits.  The following is a list of Exhibits filed as part of this Registration Statement.

Exhibit No.                                                     Reference
----------------                                          ----------------------
2(a)    Agreement and Plan of Merger dated October 10,      Previously Filed
        1995, by and among Mylan, MLI Acquisition
        Corp. and TC (attached as Annex C to the Proxy
        Statement/Prospectus included in this
        Registration Statement)


2(b)    Agreement for Business Combination                  Previously Filed

2(c)    Plan of Reorganization                              Previously Filed

2(d)    Indemnification Agreement                           Previously Filed

3(a)    Amended and Restated Articles of               Incorporated herin by
        Incorporation, as amended, of Mylan            reference to Exhibit 3(a)
                                                       to Mylan's Form 10-Q, for
                                                 the quarter ended June 30, 1992

3(b)    By-Laws, as amended, of Mylan                  Incorporated herein by
                                                       reference to Exhibit 3(b)
                                                       to Mylan's Form 10-Q for
                                                       the quarter ended
                                                       June 30, 1992

5       Opinion of Buchanan Ingersoll regarding            Previously Filed
        the legality of the securities being
        registered

8       Opinion of Fagel & Haber regarding the tax         Filed herein
        consequences of the Reorganization and the
        Merger (attached as Annex A to the Proxy
        Statement/Prospectus included in the
        Registration Statement)

10(a)   Irrevocable Proxies                                Previously Filed

23(a)   Consent of Deloitte & Touche LLP                   Filed herewith

23(b)   Consent of KPMG Peat Marwick LLP                   Filed herewith

23(d)   Consent of Buchanan Ingersoll Professional         Previously Filed
        Corporation (included in their Opinion
        filed in Exhibit 5)
23(d)   Consent of Fagel & Haber                           Filed herewith

                                      C-1

24      Power of Attorney (appearing on signature page)    Previously Filed

99.1    TC Letter to Stockholders                          Previously Filed

99.2    TC Notice of Special Meeting of Stockholders       Previously Filed

99.3    TC Form of Proxy for Common Stock                  Previously Filed

99.4    TC Form of Proxy for Preferred Stock               Previously Filed


Item 22.  Undertakings

(a)  The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section
13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such Securities at that time shall be deemed to be the initial bona fide offering thereof.

(b)  The undersigned Registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

(c)  The Registrant undertakes that every prospectus (i) that is filed pursuant to paragraph (b)
immediately preceding, or (ii) that purports to meet the requirements of Section 10(a) (3) of the
Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as part of an amendment to the Registration Statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities
Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such Securities at that time shall be deemed to be the initial bona fide offering thereof.

(d)  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the
Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(e)  The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the Proxy Statement/Prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form,
within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means.  This includes information contained in documents filed subsequent to the effective date of the Registration
Statement through the date of responding to the request.

(f)  The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

(g)  The undersigned Registrant hereby undertakes:

(1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)  To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to
Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20%
change in the maximum aggregate offering price set forth in the "Calculation of Registration
Fee" table in the effective registration statement.

(iii)     To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                 SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this
Pre-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, on January __, 1996.

                                             MYLAN LABORATORIES INC.
                                             (REGISTRANT)

                                             By:/s/ Roderick P. Jackson

     Name:     Roderick P. Jackson
     Title:    Senior Vice President


Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated on January __, 1996.


              Signatures                             Title
             -----------                            -------
                *
------------------------------------
Milan Puskar (As Chief Executive and         Chairman, Chief Executive Officer,
              Financial Officer)             President, Director

                *
------------------------------------
C.B. Todd                                    Senior Vice President and Director

                *
------------------------------------
Dana G. Barnett                              Executive Vice President and
                                             Director

                *
-----------------------------------
Robert W. Smiley                             Secretary and Director

                *
-----------------------------------
Laurence S. DeLynn                           Director

                *
-----------------------------------
Richard A. Graciano                          Director

                *
-----------------------------------
John C. Gaisford, M.D.                       Director



                *
-----------------------------------
Frank A. DeGeorge (as Chief Accounting       Director of Corporate Finance
                   Officer)



By:______________________________
     Roderick P. Jackson, Attorney in Fact

                                                     Exhibt 23(a)




INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Pre-Effective Amendment No. 1 to Registration Statement No. 33-64925 of Mylan Laboratories Inc. on Form S-4 of our report dated April 28, 1995, appearing and incorporated by reference in the Annual Report on Form 10-K of Mylan Laboratories Inc. for the year ended March 31, 1995 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/Deloitte & Touche LLP


Pittsburgh, Pennsylvania
January 24, 1996

                                                    Exhibit 23(b)
                Consent of KPMG Peat Marwick LLP




The Board of Directors
TC Manufacturing Company, Inc.:



We consent to the inclusion of our report dated December 18, 1995, with respect to the consolidated balance sheets of TC Manufacturing Co., Inc. and subsidiaries as of October 31, 1995 and 1994, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended October 31, 1995, which report appears in the registration statement (No. 33-64925) on Form S-4 filed by Mylan Laboratories Inc. and to the reference to our firm under the heading "Experts" in the proxy statement/prospectus.


                                           /s/ KPMG Peat Marwick LLP



Chicago, Illinois
January 24, 1996

                                                                        Exhibit 23(d)


Fagel & Haber
ATTORNEYS AND COUNSELORS AT LAW                        Allen J. Fagel        Sheryl Cohen Allension
ESTABLISHED 1962                                       Joel A. Haber         William P. Andrews
140 South Dearborn Street, 14th Floor                  Floyd Babbitt         Christina Brotto
Chicago, IL 60603 * (312) 346-7500                     Alvin D. Meyers       Daniel G. Coman
Fax (312) 580-2201 * Cable NOFLAWLAW * Telex 754542    Dennis E. Quaid       Patrick J.Cullerton
                                                       Glen T. Keysor        John S. Delnero
                                                       Steven J. Teplinsky   Victor A. Des Laurier
Writer's Direct Dial No. (312) 580-2205                Walter D. Cupkovic    James M. Drake
                                                       Sherwin M. Lesk       Thomas B. Golz
January 24, 1996                                       John J. Cullerton     Scott C. Haugh
                                                       Richard H. Chapman    Stuart P. Krauskopf
                                                       Jason W. Levin        Lawrence T. Krulewich
                                                       Robert B. Chapman     Carole A. Morey
                                                       James R. Latta        Ilyse D. Murman
                                                       Howard M. Berrington  Laura A. O'Neill
                                                       Judith Joyce Shanahan Sara L. Thomas
                                                       Donald J. Vogel       William R. Thomas
                                                       Norton N. Gold        Douglas B. Wolk
                                                       James B. Gottlieb     Melinda Morris Zanoni
                                                       Gina M. Gentili        ---------------
                                                                             Of Counsel
Securities and Exchange Commission                                           Leonard R. Kofkin
450 5th Street N.W./Judiciary Plaza                                          Maynard B. Russell
Washington, DC 20549                                                         Martin M. Ruken


RE:  Registration/Proxy Statement Mylan Laboratories Inc.
(File No. 33-64925)

Ladies and Gentlemen:

Mylan Laboratories Inc., and TC Manufacturing Co., Inc., have our consent to include the name of Fagel & Haber in the prospectus contained in the Registration
Statemen t in such places as it appears, including in the section entitled "Certain Federal
Income Tax Consequences".

We further consent to the filing of our opinion regarding certain federal  income tax consequences with the United States Securities and Exchange Commission as
Exhibit 8 to the Registration Statement of Mylan Laboratories Inc. on Form S-4.

Sincerely,
Fagel & Haber

By: /s/ Robert B. Chapman
       Robert B. Chapman






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